As filed with the Securities and Exchange Commission on September 21, 1998
                                               REGISTRATION  NO. 333-63237
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------


                                   AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                 ---------------

                        PHILADELPHIA SUBURBAN CORPORATION
             (Exact name of registrant as specified in its charter)


     PENNSYLVANIA                   4941                      23-1702594
   (State or other            (Primary Standard            (I.R.S. Employer
   jurisdiction of                Industrial                Identification
   incorporation or             Classification                  Number)
     organization)               Code Number)


                             762 W. LANCASTER AVENUE
                               BRYN MAWR, PA 19010
                                 (610) 527-8000
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)


                                  ROY H. STAHL
                        PHILADELPHIA SUBURBAN CORPORATION
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                             762 W. LANCASTER AVENUE
                               BRYN MAWR, PA 19010
                                 (610) 527-8000
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                   Copies to:
                               ------------------

       N. JEFFREY KLAUDER, ESQ.             JOSEPH L. DELAFIELD, III, ESQ.
     MORGAN, LEWIS & BOCKIUS LLP             DRUMMOND WOODSUM & MACMAHON
        2000 ONE LOGAN SQUARE                   254 COMMERCIAL STREET
        PHILADELPHIA, PA 19103                     P.O. BOX 9781
            (215) 963-5694                       PORTLAND, ME 04104
                                                  (207) 772-1941

                               ------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective and all other conditions to the Merger, pursuant to the Merger Agreement described herein, have been satisfied or waived.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with the General Instruction G, check the following box: |_|

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------

                        PHILADELPHIA SUBURBAN CORPORATION
                             762 W. LANCASTER AVENUE
                               BRYN MAWR, PA 19010

                                 October 2, 1998
Dear Shareholder:

         You are cordially invited to attend the Special Meeting of Shareholders (the "Special Meeting") of Philadelphia Suburban Corporation ("PSC") which will be held on Monday, November 16, 1998 at 10:00 A.M. local time at the offices of PSC at 762 Lancaster Ave, Bryn Mawr, PA 19010.

         As described in the enclosed Joint Proxy Statement/Prospectus, at the Special Meeting, shareholders will be asked to act upon the following proposals (the "Proposals"):

1. Approval of the Amended and Restated Agreement and Plan of Merger, dated as of August 5, 1998 (the "Merger Agreement"), by and among PSC, Consumers Acquisition Company ("Acquisition") and Consumers Water Company ("Consumers"), providing for the merger of Consumers with and into Acquisition, a wholly-owned subsidiary of PSC (the "Merger"). Approval of the Merger Agreement is conditioned upon approval of the Amendment to the Articles of Incorporation.

2. Approval of an amendment to PSC's Articles of Incorporation increasing the authorized shares of PSC common stock, par value $.50 per share ("PSC Common Stock") from 40,000,000 to 100,000,000 (the "Amendment to the Articles of Incorporation").

3. Approval of an amendment to PSC's 1994 Equity Compensation Plan (the "Equity Compensation Plan") to increase from 1,900,000 to 2,900,000, the aggregate authorized shares of the PSC Common Stock that may be issued or transferred under the Equity Compensation Plan and to adopt certain other amendments to the terms of the Equity Compensation Plan necessary for the issuance of options to holders of options to purchase Consumers Common Stock pursuant to the Merger Agreement (the "Amendment to the Equity Compensation Plan").


         Pursuant to the Merger Agreement, upon consummation of the Merger, each share of common stock of Consumers, par value $1.00 per share ("Consumers Common Stock") will be converted into 1.459 (the "Exchange Ratio") shares of PSC Common Stock, unless the Exchange Ratio is adjusted as provided in the Merger Agreement, and each share of Consumers cumulative preferred stock, par value $100 per share ("Consumers Preferred Stock") will be converted into an amount of PSC Common Stock equal to 3.945 times the Exchange Ratio. The Exchange Ratio may be adjusted as follows: (i) if the product of 1.459 and the Calculation Price (as defined in the Merger Agreement) exceeds $32, then the Exchange Ratio will equal the number determined by dividing $32 by the Calculation Price; or (ii) if the product of 1.459 and the Calculation Price is less than $28, then during the three business day period commencing on the Determination Date (as defined in the Merger Agreement), PSC shall have the option of maintaining the Exchange Ratio at 1.459 or adjusting the Exchange Ratio to equal the number determined by dividing $28 by the Calculation Price. If PSC elects to adjust the Exchange Ratio, no termination will have occurred and the Merger Agreement will remain in effect in accordance with its terms (except as the Exchange Ratio will have been so modified). If PSC does not exercise such option, then Consumers has the option to accept the original Exchange Ratio or to terminate the Agreement. On September 18, 1998, the closing price of the PSC Common Stock was $27.13 and the Calculation Price (as defined) would have been $26.16. If the Merger had been consummated as of that date, the Exchange Ratio would have been adjusted pursuant to the Merger Agreement, and each share of Consumers Common Stock would have been converted into 1.223 shares of PSC Common Stock with an equivalent market value of $33.17 and each share of Consumers Preferred Stock would have been converted into 4.825 shares of PSC Common Stock with an equivalent market value of $130.87; the aggregate dollar value of all PSC Common Stock to be issued in the Merger would have been $300,272,763. The actual market value of the PSC Common Stock to be received in the Merger may be different due to changes in the market value of the PSC Common Stock and/or possible changes to the Exchange Ratio.


         THE BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER IS IN THE BEST INTEREST OF PSC AND ITS SHAREHOLDERS. IN ADDITION, THE BOARD OF DIRECTORS HAS RECEIVED THE OPINION OF ITS FINANCIAL ADVISER, SALOMON SMITH BARNEY AS OF JUNE 27, 1998 TO THE EFFECT THAT THE EXCHANGE RATIO, IS FAIR FROM A FINANCIAL POINT OF VIEW, TO PSC. ACCORDINGLY, THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AND RECOMMENDS THAT YOU VOTE AT THE SPECIAL MEETING IN FAVOR OF THE MERGER AGREEMENT.

         Only holders of PSC Common Stock of record at the close of business on September 18, 1998 are entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof.

         You are urged to read the enclosed Joint Proxy Statement/Prospectus, which provides you with a description of the Merger Agreement to be voted upon at the Special Meeting. Because of the significance of the proposed Merger to PSC, your participation in this meeting, in person or by proxy, is especially important. It is very important that your shares be represented at the Special Meeting. Whether or not you plan to attend the Special Meeting, you are urged to complete, date, sign and return the proxy card in the enclosed postage paid envelope. Your shares will be voted at the Special Meeting in accordance with your instructions. You can revoke the proxy at any time prior to voting and the giving of a proxy will not affect your right to vote in the event you attend the Special Meeting in person.

         Thank you and I look forward to seeing you at the Special Meeting.

                                           Sincerely,



                                           ____________________________________
                                           Nicholas DeBenedictis
                                           Chairman of the Board, President and
                                           Chief Executive Officer

                             CONSUMERS WATER COMPANY
                                THREE CANAL PLAZA
                              PORTLAND, MAINE 04101

October 2, 1998

Dear Shareholder:

         You are cordially invited to attend the Special Meeting of Shareholders (the "Special Meeting") of Consumers Water Company ("Consumers") which will be held on Monday, November 16, 1998 at 11:00 A.M. local time, at the Portland Regency Hotel, 20 Milk Street, Portland, Maine 04101.

         As described in the enclosed Joint Proxy Statement/Prospectus, at the Special Meeting, shareholders will be asked to approve the Amended and Restated Agreement and Plan of Merger, dated as of August 5, 1998 (the "Merger Agreement"), by and among Philadelphia Suburban Corporation ("PSC"), Consumers Acquisition Company ("Acquisition") and Consumers, providing for the merger of Consumers with and into Acquisition, a wholly-owned subsidiary of PSC (the "Merger").


         Pursuant to the Merger Agreement, upon consummation of the Merger, each share of common stock of Consumers, par value $1.00 per share ("Consumers Common Stock") will be converted into 1.459 (the "Exchange Ratio") shares of PSC Common Stock, unless the Exchange Ratio is adjusted as provided in the Merger Agreement, and each share of Consumers cumulative preferred stock, par value $100 per share ("Consumers Preferred Stock") will be converted into an amount of PSC Common Stock equal to 3.945 times the Exchange Ratio. The Exchange Ratio may be adjusted as follows: (i) if the product of 1.459 and the Calculation Price (as defined in the Merger Agreement) exceeds $32, then the Exchange Ratio will equal the number determined by dividing $32 by the Calculation Price; or (ii) if the product of 1.459 and the Calculation Price is less than $28, then during the three business day period commencing on the Determination Date (as defined in the Merger Agreement), PSC shall have the option of maintaining the Exchange Ratio at 1.459 or adjusting the Exchange Ratio to equal the number determined by dividing $28 by the Calculation Price. If PSC elects to adjust the Exchange Ratio, no termination will have occurred and the Merger Agreement will remain in effect in accordance with its terms (except as the Exchange Ratio will have been so modified). If PSC does not exercise such option, then Consumers has the option to accept the original Exchange Ratio or to terminate the Agreement. On September 18, 1998, the closing price of the PSC Common Stock was $27.13 and the Calculation Price (as defined) would have been $26.16. If the Merger had been consummated as of that date, the Exchange Ratio would have been adjusted pursuant to the Merger Agreement, and each share of Consumers Common Stock would have been converted into 1.223 shares of PSC Common Stock with an equivalent market value of $33.17 and each share of Consumers Preferred Stock would have been converted into 4.825 shares of PSC Common Stock with an equivalent market value of $130.87; the aggregate dollar value of all PSC Common Stock to be issued in the Merger would have been $300,272,763. The actual market value of the PSC Common Stock to be received in the Merger may be different due to changes in the market value of the PSC Common Stock and/or possible changes to the Exchange Ratio.


         THE BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER IS IN THE BEST INTEREST OF CONSUMERS AND ITS SHAREHOLDERS. IN ADDITION, THE BOARD OF DIRECTORS HAS RECEIVED THE OPINION OF ITS FINANCIAL ADVISER, SG BARR DEVLIN, AS OF AUGUST 5, 1998 TO THE EFFECT THAT THE CONSIDERATION TO BE OFFERED TO THE CONSUMERS SHAREHOLDERS IS FAIR FROM A FINANCIAL POINT OF VIEW TO THE HOLDERS OF CONSUMERS COMMON STOCK AND CONSUMERS PREFERRED STOCK. ACCORDINGLY, THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AND RECOMMENDS THAT YOU VOTE AT THE SPECIAL MEETING IN FAVOR OF THE MERGER AGREEMENT.

         Only holders of Consumers Common Stock and Consumers Preferred Stock of record at the close of business on September 18, 1998 are entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof.

         You are urged to read the enclosed Joint Proxy Statement/Prospectus, which provides you with a description of the Merger Agreement to be voted upon at the Special Meeting. Because of the significance of the proposed Merger to Consumers, your participation in this meeting, in person or by proxy, is especially important. It is very important that your shares be represented at the Special Meeting. Whether or not you plan to attend the Special Meeting, you are urged to complete, date, sign and return the proxy card in the enclosed postage paid envelope. Your shares will be voted at the Special Meeting in accordance with your instructions. You can revoke the proxy at any time prior to voting and the giving of a proxy will not affect your right to vote in the event you attend the Special Meeting in person.

         Thank you and I look forward to seeing you at the Special Meeting.

                                                        Sincerely,

                                                        _______________________
                                                        Peter L. Haynes
                                                        President and
                                                        Chief Executive Officer

                        PHILADELPHIA SUBURBAN CORPORATION
                             762 W. Lancaster Avenue
                               Bryn Mawr, PA 19010


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 16, 1998

         A Special Meeting of Shareholders (the "Special Meeting") of Philadelphia Suburban Corporation ("PSC") will be held on Monday, November 16, 1998 at 10:00 A.M. local time at PSC's offices at 762 W. Lancaster Avenue, Bryn Mawr, PA 19010 to consider the following matters:

         1. Approval of the Amended and Restated Agreement and Plan of Merger, dated as of August 5, 1998 (the "Merger Agreement"), by and among PSC, Consumers Acquisition Company ("Acquisition") and Consumers Water Company ("Consumers"), providing for the merger of Consumers with and into Acquisition, a wholly-owned subsidiary of PSC (the "Merger"). Approval of the Merger Agreement is conditioned upon approval of the Amendment to the Articles of Incorporation.

         2. Approval of an amendment to PSC's Articles of Incorporation increasing the authorized shares of PSC common stock, par value $.50 per share ("PSC Common Stock") from 40,000,000 to 100,000,000 (the "Amendment to the Articles of Incorporation").

         3. Approval of an amendment to PSC's 1994 Equity Compensation Plan (the "Equity Compensation Plan") to increase from 1,900,000 to 2,900,000, the aggregate authorized shares of the PSC Common Stock that may be issued or transferred under the Equity Compensation Plan and to adopt certain other amendments to the terms of the Equity Compensation Plan necessary for the issuance of options to holders of options to purchase Consumers Common Stock pursuant to the Merger Agreement (the "Amendment to the Equity Compensation Plan").

         4. Such other business as may properly be brought before the Special Meeting.

         The Board of Directors has fixed the close of business on September 18, 1998, as the record date for determining shareholders of PSC entitled to notice of and to vote at the Special Meeting and at any adjournments or postponements thereof. A list of shareholders entitled to notice of the meeting shall be available for inspection by any shareholder, during regular business hours, for a period of ten days prior to the meeting at the principal executive office of PSC and at the Special Meeting.

         You are cordially invited to attend the Special Meeting. Whether or not you plan to attend the Special Meeting, you are urged to complete, date, sign and return at your earliest convenience, in the envelope provided, the enclosed proxy card which is being solicited on behalf of PSC's Board of Directors. The proxy card shows the form in which your shares of PSC Common Stock are registered. Your signature must be in the same form. Your shares will be voted at the Special Meeting in accordance with your instructions. You can revoke the proxy at any time prior to voting and the giving of a proxy will not affect your right to vote in the event you attend the Special Meeting in person. We look forward to seeing you.

                                             By Order of the Board of Directors,





                                             ___________________________________
                                             Patricia M. Mycek, Secretary
                                             Bryn Mawr, Pennsylvania
                                             October 2, 1998

                             CONSUMERS WATER COMPANY
                                Three Canal Plaza
                              Portland, Maine 04101


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 16, 1998

         A Special Meeting of Shareholders (the "Special Meeting") of Consumers Water Company ("Consumers") will be held on Monday, November 16, 1998 at 11:00 A.M. local time, at the Portland Regency Hotel, 20 Milk Street, Portland, Maine, 04101 to consider and vote upon the following proposals:

         1. Approval of the Amended and Restated Agreement and Plan of Merger, dated as of August 5, 1998 (the "Merger Agreement"), by and among Philadelphia Suburban Corporation ("PSC"), Consumers Acquisition Company ("Acquisition") and Consumers, providing for the merger of Consumers with and into Acquisition, a wholly-owned subsidiary of PSC (the "Merger").

         2. Such other business as may properly be brought before the Special Meeting.

         The Board of Directors has fixed the close of business on September 18, 1998, as the record date for determining shareholders of Consumers entitled to notice of and to vote at the Special Meeting and at any adjournments or postponements thereof. A list of shareholders entitled to notice of the meeting shall be available for inspection by any shareholder, during regular business hours, for a period of ten days prior to the meeting at the principal executive office of Consumers and at the Special Meeting.


         PURSUANT TO SECTION 909 OF THE MAINE BUSINESS CORPORATION ACT (THE "MBCA"), EACH DISSENTING HOLDER OF CONSUMERS PREFERRED STOCK IS ENTITLED TO PAYMENT IN CASH OF THE VALUE OF THE SHARES HELD BY SUCH PREFERRED SHAREHOLDER IF SUCH PREFERRED SHAREHOLDER (A) FILES WITH OR MAILS TO CONSUMERS, AT OR PRIOR TO THE SPECIAL MEETING, A WRITTEN OBJECTION TO THE PROPOSED CORPORATE ACTION, (B) DOES NOT VOTE IN FAVOR OF THE MERGER AND (C) FILES WITH CONSUMERS A WRITTEN DEMAND FOR PAYMENT OF THE FAIR VALUE OF HIS OR HER PREFERRED SHARES WITHIN 15 DAYS AFTER THE DATE ON WHICH THE VOTE OF SHAREHOLDERS WAS TAKEN AS REQUIRED BY THE MBCA. ANY PREFERRED SHAREHOLDER FAILING TO COMPLY WITH THE PROVISIONS OF
(A), (B) AND (C) SHALL BE BOUND BY THE TERMS OF THE MERGER. ANY PREFERRED SHAREHOLDER MAKING SUCH OBJECTION AND DEMAND SHALL THEREAFTER BE ENTITLED ONLY TO RECEIVE THE FAIR VALUE OF HIS OR HER SHARES OF CONSUMERS PREFERRED STOCK, AS PROVIDED IN SECTION 909 OF THE MBCA AND SHALL NOT BE ENTITLED TO VOTE OR TO EXERCISE ANY OTHER RIGHTS OF A PREFERRED SHAREHOLDER. SEE "DISSENTERS' RIGHT OF APPRAISAL".


         You are cordially invited to attend the Special Meeting. Whether or not you plan to attend the Special Meeting, you are urged to complete, date, sign and return the enclosed proxy card in the envelope provided. The proxy card is being solicited on behalf of Consumers Board of Directors. The proxy card shows the form in which your shares of Consumers Common Stock and Consumers Preferred Stock are registered. Your signature must be in the same form. Your shares will be voted at the Special Meeting in accordance with your instructions. You can revoke the proxy at any time prior to voting and the giving of a proxy will not affect your right to vote in the event you attend the Special Meeting in person. We look forward to seeing you.


                                            By Order of the Board of Directors,


                                            ___________________________________
                                            Brian R. Mullany, Clerk
                                            Portland, Maine
                                            October 2, 1998

                        PHILADELPHIA SUBURBAN CORPORATION
                                       and
                             CONSUMERS WATER COMPANY
                              JOINT PROXY STATEMENT
                                  -------------
                        PHILADELPHIA SUBURBAN CORPORATION
                                   PROSPECTUS
                        13,281,000 SHARES OF COMMON STOCK


         This Joint Proxy Statement/Prospectus ("Joint Proxy Statement/Prospectus") is being furnished to shareholders of Philadelphia Suburban Corporation ("PSC") and Consumers Water Company ("Consumers") in connection with the solicitation of proxies by the Board of Directors of PSC from holders of PSC's outstanding shares of common stock, par value $0.50 per share (the "PSC Common Stock"), for use at a special meeting of shareholders of PSC (together with any adjournments or postponements thereof, the "PSC Special Meeting") and in connection with the solicitation of proxies by the Board of Directors of Consumers from holders of Consumers' outstanding shares of common stock, par value $1.00 per share (the "Consumers Common Stock") and Consumers' outstanding shares of cumulative preferred stock, series A, par value $100 per share ("Consumers Preferred Stock"), for use at a special meeting of shareholders of Consumers (together with any adjournments or postponements thereof, the "Consumers Special Meeting" and, together with the PSC Special Meeting, the "Shareholder Meetings").


         This Joint Proxy Statement/Prospectus relates to the proposed merger (the "Merger") of Consumers with and into Consumers Acquisition Company ("Acquisition"), a wholly-owned subsidiary of PSC, pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of August 5, 1998 (the "Merger Agreement"), by and among PSC, Acquisition and Consumers.


         Pursuant to the Merger Agreement, upon consummation of the Merger, each share of common stock of Consumers, par value $1.00 per share ("Consumers Common Stock") will be converted into 1.459 (the "Exchange Ratio") shares of PSC Common Stock, unless the Exchange Ratio is adjusted as provided in the Merger Agreement, and each share of Consumers cumulative preferred stock, par value $100 per share ("Consumers Preferred Stock") will be converted into an amount of PSC Common Stock equal to 3.945 times the Exchange Ratio. The Exchange Ratio may be adjusted as follows: (i) if the product of 1.459 and the Calculation Price (as defined in the Merger Agreement) exceeds $32, then the Exchange Ratio will equal the number determined by dividing $32 by the Calculation Price; or (ii) if the product of 1.459 and the Calculation Price is less than $28, then during the three business day period commencing on the Determination Date (as defined in the Merger Agreement), PSC shall have the option of maintaining the Exchange Ratio at 1.459 or adjusting the Exchange Ratio to equal the number determined by dividing $28 by the Calculation Price. If PSC elects to adjust the Exchange Ratio, no termination will have occurred and the Merger Agreement will remain in effect in accordance with its terms (except as the Exchange Ratio will have been so modified). If PSC does not exercise such option, then Consumers has the option to accept the original Exchange Ratio or to terminate the Agreement. On September 18, 1998, the closing price of the PSC Common Stock was $27.13 and the Calculation Price (as defined) would have been $26.16. If the Merger had been consummated as of that date, the Exchange Ratio would have been adjusted pursuant to the Merger Agreement, and each share of Consumers Common Stock would have been converted into 1.223 shares of PSC Common Stock with an equivalent market value of $33.17 and each share of Consumers Preferred Stock would have been converted into 4.825 shares of PSC Common Stock with an equivalent market value of $130.87; the aggregate dollar value of all PSC Common Stock to be issued in the Merger would have been $300,272,763. (Pro forma information included herein is calculated assuming an Exchange Ratio of 1.459.) The actual market value of the PSC Common Stock to be received in the Merger may be different due to changes in the market value of the PSC Common Stock and/or possible changes to the Exchange Ratio.


         This Joint Proxy Statement/Prospectus also constitutes a prospectus of PSC with respect to shares of the PSC Common Stock issuable to the holders of Consumers Common Stock and Consumers Preferred Stock (collectively, "Consumers Shareholders") upon consummation of the Merger. All information concerning PSC contained in this Joint Proxy Statement/Prospectus has been furnished by PSC and all information concerning Consumers has been furnished by Consumers.

         This Joint Proxy Statement/Prospectus and the accompanying forms of proxy are first being mailed to shareholders of PSC and Consumers on or about October 2, 1998.

                              --------------------

 THE SECURITIES TO WHICH THIS JOINT PROXY STATEMENT/PROSPECTUS REFERS HAVE
                    NOT BEEN APPROVED OR DISAPPROVED BY THE
                       SECURITIES AND EXCHANGE COMMISSION
          OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND
             EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
                  PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                      PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.
                              --------------------

    THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS IS SEPTEMBER __, 1998.

         NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS AND, IF SO GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

         NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR THE SALE OF ANY SECURITIES HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF PSC OR CONSUMERS SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.


                              AVAILABLE INFORMATION

      PSC and Consumers are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning PSC and Consumers may be inspected and copied at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, where copies may be obtained at prescribed rates, as well as at the following regional offices: Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. The Commission maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding PSC and Consumers. The PSC Common Stock is listed on the New York Stock and the Philadelphia Stock Exchanges and reports, proxy statements and other information concerning PSC may also be inspected at the offices of the New York Stock Exchange, Inc. ("NYSE"), 20 Broad Street, New York, New York 10005 and the Philadelphia Stock Exchange Inc., 1900 Market Street, Philadelphia, PA 19103. The Consumers Common Stock is listed on the Nasdaq Stock Market. Copies of reports, proxy statements and other information concerning Consumers may also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

      PSC has filed a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with the Commission with respect to the shares of PSC Common Stock to be issued by it in the Merger. This Joint Proxy Statement/Prospectus constitutes the Prospectus of PSC that is filed as part of such Registration Statement. As permitted by the rules and regulations of the Commission, this Joint Proxy Statement/Prospectus omits certain information contained in the Registration Statement and reference is hereby made to the Registration Statement for further information with respect to PSC and the PSC Common Stock.

      All information contained in this Joint Proxy Statement/Prospectus with respect to PSC and Acquisition, except certain information relating to financial information of PSC described under "The Merger--Opinion of Salomon Smith Barney." has been supplied by PSC for inclusion herein and has not been independently verified by Consumers. All information contained in this Joint Proxy Statement/Prospectus with respect to Consumers, except such information described under "The Merger--Opinion of SG Barr Devlin," has been supplied by Consumers for inclusion herein and has not been independently verified by PSC.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      The following documents filed with the Commission by PSC (File No.1-6659) are incorporated in this Joint Proxy Statement/Prospectus by reference:

         1. PSC's Current Report on Form 8-K filed with the Commission on January 29, 1998.

         2. PSC's Current Report on Form 8-K filed with the Commission on February 26, 1998.

         3. PSC's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act, on March 23, 1998.

         4. PSC's Notice of 1998 Annual Meeting and Proxy Statement dated April 7, 1998 filed with the Commission pursuant to Section 14 of the Exchange Act, on April 7, 1998.

         5. PSC's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 filed with the Commission on May 15, 1998.

         6. PSC's Current Report on Form 8-K filed with the Commission on June 30, 1998.

         7. PSC's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 filed with the Commission on August 13, 1998.

         8. The description of PSC's Common Stock and Preferred Stock which is contained in the "Description of Securities" included in PSC's Form 8-A filed with the Commission on March 17, 1998.

         The following documents filed with the Commission by Consumers (File No. 0-493) are incorporated in this Joint Proxy Statement/Prospectus by reference:

         1. Consumers' Annual Report on Form 10-K for the fiscal year ended December 31, 1997 filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act, on March 20, 1998.

         2. Consumers' Notice of 1998 Annual Meeting and Proxy Statement dated April 1, 1998 filed with the Commission pursuant to Section 14 of the Exchange Act, on March 25, 1998.

         3. Consumers' Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 filed with the Commission on May 13, 1998.

         4. Consumers' Current Report on Form 8-K filed with the Commission on June 29, 1998.

         5. Consumers' Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 filed with the Commission on August 12, 1998.

         All reports and other documents filed by PSC or Consumers after the date of this Joint Proxy Statement/Prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the date of the Special Meetings shall be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such reports or documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein or in another document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

         THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED HEREIN BY REFERENCE) ARE AVAILABLE WITHOUT CHARGE UPON REQUEST TO:
IN THE CASE OF DOCUMENTS RELATING TO PSC, PHILADELPHIA SUBURBAN CORPORATION, 762 WEST LANCASTER AVENUE, BRYN MAWR, PENNSYLVANIA 19010, ATTN: SECRETARY,
TELEPHONE: (610) 527-8000; AND IN THE CASE OF DOCUMENTS RELATING TO CONSUMERS, CONSUMERS WATER COMPANY, THREE CANAL PLAZA, P.O. BOX 599, PORTLAND, MAINE 04112,
ATTN: SECRETARY, TELEPHONE: (207) 773-6438. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY NOVEMBER 2, 1998.

                                TABLE OF CONTENTS

    AVAILABLE INFORMATION.......................................iii

    INCORPORATION OF CERTAIN
    INFORMATION BY REFERENCE....................................iii

    PROPOSAL 1 - THE MERGER AGREEMENT
    SUMMARY.....................................................  2
      The Companies.............................................  2
      Shareholder Meetings......................................  2
      Dissenters' Rights of Appraisal...........................  3
      The Merger................................................  3

    SELECTED HISTORICAL COMBINED CONDENSED FINANCIAL
      INFORMATION...............................................  8

    UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA....... 11

    MARKET PRICE AND DIVIDEND DATA.............................. 22

    SHAREHOLDER MEETINGS........................................ 24

    VOTING AND PROXY INFORMATION................................ 25
      PSC....................................................... 25
      Consumers................................................. 25
      Proxies................................................... 26

    THE MERGER.................................................. 28
      Background to the Merger.................................. 28
      PSC Reasons for the Merger; Recommendation
        of PSC's Board of Directors............................. 30
      Opinion of Salomon Smith Barney........................... 31
      Consumers Reasons For The Merger; Recommendation
        of Consumers Board of Directors......................... 36
      Opinion of SG Barr Devlin................................. 38
      Certain Federal Income Tax Consequences................... 43
      Restrictions on Resales of Securities..................... 44
      Accounting Treatment...................................... 44
      Regulatory Approvals...................................... 44

    THE MERGER AGREEMENT........................................ 46

    DISSENTERS' RIGHTS OF APPRAISAL............................. 52

    INTERESTS OF CERTAIN PERSONS IN THE MERGER.................. 55

    MANAGEMENT FOLLOWING THE MERGER............................. 57

    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
      MANAGEMENT................................................ 58

    COMPARISON OF RIGHTS OF HOLDERS OF PSC AND CONSUMERS
      COMMON STOCK.............................................. 60

    SHAREHOLDERS' PROPOSALS..................................... 71

    PROXY SOLICITATION.......................................... 71

    LEGAL MATTERS............................................... 71

    EXPERTS..................................................... 71

    PROPOSAL 2 - AMENDMENT TO ARTICLES OF INCORPORATION......... 72

    PROPOSAL 3 - AMENDMENT TO 1994 EQUITY COMPENSATION PLAN..... 74

    ANNEX A: Amended and Restated Agreement and
             Plan of Merger................................. A-1

    ANNEX B: Form of Opinion of Salomon Smith
             Barney..........................................B-1

    ANNEX C: Form of Opinion of SG Barr Devlin...............C-1

    ANNEX D: Dissenters Rights Provisions of the
             Maine Business Corporation Act..................D-1

    ANNEX E: Text of Proposed Amendment to
             PSC's Articles of Incorporation.................E-1

    ANNEX F: Proposed Amendment to PSC's 1994
             Equity Compensation Plan........................F-1

                                   PROPOSAL 1

                              THE MERGER AGREEMENT

                                     SUMMARY

         The following summary is intended only to highlight certain information contained elsewhere in this Joint Proxy Statement/Prospectus. The summary is not intended to be a complete statement of all material features of the Merger and is qualified in its entirety by reference to the more detailed information contained elsewhere in this Joint Proxy Statement/Prospectus and the annexes attached hereto.


The Companies

         PSC. PSC, a Pennsylvania corporation, was incorporated in 1968. PSC operates almost entirely through its subsidiary Philadelphia Suburban Water Company ("PSW"), a regulated public utility located in Pennsylvania. PSW supplies water service to 298,700 residential, commercial industrial and public customers. PSW's service territory covers 481 square miles, comprising a large portion of the suburban area west and north of the City of Philadelphia. This territory is primarily residential in nature and is completely metered for water service, except for fire hydrant service. In addition, PSW provides water service to approximately 6,600 customers through an operating and maintenance contract with a municipal authority that is contiguous to its service territory. Based on the 1990 census, PSW estimates that the total number of persons currently served is approximately 1,000,000. Excluding the customers that were added at the time of acquisitions in the last three years, customer accounts have grown at an average rate of approximately 1.0% per annum for the last three years. Including acquisitions, the customer base increased at an annual compound growth rate of 4.9% over the last three years.

         The address of PSC's executive offices is 762 W. Lancaster Avenue, Bryn Mawr, Pennsylvania 19010 and the telephone number is (610) 527-8000.

         Consumers. Consumers, a Maine corporation, was incorporated in 1926. Consumers is a holding and management company whose principal business is the ownership and operation of water and wastewater utility subsidiaries. Consumers owns directly or indirectly at least 95% of the voting stock of 7 water companies (the "Consumers Water Subsidiaries") which provide water services to approximately 223,000 customers in five states. The Consumers Water Subsidiaries operate 27 divisions in five states for the collection, treatment and distribution of water for public use to residential, commercial and industrial customers, to other water utilities for resale and for private and municipal fire protection purposes.

         The address of Consumers' executive offices is Three Canal Plaza, Portland, Maine 04101, and the telephone number is (207) 773-6438.

Shareholder Meetings

         General. At the PSC Special Meeting, to be held on Monday, November 16, 1998 at 10:00 A.M., local time, at PSC's offices at 762 W. Lancaster Avenue, Bryn Mawr, PA, 19010, PSC shareholders will consider and vote upon three proposals: (i) approval of an amendment to PSC's Articles of Incorporation increasing the authorized shares of PSC Common Stock from 40,000,000 to 100,000,000 (the "Amendment to the Articles of Incorporation"); (ii) approval of the Merger Agreement; and (iii) approval of an amendment to PSC's 1994 Equity Compensation Plan (the "Equity Compensation Plan") to increase from 1,900,000 to 2,900,000, the aggregate authorized shares of the PSC Common Stock that may be issued or transferred under the Equity Compensation Plan and to adopt certain other amendments to the terms of the Equity Compensation Plan necessary for the issuance of options to holders of options to purchase Consumers Common Stock pursuant to the Merger Agreement (the "Amendment to the Equity Compensation Plan"). The consummation of the Merger Agreement is conditioned upon approval of the Amendment to the Articles of Incorporation.

         At the Consumers Special Meeting to be held on Monday, November 16, 1998, at 11:00 A.M., local time, at the Portland Regency Hotel, 20 Milk Street, Portland, Maine 04101, the Consumers Shareholders will consider and vote upon a proposal to approve the Merger Agreement. See "SHAREHOLDER MEETINGS."


         Record Dates; Shares Entitled to Vote on the Merger. Holders of record of shares of PSC Common Stock at the close of business on September 18, 1998 (the "PSC Record Date") and holders of record of shares of Consumers Common Stock and Consumers Preferred Stock (collectively the "Consumers Stock") at the close of business on September 18, 1998 (the "Consumers Record Date") will be entitled to notice of and to vote at the respective Shareholder Meetings. At the PSC Record Date, there were outstanding 27,658,725 shares of PSC Common Stock. At the Consumers Record Date, there were outstanding 9,010,305 shares of Consumers Common Stock and 10,438 shares of Consumers Preferred Stock. See "VOTING AND PROXY INFORMATION."


         Required Votes. Under Pennsylvania law, approval of each of the three proposals, the Amendment to the Articles of Incorporation, the Amendment to the Equity Compensation Plan and the Merger Agreement, requires the affirmative vote of the majority of the votes cast by all shareholders of PSC Common Stock.

         Under Maine law, approval of the Merger Agreement requires the affirmative vote of the holders of at least a majority of the shares of Consumers Common Stock and of the shares of Consumers Preferred Stock, outstanding at the Consumers Record Date, each voting as a class, and of at least a majority of the Consumers Common Stock and Consumers Preferred Stock voting together as one class.

Dissenters' Rights of Appraisal

         Holders of PSC Common Stock will not be entitled to dissenters' rights of appraisal under the Pennsylvania Business Corporation Act (the "PBCA") because PSC Common Stock is listed on the NYSE and on the Philadelphia Stock Exchange. Holders of Consumers Common Stock will not be entitled to dissenters' rights of appraisal under the Maine Business Corporation Act ("MBCA") because Consumers Common Stock is listed on the Nasdaq Stock Market and the PSC Common Stock to be received by Consumers Common Shareholders in the merger will be listed on the NYSE. However, holders of Consumers Preferred Stock will have the right to dissent from the Merger and, if the Merger is consummated, to receive in cash the value of their shares of Consumers Preferred Stock, provided that such shareholder complies with certain statutory procedures required by the MBCA. Such shares are referred to as "Dissenting Shares." Failure to comply with any of the statutory procedures in a timely manner may result in the loss and/or waiver of such dissenter's rights. See "DISSENTERS' RIGHTS OF APPRAISAL."

The Merger

         General. Under the terms of the Merger Agreement, Consumers will be merged with and into Acquisition, a wholly-owned subsidiary of PSC, and Consumers will cease to exist as a separate legal entity. At the Effective Time (as defined below), each share of Consumers Common Stock will be converted into
1.459 shares of PSC Common Stock, unless the Exchange Ratio is adjusted as provided in the Merger Agreement, and each share of Consumers Preferred Stock will be converted into an amount of PSC Common Stock equal to 3.945 times the Exchange Ratio. The Exchange Ratio may be adjusted as follows: (i) if the product of 1.459 and the Calculation Price (as defined in the Merger Agreement) exceeds $32, then the Exchange Ratio shall equal the number determined by dividing $32 by the Calculation Price; or (ii) if the product of 1.459 and the Calculation Price is less than $28, then during the three business day period commencing on the Determination Date (as defined in the Merger Agreement), PSC shall have the option of maintaining the Exchange Ratio at 1.459 or adjusting the Exchange Ratio to equal the number determined by dividing $28 by the Calculation Price. If PSC elects to adjust the Exchange Ratio, no termination will have occurred and the Merger Agreement will remain in effect in accordance with its terms (except as the Exchange Ratio will have been so modified). If PSC does not exercise such option, then Consumers has the option to accept the original Exchange Ratio or to terminate the Agreement. Cash will be paid in lieu of fractional shares.

         On September 18, 1998, the closing price of the PSC Common Stock was $27.13 and the Calculation Price would have been $26.16. If the Merger had been consummated as of that date, the Exchange Ratio would have been adjusted pursuant to the Merger Agreement, and each share of Consumers Common Stock would have been converted into 1.223 shares of PSC Common Stock with an equivalent market value of $33.17 and each share of Consumers Preferred Stock would have been converted into 4.825 shares of PSC Common Stock with an equivalent market value of $130.87; the aggregate dollar value of all PSC Common Stock to be issued in the Merger would have been $300,272,763. (Pro forma information included herein is calculated assuming an Exchange Ratio of 1.459.) The actual market value of the PSC Common Stock to be received in the Merger may be different due to changes in the market value of the PSC Common Stock and/or possible changes to the Exchange Ratio.


         THE VALUE OF THE PSC COMMON STOCK THAT HOLDERS OF CONSUMERS COMMON STOCK AND CONSUMERS PREFERRED STOCK WILL RECEIVE IN THE MERGER IS SUBJECT TO FLUCTUATION DUE TO CHANGES IN THE MARKET PRICE OF PSC COMMON STOCK. CONSUMERS SHAREHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR PSC COMMON STOCK. FOR CERTAIN RECENT STOCK PRICE DATA, SEE "MARKET PRICE AND DIVIDEND DATA."

         Additionally, at the Effective Time, each outstanding option to acquire Consumers Common Stock will be automatically converted into an option to purchase PSC Common Stock. The stock options will be issued with the same terms and conditions as were applicable under the Consumers stock options for the number of shares of PSC Common Stock into which such shares would have been converted pursuant to the Merger had such options been exercised immediately prior to the Effective Time at a price per share equal to the exercise price of Consumers Common Stock otherwise purchasable pursuant to such options, divided by the Exchange Ratio. Promptly after the Merger, PSC intends to register the shares which may be acquired upon exercise of the options on a Registration Statement on Form S-3 or S-8 under the Securities Act.

         The Merger will become effective (the "Effective Time") upon the filing of articles of merger or other appropriate documents with the Secretary of State of the Commonwealth of Pennsylvania and the Maine Secretary of State. The filing of the such documents will occur immediately upon closing.

         Recommendation of PSC's Board of Directors. The Board of Directors of PSC (the "PSC Board of Directors") has approved the Merger Agreement, and recommends that holders of PSC Common Stock vote for the proposal to approve the Merger and the Merger Agreement. The PSC Board of Directors considered a number of factors in reaching its decision to recommend approval of the Merger Agreement. See "THE MERGER--PSC Reasons for the Merger and Recommendation of PSC Board of Directors."

         Opinion of Salomon Smith Barney. On June 26, 1998, Salomon Smith Barney ("Salomon Smith Barney") delivered its oral opinion, subsequently confirmed in writing on June 27, 1998, to the PSC Board of Directors that, as of such date, the Exchange Ratio was fair, from a financial point of view, to PSC. The full text of the written opinion of Salomon Smith Barney, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Salomon Smith Barney, is attached as Annex B to this Joint Proxy Statement/Prospectus and should be read carefully in its entirety. See "THE MERGER--Opinion of Salomon Smith Barney."

         Recommendation of Consumers Board of Directors. The Board of Directors of Consumers (the "Consumers Board of Directors") has approved the Merger Agreement, and recommends that the holders of Consumers Stock vote for the proposal to approve the Merger Agreement. The Consumers Board of Directors considered a number of factors in reaching its decision to recommend approval of the Merger Agreement. See "THE MERGER--Consumers' Reasons for the Merger; Recommendation of Consumers Board of Directors."

         Opinion of SG Barr Devlin. SG Barr Devlin ("SG Barr Devlin") has delivered its written opinions to the Consumers Board of Directors, dated June 27, 1998 and August 5, 1998, to the effect that, on and as of the date of each such opinion, and based upon assumptions made, matters considered, and limits of the review, as set forth in the opinions, the consideration to be offered pursuant to the terms of the Merger (the "Merger Consideration") is fair, from a financial point of view, to the holders of Consumers Common Stock. The August 5, 1998 opinion of SG Barr Devlin also sets forth its opinion that the Merger Consideration is fair, from a financial point of view, to the holders of Consumers Common Stock and Consumers Preferred Stock. The full text of the August 5, 1998 opinion of SG Barr Devlin which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Annex C to this Joint Proxy Statement/Prospectus and should be read carefully in its entirety. See "THE MERGER--Opinion of SG Barr Devlin."

         Conditions to the Merger. The respective obligations of PSC and Consumers to effect the Merger are subject to various conditions, including, among others: (i) receipt of all material permits, authorizations, consents or approvals required by any Governmental Entity (as defined in the Merger Agreement); (ii) the Merger Agreement shall have been approved by the requisite number of shareholders of PSC and Consumers; (iii) no temporary restraining order, preliminary or permanent injunction or other order prohibiting or preventing the consummation of the Merger shall be in effect; (iv) the Registration Statement of which this Joint Proxy Statement/Prospectus is a part shall have become effective and shall not be the subject of a stop order or proceedings seeking a stop order; (v) termination or expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvement Acts, as amended (the "HSR Act"); (vi) PSC and Consumers shall each have completed a due diligence review of the other by September 1, 1998 without identifying any undisclosed fact or circumstance that would have a Material Adverse Effect (as defined in the Merger Agreement) on either PSC or Consumers in excess of $2,000,000 in the aggregate; (vii) Consumers shall have received from Drummond Woodsum & MacMahon a tax opinion that the Merger will be treated as a reorganization within the meaning of Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"); (viii) the representations and warranties of PSC and Consumers set forth in the Merger Agreement will have been true and correct in all material respects; (ix) performance of, or compliance with, in all material respects, all material obligations of PSC and Consumers required by the Merger Agreement to be performed or complied with; (x) the receipt by each of PSC and Consumers of a legal opinion from their respective counsel substantially in the forms attached to the Merger Agreement; and (xi) the Merger will have met the requirements for pooling-of-interests accounting treatment. See "THE MERGER AGREEMENT."


         Regulatory Approvals. The Merger is subject to the requirements of the HSR Act which provides that certain transactions, including the Merger, may not be consummated until required information is submitted to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC"). PSC and Consumers filed the requisite information effective on September 15, 1998.


         The Merger must also be approved by other state and federal regulatory agencies including (i) the Illinois Commerce Commission, (ii) the Public Utility Commissions of Pennsylvania and Maine and (iii) the New Jersey Board of Public Utilities. Applications to each such state regulatory agency have been filed. In addition, PSC and Consumers have submitted an application to the Public Utilities Commission of Ohio requesting that the commission either grant approval of the Merger or declare that its approval is not required.

         It is possible that the authorities in one or more of the foregoing jurisdictions may seek, as conditions for granting approval, various regulatory concessions. If any regulatory body conditions its approval upon concessions which would be expected to have a material adverse effect on PSC or Consumers after giving effect to the consummation of the Merger, either party can, but is not obligated to, terminate the Merger Agreement. There can be no assurance that the required regulatory approvals will be obtained within the time frame contemplated by the Merger Agreement or on terms that are satisfactory to the parties.


         Certain Federal Income Tax Consequences. The Merger has been structured to qualify as a nontaxable transaction under the Code. It is a condition to the obligations of Consumers under the Merger Agreement that Consumers receive an opinion from Drummond Woodsum & MacMahon (counsel to Consumers) to the effect that for federal income tax purposes, the Merger will constitute a reorganization within the meaning of Section 368(a)(1) of the Code and that no gain or loss will be recognized by Consumers shareholders in connection with the Merger. Due to the individual nature of the tax consequences of the

Merger, it is recommended that each Consumers shareholder consult his or her own tax adviser concerning the federal, state, local and foreign tax consequences of the Merger. See "THE MERGER--Certain Federal Income Tax Consequences."


         Anticipated Accounting Treatment. The Merger is expected to qualify as a "pooling-of-interests" for accounting and financial reporting purposes. It is a condition to the obligations of PSC under the Merger Agreement that the transactions contemplated by the Merger Agreement, if consummated, will qualify as transactions that should be accounted for in accordance with the pooling-of-interests method of accounting under the requirements of Opinion No. 16 ("APB No. 16"), Business Combinations, of the Accounting Principles Board of the American Institute of Certified Public Accountants, as amended by applicable pronouncements by the Financial Accounting Standards Board. See "THE MERGER--Accounting Treatment."

         Management Following the Merger. Upon consummation of the Merger, the Board of Directors of Acquisition shall be comprised of directors as shall be appointed by PSC. Following the consummation of the Merger, the composition of the PSC Board of Directors will consist of the then current members of PSC Board of Directors and four Consumers designees, Messrs. Avenas, Menario, Palmer and Viets. See "MANAGEMENT FOLLOWING THE MERGER."

         Termination. The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger by PSC or Consumers' shareholders, (i) by mutual written consent of PSC and Consumers,
(ii) by either PSC or Consumers if (1) the other party has materially breached any representation, warranty or covenant of the Merger Agreement; (2) the Merger shall not have been consummated on or before July 1, 1999 (the "Termination Date"), except that the Termination Date shall be automatically extended under certain circumstances as described in the Merger Agreement; (3) a Governmental Entity shall have issued an order, decree or ruling permanently prohibiting or preventing the Merger and such order is final; or (4) the Consumers Board of Directors shall have exercised its right under the Merger Agreement to accept a Superior Proposal (as defined in the Merger Agreement), or (iii) by Consumers if
(1) the product of the Calculation Price (as defined in the Merger Agreement) and 1.459 is less than $28; (2) PSC has not made an election to adjust the Exchange Ratio; and (3) the Consumers Board of Directors determines during the required time period not to accept the original Exchange Ratio and to terminate the Merger Agreement.

         Termination Fee.

         Payable by PSC. The Merger Agreement obligates PSC to pay to Consumers a termination fee equal to $1,250,000 if Consumers terminates the Merger Agreement as a result of a material breach by PSC of a representation or warranty of PSC or if PSC has failed to comply in material respects with any of its covenants and agreements, or if any warranty or representation made by PSC has become untrue in any material respect.

         Payable by Consumers. The Merger Agreement obligates Consumers to pay to PSC a termination fee of (i) $1,250,000 if PSC terminates the Merger Agreement as a result of a material breach by Consumers of a representation or warranty of Consumers or if Consumers has failed to comply in material respects with any of its covenants and agreements, or if any warranty or representation made by Consumers has become untrue in any material respect, or (ii) $9,000,000 if either PSC or Consumers terminates the Agreement as a result of (1) Consumers accepting a Superior Proposal (as described in the Merger Agreement) or (2) the Consumer shareholders not having approved the Merger Agreement at a time when there was an Acquisition Proposal and if within 12 months of the Consumers Special Meeting such transaction was consummated. See "THE MERGER AGREEMENT--No Solicitation of Transactions."

         The foregoing shall be the parties' sole and exclusive remedies for the termination of the Merger Agreement.

         Interests of Certain Persons in the Merger. Certain members of the Consumers Board of Directors and Consumers' management may be deemed to have certain interests in the Merger that are in addition to their interests as Consumers shareholders, generally. These additional interests may be deemed to arise from actions taken by

Consumers with respect to consulting agreements and stay-on bonuses for Consumers executive officers and the executive officers of its operating utility subsidiaries, the application of the Consumers Executive Severance Plan (the "Severance Plan"), the exchange of outstanding Consumers Incentive Stock Options for options for PSC common shares as part of the Merger and PSC's agreement to name four directors of Consumers to its Board. The Consumers Board of Directors was aware of these interests and considered them, among other matters, in approving the Merger Agreement, and the transactions contemplated thereby. See "INTERESTS OF CERTAIN PERSONS IN THE MERGER."

SELECTED HISTORICAL COMBINED CONDENSED FINANCIAL INFORMATION

     The selected historical financial information of PSC and Consumers for fiscal years 1997, 1996 and 1995 presented herein has been derived from the audited consolidated financial statements of PSC and Consumers which are incorporated by reference herein. The summary financial information presented below for 1994 and 1993 have been derived from audited consolidated financial statements previously filed with the Commission but not incorporated by reference in this Joint Proxy Statement/Prospectus. Historical financial data as of and for the six months ended June 30, 1998 and 1997 with respect to PSC and Consumers have been derived from unaudited consolidated financial statements of each company filed with the Commission, and in the opinion of PSC's and Consumers' respective managements, present fairly the results of operations and financial position as of and for each of the interim periods presented for their respective companies and reflect all adjustments, including only normal recurring adjustments. The results for such interim periods do not necessarily indicate the results for the full fiscal year. The information shown below should be read in conjunction with the historical consolidated financial statements of each of PSC and Consumers, including the respective notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus. See "Incorporation of Certain Information by Reference."

                        PHILADELPHIA SUBURBAN CORPORATION
                       SELECTED HISTORICAL FINANCIAL DATA
                (Amounts in thousands, except per share amounts)

                                  As of or for the Six
                                      Months Ended                         As of or for the
                                         June 30,                       Year Ended December 31,
                                  --------------------   ----------------------------------------------------

                                     1998       1997       1997       1996       1995       1994       1993
                                  --------------------   ----------------------------------------------------
                                       (unaudited)
Income Statement Data:
Earned revenues                    $ 71,617   $ 64,336   $136,171   $122,503   $117,044   $108,636   $101,244
Income from continuing
    operations                       13,239     10,334     23,188     19,778     18,030     15,638     13,835
Net income                           13,239     10,334     23,188     20,743     18,400     15,638     13,835
Net income available to
    common stock                     13,141     10,238     22,993     20,722     18,400     15,638     13,835
Per Common Share Data: (1)
Basic income per share:
  Income from continuing
    operations                     $   0.48   $   0.40   $   0.89   $   0.79   $   0.75   $   0.68   $   0.64
  Net income                           0.48       0.40       0.89       0.83       0.77       0.68       0.64
Diluted income per share:
  Income from continuing
    operations                     $   0.48   $   0.39   $   0.88   $   0.78   $   0.75   $   0.68   $   0.64
  Net income                           0.48       0.39       0.88       0.82       0.77       0.68       0.64
Cash dividends paid per
    common share (2)                  0.325      0.304      0.622      0.593      0.570      0.550      0.535
Cash dividends declared
    per common share (2)              0.163      0.304      0.785      0.593      0.570      0.550      0.535
Book value per share of
    common stock                       8.07       7.07       7.31       6.91       6.44       6.14       5.95
Balance Sheet Data:
Total assets                       $662,876   $590,694   $618,472   $582,944   $518,051   $460,062   $440,935
Capitalization:
  Long-term debt, including
    current portion                $256,891   $234,803   $234,919   $229,962   $188,985   $153,082   $150,176
  Preferred stock with
    mandatory redemption                 --      4,215      4,214      5,643      7,143     10,000     10,000
  Stockholders' equity              225,561    186,524    194,745    180,015    156,976    143,795    135,934
                                   --------   --------   --------   --------   --------   --------   --------
Total capitalization               $482,452   $425,542   $433,878   $415,620   $353,104   $306,877   $296,110
                                   ========   ========   ========   ========   ========   ========   ========

(1) All per share data has been restated to give effect to the 4-for-3 stock split, in the form of a stock distribution, paid January 12, 1998 and the 3-for-2 stock split, in the form of a stock distribution, paid July 10, 1996.
(2) The cash dividend of $.163, paid in March 1998, was declared in December
1997.

                             CONSUMERS WATER COMPANY
                       SELECTED HISTORICAL FINANCIAL DATA
                (Amounts in thousands, except per share amounts)


                                  As of or for the Six
                                      Months Ended                         As of or for the
                                         June 30,                       Year Ended December 31,
                                  --------------------   ----------------------------------------------------

                                    1998(1)     1997       1997       1996       1995       1994       1993
                                  --------------------   ----------------------------------------------------
                                       (unaudited)
Income Statement Data:
Earned revenues                    $ 47,562   $ 47,149   $ 98,339   $ 93,589   $ 89,146   $ 80,397   $ 78,057
Income from continuing
    operations                        9,301      4,520     12,076      9,481     11,913      9,757     11,660
Net income                            9,301      2,633      9,339      6,251     11,303     10,000      5,919
Net income available to
    common stock                      9,273      2,606      9,285      6,196     11,247      9,944      5,863
Per Common Share Data:
Basic income per share:
  Income from continuing
    operations                     $   1.03   $   0.51   $   1.36   $   1.09   $   1.41   $   1.19   $   1.59
  Net income                           1.03       0.30       1.05       0.72       1.34       1.22       0.80
Diluted income per share:
  Income from continuing
    operations                     $   1.03   $   0.51   $   1.36   $   1.09   $   1.41   $   1.19   $   1.59
  Net income                           1.03       0.30       1.05       0.72       1.34       1.22       0.80
Cash dividends paid per
    common share                       0.610      0.600      1.205      1.200      1.185      1.165      1.145
Cash dividends declared
    per common share                   0.610      0.600      1.210      1.200      1.190      1.170      1.150
Book value per share of
    common stock                      12.56      11.91      12.12      12.14      12.48      12.22      12.05
Balance Sheet Data:
Total assets                       $436,494   $455,120   $465,699   $455,982   $429,988   $397,535   $368,886
Capitalization:
  Long-term debt, including
    current portion                $151,650   $172,486   $172,607   $173,562   $162,868   $132,648   $125,080
  Stockholders' equity              116,585    108,933    112,071    109,421    109,423    104,215    100,247
                                   --------   --------   --------   --------   --------   --------   --------
Total capitalization               $268,235   $281,419   $284,678   $282,983   $272,291   $236,863   $225,327
                                   ========   ========   ========   ========   ========   ========   ========

(1) Income data for 1998 includes the April 1998 net gain of $3,900 ($6,680 pre-tax), or $.43 per share, on the sale of Consumers' New Hampshire operations pursuant to the State's condemnation statute.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

         The following selected unaudited pro forma combined financial data are derived from the historical financial statements of PSC and Consumers and give effect to the Merger as if the Merger had been completed for the periods presented. For purposes of financial reporting, the Merger will be accounted for under the pooling-of-interests method of accounting. Accordingly, the assets and liabilities of PSC and Consumers will be recorded at their historical amounts. This information is not necessarily indicative of the financial results that would have occurred had the Merger been consummated on the dates for which the Merger is being given effect, or the merged companies' future financial results, and should be read in conjunction with the historical financial statements of PSC and Consumers.


         The Merger Agreement provides that each share of Consumers Common Stock will be converted into PSC Common Stock at a rate equal to the Exchange Ratio and that each share of Consumers Preferred Stock will be converted into PSC Common Stock at a rate equal to 3.945 multiplied by the Exchange Ratio. The pro forma share and per share data included in the selected unaudited pro forma financial data is based on an Exchange Ratio of 1.459 shares. The Exchange Ratio may be adjusted as follows: (i) if the product of 1.459 and the Calculation Price (as defined in the Merger Agreement) exceeds $32, then the Exchange Ratio will equal the number determined by dividing $32 by the Calculation Price; or
(ii) if the product of $1.459 and the Calculation Price is less than $28, then during the three business day period commencing on the Determination Date (as defined in the Merger Agreement), PSC shall have the option of maintaining the Exchange Ratio at 1.459 or adjusting the Exchange Ratio to equal the number determined by dividing $28 by the Calculation Price. If PSC elects to adjust the Exchange Ratio, no termination will have occurred and the Merger Agreement will remain in effect in accordance with its terms (except as the Exchange Ratio will have been so modified.) If PSC does not exercise such option, then Consumers has the option to accept the original Exchange Ratio or to terminate the Merger Agreement. If the Merger were consummated on September 18, 1998, the Exchange Ratio would have been adjusted to 1.223.

                        PHILADELPHIA SUBURBAN CORPORATION
                   SELECTED PRO FORMA COMBINED FINANCIAL DATA
                (Amounts in thousands, except per share amounts)
                                   (Unaudited)

                                                   As of or for the
                                                   Six Months Ended                As of or for the
                                                       June 30,                 Year Ended December 31,
                                               -----------------------   ------------------------------------
                                                 1998(5)       1997          1997         1996        1995
                                               -----------------------   ------------------------------------
Income Statement Data:
Earned revenues                                $  119,179   $  111,485   $  234,510   $  216,092   $  206,190
Income from continuing operations                  22,540       14,854       35,264       29,259       29,943
Net income                                         22,540       12,967       32,527       26,994       29,703
Net income available to common
  stock                                            22,442       12,871       32,332       26,973       29,703
Per Common Share Data:(1)
Basic income per share:(3)
  Income from continuing operations            $     0.56   $     0.38   $     0.90   $     0.78   $     0.83
  Net income                                         0.56         0.33         0.83         0.72         0.82
Diluted income per share:(3)
  Income from continuing operations            $     0.55   $     0.38   $     0.89   $     0.77   $     0.83
  Net income                                         0.55         0.33         0.82         0.71         0.82
Cash dividends paid per common share(2)             0.325        0.304        0.622        0.593        0.570
Cash dividends declared per
    common share(2)                                 0.163        0.304        0.785        0.593        0.570
Book value per share
    of common stock(3)                               8.26         7.45         7.65         7.39         7.17
Consumers Equivalent
  per Common Share Data:(4)
Income from continuing operations
  Basic income per share                       $     0.81   $     0.56   $     1.31   $     1.13   $     1.21
  Diluted income per share                           0.80         0.55         1.30         1.13         1.21
Cash dividends paid per common share                0.474        0.443        0.907        0.865        0.832
Cash dividends declared per
    common share                                    0.237        0.443        1.145        0.865        0.832
Book value per share of common stock                12.05        10.86        11.17        10.79        10.46
Balance Sheet Data:
Total assets                                   $1,099,370   $1,045,814   $1,084,171   $1,038,926   $  948,039
Capitalization:
  Long-term debt, including current
     portion                                   $  408,541   $  407,289   $  407,526   $  403,524   $  351,853
  Preferred stock with mandatory
     redemption                                        --        4,215        4,214        5,643        7,143
  Stockholders' equity                            342,146      295,457      306,816      289,436      266,399
                                               ----------   ----------   ----------   ----------   ----------
Total capitalization                           $  750,687   $  706,961   $  718,556   $  689,603   $  625,395
                                               ==========   ==========   ==========   ==========   ==========

(1) All per share data has been restated to give effect to the 4-for-3 stock split, in the form of a stock distribution, paid January 12, 1998 and the 3-for-2 stock split, in the form of a stock distribution, paid July 10, 1996.

(2) Amounts represent PSC's historical dividends per common share. The cash dividend of $.163, paid in March 1998, was declared in December 1997.

(3) Pro forma per common share amounts are based on an Exchange Ratio of 1.459. The Exchange Ratio is subject to adjustment, in accordance with the Merger Agreement.

(4) The Consumers equivalent per share amounts have been calculated by multiplying the respective pro forma combined per share amounts by 1.459, the Exchange Ratio specified in the Merger Agreement. The Exchange Ratio may be adjusted, in accordance with the Merger Agreement. If the Merger were consummated on September 18, 1998, the Exchange Ratio would have been 1.223. Based on this Exchange Ratio, income and book value per share data would have been higher than those presented above and the Consumers equivalent cash dividend paid per common share would have been $.761, $.725 and $.697 for the years ended December 31, 1997, 1996 and 1995, respectively, and $.397 and $.372 for the six months ended June 30, 1998 and 1997, respectively.



(5) Income data for 1998 includes the April 1998 net gain of $3,900 ($6,680 pre-tax) on the sale of Consumers' New Hampshire operations pursuant to the State's condemnation statute. On a per share basis, the net gain was $.10 of the Pro forma combined basic and diluted income per share and $.14 of the Consumers Equivalent basic and diluted income per share.

                        PHILADELPHIA SUBURBAN CORPORATION
                   PRO FORMA CONDENSED COMBINED BALANCE SHEETS
                               AS OF JUNE 30, 1998
                             (Amounts in thousands)
                                   (Unaudited)


                                                                   PSC          Consumers       Pro Forma           Pro Forma
                                                               Historical       Historical     Adjustments          Combined
                                                              -----------      -----------     -----------         -----------
Assets
Property, plant and equipment, at cost                        $   703,758      $   484,381     $      --           $ 1,188,139
Less accumulated depreciation                                     128,058           93,535            --               221,593
                                                              -----------      -----------     -----------         -----------
  Net property, plant and equipment                               575,700          390,846            --               966,546

Current assets:
  Cash                                                              1,192            4,071            --                 5,263
  Accounts receivable, net                                         26,254           13,764            --                40,018
  Inventory, materials and supplies                                 1,947            2,031            --                 3,978
  Prepayments and other current assets                              1,221            4,121            --                 5,342
                                                              -----------      -----------     -----------         -----------
  Total current assets                                             30,614           23,987            --                54,601

Regulatory assets                                                  51,135            3,633            --                54,768
Deferred charges and other assets, net                              5,427           18,028            --                23,455
                                                              -----------      -----------     -----------         -----------
                                                              $   662,876      $   436,494     $      --           $ 1,099,370
                                                              ===========      ===========     ===========         ===========

Liabilities and Stockholders' Equity
Stockholders' equity:
  Cumulative preferred stock                                  $     3,220      $     1,044     $    (1,044)(1)     $     3,220
  Common stock                                                     14,043            9,008          (2,407)(2)          20,644
  Capital in excess of par value                                  157,206           80,256           3,451 (3)         240,913
  Retained earnings                                                60,357           23,906            --                84,263
  Minority interest                                                  --              2,371            --                 2,371
  Treasury stock                                                   (9,265)            --              --                (9,265)
                                                              -----------      -----------     -----------         -----------
  Total stockholders' equity                                      225,561          116,585            --               342,146

Long-term debt, excluding current portion                         254,443          151,119            --               405,562

Current liabilities:
  Loans payable and current portion of long-term
    debt                                                            8,168           12,191            --                20,359
  Accounts payable                                                  6,641            2,884            --                 9,525
  Other accrued liabilities                                        17,090           24,869            --                41,959
                                                              -----------      -----------     -----------         -----------
  Total current liabilities                                        31,899           39,944            --                71,843

Deferred credits and other liabilities:
  Deferred income taxes and investment tax credits                 85,547           33,752            --               119,299
  Customers' advances for construction and other                   39,441           22,464            --                61,905
                                                              -----------      -----------     -----------         -----------
  Total deferred credits and other liabilities                    124,988           56,216            --               181,204

Contributions in aid of construction                               25,985           72,630            --                98,615
                                                              -----------      -----------     -----------         -----------
                                                              $   662,876      $   436,494     $      --           $ 1,099,370
                                                              ===========      ===========     ===========         ===========

See accompanying notes to Pro Forma Condensed Combined Financial Statements.

                        PHILADELPHIA SUBURBAN CORPORATION
                   PRO FORMA CONDENSED COMBINED BALANCE SHEETS
                             AS OF DECEMBER 31, 1997
                             (Amounts in thousands)
                                   (Unaudited)


                                                                   PSC          Consumers       Pro Forma           Pro Forma
                                                               Historical       Historical     Adjustments          Combined
                                                              -----------      -----------     -----------         -----------
Assets
Property, plant and equipment, at cost                        $   656,011      $   510,930     $      --           $ 1,166,941
Less accumulated depreciation                                     121,528           92,787            --               214,315
                                                              -----------      -----------     -----------         -----------
  Net property, plant and equipment                               534,483          418,143            --               952,626

Current assets:
  Cash                                                                680            2,694            --                 3,374
  Accounts receivable, net                                         23,534           13,772            --                37,306
  Inventory, materials and supplies                                 1,847            2,068            --                 3,915
  Prepayments and other current assets                              1,002            6,585            --                 7,587
                                                              -----------      -----------     -----------         -----------
  Total current assets                                             27,063           25,119            --                52,182

Regulatory assets                                                  51,203            4,198            --                55,401
Deferred charges and other assets, net                              5,723           18,239            --                23,962
                                                              -----------      -----------     -----------         -----------
                                                              $   618,472      $   465,699     $      --           $ 1,084,171
                                                              ===========      ===========     ===========         ===========

Liabilities and Stockholder's Equity
Stockholders' equity:
  Cumulative preferred stock                                  $     3,220      $     1,044     $    (1,044)(1)     $     3,220
  Common stock                                                     13,294            8,968          (2,396)(2)          19,866
  Capital in excess of par value                                  128,065           79,555           3,440 (3)         211,060
  Retained earnings                                                56,136           20,134            --                76,270
  Minority interest                                                  --              2,370            --                 2,370
  Treasury stock                                                  (5,970)             --              --                (5,970)
                                                              -----------      -----------     -----------         -----------
  Total stockholders' equity                                      194,745          112,071            --               306,816

Long-term debt, excluding current portion                         232,471          171,771            --               404,242

Current liabilities:
  Loans payable and current portion of long-term
    debt and preferred stock of subsidiary with
    mandatory redemption requirements                              17,062           19,666            --                36,728
  Accounts payable                                                 10,259            5,177            --                15,436
  Other accrued liabilities                                        17,376           26,928            --                44,304
                                                              -----------      -----------     -----------         -----------
  Total current liabilities                                        44,697           51,771            --                96,468

Deferred credits and other liabilities:
  Deferred income taxes and investment tax credits                 83,129           30,740            --               113,869
  Customers' advances for construction and other                   38,574           22,049            --                60,623
                                                              -----------      -----------     -----------         -----------
  Total deferred credits and other liabilities                    121,703           52,789            --               174,492

Contributions in aid of construction                               24,856           77,297            --               102,153
                                                              -----------      -----------     -----------         -----------
                                                              $   618,472      $   465,699     $      --           $ 1,084,171
                                                              ===========      ===========     ===========         ===========

  See accompanying notes to Pro Forma Condensed Combined Financial Statements.

                        PHILADELPHIA SUBURBAN CORPORATION
                PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                (Amounts in thousands, except per share amounts)
                                   (Unaudited)


                                                                PSC           Consumers       Pro Forma           Pro Forma
                                                             Historical       Historical     Adjustments          Combined
                                                             ----------       ----------     -----------          ---------
Earned revenues                                               $71,617           $47,562        $     --            $119,179

Costs and expenses:
   Operating expenses                                          27,688            20,563              --              48,251
   Depreciation and amortization                                7,737             6,036              --              13,773
   Taxes other than income taxes                                4,801             6,176              --              10,977
                                                              -------           -------        --------            --------
   Total costs and expenses                                    40,226            32,775              --              73,001

Operating income                                               31,391            14,787              --              46,178

Interest expense                                                9,424             6,987              --              16,411
Gains on sales of properties                                       --            (6,680)             --              (6,680)
Other                                                            (357)             (764)             --              (1,121)
                                                              -------           -------        --------            --------
Income from continuing operations
     before income taxes                                       22,324            15,244              --              37,568
Provision for income taxes                                      9,085             5,943              --              15,028
                                                              -------           -------        --------            --------
Income from continuing operations                             $13,239           $ 9,301        $     --            $ 22,540
                                                              =======           =======        ========            ========

Income per share from continuing operations:
   Basic                                                      $  0.48           $  1.03        $     --            $   0.56
                                                              =======           =======        ========            ========
   Diluted                                                    $  0.48           $  1.03        $     --            $   0.55
                                                              =======           =======        ========            ========

Average common shares outstanding during the period:
   Basic                                                       27,168             8,997           4,190              40,355
                                                              =======           =======        ========            ========
   Diluted                                                     27,604             9,009           4,195              40,808
                                                              =======           =======        ========            ========

See accompanying notes to Pro Forma Condensed Combined Financial Statements.

                        PHILADELPHIA SUBURBAN CORPORATION
                PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                (Amounts in thousands, except per share amounts)
                                   (Unaudited)


                                                                PSC           Consumers       Pro Forma           Pro Forma
                                                             Historical       Historical     Adjustments          Combined
                                                             ----------       ----------     -----------          ---------
Earned revenues                                              $136,171           $98,339        $    --             $234,510

Costs and expenses:
   Operating expenses                                          55,899            42,659             --               98,558
   Depreciation and amortization                               14,580            11,270             --               25,850
   Taxes other than income taxes                                8,893            12,452             --               21,345
                                                             --------           -------        --------            --------
   Total costs and expenses                                    79,372            66,381             --              145,753

Operating income                                               56,799            31,958             --               88,757

Interest expense                                               17,890            15,277             --               33,167
Gains on sales of properties                                       --              (690)            --                 (690)
Other                                                            (152)           (1,264)            --               (1,416)
                                                             --------           -------        --------            --------
Income from continuing operations
     before income taxes                                       39,061            18,635             --               57,696
Provision for income taxes                                     15,873             6,559             --               22,432
                                                             --------           -------        --------            --------
Income from continuing operations                            $ 23,188           $12,076        $    --             $ 35,264
                                                             ========           =======        ========            ========

Income per share from continuing operations:
   Basic                                                     $   0.89           $  1.36        $    --             $   0.90
                                                             ========           =======        ========            ========
   Diluted                                                   $   0.88           $  1.36        $    --             $   0.89
                                                             ========           =======        ========            ========

Average common shares outstanding during the period:
   Basic                                                       25,908             8,857           4,125              38,890
                                                             ========           =======        ========            ========
   Diluted                                                     26,273             8,859           4,126              39,258
                                                             ========           =======        ========            ========

See accompanying notes to Pro Forma Condensed Combined Financial Statements.

                        PHILADELPHIA SUBURBAN CORPORATION
                PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                (Amounts in thousands, except per share amounts)
                                   (Unaudited)


                                                                PSC           Consumers       Pro Forma           Pro Forma
                                                             Historical       Historical     Adjustments          Combined
                                                             ----------       ----------     -----------          ---------
Earned revenues                                               $122,503          $93,589        $     --            $216,092

Costs and expenses:
   Operating expenses                                           51,615           42,734              --              94,349
   Depreciation and amortization                                13,333           10,128              --              23,461
   Taxes other than income taxes                                 8,265           11,823              --              20,088
                                                              --------          -------        --------            --------
   Total costs and expenses                                     73,213           64,685              --             137,898

Operating income                                                49,290           28,904              --              78,194

Interest expense                                                15,311           14,635              --              29,946
Loss on sales of properties                                         --              342              --                 342
Other                                                              230             (933)             --                (703)
                                                              --------          -------        --------            --------
Income from continuing operations
     before income taxes                                        33,749           14,860              --              48,609
Provision for income taxes                                      13,971            5,379              --              19,350
                                                              --------          -------        --------            --------
Income from continuing operations                             $ 19,778          $ 9,481        $     --            $ 29,259
                                                              ========          =======        ========            ========

Income per share from continuing operations:
   Basic                                                      $   0.79          $  1.09        $     --            $   0.78
                                                              ========          =======        ========            ========
   Diluted                                                    $   0.78          $  1.09        $     --            $   0.77
                                                              ========          =======        ========            ========

Average common shares outstanding during the period:
   Basic                                                        24,966            8,625           4,020              37,611
                                                              ========          =======        ========            ========
   Diluted                                                      25,262            8,628           4,021              37,911
                                                              ========          =======        ========            ========

See accompanying notes to Pro Forma Condensed Combined Financial Statements.

                        PHILADELPHIA SUBURBAN CORPORATION
                PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                (Amounts in thousands, except per share amounts)
                                   (Unaudited)


                                                                PSC           Consumers       Pro Forma           Pro Forma
                                                             Historical       Historical     Adjustments          Combined
                                                             ----------       ----------     -----------          ---------
Earned revenues                                               $117,044          $89,146        $     --            $206,190

Costs and expenses:
   Operating expenses                                           51,702           40,536              --              92,238
   Depreciation and amortization                                11,557            8,835              --              20,392
   Taxes other than income taxes                                 7,676           10,814              --              18,490
                                                              --------          -------        --------            --------
   Total costs and expenses                                     70,935           60,185              --             131,120

Operating income                                                46,109           28,961              --              75,070

Interest expense                                                14,852           13,725              --              28,577
Gains on sales of properties                                        --           (2,042)             --              (2,042)
Other                                                              326           (1,520)             --              (1,194)
                                                              --------          -------        --------            --------
Income from continuing operations
     before income taxes                                        30,931           18,798              --              49,729
Provision for income taxes                                      12,901            6,885              --              19,786
                                                              --------          -------        --------            --------
Income from continuing operations                             $ 18,030          $11,913        $     --            $ 29,943
                                                              ========          =======        ========            ========

Income per share from continuing operations:
   Basic                                                      $   0.75          $  1.41        $     --            $   0.83
                                                              ========          =======        ========            ========
   Diluted                                                    $   0.75          $  1.41        $     --            $   0.83
                                                              ========          =======        ========            ========

Average common shares outstanding during the period:
   Basic                                                        23,803            8,385           3,910              36,098
                                                              ========          =======        ========            ========
   Diluted                                                      23,916            8,388           3,912              36,216
                                                              ========          =======        ========            ========

See accompanying notes to Pro Forma Condensed Combined Financial Statements.

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Description of Transaction and Basis of Presentation

         The Merger Agreement provides that each share of Consumers Common Stock will be exchanged for 1.459 shares of PSC Common Stock and that each share of Consumers Preferred Stock will be exchanged for 5.756 shares of PSC Common Stock, unless the Exchange Ratio is adjusted as provided in the Merger Agreement. The Merger, which is expected to be completed by the end of 1998, will be accounted for under the pooling-of-interests method and, accordingly, PSC's historical consolidated financial statements subsequent to the Merger will be restated to include the accounts and results of Consumers. The Merger is subject to closing conditions as described in the Merger Agreement, including regulatory and PSC and Consumers shareholder approval.

Financial Statement Classifications

         As necessary for fair presentation of the pro forma financial statements, amounts previously reported by PSC and Consumers have been reclassified for consistency of presentation.

Pro Forma Adjustments

   (1) Redemption of Consumers Preferred Stock (in exchange for PSC Common
       Stock).

   (2) The table below sets forth the pro forma adjustments to Common
       Stock:


                                                                      June 30, 1998              December 31, 1997
                                                                ------------------------      ------------------------
                                                                Number of      Dollars in     Number of     Dollars in
                                                                  Shares        Thousands       Shares      Thousands
                                                                ----------      --------      ----------    ----------
Conversion of Consumers Preferred Stock to PSC
   Common Stock                                                     60,080      $     30          60,080    $       30

Less: Redemption of outstanding Consumers
   Common Stock (in exchange for PSC Common Stock)              (9,008,305)       (9,008)     (8,967,894)       (8,968)

Amount of PSC Common Stock, par value $0.50 per
   share, to be issued for Consumers Common Stock               13,143,117         6,571      13,084,157         6,542
                                                                ----------      --------      ----------    ----------

Pro forma adjustment to Common Stock                             4,194,892      $ (2,407)      4,176,343    $   (2,396)
                                                                ==========      ========      ==========    ==========

Historical balance of PSC Common Stock
   outstanding, par value $0.50 per share                       27,560,713                    26,210,654
                                                                ==========                    ==========

Historical balance of Consumers Common Stock
   outstanding, par value $1.00 per share                        9,008,305                     8,967,894
                                                                ==========                    ==========

       The number of shares to be issued at the consummation of the Merger will be based on the actual number of shares of Consumers Common Stock and Consumers Preferred Stock outstanding at that time and the Exchange Ratio determined at that time.

   (3) Reflects adjustment to capital in excess of par value resulting from the exchange of Consumers Preferred Stock and Consumers Common Stock for PSC Common Stock.

Pro Forma Income Per Share from Continuing Operations

         Pro forma income per share from continuing operations gives effect to the exchange of Consumers Common Stock and Consumers Preferred Stock for PSC Common Stock assuming an Exchange Ratio of 1.459. The Merger Agreement provides that the Exchange Ratio may be adjusted in certain circumstances.

                         MARKET PRICE AND DIVIDEND DATA

PSC

         PSC Common Stock is traded under the symbol "PSC" on the New York Stock Exchange and the Philadelphia Stock Exchange. It is the present intention of the PSC Board of Directors to continue to pay regular quarterly cash dividends. However, the declaration and payment of future dividends is at the sole discretion of the PSC Board of Directors and the amount, if any, depends upon the earnings, financial condition and capital needs of PSC and other factors, including restrictions arising from state laws and regulations to which PSC and its subsidiaries are subject. The ability of PSC's subsidiary, PSW, to pay dividends is also subject to the restrictions arising under certain indentures entered into by such subsidiary. In addition, the holders of PSC Series B Preferred Shares will have a right prior to the holders of PSC Common Stock and holders of PSC Series A Junior Participating Preferred Shares to receive any payment of dividends.

Consumers

         The Consumers Common Stock is traded under the symbol "CONW" on the Nasdaq Stock Market. It is the present intention of the Consumers Board of Directors to continue to pay regular quarterly cash dividends. However, the declaration and payment of future dividends is at the sole discretion of the Consumers Board of Directors and the amount, if any, depends upon the earnings, financial condition and capital needs of Consumers and other factors, including restrictions arising from state laws and regulations to which Consumers and its subsidiaries are subject. The ability of Consumers' subsidiaries to pay dividends is also subject to restrictions arising under certain mortgages entered into by such subsidiaries. In addition, pursuant to the Merger Agreement, Consumers has agreed not to declare, set aside or pay any dividends on, or make any other distributions with respect to, any of Consumers' outstanding capital stock, other than dividends required to be paid on the Consumers Preferred Stock in accordance with the respective terms thereof and regular quarterly dividends on Consumers Common Stock with usual record and payment dates during any fiscal year, not in excess of $0.005 per quarter per share greater than the per share dividends for the corresponding quarter in the prior fiscal year. The holders of Consumers Preferred Stock have a right prior to the holders of Consumers Common Stock to receive payment of dividends due on the Consumers Preferred Stock.

         The table below sets forth, for the fiscal quarters indicated, the high and low sale prices for the PSC Common Stock and Consumers Common Stock as reported by the New York Stock Exchange and the Nasdaq Stock Market, respectively and the dividends paid by each of the companies.

                                 Price Per Share of                           Price Per Share of      Dividends Paid
                                  PSC Common Stock         Dividends Paid   Consumers Common Stock     Per Share of
                                  ----------------        Per Share of PSC  ----------------------      Consumers
                                     High         Low      Common Stock         High          Low      Common Stock
                                   -------     -------     ------------       -------      -------    --------------
Year ended December 31, 1996
First Quarter................      $ 11.57     $ 10.26       $ 0.145          $ 19.00      $ 16.50       $ 0.300
Second Quarter...............        12.57       11.25         0.145            18.25        14.50         0.300
Third Quarter................        12.94       11.63         0.152            18.75        15.50         0.300
Fourth Quarter...............        14.91       12.38         0.152            19.25        16.75         0.300
Year ended December 31, 1997
First Quarter................        15.47       11.72         0.152            18.75        16.75         0.300
Second Quarter...............        15.10       11.44         0.152            17.75        15.13         0.300
Third Quarter................        18.00       14.07         0.159            18.25        16.38         0.300
Fourth Quarter...............        22.18       15.10         0.159            20.75        17.00         0.305
Year ended December 31, 1998
First Quarter................        25.75       19.56        0.1625            22.75        19.00         0.305
Second Quarter...............        22.56       18.88        0.1625            28.06        19.50         0.305
Third Quarter (through
September 18, 1998)..........        27.63       20.50        0.1700            29.00        27.13         0.305


         On June 26,1998, the last full trading day prior to the announcement of the Merger, the reported New York Stock Exchange closing price of the PSC Common Stock was $20.88 per share. On September 18, 1998, the most recent available date prior to the date of this Joint Proxy Statement/Prospectus, the reported New York Stock Exchange closing price of the PSC Common Stock was $27.13 per share.

         On June 26, 1998, the last full trading day prior to the announcement of the Merger, the reported Nasdaq Stock Market closing price of the Consumers Common Stock was $24.25 per share. On September 18, 1998, the most recent available date prior to the date of this Joint Proxy Statement/Prospectus, the reported Nasdaq Stock Market closing price of the Consumers Common Stock was $28.19 per share.

                              SHAREHOLDER MEETINGS

         This Joint Proxy Statement/Prospectus is being furnished to the shareholders of PSC and Consumers in connection with the solicitation of proxies by the PSC Board of Directors for use at the PSC Special Meeting to be held on Monday, November 16, 1998, at 10:00 A.M., local time, at PSC's offices at 762 W. Lancaster Avenue, Bryn Mawr, PA 19010 and at all adjournments and postponements thereof, and by the Consumers Board of Directors for use at the Consumers Special Meeting to be held on Monday, November 16, 1998 at 11:00 A.M., local time, at the Portland Regency Hotel, 20 Milk Street, Portland, Maine 04101, and at all adjournments and postponements thereof.

         At the PSC Special Meeting, PSC shareholders will be asked to consider and vote upon three proposals: (i) approval of the Amendment to the Articles of Incorporation for an increase in the number of authorized shares of PSC Common Stock from 40,000,000 to 100,000,000; (ii) approval of the Merger Agreement; and
(iii) approval of the Amendment to the Equity Compensation Plan, increasing from 1,900,000 to 2,900,000 the aggregate authorized shares of the PSC Common Stock that may be issued or transferred under the Equity Compensation Plan and adopting certain other amendments. The consummation of the Merger Agreement is conditioned upon approval of the Amendment to the Articles of Incorporation. A copy of each of the Amendment to the Articles of Incorporation and the Amendment to the Equity Compensation Plan is attached as Annex E and F to this Joint Proxy Statement/Prospectus.

         At the Consumers Special Meeting, the holders of Consumers Stock will be asked to consider and vote upon a proposal to approve the Merger Agreement.


         A copy of the Merger Agreement (without the schedules thereto) is attached as Annex A to this Joint Proxy Statement/Prospectus. Pursuant to the Merger Agreement, upon satisfaction or waiver of certain conditions described in the Merger Agreement, (i) Consumers will be merged with and into Acquisition, a wholly-owned subsidiary of PSC, (ii) each outstanding share of Consumers Common Stock will be converted into the right to receive 1.459 shares of PSC Common Stock, subject to possible adjustment in accordance with the terms of the Merger Agreement, (iii) each outstanding share of Consumers Preferred Stock will be converted into the right to receive 5.756 shares of PSC Common Stock, subject to possible adjustment in accordance with the terms of the Merger Agreement, and
(iv) Consumers will cease to exist as a separate legal entity.


         A representative of KPMG Peat Marwick LLP, independent certified public accountants of PSC, will be present at the PSC Special Meeting, and a representative of Arthur Andersen LLP, independent auditors of Consumers, will be present at the Consumers Special Meeting, and each will have an opportunity to make a statement, if such representative so desires, and to respond to appropriate questions raised at such Shareholder Meeting.

                          VOTING AND PROXY INFORMATION

PSC


         The PSC Board of Directors has fixed the close of business on September 18, 1998 as the PSC Record Date for determining the holders of PSC Common Stock entitled to receive notice of and to vote at the PSC Special Meeting or any adjournments or postponements thereof. At the close of business on the PSC Record Date, there were 27,658,725 shares of PSC Common Stock outstanding. As of such date, such shares of PSC Common Stock were held by approximately 14,943 shareholders of record. The presence in person or by proxy of holders of record of shares representing a majority of the total issued and outstanding shares of the PSC Common Stock will constitute a quorum at the PSC Special Meeting.


         Under Pennsylvania law, approval of each of the three proposals, the Amendment to the Articles of Incorporation, the Amendment to the Equity Compensation Plan and the Merger Agreement, requires the affirmative vote of the majority of the votes cast by all shareholders of PSC Common Stock. The holders of PSC Common Stock are entitled to one vote on all matters properly brought before the PSC Special Meeting for each share of PSC Common Stock held by such persons. Votes may be cast in person at the PSC Special Meeting or by proxy.


         As of the PSC Record Date, directors and executive officers of PSC and their affiliates had the right to vote 301,545 shares of PSC Common Stock representing in the aggregate approximately 1.1% of the outstanding shares of PSC Common Stock as of the PSC Record Date. The directors and executive officers of PSC who hold such shares have informed PSC that they intend to vote all such shares in favor of the approval and adoption of the Merger Agreement.


         As of June 29, 1998, Vivendi ("Vivendi") owned 3,651,866 shares of PSC Common Stock, representing in the aggregate approximately 13.3% of the outstanding shares of PSC Common Stock as of such date. Vivendi has informed PSC that it intends to vote all such shares in favor of the approval and adoption of the Merger Agreement.

         Any PSC shareholder who signs and returns a proxy may revoke it at any time before it has been voted at the Special Meeting by (i) delivering to the Secretary of PSC written notice of its revocation, (ii) executing and delivering to the Secretary of PSC a proxy bearing a later date or (iii) attending the PSC Special Meeting and voting in person. Attendance at the PSC Special Meeting will not in and of itself constitute a revocation of any proxy given to PSC. Written notice of revocation should be sent to PSC at Philadelphia Suburban Corporation, 762 W. Lancaster Avenue, Bryn Mawr, PA 19010, Attention: Secretary. All properly executed proxies, if received in time for voting and not revoked, will be voted in accordance with the instructions specified, or, if no instructions are specified, will be voted for the approval of the Proposals.

Consumers


         The Consumers Board of Directors has fixed the close of business on September 18, 1998 as the Consumers Record Date for determining the holders of Consumers Stock entitled to receive notice of and to vote at the Consumers Special Meeting or any adjournments or postponements thereof. At the close of business on the Consumers Record Date, there were outstanding 9,010,305 shares of Consumers Common Stock and 10,438 shares of Consumers Preferred Stock. As of such date, the shares of Consumers Common Stock were held by approximately 5,791 shareholders of record and the shares of Consumers Preferred Stock were held by approximately 101 shareholders of record. The presence in person or by proxy of holders of record of shares representing a majority of the total outstanding shares of the Consumers Common Stock and Consumers Preferred Stock will constitute a quorum at the Consumers Special Meeting.

         Under Maine law and the terms of the Merger Agreement, approval of the Merger Agreement requires the affirmative vote of the holders of at least a majority of the shares of Consumers Common Stock and of the shares of Consumers Preferred Stock, outstanding at the Consumers Record Date, each voting as a class, and of at least a majority of the Consumers Common Stock and Consumers Preferred Stock voting together as one class.

         The holders of Consumers Common Stock and Consumers Preferred Stock are each entitled to one vote on all matters properly brought before the Consumers Special Meeting for each share of Consumers Common Stock or Consumers Preferred Stock, as the case may be, held by such persons. Votes may be cast in person at the Consumers Special Meeting or by proxy.


         As of the Consumers Record Date, directors and executive officers of Consumers and their affiliates had the right to vote (i) 90,176 shares of Consumers Common Stock (representing in the aggregate approximately 1.0% of the outstanding shares of Consumers Common Stock as of the Consumers Record Date) and (ii) none of the shares of Consumers Preferred Stock. The directors and executive officers of Consumers who hold such shares have informed Consumers that they intend to vote all such shares in favor of the approval of the Merger Agreement.



         As of the Consumers Record Date, Vivendi owned 2,040,658 shares of Consumers Common Stock, representing in the aggregate approximately 22.6% of the outstanding shares of Consumers Common Stock as of the Consumers Record Date. Vivendi has informed PSC that it intends to vote all such shares in favor of the approval and adoption of the Merger Agreement.


         Any Consumers shareholder who signs and returns a proxy may revoke it at any time before it has been voted by (i) delivering to the Secretary of Consumers written notice of its revocation, (ii) executing and delivering to the Secretary of Consumers a proxy bearing a later date or (iii) attending the Consumers Special Meeting and voting in person. Attendance at the Consumers Special Meeting will not in and of itself constitute a revocation of any proxy given to Consumers. Written notice of revocation should be sent to Consumers at Consumers Water Company, Three Canal Plaza, P.O. Box 599, Portland, ME 04112,
Attention: Secretary. All properly executed proxies, if received in time for voting and not revoked, will be voted in accordance with the instructions specified, or, if no instructions are specified, will be voted for the approval of the adoption of the Merger Agreement.

Proxies

         All shares represented by properly executed proxies received prior to or at the respective Shareholder Meetings and not revoked will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated on a properly executed returned proxy, such proxies will be voted FOR approval of the proposals set forth thereon (the "Proposals"). Brokers and nominees are precluded from exercising their voting discretion with respect to the approval and adoption of the Proposals and thus, absent specific instructions from the beneficial owner of such shares, are not empowered to vote such shares ("broker non-votes") with respect to the approval and adoption of such Proposals.

PSC

         Approval of each of the three PSC Proposals (the Amendment to the Articles of Incorporation, the Amendment to the Equity Compensation Plan and the Merger Agreement) requires the affirmative vote of the majority of the votes cast by all shareholders of PSC Common Stock. A properly executed proxy marked "ABSTAIN," although counted for purposes of determining whether there is a quorum, will not be counted for purposes of determining the aggregate number of votes cast. Similarly, broker non-votes will also be counted for purposes of determining whether there is a quorum, but will not be counted for purposes of determining the aggregate number of votes cast. Accordingly, abstentions and broker non-votes will have no effect on the approval of the Proposals.

Consumers

         Approval of the Merger Agreement requires the affirmative vote of the holders of at least a majority of the shares of Consumers Common Stock and of the shares of Consumers Preferred Stock, outstanding at the Consumers Record Date, each voting as a class, and of at least a majority of the Consumers Common Stock and Consumers Preferred Stock voting together as one class. Accordingly, abstentions and "broker non-votes" will have the effect of a vote against the Merger Agreement. However, shares represented by abstentions and "broker non-votes" will be counted for purposes of determining whether there is a quorum at the Shareholder Meeting.

         Neither the management of PSC nor of Consumers, as the case may be, knows of any business to be presented at its respective Shareholder Meeting other than such business described in this Joint Proxy Statement/Prospectus. Should additional business properly come before either of the Shareholder Meetings, the persons acting as the proxies will have discretion to vote in accordance with their own judgment on such business.

                                   THE MERGER

         The following information insofar as it relates to matters contained in the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference and attached hereto as Annex A. PSC and Consumers shareholders are urged to read the Merger Agreement in its entirety. All information contained in this Joint Proxy Statement/Prospectus with respect to Consumers, except such information described under "Opinion of SG Barr Devlin" has been supplied by Consumers for inclusion herein and has not been independently verified by PSC. All information contained in this Joint Proxy Statement/Prospectus with respect to PSC, except such information described under "Opinion of Salomon Smith Barney" has been supplied by PSC for inclusion herein and has not been independently verified by Consumers.


Background to the Merger

         In 1996, senior management of PSC began to consider ways to sustain and enhance the growth of PSC in the future. Mr. DeBenedictis, Chairman and Chief Executive Officer of PSC, reviewed his thoughts with the Board of Directors of PSC. The Board of Directors concurred and requested that management develop a strategic vision for PSC based on the consolidations in the water industry, regionally, state-wide and nationally.

         In connection with this strategic planning, PSC's management began to analyze possible acquisition candidates that would enable PSC to meet its growth objectives. As part of its national strategy considerations, Consumers was a primary focus in PSC's analysis based on various factors, including: (i) Consumers' relative size to PSC in terms of customers and market capitalization;
(ii) the geographic proximity of Consumers operations to PSC; and (iii) the common ownership of Consumers and PSC by Vivendi, which as of June 29, 1998 owned 13.3% of PSC and 22.7% of Consumers.

         At various meetings during 1997, representatives of PSC informed representatives of Vivendi of PSC's interest in considering a possible combination of PSC and Consumers. No commitment to support such a combination was forthcoming from Vivendi and in late 1997, PSC determined to approach Consumers' management directly.

         In early 1997, the Consumers Board of Directors retained Lochridge & Company ("Lochridge") of Boston, Massachusetts to advise it on strategic options available to increase shareholder value. In September of 1997, Lochridge offered recommendations to Consumers in the areas of capital management, financial structure and organizational structure to improve the value of Consumers' business to its shareholders and on the advisability of continuing a business strategy of growth through acquisitions. In September of 1997, Consumers retained SG Barr Devlin (formerly Barr Devlin Associates) to advise it with respect to an acquisition initiative received from a third party and with respect to its own acquisition program. With the assistance of SG Barr Devlin and its other advisors, the Consumers Board of Directors determined that the party that had made the acquisition initiative was not willing or able to propose a transaction which would be attractive to Consumers' shareholders and no substantive discussions were held.

         In late 1997, Mr. DeBenedictis and Mr. Haynes, President and Chief Executive Officer of Consumers, discussed the possible conceptual benefits of a merger of PSC and Consumers, but no basis for proceeding with further discussions was developed. In the meantime, Mr. DeBenedictis kept the Board of Directors of PSC advised of his view of a possible merger with Consumers as part of the overall discussions on PSC's strategic plan. In December, 1997, with the encouragement of the PSC Board of Directors, PSC engaged the investment banking firm of Salomon Smith Barney to act as its exclusive financial advisor in connection with a possible transaction with Consumers. Over the next several months, a number of analyses of the possible impact on PSC of a transaction with Consumers were developed.

         In March 1998, Mr. DeBenedictis called the Chairman of the Board of Consumers, Mr. Menario, to suggest that they meet to explore the benefits of a possible merger of the two companies. Mr. Menario indicated that he would discuss Mr. DeBenedictis' call with the Board of Directors of Consumers at the Board's April 1, 1998 meeting, after which he would call Mr. DeBenedictis if there is any interest in meeting.


         On April 2, Mr. Menario called Mr. DeBenedictis and together they arranged for Mr. DeBenedictis to meet Mr. Menario. The two parties met on April 7 and 8, 1998, during which discussions both gentlemen determined that there was sufficient commonality of interests for both companies to proceed with further discussions. A Confidentiality Agreement was signed by PSC and Consumers effective April 17, 1998. Salomon Smith Barney then contacted Consumers' investment bankers SG Barr Devlin to obtain preliminary financial data on Consumers. Following receipt of this information, there were some preliminary discussions of the value of a possible transaction to Consumers' shareholders between Mr. DeBenedictis and Mr. Menario.

         Over the next few weeks there was an exchange of additional information and a series of discussions between Mr. DeBenedictis and Mr. Haynes regarding issues that would need to be resolved in order for a transaction to take place. On April 29, 1998, a request for additional due diligence materials was made by PSC to Consumers. On Saturday, May 2, 1998 Mr. DeBenedictis, Mr. Haynes, Mr. Graham (Senior Vice President and Chief Financial Officer of PSC), Mr. Isacke (Senior Vice President and Chief Financial Officer of Consumers) and representatives of Salomon Smith Barney and SG Barr Devlin met in Boston to conduct additional financial due diligence. As a result of their discussions, management of both parties independently developed their lists of issues to be resolved and the range of exchange ratios that they felt might be of sufficient interest to their respective Boards of Directors to warrant further due diligence and discussion.

         During the next few weeks, there were various discussions narrowing many of the issues identified by the parties. During this period, Messrs. DeBenedictis, Haynes and Menario had informal discussions with members of their respective Boards to keep them informed of the progress of the negotiations and the proposed resolution of various open issues.

         On May 27, 1998, the Consumers Board of Directors authorized the formation of an ad hoc committee, to consist of directors Menario (Chairman), Haynes, Ketchum, Newman, Palmer, Schiavi and Viets, to advise management with respect to elements of the continuing discussions with PSC and to be in a position to respond to a proposal or proposals, if made.

         On June 15, 1998, Messrs. DeBenedictis, Haynes, Graham and Isacke and other senior executives of PSC and Consumers, along with representatives of Salomon Smith Barney and SG Barr Devlin met in New York to discuss the value of a possible transaction between PSC and Consumers. Following the meeting, management of the companies reached an understanding concerning the exchange ratio for the proposed merger, which they agreed, subject to due diligence, to submit to their respective Boards of Directors. The respective managements reached agreement on the exchange ratio through arms-length negotiations. In reaching their understanding, each management considered factors described below under "PSC Reasons for the Merger; Recommendation of PSC's Board of Directors" and "Consumers Reasons for the Merger; Recommendation of Consumers' Board of Directors" and the financial analysis performed by the respective financial advisors as summarized under "Opinion of Salomon Smith Barney" and "Opinion of SG Barr Devlin." The managements of the two companies did not assign relative or specific weights to any of such factors or analysis. The parties also agreed upon a time schedule to complete the due diligence review and negotiate a definitive merger agreement.

         On June 23, 1998, certain members of Consumers senior management, together with representatives of SG Barr Devlin and Consumers' legal advisors, briefed the ad hoc committee with respect to the status of the discussions with PSC and its due diligence investigation of PSC. At the ad hoc committee meeting, the committee, management of Consumers and their advisors discussed various open issues with respect to the discussions with PSC, including issues which the committee and management believed represented significant impediments to any agreement, and the options for dealing with certain of those issues.

         Because of the size of Vivendi's investment in both Consumers and PSC, both parties believed it was important to the success of the Merger that they request Vivendi's support for the transaction. On June 24, 1998, Mr. DeBenedictis and Mr. Stahl (Senior Vice President and General Counsel for PSC) met with Mr. Jobard (Chief Financial Officer of Vivendi's international water division) and Mr. Kimmel (counsel for Vivendi) to seek Vivendi's support for the Merger. On June 29, 1998, Vivendi provided PSC a letter indicating its intention to vote its shares in Consumers and PSC in favor of the transaction.

         On June 24, 1998 Messrs. DeBenedictis and Haynes and senior executives of both companies along with their legal and financial advisors met to discuss items from their due diligence review and to negotiate the detailed terms and specific language of the Merger Agreement. Negotiations were completed at the end of the day on June 25, 1998.

         On Friday afternoon on June 26, 1998 the Board of Directors of PSC met with Mr. DeBenedictis and senior management of PSC along with PSC's legal and financial advisors to review the proposed Merger Agreement, and to discuss Salomon Smith Barney's analysis of the transaction, including their opinion that the transaction was fair from a financial point of view to PSC as set forth in Salomon Smith Barney's fairness opinion letter. Such oral opinion was confirmed in writing on June 27, 1998. See "Opinion of Salomon Smith Barney." After additional reports by senior management concerning the Merger Agreement on the exchange ratio and the other issues, the Board of Directors of PSC approved the transaction as presented in the Merger Agreement.

         On Saturday June 27, 1998, the Board of Directors of Consumers met with Mr. Haynes and senior management of the company along with the company's legal and financial advisors to review the proposed Merger Agreement, and to discuss SG Barr Devlin's analysis of the transaction, including their written opinion dated June 27, 1998 that the Exchange Ratio was fair from a financial point of view to the shareholders of Consumers Common Stock. See "Opinion of SG Barr Devlin." After a full discussion, the Board of Directors approved the transaction as presented in the Merger Agreement.

         On Saturday June 27, 1998, the companies executed the original Merger Agreement, and on Monday June 29, 1998, prior to the opening of the New York financial markets, the parties issued an announcement of their agreement.

         On August 4, 1998, the parties agreed to amend and restate the Merger Agreement dated June 27, 1998 to modify the type of capital stock of PSC being exchanged for Consumers Preferred Stock. After discussion with its management and its financial advisors, the PSC Board of Directors approved the amended agreement on August 4, 1998. After discussion with its management, and upon receiving an oral opinion as to the fairness of the consideration being paid to Consumers Shareholders, the Consumers Board of Directors approved the amended Merger Agreement on August 5, 1998. The parties executed the amended Merger Agreement as of August 5, 1998.

         PSC Reasons for the Merger; Recommendation of PSC's Board of Directors

         PSC believes that the combination with Consumers can provide better opportunities to achieve significant benefits for both companies' shareholders, customers, employees and the regions that they serve than could be achieved by the two companies separately.

         The U.S. water utility industry is a highly fragmented industry, with more than 50,000 separate water utility systems nationally and a significant potential for consolidation; 85% of the nation's water systems serve populations of 3,300 or less and only approximately 15% of the nation's water systems are investor-owned water utilities. The vast majority of water systems are owned by municipalities or other governmental entities. Many of the smaller investor-owned and municipal systems are facing capital expenditure requirements for water quality compliance and infrastructure rehabilitation that may put a financial strain on their resources due to their limited customer base. As a result, PSC believes that there will be continued opportunity for consolidation in the water utility industry.

         Since 1992, PSC, through its regulated public utility subsidiary, PSW, has been acquiring and consolidating various municipal and small privately-owned water systems adjacent to its service territory in Southeastern


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


Pennsylvania. Beginning in 1992 through June 30, 1998, PSW has acquired 24 water and 2 wastewater systems in Southeastern Pennsylvania. PSC's management anticipates that the Merger will permit PSC to enter, and subsequently expand its customer growth in, the regions served by Consumers' operations in Illinois, Ohio, central and western Pennsylvania, New Jersey and Maine. PSC estimates there are approximately 6,051 water systems in Illinois, 6,134 water systems in Ohio, 2,400 water systems in Pennsylvania, 4,826 water systems in New Jersey and 800 water systems in Maine.

         The size of the combined organizations, which will be the second largest investor-owned water utility in the U.S. based on market capitalization, is expected to allow for the achievement of cost synergies, mainly through increased purchasing leverage in such areas as electricity, chemicals, and equipment and by spreading overhead expenses over a larger customer base. Other potential benefits of the Merger that may be realized include:

         (i) Increased operational expertise - PSC and Consumers possess broad and varied expertise in the management and operation of water systems (both on a centralized and de-centralized basis), infrastructure rehabilitation, water treatment and water quality research. This expertise will be able to be applied across the combined organization as a result of the Merger;

         (ii) Increased shareholder value - The Merger is projected to be accretive to earnings, excluding the one-time acquisition expenses, and to provide increased opportunity for growth;

         (iii) Financial flexibility - The significant increase in the market capitalization of the combined organization compared with the companies by themselves should enhance the overall credit quality of the combined organization and the liquidity of the publicly-traded equity securities, thus improving PSC's ability to fund future growth; and

         (iv) Increased geographic and regulatory diversity - As a result of the Merger, PSC will gain Consumers operations in four new states - Illinois, Ohio, New Jersey and Maine, while also obtaining a larger base from which to expand operations in Pennsylvania. This expansion into these other states will provide more geographic diversity to PSC's operations, which should provide some increased insulation from the impacts of adverse regional weather conditions, regional economic fluctuations and adverse regulatory developments in any one geographic area.

         THE PSC BOARD OF DIRECTORS UNANIMOUSLY DETERMINED TO APPROVE THE MERGER AGREEMENT, AND RECOMMENDS THAT THE PSC SHAREHOLDERS VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT.

Opinion of Salomon Smith Barney.

         At the meeting of the PSC Board of Directors held on June 26, 1998, Salomon Smith Barney delivered its oral opinion, subsequently confirmed in writing on June 27, 1998, to the PSC Board of Directors (the "Salomon Smith Barney Opinion") that, as of such date, the Exchange Ratio was fair, from a financial point of view, to PSC. No limitations were imposed by the PSC Board of Directors upon Salomon Smith Barney with respect to the investigation made or the procedures followed by Salomon Smith Barney in rendering its opinion. The Salomon Smith Barney Opinion was for the use and benefit of the PSC Board of Directors in connection with its consideration of the Merger.

         The full text of the Salomon Smith Barney Opinion is set forth as Annex B to this Joint Proxy Statement/Prospectus and sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Salomon Smith Barney. Holders of PSC Common Stock are urged to read the Salomon Smith Barney Opinion in its entirety. The Salomon Smith Barney Opinion is directed only to the fairness, from a financial point of view, of the Exchange Ratio to PSC and does not constitute a recommendation to any PSC shareholder as to how such shareholder should vote at the Special Meeting. The summary of the Salomon Smith

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


Barney Opinion as set forth in this Joint Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion, which is incorporated herein by reference.

         The Salomon Smith Barney Opinion is necessarily based upon conditions as they existed and could be evaluated on the date thereof and Salomon Smith Barney assumed no responsibility to update or revise its opinion based upon circumstances or events occurring after the date thereof. The Salomon Smith Barney Opinion does not imply any conclusion as to the price at which the PSC Common Stock will trade following the consummation of the Merger or at any other time in the future, which may vary depending upon, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities. The Salomon Smith Barney Opinion does not address PSC's underlying business decision whether or not to effect the Merger and Salomon Smith Barney expressed no view on the effect on PSC of the Merger and related transactions, other than as discussed herein. In arriving at its opinion, Salomon Smith Barney did not ascribe a specific consolidated range of values to either PSC or Consumers. The Salomon Smith Barney Opinion is directed only to the fairness, from a financial point of view, of the Exchange Ratio to PSC, and does not constitute a recommendation concerning how shareholders of PSC or Consumers should vote with respect to the Merger or related transactions. Salomon Smith Barney was not requested to and did not make any recommendations to the PSC Board of Directors as to the form or amount of consideration to be provided in the Merger, which was determined through arm's length negotiations between PSC and Consumers.

         In connection with rendering its opinion, Salomon Smith Barney reviewed and analyzed, among other things, the following: (i) a copy of the Merger Agreement; (ii) certain publicly available information concerning PSC including the Annual Reports on Form 10-K of PSC for each of the years in the three year period ended December 31, 1997; (iii) certain internal information, primarily financial in nature, including projections, concerning the business and operations of PSC, furnished to Salomon Smith Barney by PSC for purposes of Salomon Smith Barney's analysis; (iv) certain publicly available information concerning the trading of, and the trading market for, the PSC Common Stock; (v) certain publicly available information concerning Consumers, including the Annual Reports on Form 10-K of Consumers for each of the years in the three year period ended December 31, 1997; (vi) certain other information, primarily financial in nature, including projections, concerning the business and operations of Consumers, furnished to Salomon Smith Barney by Consumers and PSC for purposes of Salomon Smith Barney's analysis; (vii) certain publicly available information concerning the trading of, and the trading market for, the Consumers Common Stock; (viii) certain publicly available information with respect to certain other companies that Salomon Smith Barney believed to be comparable to PSC or Consumers and the trading markets for certain of such other companies' securities; and (ix) certain publicly available information concerning the nature and terms of certain other transactions that Salomon Smith Barney considered relevant to its inquiry. Salomon Smith Barney also considered such other information, financial studies, analyses, investigations and financial, economic and market criteria that it deemed relevant. Salomon Smith Barney also met with certain officers and employees of PSC and Consumers to discuss the past and current business conditions, including results of operations, financial condition and prospects, of PSC and Consumers and the proposed combined entity as well as other matters that it believed relevant to its inquiry.


         In its review and analysis and in arriving at its opinion, Salomon Smith Barney assumed and relied upon the accuracy and completeness of all of the financial and other information provided to Salomon Smith Barney or publicly available and neither attempted independently to verify nor assumed any responsibility for verifying any of such information and further relied upon the assurances of management of PSC that they are not aware of any facts that would make any of such information inaccurate or misleading. Salomon Smith Barney did not conduct a physical inspection of any of the properties or facilities of PSC or Consumers in connection with rendering its opinion, nor did Salomon Smith Barney make or obtain or assume any responsibility for making or obtaining any independent evaluations or appraisals of any of such properties or facilities, nor was Salomon Smith Barney furnished with any such evaluations or appraisals. With respect to the financial projections, including the forecasted amount and timing of the strategic benefits and synergies of the Merger, Salomon Smith Barney was advised by the managements of PSC and Consumers, and assumed, that such projections and forecasts were reasonably prepared and reflect the best currently available estimates and judgment of PSC's or Consumers' management, as the case may be, as to the future financial performance of PSC or Consumers, as the case may be. Salomon Smith Barney relied upon such projections and

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

forecasts in arriving at its opinion and expressed no view with respect to such projections and forecasts or the assumptions on which they were based. With respect to the strategic benefits, including in particular the opportunity expected by the management of PSC to purchase additional assets in the states where Consumers provides services and the opportunity to increase the value of such assets by integrating them with the combined operations of PSC and Consumers, and the opportunity to gain operating synergies expected by the management of PSC to result from a combination of the businesses of PSC and Consumers, Salomon Smith Barney assumed for purposes of its opinion, based on the advice of the management of PSC, that such strategic benefits and operating synergies can be substantially achieved. Salomon Smith Barney also assumed that the Merger will be consummated in a timely manner and in accordance with the Merger Agreement. In rendering its opinion, Salomon Smith Barney noted its understanding that the Merger will be accounted for as a pooling-of-interests in accordance with generally accepted accounting principles as described in Accounting Principles Board Opinion No. 16.

         In connection with its opinion, Salomon Smith Barney performed certain financial analyses, which it discussed with the PSC Board of Directors on June 26, 1998. The material portions of the analyses performed by Salomon Smith Barney in connection with the rendering of the Salomon Smith Barney Opinion are summarized below.

         Historical Market Price Ratio Analysis. Salomon Smith Barney analyzed the historical ratios between the market prices per share of Consumers Common Stock and PSC Common Stock (the "Historical Exchange Ratios"). The Historical Exchange Ratios were analyzed over the five year period between June 26, 1993 and June 26, 1998. The Historical Exchange Ratios were also analyzed for each of the twelve month, six month and one month periods ended June 26, 1998. During the five year period, the average Historical Exchange Ratio was 1.56. Over the twelve month, six month and one month periods, the average Historical Exchange Ratios were 1.03, 0.99 and 1.11, respectively. On June 26, 1998, the ratio of the market price for Consumers Common Stock to the market price for PSC Common Stock was 1.25.

         Pro Forma Contribution Analysis. In order to determine an implied exchange ratio based upon contribution analysis, Salomon Smith Barney analyzed and compared the respective last twelve months ("LTM") historical and projected contribution by PSC and Consumers to pro forma revenues, earnings before interest, taxes, depreciation and amortization ("EBITDA"), net income, book value and net property, plant and equipment ("PP&E"), based upon estimates from the managements of PSC and Consumers, in the fiscal years 1998 through 2000. These analyses indicated a range of implied exchange ratios of Consumers Common Stock to PSC Common Stock of (i) based on LTM historical and projected revenues,
1.578 to 2.099, (ii) based on LTM historical and projected EBITDA, 1.173 to 1.591, (iii) based on LTM historical and projected net income, 1.299 to 1.486,
(iv) based on LTM historical and projected book value, 1.394 to 1.558 and (v) based on LTM historical and projected net PP&E, 1.770 to 2.038. Based upon the results of these analyses, Salomon Smith Barney derived a selected range of implied exchange ratios of Consumers Common Stock to PSC Common Stock of 1.300 to 1.800.


         Discounted Cash Flow Analysis. Salomon Smith Barney performed a discounted cash flow ("DCF") analysis of Consumers for the fiscal years ended 1998 through 2002 to estimate the present value of the stand-alone unleveraged free cash flows that Consumers would be expected to generate if Consumers performed in accordance with certain financial forecasts. The DCF analysis for Consumers was based upon certain discussions with the managements of PSC and Consumers as well as upon certain financial forecasts prepared by the managements of PSC and Consumers. Salomon Smith Barney calculated a terminal year equity value per share for Consumers by applying a range of terminal stock price to earnings per share ("P/E") multiples of 15.0x to 18.0x to terminal year net income. The unlevered free cash flow amounts were then discounted to the present using a range of discount rates from 7.00% to 8.00%, based upon an analysis of the weighted average cost of capital ("WACC") of Consumers. Using the financial information and forecasts provided by the managements of PSC and Consumers, Salomon Smith Barney derived an implied equity value range for Consumers. This analysis, which did not consider any benefits derived from combining the businesses of PSC and Consumers, indicated an implied equity value range per share of Consumers Common Stock of $19.57 to $25.71, an implied book value multiple range of 1.6x to 1.9x and an implied EBITDA multiple range of 8.1x to 9.0x. Salomon Smith Barney performed a similar analysis of the terminal year equity value per share for PSC by applying a range of terminal P/E multiples of 17.0x to 20.0x and a range of discount rates from 7.00% to 8.00% to terminal year net income,

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

based upon PSC's WACC. Using the financial information and forecasts provided by the management of PSC, Salomon Smith Barney derived an implied equity value range for PSC. This analysis, which did not consider any benefits derived from combining the businesses of PSC and Consumers, indicated an implied equity value range per share of PSC Common Stock of $16.74 to $20.60, an implied book value multiple range of 1.7x to 2.0x and an implied EBITDA multiple of 8.3x to 9.2x. Finally, Salomon Smith Barney performed a DCF analysis of the present value per share on June 30, 1998 of potential cost savings from combining the businesses of PSC and Consumers. Estimates of potential cost savings were developed by PSC management from information provided by Consumers. This analysis was performed by applying a range of terminal P/E multiples of 15.0x to 18.0x and a range of discount rates from 7.00% to 8.00%, based upon PSC's WACC, and indicated that the present value per share of potential cost savings ranged from $0.91 to $1.00. Inclusion of the present value of these potential cost savings indicated an implied equity value range per share of Consumers Common Stock of $20.48 to $26.71.

         Based upon the results of this DCF analysis, Salomon Smith Barney performed a relative valuation analysis to determine a range of implied exchange ratios and trimmed exchange ratios of Consumers Common Stock to PSC Common Stock (with the trimmed exchange ratios calculated by adding or subtracting 10% from the corresponding mean implied exchange ratios). Salomon Smith Barney calculated the ratio of the implied DCF equity value range per share of Consumers Common Stock plus the present value of the potential cost savings from combining the businesses of PSC and Consumers to the implied DCF equity value range per share of PSC Common Stock. This analysis indicated a range of implied exchange ratios of Consumers Common Stock to PSC Common Stock of 0.994 to 1.596 and a range of trimmed exchange ratios of Consumers Common Stock to PSC Common Stock of 1.116 to 1.425.

         Trading Valuation. Using publicly available information, Salomon Smith Barney performed a trading valuation analysis for Consumers based on a range of multiples of LTM, estimated 1998 and estimated 1999 net income, LTM book value, LTM and estimated 1998 after tax cash flow ("ATCF"), LTM and estimated 1998 EBITDA and LTM earnings before interest and taxes ("EBIT") derived from a selected group of comparable publicly traded companies. Projected earnings estimates were based on information published by I/B/E/S, a data service that monitors and publishes a compilation of earnings estimates produced by selected research analysts on companies of interest to investors. This analysis indicated an implied equity value range per share of Consumers Common Stock of $19.75 to $23.50. Inclusion of the present value of potential cost savings from the combination of the businesses of PSC and Consumers indicated an implied equity value range per share of Consumers Common Stock of $20.66 to $24.50. Using publicly available information, Salomon Smith Barney performed a trading valuation analysis for PSC using the same range of multipliers and indicators. This analysis indicated an implied equity value range per share of PSC Common Stock of $13.25 to $15.75. A trading valuation for PSC using the same indicators in which large capitalization multiples (derived from a selected group of large capitalization comparable companies including American Water Works Company, Inc. and United Water Resources Inc.) were substituted for industry multiples indicated an implied equity value range per share of PSC Common stock of $14.75 to $18.25.

         Based upon the results of this trading valuation analysis, Salomon Smith Barney performed a relative valuation analysis to determine a range of implied exchange ratios and trimmed exchange ratios (calculated as described above) of Consumers Common Stock to PSC Common Stock. Salomon Smith Barney calculated the ratio of the implied trading valuation equity value range per share of Consumers Common Stock plus the present value of the potential cost savings from combining the businesses of PSC and Consumers to the implied large capitalization multiple trading valuation equity value range per share of PSC Common Stock. This analysis indicated a range of implied exchange ratios of Consumers Common Stock to PSC Common Stock of 1.132 to 1.661 and a range of trimmed exchange ratios of Consumers Common Stock to PSC Common Stock of 1.257 to 1.536.

         Control Premium Analysis. Salomon Smith Barney performed an analysis of the implied trading valuation equity value range per share of Consumers Common Stock plus an assumed control premium of 30%, with such assumed control premium chosen based on Salomon Smith Barney's analysis of the average premium paid across a wide range of electric, gas and water industry acquisition transactions. This analysis indicated an implied equity value range per share of Consumers Common Stock of $25.68 to $30.55. Salomon Smith Barney then performed a relative valuation analysis to determine a range of implied exchange ratios and trimmed exchange ratios (calculated as described

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


above) of Consumers Common Stock to PSC Common Stock. Salomon Smith Barney calculated the ratio of the implied control premium analysis equity value range per share of Consumers Common Stock to the implied large capitalization multiple trading valuation equity value range per share of PSC Common Stock. This analysis indicated a range of implied exchange ratios of Consumers Common Stock to PSC Common Stock of 1.407 to 2.071 and a range of trimmed exchange ratios of Consumers Common Stock to PSC Common Stock of 1.565 to 1.913.

         Comparable Transaction Analysis. Using publicly available information, Salomon Smith Barney performed an analysis of selected water industry business combination transactions (collectively, the "Consumers Comparable Transactions") from 1989 to 1996, including GWC Corporation's acquisition of Albuquerque Utilities Corp., American Water Works Company, Inc.'s acquisition of Avatar Holdings Inc., City of Sante Fe's acquisition of Sangre de Cristo Water, United Water Resources Inc.'s acquisition of GWC Corporation, American Water Works Company, Inc.'s acquisition of Pennsylvania Gas & Water Company and NIPSCO Industries, Inc.'s acquisition of IWC Resources Corporation. For each transaction, Salomon Smith Barney calculated (i) the equity purchase price as a multiple of LTM net income, LTM ATCF and LTM book value and (ii) the enterprise value as a multiple of LTM revenues, LTM EBITDA, LTM EBIT and LTM net PP&E. Using the financial information and forecasts provided by the managements of PSC and Consumers, Salomon Smith Barney derived an implied equity value range for Consumers upon application of the financial multiples from the Consumers Comparable Transactions. This analysis indicated an implied equity value range per share of Consumers Common Stock of $29.00 to $37.75.

         Based upon the results of this comparable transaction analysis, Salomon Smith Barney performed a relative valuation analysis to determine a range of implied exchange ratios and trimmed exchange ratios (calculated as described above) of Consumers Common Stock to PSC Common Stock. Salomon Smith Barney calculated the ratio of the implied comparable transaction equity value range per share of Consumers Common Stock to the implied large capitalization multiple trading valuation equity value range per share of PSC Common Stock. This analysis indicated a range of implied exchange ratios of Consumers Common Stock to PSC Common Stock of 1.589 to 2.559 and a range of trimmed exchange ratios of Consumers Common Stock to PSC Common Stock of 1.867 to 2.282.

         No transaction utilized as a comparison in the Consumers Comparable Transactions analysis is identical to the Merger. In evaluating the precedent transactions, Salomon Smith Barney made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of PSC and Consumers, such as the impact of competition on PSC and Consumers and the industry generally, industry growth and the absence of any material adverse change in the business conditions, including results of operations, financial condition and prospects, of PSC, Consumers or the industry, or in the financial markets in general.

         Pro Forma Combination Analysis of the Merger. Salomon Smith Barney analyzed certain pro forma effects of the Merger based upon the Exchange Ratio, including the impact of the Merger on the earnings per share ("EPS") of PSC and Consumers in fiscal years 1998 through 2002. Such analyses were based on earnings estimates and a range of base synergy projections provided by the management of PSC for the fiscal years ended 1998 through 2002. Salomon Smith Barney observed that, if the Merger were treated as a pooling-of-interests for accounting purposes, and if the estimated synergies were realized in the time frame anticipated by management, the issuance of PSC Common Stock in the Merger would have an accretive effect on pro forma PSC EPS in each year between 1999 and 2002 (excluding one-time integration charges of PSC).

         Additional Value From Growth Platform. Salomon Smith Barney examined PSC's previous acquisitions of smaller water systems and the incremental value created by such acquisitions. In order to derive an indication of the incremental value created by such acquisitions, Salomon Smith Barney analyzed PSC's experience in local acquisitions between 1985 and June 1998, assuming the capitalization of the target companies to be 50% equity and 50% debt. Using this assumption, Salomon Smith Barney analyzed (i) net income based on an allowed return on equity of 11% and (ii) terminal year equity value per share by applying a range of terminal P/E ratios of 15.0x to 18.0x to terminal year net income. Salomon Smith Barney then derived the incremental value created by each previous PSC acquisition. In addition, Salomon Smith Barney noted, based on information published by the U.S. Environmental Protection Agency,

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


the availability of a significant number of potential acquisition targets in Consumers' states of operation, including 6,051 in Illinois, 800 in Maine, 4,826 in New Jersey, 6,137 in Ohio and 2,400 in Pennsylvania, and the potential benefits that this expanded local presence could have in respect of PSC growth strategy.

         The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Salomon Smith Barney considered the results of all of its analyses as a whole and did not attribute any particular weight to any particular analysis or factor considered by it. Furthermore, selecting any portions of Salomon Smith Barney's analyses, without considering all analyses, would create an incomplete view of the process underlying Salomon Smith Barney's opinion. In addition, Salomon Smith Barney may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting for any particular analysis described above should not be taken to be Salomon Smith Barney's view of the actual value of Consumers.

         In performing its analysis, Salomon Smith Barney made numerous assumptions with respect to industry performance, general business, financial, market and economic conditions and other matters, many of which are beyond the control of PSC or Consumers. The analyses which Salomon Smith Barney performed are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Salomon Smith Barney's analysis of the fairness, from a financial point of view, of the Exchange Ratio to PSC. The analyses do not purport to be appraisals or to reflect the prices at which a company or any of its businesses might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. In addition, as described above, the Salomon Smith Barney Opinion and Salomon Smith Barney's presentation to the PSC Board of Directors were among the many factors taken into consideration by the PSC Board of Directors in making its determination to approve the Merger.

         Pursuant to the terms of an engagement letter dated December 19, 1997, PSC agreed to pay Salomon Smith Barney for its financial advisory and investment banking services: (i) a retainer fee of $50,000, which was paid upon execution of the engagement letter; (ii) a fee of $250,000, which was paid upon the rendering of the Salomon Smith Barney Opinion; (iii) a fee of $1,300,000 (less any fees under (i) and (ii)), payable upon consummation of the Merger; and (iv) if, following or in connection with the termination or abandonment of the Merger, PSC receives a termination fee or similar payment, an additional fee of 10% of any such payment (less any fees under (i) and (ii)), payable upon receipt of any such payment by PSC. PSC also agreed to reimburse Salomon Smith Barney for reasonable out-of-pocket expenses arising from the engagement, including legal fees and expenses. PSC will also indemnify Salomon Smith Barney against certain liabilities, including liabilities under the federal securities laws.

         Salomon Smith Barney is an internationally recognized investment banking firm that provides financial services in connection with a wide range of business transactions. As part of its business, Salomon Smith Barney regularly engages in the valuation of companies and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other purposes. In the ordinary course of its business, Salomon Smith Barney may actively trade the securities of PSC and Consumers for its own account and the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. Salomon Smith Barney and its affiliates (including Travelers Group Inc.) may have other business relationships with PSC and Consumers. The PSC Board of Directors retained Salomon Smith Barney based on Salomon Smith Barney's expertise in the valuation of companies as well as its substantial experience in transactions such as the Merger.

Consumers Reasons For The Merger; Recommendation of Consumers Board of Directors

         Consumers believes that the combination with PSC can provide better opportunities to achieve significant benefits for both companies' shareholders, customers, employees and the regions that they serve than could be achieved by the two companies separately.

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


         Consumers has been aware of consolidation going on within the U.S. water utility industry and the likely continuation of that trend as a result of capital expenditure requirements for water quality compliance and infrastructure rehabilitation and the opportunity for economies of scale available to larger entities in the industry through group purchasing programs and consolidation of financial and other functions. As a result, Consumers refocused attention on its acquisition policy, which had resulted in the acquisition of six water systems over the past five years. In addition, Consumers retained SG Barr Devlin in 1997, in part, to advise Consumers with respect to its ongoing acquisition program.

         Consumers has in recent years undertaken initiatives to increase shareholder value, including implementation of recommendations from the Lochridge Report received by Consumers in September of 1997. Consumers had retained Lochridge to advise it on strategic options available to increase shareholder value. Consumers' management and its Board of Directors felt, however, that it had not been successful in its acquisition efforts aimed at securing a combination with a water utility large enough to take full advantage of the consolidation opportunities and associated economies of scale available within the industry.

         The merger of Consumers and PSC will allow Consumers' shareholders to realize a significant increase in the value of their interest in Consumers through a tax-free transaction, while allowing Consumers' shareholders to continue to participate as investors in the water utility industry through ownership of a stronger, combined entity better able to take advantage of future consolidation in the industry and achieve some of the economies of scale that Consumers had been seeking.

         In addition, Consumers believes that the combined entity will provide more opportunities for its employees, moderate future rate increases to the Companies' customers through the realization of economies of scale and provide continued excellent service to its customers. The combined entity will also be in a better position to support customer growth in the regions served.

         In reaching its decision to approve the Merger, the Merger Agreement, and the transactions contemplated thereby, the Consumers Board considered a number of factors, including:

         (i) the respective businesses, operations, asset quality, financial condition, earnings, strategic business plans, histories of successful acquisition, competitive positions and stock price performance of Consumers and PSC;

         (ii) the strategic fit of Consumers and PSC, including the relative sizes of the two companies and of the combined entity, the financial strength of the combined entity, the growth prospects of the combined entity and the geographic proximity of the two companies' operations;

         (iii) the projected capitalization and market position of the combined entity;

         (iv) the pro forma financial effects of the proposed transactions and the enhanced prospects of the combined company as a result of the Merger;

         (v) the likely impact of the proposed Merger on the employees and customers of Consumers and its subsidiaries, on the communities in which Consumers presently conducts its business and on other Consumers constituencies;

         (vi) the current and prospective economic and regulatory climates facing PSC and Consumers including the consolidation currently underway, and further consolidation anticipated, in the water utility industry and the need for capital improvements to comply with ever stricter environmental regulations;

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         (vii)    the Exchange Ratio in the Merger from a number of valuation perspectives as presented by SG Barr Devlin and the current market value of the Merger to Consumers shareholders in light of Consumers' efforts to increase shareholder value;

         (viii) the June 27, 1998 and August 5, 1998 opinions of SG Barr Devlin that the consideration to be received by Consumers Shareholders in the Merger is fair to Consumers Shareholders from a financial point of view;

         (ix) the terms of the Merger Agreement, including the proposed Board representation and management structure of the combined company, and the termination provisions applicable in the event of a significant decline in the value of the PSC Common Stock relative to its price immediately prior to the announcement of the Merger;

         (x) the regulatory approvals required for consummation of the Merger; and

         (xi) the treatment of the Merger as a pooling-of-interest for financial accounting purposes and as a tax free reorganization for federal income tax purposes.

         The foregoing discussion of the information and factors considered by the Consumers Board of Directors is not intended to be exhaustive, but includes all material factors considered by the Consumers Board. In reaching its determination to approve and recommend the Merger, the Consumers Board of Directors did not assign relative or specific weights to the foregoing factors, and individual directors may have given different weights to different factors.

         FOR THE REASONS DESCRIBED ABOVE, THE CONSUMERS BOARD OF DIRECTORS HAS DETERMINED THE MERGER TO BE FAIR AND IN THE BEST INTERESTS OF CONSUMERS AND ITS SHAREHOLDERS, CUSTOMERS AND COMMUNITIES SERVED. ACCORDINGLY, THE CONSUMERS BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE 'FOR' APPROVAL OF THE MERGER AGREEMENT.


Opinion of SG Barr Devlin.

         On September 22, 1997, Consumers entered into an engagement letter with SG Barr Devlin pursuant to which SG Barr Devlin was retained to act as Consumers' financial advisor with respect to assisting Consumers in developing and implementing future strategic and financial courses of action including a potential business combination. SG Barr Devlin has delivered its written opinions to the Consumers Board of Directors, dated June 27, 1998 and August 5, 1998, to the effect that, on and as of the date of each such opinion, and based upon assumptions made, matters considered, and limits of the review, as set forth in the opinions, the Merger Consideration is fair, from a financial point of view, to the holders of Consumers Common Stock. The August 5, 1998 opinion of SG Barr Devlin also sets forth its opinion that the Merger Consideration is fair, from a financial point of view, to the holders of Consumers Common Stock and Consumers Preferred Stock. A copy of the August 5,1998 opinion of SG Barr Devlin is attached to this Proxy Statement/Prospectus as Annex C and is incorporated herein by reference.

         In connection with rendering its opinions, SG Barr Devlin (i) reviewed the Annual Reports, Forms 10-K and the related financial information for the three-year period ended December 31, 1997, and the Form 10-Q and the related unaudited financial information for the quarterly period ended March 31, 1998, for Consumers; (ii) reviewed the Annual Reports, Forms 10-K and the related financial information for the three-year period ended December 31, 1997, and the Form 10-Q and the related unaudited financial information for the quarterly period ended March 31, 1998, for PSC; (iii) reviewed certain other filings with the Securities and Exchange Commission and other regulatory authorities made by Consumers and PSC during the last three years, including proxy statements, Forms 8-K and registration statements; (iv) reviewed certain internal information, including financial forecasts, relating to the business, earnings, capital expenditures, cash flow, assets and prospects of Consumers and PSC furnished to SG Barr Devlin by Consumers and PSC; (v) conducted discussions with members of senior management of Consumers and PSC concerning their respective businesses, regulatory environments, prospects, strategic objectives and possible operating and administrative synergies and other benefits which might be realized for the benefit of the combined company following the Merger; (vi) reviewed the historical market prices and trading activity for the Consumers Common Stock and PSC Common Stock and compared them with those of certain publicly traded companies which SG Barr Devlin deemed to be relevant; (vii) compared the results of operations of Consumers and PSC with those of certain companies which SG Barr Devlin deemed to be relevant; (viii) compared the proposed financial terms of the Merger with the financial terms of certain business combinations which SG Barr Devlin deemed to be relevant; (ix) analyzed the valuation of the Consumers Common Stock, Consumers Preferred Stock and PSC Common Stock using various valuation methodologies which SG Barr Devlin deemed to be appropriate; (x) considered the pro forma capitalization, earnings and cash flow of the combined company; (xi) compared the pro forma capitalization ratios, earnings per share, dividends per share, cash flow per share and payout ratio of the combined company with each of the corresponding current and projected values for Consumers and PSC on a stand-alone basis; (xii) reviewed the Agreement; and
(xiii) reviewed such other studies, conducted such other analyses, considered such other financial, economic and market criteria, performed such other investigations and took into account such other matters as SG Barr Devlin deemed necessary or appropriate for purposes of its opinions.

         In rendering its opinions, SG Barr Devlin relied, without independent verification, on the accuracy and completeness of all financial and other information publicly available or otherwise furnished or made available to it by Consumers and PSC, and have further relied upon the assurances of management of Consumers and PSC that they were not aware of any facts that would make such information inaccurate or misleading. With respect to the financial projections of Consumers and PSC, SG Barr Devlin relied upon the assurances of management of Consumers and PSC that such projections were reasonably prepared and reflected the best currently available estimates and judgments of the management of Consumers and PSC as to the future financial performance of Consumers and PSC, as the case may be, and as to the projected outcomes of legal, regulatory and other contingencies. SG Barr Devlin did not express any opinion as to what the value of the PSC Common Stock actually will be when issued to the Consumers Shareholders pursuant to the Merger or the price at which PSC Common Stock will trade subsequent to the Merger. SG Barr Devlin was not provided with and did not undertake an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Consumers or PSC, nor did SG Barr Devlin make any physical inspection of the properties or assets of Consumers or PSC. Consumers did not authorize SG Barr Devlin to solicit, and it did not solicit, any indications of interest from any third party with respect to the purchase of all or a part of Consumers.

         In arriving at its opinions, SG Barr Devlin assumed that the Merger will be treated for federal income tax purposes as a reorganization of the type described in Section 368(a)(1) of the Code, and the regulations thereunder, and that Consumers Shareholders who exchange their shares solely for PSC Common Stock will recognize no gain or loss for federal income tax purposes as a result of the consummation of the Merger. In addition, SG Barr Devlin has assumed that the Merger will be accounted for as a "pooling of interests" business combination in accordance with U.S. generally accepted accounting principles. SG Barr Devlin's opinion is necessarily based upon general financial, stock market and other conditions and circumstances as they existed and could be evaluated, and the information made available to it, as of the date of each opinion. SG Barr Devlin's opinions were directed only to the Consumers Board of Directors and the fairness from a financial point of view to the Consumers Shareholders of the consideration to be offered pursuant to the terms of the Merger, and did not constitute a recommendation to any holder of Consumers Common Stock or Consumers Preferred Stock as to how such holder should vote at the Consumers Special Meeting. Although SG Barr Devlin evaluated the fairness from a financial point of view to the Consumers Shareholders of the consideration to be offered pursuant to the terms of the Merger, the specific consideration to be offered pursuant to the terms of the Merger was determined by Consumers and PSC through arm's-length negotiations. Consumers did not place any limitations upon SG Barr Devlin with respect to the procedures followed or factors considered by SG Barr Devlin in rendering its opinions.

         SG Barr Devlin has advised Consumers that, in its view, the preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its fairness opinions, SG Barr Devlin did not attribute any particular weight to any analysis or factor considered by it, nor did SG Barr Devlin ascribe a specific range of fair values to Consumers; rather, SG Barr Devlin made its determination as to the fairness to the Consumers Shareholders of the consideration to be offered pursuant to the terms of the Merger on the basis of qualitative judgments as to the significance and relevance of each of the financial and comparative analyses and factors described below. Accordingly, notwithstanding the separate factors summarized below, SG Barr Devlin believes that its analyses must be considered as a whole and that considering any portions of these analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the evaluation process underlying its opinions. In its analyses, SG Barr Devlin made many assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond Consumers' and PSC's control. Any estimates in these analyses do not necessarily indicate actual values or predict future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

         In connection with rendering its opinions and preparing its presentations to the Consumers Board of Directors, SG Barr Devlin performed a variety of financial and comparative analyses and considered a variety of factors of which the material analyses and factors are summarized below. While this summary describes the material analyses performed and factors considered, it does not purport to be a complete description of the analyses performed or factors considered by SG Barr Devlin. SG Barr Devlin's opinions are based upon its consideration of the collective results of all such analyses, together with the other factors referred to in its opinions. In connection with its August 5,1998 opinion, SG Barr Devlin performed certain procedures to update its analyses made for its June 27, 1998 opinion. The results of such analyses were substantially the same as those for the June 27, 1998 opinion.

         Stock Trading History. SG Barr Devlin reviewed the performance of the per share market prices and trading volumes of Consumers Common Stock and PSC Common Stock and compared such per share market price movements to movements in an index created to analyze the historical performance of selected water utilities (the "Water Index") to provide perspective on the current and historical stock price performance of Consumers and PSC relative to one another and the Water Index. The Water Index included American Water Works Company, Inc., United Water Resources Inc., California Water Service Group, E'Town Corporation, Southern California Water Company, Aquarion Company, Connecticut Water Service, Inc., Middlesex Water Company, Southwest Water Company and SJW Corp.

         Discounted Cash Flow Analysis. SG Barr Devlin prepared and reviewed the results of unleveraged discounted cash flow ("DCF") analyses for Consumers, assuming that Consumers performed in accordance with the operating and financial projections provided by its management for the fiscal years 1998 through 2000 (the "Projection Period"), as revised by SG Barr Devlin to reflect certain adjustments it deemed appropriate. To calculate the present value, the projected unleveraged free cash flows for each year during the Projection Period, together with the estimated value of the business in the final year of the Projection Period, were discounted to the present. SG Barr Devlin estimated terminal values for Consumers by applying multiples to the projected earnings before interest, taxes and depreciation ("EBITDA") in fiscal year 2000, projected earnings before interest and taxes ("EBIT") in fiscal year 2000, projected net income available for common stock ("Net Income") in fiscal year 2000, and projected book value of common equity ("Book Value") as of fiscal year-end 2000. The multiples applied were based on analyses of the corresponding multiples of certain public companies comparable to Consumers. For the purposes of these analyses, the terminal multiple ranges used were 7.5x - 9.5x with respect to EBITDA, 10.5x - 12.5x with respect to EBIT, 15.0x - 17.0x with respect to Net Income, and 1.60x
- 1.90x with respect to Book Value. The cash flow streams and terminal values were then discounted to present values using discount rates that ranged from 5.25% to 6.25%. This analysis produced implied values for Consumers Common Stock of $18.63 to $25.44 per share (without giving effect to a change of control premium), as compared to the equity value implied by the Exchange Ratio of approximately $30.46 per share based on the closing price of PSC Common Stock on June 26, 1998.

         Comparable Transaction Analysis. SG Barr Devlin reviewed certain proposed or completed transactions involving the acquisition of regulated water utilities and regulated gas distribution utilities or holding companies for

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



regulated water utilities and regulated gas distribution utilities (the "Comparable Transactions"). The Comparable Transactions involved companies possessing general business, operating and financial characteristics representative of companies in the industry in which Consumers operates.

         SG Barr Devlin calculated the implied equity consideration for each of the Comparable Transactions as a multiple of each company's respective Net Income for the latest 12-month period ended March 31, 1998 (the "LTM Period"), projected Net Income for the 12-month period ended December 31, 1998 and 1999, Book Value for the most recently available fiscal quarter ended March 31, 1998, after-tax cash flow from operations for the LTM Period, and premium to current equity market value. In addition, SG Barr Devlin calculated the "implied total consideration" (defined as the sum of the implied equity consideration, plus the liquidation value of preferred stock, the principal amount of debt, capitalized lease obligations, and minority interests, minus cash and cash equivalents) for each of the Comparable Transactions as a multiple of EBIT for the LTM Period and EBITDA for the LTM Period. The Comparable Transactions included in this analysis consisted of Essex County Gas Company/Eastern Enterprises, Bay State Gas Company/NIPSCO Industries, Inc., IWC Resources Corporation/NIPSCO Industries, Inc., Lykes Energy, Inc./TECO Energy, Inc., NorAm Energy Corp./Houston Industries Incorporated, and United Cities Gas Company/Atmos Energy Corporation. This analysis produced implied values for Consumers Common Stock of $25.49 to $31.41 per share as compared to the equity value implied by the Exchange Ratio of approximately $30.46 per share based on the closing price of PSC Common Stock on June 26, 1998.

         Because the reasons for and circumstances surrounding each of the Comparable Transactions analyzed were diverse and because of the inherent differences between the operations of Consumers and the companies in the selected transactions, SG Barr Devlin believed that a purely quantitative comparable transaction analysis would not be particularly meaningful in the context of the Merger. SG Barr Devlin believed that an appropriate use of a comparable transaction analysis in this instance would involve qualitative judgments concerning differences between the characteristics of these transactions and the Merger which would affect the value of Consumers.

         Publicly Traded Comparable Company Analysis. Using publicly available information, SG Barr Devlin compared selected financial information and ratios (described below) for Consumers with the corresponding financial information and ratios for a group of regulated water utilities (or their holding companies) deemed by SG Barr Devlin to be comparable to Consumers (the "Comparable Companies"). The Comparable Companies were selected on the basis of being companies which possessed general business, operating and financial characteristics representative of companies in the industry in which Consumers operates. The Comparable Companies included American Water Works Company, Inc., United Water Resources Inc., PSC, California Water Service Group, E'Town Corporation, Southern California Water Company, Aquarion Company, Connecticut Water Service, Inc., Middlesex Water Company, Southwest Water Company and SJW Corp.

         In evaluating the current market value of Consumers Common Stock, SG Barr Devlin determined ranges of multiples for selected financial ratios for the Comparable Companies, including: (i) the market value of outstanding common stock as a multiple of (a) Net Income for the LTM Period, (b) projected Net Income for the 12-month period ended December 31, 1998 and 1999, (c) Book Value for the most recently available fiscal quarter ended March 31, 1998 and (d) after-tax cash flow from operations for the LTM Period, and (ii) the "aggregate market value" (defined as the sum of the market value of common stock, plus the liquidation value of preferred stock, the principal amount of debt, capitalized lease obligations, and minority interests, minus cash and cash equivalents) as a multiple of (a) EBIT for the LTM Period and (b) EBITDA for the LTM Period. This analysis produced implied values for Consumers Common Stock of $18.63 to $24.80 per share (without giving effect to a change of control premium), as compared to the equity value implied by the Exchange Ratio of approximately $30.46 per share based on the closing price of PSC Common Stock on June 26, 1998.

         Because of the inherent differences between the operations of Consumers and the Comparable Companies, SG Barr Devlin believed that a purely quantitative comparable company analysis would not be particularly meaningful in the context of the Merger. SG Barr Devlin believed that an appropriate use of a comparable company analysis in this instance would involve qualitative judgments concerning differences between the characteristics of the Comparable

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


Companies and Consumers. Moreover, SG Barr Devlin observed that comparable company analysis does not reflect the potential incremental value to PSC of a controlling interest in Consumers, among other factors incidental to the Merger.

         Pro Forma Merger Analysis. SG Barr Devlin analyzed certain pro forma effects to the holders of Consumers Common Stock resulting from the Merger, based on the consideration to be offered in connection with the Merger, for the fiscal years 1999 through 2002. This analysis was based on the respective forecasts of the managements of Consumers and PSC, as revised by SG Barr Devlin to reflect certain adjustments it deemed appropriate, without giving effect to possible operating and administrative synergies. The analysis showed accretion in earnings per share and dilution in near-term dividends per share to holders of Consumers Common Stock and slight near-term dilution in earnings per share to holders of PSC Common Stock.

         Preferred Stock Valuation Analysis. SG Barr Devlin analyzed the value of the consideration to be received by holders of Consumers Preferred Stock in connection with the Merger. The valuation of the Consumers Preferred Stock is necessarily theoretical due to the lack of a public trading market for the Consumers Preferred Stock. In evaluating the theoretical fair market value of Consumers Preferred Stock, SG Barr Devlin determined a range of dividend yields for publicly traded utility preferred stock issues it deemed to be comparable. A theoretical fair market value was then calculated by applying the dividend rate and par value of the Consumers Preferred Stock to the range of dividend yields of the comparable preferred stock issues. This analysis produced implied values for Consumers Preferred Stock of $74.02 to $95.96 per share as compared to the implied preferred value of approximately $123.03 per share determined by multiplying 3.945 by the Exchange Ratio based on the closing price of PSC Common Stock on August 4, 1998.

         SG Barr Devlin was selected as Consumers' financial advisor because SG Barr Devlin and principals of SG Barr Devlin have significant experience in the investment banking and electric, gas and water utility industries. SG Barr Devlin is a division of Societe Generale specializing in strategic and merger advisory services to the electric, gas and water utility industries, the energy industry and selected other industries. In this capacity, SG Barr Devlin and principals of SG Barr Devlin have been involved as advisors in numerous transactions and advisory assignments in the electric, gas, water and energy industries and are constantly engaged in the valuation of businesses and securities in those industries.

         Pursuant to the terms of SG Barr Devlin's engagement, Consumers has agreed to pay SG Barr Devlin for its services in connection with the Merger (i) a financial advisory retainer fee of $40,000 per quarter commencing September 22, 1997, (ii) an initial financial advisory progress payment of $627,500 payable upon execution of the Agreement; (iii) a second financial advisory progress payment estimated at $625,000 payable upon approval by the Consumers Shareholders of the Merger; and (iv) a transaction fee based on the aggregate consideration to be received by Consumers and the Consumers Shareholders, ranging from 1.000% of such aggregate consideration (for a transaction with an aggregate consideration of $200,000,000) to 0.900% of such aggregate consideration (for a transaction with an aggregate consideration of $300,000,000). Any financial advisory retainer fees payable during the term of the engagement up to a total of $160,000 and all financial advisory progress fees would be credited against any transaction fee payable to SG Barr Devlin. The transaction fee that will be payable to SG Barr Devlin is currently estimated to be approximately $2.5 million. Consumers has agreed to reimburse SG Barr Devlin for its out-of-pocket expenses, including fees and expenses of legal counsel and other advisors engaged with the consent of Consumers, and to indemnify SG Barr Devlin against certain liabilities, including liabilities under the federal securities laws, relating to or arising out of its engagement.

         The full text of SG Barr Devlin's opinion dated as of August 5, 1998, which sets forth assumptions made and matters considered, is attached as Annex C to this Joint Proxy Statement/Prospectus. Shareholders of Consumers are urged to read this opinion in its entirety. SG Barr Devlin's opinion is directed only to the consideration received by Consumers Shareholders in the Merger and does not constitute a recommendation to any Consumers Shareholder as to how such shareholder should vote at the Special Meeting. The summary of

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


SG Barr Devlin's opinion set forth in this Joint Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion.

Certain Federal Income Tax Consequences

         The following summary discusses the material federal income tax consequences of the Merger. The summary is based upon the Code, applicable Treasury regulations thereunder and administrative rulings and judicial authority as of the date hereof. All of the foregoing are subject to change, possibly with retroactive effect, and any such change could affect the continuing validity of the following discussion. The discussion assumes that holders of Consumers Common Stock and Consumers Preferred Stock hold such stock as a capital asset for federal income tax purposes. Further, the discussion does not address the tax consequences that may be relevant to a particular shareholder subject to special treatment under certain federal income tax laws, such as dealers in securities, banks, insurance companies, tax-exempt organizations, non-United States persons, shareholders who acquired Consumers Common Stock through the exercise of options or otherwise as compensation or through a tax-qualified retirement plan, and holders of options under Consumers benefit plans. The discussion does not address any consequences arising under the laws of any state, locality or foreign jurisdiction.

         Neither Consumers nor PSC has requested a ruling from the Internal Revenue Service ("IRS") regarding any of the federal income tax consequences of the Merger. The opinions of counsel as to such federal income tax consequences described below will not be binding on the IRS and will not preclude the IRS from adopting a position contrary to that of the opinion.

         As of the date hereof, it is intended that the Merger will constitute a reorganization pursuant to Section 368(a) of the Code and that for federal income tax purposes, no gain or loss will be recognized by Consumers or the shareholders of Consumers to the extent they receive shares of PSC. The obligation of Consumers to consummate the Merger is conditioned on the receipt by Consumers of an opinion of Drummond Woodsum & MacMahon (i) that the Merger will constitute a reorganization within the meaning of Section 368(a)(1) of the Code and (ii) that shareholders of Consumers will not be subject to federal income tax on receipt of PSC Common Stock in exchange for Consumers Common Stock pursuant to the Merger. Such opinion will be based upon facts, representations and assumptions set forth is such opinion and upon certificates of officers of Consumers and PSC and representation letters of certain shareholders of Consumers.

         Assuming the Merger constitutes a reorganization under Section 368(a)(1) of the Code, no gain or loss will be recognized by holders of Consumers Common Stock or Consumers Preferred Stock as a result of the surrender of their Consumers Common Stock or Consumers Preferred Stock for PSC Common Stock pursuant to the Merger (except as discussed below with respect to cash received in lieu of fractional shares). The aggregate tax basis of the PSC Common Stock received in the Merger (including any fractional shares of PSC stock deemed received) will be the same as the aggregate tax basis of the Consumers Common Stock or Consumers Preferred Stock surrendered in exchange therefor in the Merger. The holding period of the PSC Common Stock received in the Merger (including any fractional shares of PSC stock deemed received) will be the same as the holding period of the Consumers Common Stock or Consumers Preferred Stock surrendered in exchange therefor in the Merger.

         If a holder of Consumers Common Stock or Consumers Preferred Stock receives cash in lieu of a fractional share interest in PSC Common Stock in the Merger, such fractional share interest will be treated as having been distributed to the holder, and such cash amount will be treated as received in redemption of the fractional share interest. Under Section 302 of the Code, if such redemption is "not essentially equivalent to a dividend" after giving effect to the constructive ownership rules of the Code, the holder will generally recognize capital gain or loss equal to the cash amount received for the fractional share interest reduced by the portion of the holder's tax basis in the Consumers Common Stock or Consumers Preferred Stock surrendered that is allocable to the fractional share interest in PSC Common Stock. Under these rules, a holder of Consumers Common Stock or Consumers Preferred Stock should ordinarily recognize capital gain or loss on the receipt of cash in lieu of a fractional share interest in PSC Common Shares.

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

         THE PRECEDING DISCUSSION DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT TO THE MERGER. THUS, CONSUMERS SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER APPLICABLE TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGES IN TAX LAWS.

Restrictions on Resales of Securities

         All shares of PSC Common Stock received by Consumers Shareholders in the Merger will be freely transferable, except that shares of PSC Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Act) of Consumers prior to the Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Act (or Rule 144 in the case of such persons who become affiliates of PSC) or as otherwise permitted under the Act. Persons who may be deemed to be affiliates of PSC or Consumers generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal shareholders of such party. The Merger Agreement requires PSC and Consumers to use reasonable efforts to cause each of their affiliates to execute a written agreement to the effect that such persons will not offer or sell or otherwise dispose of any of the shares of PSC Common Stock issued to such persons in the Merger in violation of the Act or the rules and regulations promulgated by the Commission thereunder.

Accounting Treatment

         The Merger is expected to qualify as a pooling-of-interests for accounting and financial reporting purposes. Under this accounting method, the assets and liabilities of Consumers will be carried forward to PSC on a consolidated basis at their historical recorded bases. Results of operations of PSC on a consolidated basis will include the results of Consumers for the entire fiscal year in which the Merger occurs. The reported balance sheet amounts and results of operations of the separate corporations for prior periods will be combined, reclassified and conformed, as appropriate, to reflect the combined balance sheets and statements of results of operations for Consumers and PSC. It is a condition to the obligations of PSC under the Merger Agreement that the transactions contemplated by the Merger Agreement, if consummated, will qualify as a transaction to be accounted for in accordance with the pooling-of-interests method of accounting under the requirements of APB No. 16. See "Unaudited Pro Forma Combined Condensed Financial Statements."

Regulatory Approvals


         The Merger is subject to the requirements of the HSR Act, and the rules and regulations thereunder which provide that certain transactions may not be consummated until required information and materials are furnished to the Antitrust Division and the FTC, and the requisite waiting period has expired or been terminated. PSC and Consumers filed the required information and materials with the Antitrust Division and the FTC effective on September 15, 1998. The Antitrust Division will be responsible for reviewing the required information and material.

         The Merger is also subject to state regulatory approval in each of the states in which PSC and Consumers provide utility service. The Merger must be approved by the (i) Illinois Commerce Commission, (ii) Public Utility Commissions of each of Pennsylvania and Maine and (iii) New Jersey Board of Public Utilities, before the Merger can be consummated. Applications to each such state regulatory agency have been filed. In addition, PSC and Consumers have submitted an application to the Public Utilities Commission of Ohio requesting that it either grant approval of the Merger or declare that its approval is not required.

         The governing legal standard varies from state to state, but generally PSC and Consumers will have to show that the Merger will not impair the ability of the local utility company to provide adequate service at reasonable rates.

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


The state Commerce Commission, Public Utility Commissions and the Board of Public Utilities may also look at the impact of the Merger on competition and on the employees of the local utility company.

         It is possible that the authorities in one or more of the foregoing jurisdictions may seek, as conditions for granting approval, various regulatory concessions. If any regulatory body conditions its approval upon concessions which, in the reasonable opinion of PSC and Consumers, would be expected to have a material adverse effect after giving effect to the consummation of the Merger, either party can, but is not obligated to, terminate the Merger Agreement. There can be no assurance that the required regulatory approvals will be obtained within the time frame contemplated by the Merger Agreement or on terms that are satisfactory to the parties.

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


                              THE MERGER AGREEMENT

         The following is a brief summary of certain provisions of the Merger Agreement, which is attached as Annex A to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. Such summary is qualified in its entirety by reference to the Merger Agreement.

         The Merger. The Merger Agreement provides that, following the approval and adoption of the Merger Agreement by the shareholders of PSC and Consumers and the satisfaction or waiver of the other conditions to the Merger, at the Effective Time, Consumers will be merged with and into Acquisition, a wholly-owned subsidiary of PSC, the separate existence of Consumers will thereupon cease and Acquisition will continue as the surviving corporation (the "Surviving Company"). As a result of the Merger and assuming an Exchange Ratio of 1.459, PSC would issue approximately 13,146,036 shares of PSC Common Stock, to holders of Consumers Common Stock and approximately 60,079 shares of PSC Common Stock, to holders of Consumers Preferred Stock. Cash will be paid in lieu of fractional shares. Holders of Consumers Preferred Stock are entitled to dissenters' rights in connection with the Merger. See "Dissenters' Rights of Appraisal." See "--Conditions Precedent to the Merger."

         The Merger will become effective in accordance with the articles of merger to be filed with the Secretary of State of the Commonwealth of Pennsylvania and the Maine Secretary of State. It is anticipated that such filing will be made immediately after Closing. The Merger Agreement obligates PSC to obtain listing of the PSC Common Stock being issued in the Merger to Consumers Shareholders on the New York Stock Exchange prior to the Effective Time.

         Surviving Company. At the Effective Time, each issued and outstanding share of common stock of Acquisition shall remain issued and outstanding and unaffected by the Merger. The Articles of Incorporation and Bylaws of Acquisition as in effect immediately prior to the Effective Time will be the Articles of Incorporation and Bylaws of the Surviving Company after the Effective Time, until thereafter changed or amended as provided therein or by applicable law.

         Consideration. At the Effective Time, by virtue of the Merger and without any action by any holder of Consumers Common Stock, each share of Consumers Common Stock, will be converted into 1.459 shares of PSC Common Stock, unless the Exchange Ratio is adjusted as provided in the Merger Agreement, and each share of Consumers Preferred will be converted into an amount of PSC Common Stock equal to 3.945 times the Exchange Ratio. The Exchange Ratio may be adjusted as follows: (i) if the product of 1.459 and the Calculation Price (as defined below) exceeds $32, then the Exchange Ratio shall equal the number determined by dividing $32 by the Calculation Price; or (ii) if the product of
1.459 and the Calculation Price is less than $28, then during the three business days commencing on the Determination Date (as defined below), PSC shall have the option of adjusting the Exchange Ratio to equal the number determined by dividing $28 by the Calculation Price. If PSC elects to adjust the Exchange Ratio, no termination will have occurred and the Merger Agreement will remain in effect in accordance with its terms (except as the Exchange Ratio will have been so modified). If PSC does not make such election, then Consumers has the option to terminate the Agreement. For purpose of the foregoing, capitalized terms have the following definitions:

                "Calculation Price" means the volume weighted average (rounded to the nearest one-thousandth of a dollar) of the trading prices of PSC Common Stock on the New York Stock Exchange ("NYSE"), as reported by Bloomberg Financial Markets (or such other source as the parties shall agree in writing), for each of the ten (10) consecutive trading days ending five (5) days before the Determination Date.


                "Determination Date" means the date on which all the conditions to Closing (other than those conditions that cannot be satisfied until the Closing Date) set forth in the Merger Agreement have been satisfied or waived.

         At the Effective Time, each outstanding option to purchase shares of Consumers Common Stock issued pursuant to Consumers' stock option plan will be assumed by PSC and will constitute an option to acquire, on the same terms and conditions as were applicable to such Consumers stock option, the same number of shares of PSC Common Stock into which such shares would have been converted pursuant to the Merger had such options been exercised immediately prior to the Effective Time at a price per share equal to the exercise price for the shares of Consumers Common Stock otherwise purchasable pursuant to such options, divided by the Exchange Ratio.


         Based upon the capitalization of Consumers and PSC as of September 18, 1998 and an assumed Exchange Ratio of 1.459, the holders of the then outstanding shares of Consumers Common Stock and Consumers Preferred Stock, collectively, would own approximately 13,206,114 shares of PSC Common Stock or approximately 32.3% of the outstanding shares of PSC Common Stock as a result of the Merger (assuming no exercise of the outstanding Consumers stock options).


         Exchange of Shares. At the Effective Time, the stock transfer books of Consumers shall be closed and there shall be no further registration of transfers of Consumers Stock. Immediately after the Effective Time, transmittal letters will be mailed to each holder of record of Consumers Stock to be used in forwarding his or her certificates evidencing such shares for surrender and exchange for certificates evidencing the shares of PSC Common Stock to which he or she has become entitled. After receipt of such transmittal form, each holder of certificates formerly representing Consumers Stock should surrender such certificates to the paying agent approved by PSC, and each such holder will receive in exchange therefor certificates evidencing the number of shares of PSC Common Stock to which such holder is entitled. Such transmittal letters will be accompanied by instructions specifying other details of the exchange. CONSUMERS SHAREHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES TO THE PAYING AGENT UNTIL THEY RECEIVE A TRANSMITTAL LETTER FOLLOWING THE EFFECTIVE TIME.

         No Further Rights. From and after the Effective Time, holders of certificates representing shares of Consumers Stock will cease to have any rights with respect to Consumers Stock. The sole right of holders of such certificates shall be the right to receive the number of shares of PSC Common Stock which the holder of such certificate is entitled to receive. The holder of such unexchanged certificate will not be entitled to receive any dividends or other distributions declared or made after the Effective Time with respect to PSC Common Stock until the certificate is surrendered. Subject to applicable laws, such dividends and distributions, if any, will be accumulated and, at the time of such surrender, all such unpaid dividends and distributions will be paid, without interest. None of PSC, Consumers, the paying agent or any other person will be liable to any holder of shares of Consumers Stock for any amount delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar laws.

         If a certificate for Consumers Stock has been lost, stolen or destroyed, the paying agent will issue PSC Common Stock in accordance with the Merger Agreement upon receipt of appropriate evidence as to such loss, theft or destruction, appropriate evidence as to the ownership of such certificate by the claimant and appropriate and customary indemnification.

         For a description of the differences between the rights of the holders of PSC Common Stock and Consumers Common Stock, see "Comparison of Rights of Holders of PSC and Consumers Common Stock."

         Governance of PSC and the Surviving Company. The Merger Agreement sets forth certain matters related to the Board of Directors and the executive officers of PSC and the Surviving Company, from and after the Effective Time. See "MANAGEMENT FOLLOWING THE MERGER."

         Representations and Warranties. The Merger Agreement contains certain representations and warranties of PSC and Acquisition regarding, without limitation, (i) due organization and good standing, (ii) authorized capital stock, (iii) ownership of subsidiaries and other investments, (iv) corporate authority to enter into the contemplated transaction, (v) recent reports filed with the Commission, (vi) financial statements, (vii) compliance with applicable laws, (viii) absence of certain material changes in PSC's business or other material events; (ix) insurance, (x) voting requirements, (xi) receipt of fairness opinions, (xii) tax matters and (xiii) regulatory matters, including utility regulations.

         The Merger Agreement contains certain representations and warranties of Consumers regarding, without limitation, (i) due organization and good standing,
(ii) authorized capital stock, (iii) ownership of subsidiaries and other investments, (iv) corporate authority to enter into the contemplated transaction, (v) recent reports filed with the Commission, (vi) financial statements, (vii) absence of certain material changes in Consumers business or other material events, (viii) compliance with applicable laws, (ix) real and personal property, (x) employee benefit plans, (xi) insurance, (xii) Year 2000 issues, (xiii) receipt of fairness opinions, (xiv) tax matters, (xv) regulatory matters, including utility regulations, (xvi) information suppled for use in this Joint Proxy Statement/Prospectus and (xvii) the absence of certain undisclosed liabilities relating to (a) contractual defaults, (b) material changes or events, (c) litigation, (d) violations of law, (e) intellectual property, (f) labor relations and (g) environmental matters.

         Certain Covenants.

         All Parties. Pursuant to the Merger Agreement, PSC and Consumers have each agreed that prior to the Effective Time, each will, among other things, (i) prepare and file with the SEC a preliminary proxy statement, (ii) afford each other reasonable access to certain information in order to conduct an examination of its business and prepare and file a Registration Statement on Form S-4, (iii) carry on their respective businesses and engage in transactions only in the ordinary course of business and consistent with their respective past prudent business practices, (iv) not take any action that would result in any of the representations and warranties set forth in the Merger Agreement becoming untrue at the Effective Time, (v) confer with and inform the other party regarding all material developments, transactions and proposals relating to its financial condition, properties, business or operations, (vi) use its best efforts to take or cause to be taken, all actions to consummate the Merger,
(vii) use its best efforts to preserve the pooling-of-interests accounting treatment, (viii) consult each other before issuing any press release with respect to the Merger and provide each other with an opportunity to review and comment on such press release and (ix) make all filings and submissions under the HSR Act, and use its best efforts to obtain all other governmental and regulatory approvals required to consummate the Merger.

         PSC. In addition to the covenants above, PSC has agreed that it will, among other things, (i) use its best efforts to have four designees of Consumers elected to the PSC Board, (ii) continue to provide certain employee benefits and compensation to Consumers employees after the Merger, as specified in the Merger Agreement, (iii) prepare and file with the Securities and Exchange Commission and duly seek effectiveness of a Registration Statement on Form S-4 containing this Joint Proxy Statement/Prospectus and (iv) use its best efforts to cause the PSC Common Stock to be issued in the Merger to be listed on the NYSE.

         PSC has agreed that from June 27, 1998 to the Effective Time, except
(A) as permitted or required by the Merger Agreement, and (B) as consented to by Consumers, that it will not, among other things, (i) amend its Articles of Incorporation or Bylaws, (ii) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, in each case if any such action could reasonably be expected to (a) delay materially the date of mailing of the Joint Proxy Statement/Prospectus or (b) if it were to occur after such date of mailing, require an amendment of the Joint Proxy Statement/Prospectus and (iii) acquire any business or any corporation, partnership, joint venture, association or other business organization or division thereof, in each case if any such action could reasonably be expected to (a) delay materially the date of mailing, of the Joint Proxy Statement/Prospectus or (b) if it were to occur after such date of mailing, require an amendment of the Joint Proxy Statement/Prospectus.

         Consumers. In addition to the covenants above, Consumers has agreed that it will, among other things, (i) consult the executive officers and representatives of PSC concerning the management of Consumers, (ii) use its best efforts to furnish to PSC: (a) after the end of each month, any management financial reports (together with all accompanying documents) prepared with respect to such month; (b) all notices from any Governmental Entity with respect to any alleged deficiency or violation which would have a Material Adverse Effect on the financial condition or operations of any subsidiary; (c) all material filings with Governmental Entities made by any subsidiaries; (d) all material correspondence with, and any prepared summaries of meetings with, representatives of the IRS or other taxing authorities; (e) all material correspondence or communications with state Governmental Entity concerning any subsidiaries; (f) all correspondence or communications with any rating agency and (g) copies of pleadings in all lawsuits in which the amount in controversy exceeds $25,000, (iii) deliver to PSC a duly executed letter agreement, in form and substance acceptable to PSC from each director of Consumers and any other person which would be an "affiliate" of Consumers for purposes of Rule 145 under the Securities Act regarding their Rule 145 and "pooling" obligations, (iv) terminate its Dividend Reinvestment Plan ("DRIP") prior to Closing and (v) terminate its Long Term Incentive Plan ("LTIP") as of the date of the Merger Agreement.


         In addition to the convents above, Consumers has agreed that from June 27, 1998 to the Effective Time, except (A) as permitted or required by the Merger Agreement or (B) as consented to by PSC, that it will not, among other things, (i) amend its Articles of Incorporation or Bylaws, (ii) split, combine or reclassify any of its outstanding capital stock or issue, or authorize the issuance of, any other securities in respect of, in lieu of, or in substitution for shares of it outstanding capital stock, (iii) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or to issue shares or units under the LTIP, specifically excluding (a) the exercise of options outstanding on the date of this Agreement or (b) the issuance of shares or units under the DRIP, (iv) purchase, redeem or otherwise acquire any shares of capital stock or other securities of Consumers, except for the DRIP, (v) declare or pay any dividend or other distribution in respect of its capital stock, except for dividends required to be paid on Consumers Preferred Stock and regular quarterly cash dividends on Consumers Common Stock not in excess of $.005 per quarter per share greater than the per share of dividends for the corresponding quarter in the prior fiscal year, (vi) sell, mortgage, encumber or otherwise dispose of any assets except in the ordinary course of business, (vii) incur any additional indebtedness except in the ordinary course of business under existing credit facilities or guarantee any such indebtedness of another person, (viii) make or incur any obligations for capital expenditure in the aggregate in excess of $25,000,000 for calendar year 1998, $26,000,000 for calendar year 1999 or $23,000,000 for calendar year 2000, (ix) increase the compensation or benefits of any of its employees, officers or directors or pay any bonuses, directly or indirectly, to any such persons, other than in accordance with past practices or in accordance with Consumers' program of stay-on bonuses, (x) modify, amend, terminate or waive any material right or claims other than in the ordinary course of business, (xi) acquire any business or any corporation, partnership, joint venture, association or other business organization or division for a purchase price of greater than $500,000, (xii) make any tax election or settle or compromise any income tax liability and
(xiii) increase the number of directors on Consumers' Board of Directors to more than eight.


         No Solicitation of Transactions. The Merger Agreement provides that neither Consumers nor any of its respective officers, directors, employees, financial advisors or agents will, directly or indirectly, solicit, initiate, encourage (including by way of furnishing information) or take any other action knowingly to facilitate any inquiries or proposals which constitute or may reasonably be expected to lead to an Acquisition Proposal (as defined in the Merger Agreement), engage in any discussions or negotiations relating thereto, or accept any Acquisition Proposal. This prohibition does not apply, subject to the observance of certain notice, confidentiality and other requirements, to certain discussions and negotiations occurring prior to shareholder approval of the Merger Agreement, which relate to Acquisition Proposals that the Consumers Board of Directors determines (i) are reasonably capable of being completed and
(ii) are more favorable to Consumers' shareholders from a financial point of view and from a strategic point of view than the Merger and the other transactions contemplated by the Merger Agreement that the Consumers Board of Directors concludes it should consider in order to fulfill its fiduciary duties to the shareholders of Consumers.

         Indemnification. The Merger Agreement provides that for a period of six years after the Effective Time, PSC shall indemnify, defend and hold harmless any person who served, at any time prior to the Merger, as a director or officer of Consumers (each, an "Indemnified Party") against all losses, claims, damages, liabilities, costs and expenses (including attorneys' fees and expenses), judgments, fines, losses and amounts paid in settlement in connection with any actual or threatened action, suit, claim, proceeding or investigation (each, a "Claim") to the extent that any such Claim is based on, or arises out of: (i) the fact that such Indemnified Person was, at any time prior to the Merger, a director or officer of Consumers or one of Consumers' subsidiaries or was, at any time prior to the Merger, serving at the request of Consumers as a director, officer, employee, or agent of another corporation, partnership, joint venture trust or other enterprise or one of Consumers' subsidiaries; or (ii) the Merger Agreement or any of the transactions contemplated thereby, in each case, to the extent that any such Claim pertains to any matter or fact arising, existing or occurring prior to or at the Effective Time, regardless of whether such Claim is asserted or claimed prior to, at or after the Effective Time, to the full extent permitted under the MBCA, Consumers' Articles of Incorporation or Bylaws or any indemnification agreement in effect at the date of the Merger Agreement, including provisions relating to advancement of expenses incurred in the defense of any such Claim.

         Certain Benefits Matters. Pursuant to the Merger Agreement, PSC shall cause Acquisition to, (i) honor, pursuant to their terms, all employee benefit obligations to current and former employees under the Consumers benefit plan for at least one year after the Effective Time, provide or cause to be provided to employees of Consumers and its subsidiaries, including former employees and family members of employees, compensation and benefit plans that are no less favorable than the Consumers benefit plans and (ii) honor all the obligations of Consumers and its subsidiaries under the Severance Plan, Consumers Severance Pay Plan, subsidiary executive severance plans, supplemental employee retirement plan and director deferred compensation plans which have been disclosed to PSC, in accordance with their terms, as of the date of the Merger Agreement.

         Consumers, at its discretion, may establish a program of stay-on bonuses for senior management of Consumers and its subsidiaries pursuant to which Consumers may pay such bonuses up to a total aggregate amount of $255,000 for all such bonuses to such individuals and in such individual amounts as determined by the Board of Directors of Consumers. In addition, Consumers, at its discretion, may enter into consulting agreements with certain employees to provide advice and assistance in connection with the Merger or matters that may arise after the completion of the Merger provided that the aggregate amount paid are payable under such consulting agreements shall not exceed $300,000.

         Conditions Precedent to the Merger. The respective obligations of each party to the Merger Agreement to effect the Merger are subject to the fulfillment prior to or at the Effective Time of certain conditions precedent.

         All Parties. The obligations of PSC and Consumers are subject to the fulfillment of each of the following conditions prior to or at the Effective Time, unless waived by both parties: (i) receipt of all material permits, authorizations, consents or approvals required by any Governmental Entity; (ii) such governmental approvals remain in effect; (iii) termination or expiration of the applicable waiting period under the HSR Act; (iv) the Merger shall have been approved by the requisite number of shareholders of PSC and Consumers; (v) no temporary restraining order, preliminary or permanent injunction or order prohibiting or preventing the consummation of the Merger shall be in effect;
(vi) the Registration Statement of which this Joint Proxy Statement/Prospectus is a part shall have become effective and shall not be the subject of a stop order or proceedings seeking a stop order, (vii) the representations and warranties of PSC and Consumers set forth in the Merger Agreement will have been true and correct in all material respects and (vii) PSC and Consumers shall each have completed a due diligence review of the other prior to September 1, 1998 without identifying an undisclosed fact or circumstance that would have an effect on either PSC or Consumers in excess of $2,000,000 in the aggregate.

         PSC. The obligation of PSC to effect the Merger is subject to the fulfillment of various conditions, prior to or at the Effective Time, unless waived by PSC, including, among others, (i) Consumers shall have performed and complied in all material respects with the obligations required to be performed by it prior to or at the Effective Time pursuant to the Merger Agreement, (ii) PSC shall have received legally effective releases from all participants of Consumers' LTIP for any claims for benefits or claims arising from termination of the LTIP, (iii) receipt by PSC of a legal opinion from Drummond Woodsum & MacMahon substantially in the form attached to the Merger Agreement, and (iv) the Merger will have met the requirements for pooling-of-interests accounting treatment.

         Consumers. The obligation of Consumers to effect the Merger is subject to the fulfillment prior to or at the Effective Time, unless waived by Consumers, of various conditions, including, among others, (i) PSC shall have performed and complied in all material respects with the obligations required to be performed by it prior to or at the

Effective Time pursuant to the Merger Agreement, (ii) Consumers shall have received from Drummond Woodsum & MacMahon a tax opinion that the Merger will be treated as a reorganization, within the meaning of Section 368(a) of the Code and (iii) Consumers shall have received a legal opinion from Reed Smith Shaw & McClay, LLP, substantially in the form attached to the Merger Agreement.

         Termination. The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger by PSC or Consumers' shareholders, (i) by mutual written consent of PSC and Consumers,
(ii) by either PSC or Consumers if (1) the other party has materially breached any representation, warranty or covenant of the Merger Agreement, (2) the Merger shall not have been consummated on or before July 1, 1999 (the "Termination Date"), except that the Termination Date shall be automatically extended under certain circumstances as described in the Merger Agreement, (3) a Governmental Entity shall have issued an order, decree or ruling permanently prohibiting or preventing the Merger and such order is final or (4) the Consumers Board of Directors shall have exercised its right under the Merger Agreement to accept a Superior Proposal (as defined in the Merger Agreement) or (iii) by Consumers if
(1) the product of the Calculation Price (as defined in the Merger Agreement) and 1.459 is less than $28, (2) PSC has not elected to adjust the Exchange Ratio and (3) the Consumers Board of Directors determines during the required time period to terminate the Merger Agreement.

         In the event of any termination of the Merger Agreement by either Consumers or PSC as provided above, the Merger Agreement will become void and there will be no liability or obligation on the part of PSC, Consumers or their respective directors, officers or shareholders (other than under certain specified provisions of the Merger Agreement), except to the extent that such termination results from the material breach by a party of its representations, warranties, covenants or agreements.

         Termination Fee.

         Payable by PSC. The Merger Agreement obligates PSC to pay to Consumers a termination fee equal to $1,250,000 if Consumers terminates the Merger Agreement due to (i) a material breach by PSC of any of its representations or warranties contained in the Merger Agreement, (ii) PSC's failure to comply in material respects with any of its covenants and agreements or (iii) any warranty or representation made by PSC becoming untrue in any material respect.

         Payable by Consumers. The Merger Agreement obligates Consumers to pay to PSC a termination fee of (i) $1,250,000 if PSC terminates the Merger Agreement due to (1) a material breach by Consumers of a representation or warranty of Consumers, (2) Consumers failure to comply in material respects with any of its covenants and agreements or (3) any warranty or representation made by Consumers becoming untrue in any material respect and (ii) $9,000,000 if either PSC or Consumers terminates the Agreement as a result of (1) Consumers accepting a Superior Proposal (as described in the Merger Agreement) or (2) the Consumers shareholders not having approved the Merger Agreement at a time when there was an Acquisition Proposal and if within 12 months of the Consumers Special Meeting such transaction was consummated. The foregoing shall be the parties' sole and exclusive remedies for the termination of the Merger Agreement.


         Fees and Expenses. The Merger Agreement provides that each party will pay all of its own legal, accounting and other expenses incurred in the preparation of the Merger Agreement, and the performance of the terms and provisions of the Merger Agreement except that (i) the expenses incurred in connection with the report under the HSR Act and (ii) the expenses incurred in connection with the printing, mailing and distribution of this Joint Proxy Statement/Prospectus, shall be borne equally by PSC and Consumers.

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


                         DISSENTERS' RIGHTS OF APPRAISAL

         Under Section 908(4) of the MBCA, there is no right of dissent provided to holders of any class or series of shares in a participating corporation in a merger, which shares were, at the record date, either registered or traded on a national securities exchange, or registered with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, unless the articles of incorporation of that corporation provide that there shall be a right of dissent or unless such holders are to receive as consideration in the merger something other than shares (or shares plus cash in lieu of fractional shares), of any other corporation, which shares were, at the record date, registered or traded on a national securities exchange.

         Because the Consumers Common Stock is traded on the Nasdaq Stock Market and is registered under the Securities Exchange Act of 1934 and because holders of Consumers Common Stock are to receive shares of PSC Common Stock (plus cash in lieu of fractional shares) as a result of the Merger, which shares are registered under the Securities Exchange Act and are traded on a national securities exchange, holders of Consumers Common Stock are not entitled to dissenter's rights under the MBCA.

         However, the Consumers Preferred Stock is not traded on a national securities exchange, nor is it registered under the Securities Exchange Act of 1934. Thus, holders of Consumers Preferred Stock are entitled to dissenter's rights, as described below.

         Under Section 908 of the MBCA, a holder of Consumers Preferred Stock, may, by complying with Section 909 of the MBCA, dissent from the Merger and, if the Merger is effected, be paid the fair value of his or her shares as of the day prior to the date on which the Merger is approved by the shareholders, excluding the effect of any appreciation or depreciation of shares in anticipation of the Merger.

         This right of dissent may be exercised as to all or less than all of a shareholder's shares. In order to exercise this right a shareholder must comply with three principal requirements.

         First, the shareholder must file with Consumers, at or prior to the Special Meeting, a written objection to the Merger. A vote against the Merger does not in itself constitute the required written objection. No objection is required, however, from any record shareholder to whom Consumers has failed to send notice of the Special Meeting.


         Second, the shareholder must not vote in favor of the Merger. The shareholder may abstain from the vote, but unless a signed proxy card indicates that the shareholder wishes to vote against or abstain, the shares represented by that proxy will be voted in favor of the Merger and the shareholder will not be permitted to exercise his or her right of dissent.

         Third, the shareholder must file a written demand for payment of the fair value of his or her shares with the corporation following the Merger within 15 days after the date of shareholder approval of the Merger Agreement. A demand for payment may be filed either by personally delivering it to Consumers or by mailing it by certified or registered mail to Consumers in each case at Consumers Water Company, 3 Canal Plaza, P.O. Box 599, Portland, Maine 04112-0599. The demand must specify the name and current address of the shareholder. Once filed a demand for payment may not be withdrawn without the consent of Consumers. A shareholder making such a demand may not thereafter vote or exercise any other rights of shareholder.


         Any shareholder failing either to object or to make demand in the time and manner provided in Section 909 shall have his or her shares converted into PSC Common Stock pursuant to the Agreement. In general, any shareholder making such objection and demand shall thereafter be entitled only to payment as provided in Section 909 and shall have no other rights as a shareholder.

         The right of a shareholder to be paid the fair value of his or her shares will terminate in the event that (i) the Merger is not approved or is abandoned, (ii) the shareholder demand is withdrawn upon consent, (iii) no judicial action for the determination of fair value shall have been filed within the time prescribed by Maine law (iv) the shareholder fails to comply with the statutory procedure, or (v) a court of competent jurisdiction determines that the shareholder is not entitled to demand payment.

         At the time the shareholder files his or her demand or within 20 days thereafter the shareholder must submit the certificates representing the shares for which such shareholder is demanding payment, for notation of the fact of such shareholder demand. A shareholder submitting certificates for notation must send them to Consumers Water Company, 3 Canal Plaza, P.O. Box 599, Portland, Maine 04112-0599. Share certificates will be returned to the shareholder promptly after notation has been made. Under the MBCA a dissenting shareholder who fails to submit certificates for such notation within this time limit will lose all rights as a dissenting shareholder (unless a court of competent jurisdiction for good and sufficient cause shown shall otherwise direct).

         Within the later of 25 days after the Merger is approved by the shareholders or 10 days after the Effective Time, Acquisition shall give written notice to each dissenting shareholder who has complied with the above procedure that the Merger has been effected, and shall make a written offer at a specified price to purchase the shares as to which each shareholder is dissenting. The offer will be made at the same price per share to all dissenting shareholders of the same class. Such notice and offer will be accompanied by a balance sheet of Consumers as of the latest available date (and not more than 12 months prior to the making of the offer) and a profit and loss statement of Consumers for the 12 month period ended on the date of such balance sheet.


         If Acquisition and a holder of Consumers Preferred Stock agree on a price during the 20 days after the last date for delivery of such notice, Acquisition shall, within 90 days after the Effective Time, make payment of the agreed amount upon surrender by the dissenting preferred shareholder of his or her shares, and upon such payment the dissenting preferred shareholder shall cease to have any interest in such shares. If Acquisition and any preferred shareholder fail to agree on the fair value of the shareholder's shares during such 20 day period, Acquisition may, within a 60 day period thereafter, bring an action in the Superior Court in Cumberland County in the State of Maine to determine the fair value of the shares, or a dissenting preferred shareholder may, up to 60 days after the Effective Date, demand in writing that Acquisition bring such an action, in which case Acquisition must do so within 30 days after receipt of such demand, and if Acquisition fails to institute an action within such 30 day period, any dissenting shareholder may bring a suit in the name of Acquisition. All actions to determine fair value, whether brought by Acquisition or a shareholder, must be filed within 6 months from the Effective Date.

         All dissenting shareholders, wherever residing, who have not agreed with Acquisition on a price for their shares shall be joined in any action to determine fair value and must be given service of process. The value determined by the Court will be binding on all eligible dissenting shareholders. Upon request of Acquisition, the Court will consider and pass upon whether specified dissenting shareholders have satisfactorily complied with all of the requirements of Section 909, and if it finds that shareholder has not, such shareholder will not be entitled to be paid the fair value as determined, but will be bound by the terms of the Merger Agreement. The burden of proof is on the shareholder to prove his or her eligibility.

         The judgment fixing the fair value of the shares is to include interest, at such rate as the Court may find to be fair and equitable, from the date of the shareholder vote to the date of payment unless, as to any shareholder, the Court shall determine that the shareholder's refusal to accept the corporate offer of payment for the preferred shares was arbitrary, vexatious or not in good faith, in which case the Court may, in its discretion, disallow interest. The judgment will be payable only upon surrender to Acquisition of the certificates representing such shares. Upon payment of the judgment, a dissenting shareholder will cease to have any interest in the shares. Costs and expenses of the proceeding, as determined by the Court, will be assessed against Acquisition, unless a shareholder's refusal to accept Acquisition's offer of payment for his or her shares is found to have been arbitrary, vexatious or not in good faith, in which case the Court may assess all or a portion of such costs against such shareholder. Costs and expenses will not include the fees and expenses of counsel or of expert witnesses, but will include reasonable compensation and expenses to any appraisers appointed by the Court. If the "fair value" of the shares, as determined by the Court, "materially exceeds" the amount which Acquistion offered to pay therefor, or if no such offer was made, the Court, in its discretion, may award any shareholder who is a party to the proceeding all or part of such shareholder's attorneys' fees or expenses and reasonable compensation and expenses to any expert employed by such shareholder.

         If a shareholder has exercised his or her right to dissent with respect to any shares of Consumers any transferee of such shares will not acquire any rights in Consumers other than the rights which the transferring shareholder had with respect to such shares as a dissenting shareholder. Any new certificate issued evidencing such transferred shares shall bear a notation reflecting the demand made by the transferor.

         A shareholder who is a minor or otherwise legally incapacitated will be bound by the procedural limitations of Section 909 of the Act. Any such shareholder may personally, or through a guardian or any person acting for such shareholder as a legally authorized representative, take all actions necessary to assert his or her right to dissent. Actions taken in respect of shares held of record by a nominee for the benefit of another may be made only by such nominee and not by the beneficial owner.

         The foregoing summary does not purport to be a complete statement of the provisions of Section 909 of the Act, and is qualified in its entirety by reference to the complete text of such Section, a copy of which is attached hereto as Annex D.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

         Certain members of the Consumers Board of Directors and management may be deemed to have certain interests in the Merger which are in addition to their interests as shareholders of Consumers Common Stock and/or Consumers Preferred Stock, generally. These additional interests may be deemed to arise from actions taken by Consumers with respect to consulting agreements and stay-on bonuses for Consumers executive officers and the executive officers of its operating utility subsidiaries, the application of the Severance Plan, the exchange of outstanding Consumers Incentive Stock Options for options for PSC common shares as part of the Merger and PSC's agreement to name four directors of Consumers to its Board of Directors following the Merger. The Consumers Board of Directors was aware of these interests and considered them, among other matters, in approving the Merger Agreement, and the transactions contemplated thereby.


         Consulting Agreements. The Merger Agreement provides that Consumers may, in its discretion, enter into consulting agreements with certain employees to provide advice and assistance in connection with the Merger or matters that may arise after the completion of the Merger, provided that the aggregate amount paid or payable under such consulting agreement shall not exceed $300,000. Consumers intends to enter into consulting agreements with Messrs. Haynes, Schumann, Isacke and Noran providing for payments to such officers of $135,000, $49,000, $49,000 and $32,000, respectively. In addition, Consumers intends to enter into a consulting agreement with one additional officer of the Company. The total amount payable under all of the consulting agreements is $297,000. See "THE MERGER AGREEMENT -- Certain Benefits Matters."


         Executive Retention Bonuses. The Merger Agreement provides that Consumers may, at its discretion, establish a program of stay-on bonuses for senior management of Consumers and its subsidiaries pursuant to which Consumers may pay bonuses up to a total aggregate amount of $255,000 for all such bonuses. The Consumers Board of Directors has agreed to provide Mr. Snellen a retention bonus of $32,000 and to pay an additional $223,000 to officers of the Company and its subsidiaries in additional retention bonuses. The aggregate amount of all such bonuses is $255,000. See "THE MERGER AGREEMENT -- Certain Benefits Matters."

         Executive Severance Plan. The Severance Plan provides benefits to members of senior management in the event that their employment with Consumers is terminated under certain circumstances following a "change in control." Under the Severance Plan, a "change in control" is deemed to have occurred, among other things, upon a merger or consolidation of Consumers as a result of which the holders of the outstanding voting shares of Consumers immediately prior to such merger hold less than 50% of the voting power of the surviving or resulting corporation. The Merger will result in a "change of control" under this definition. Each of Messrs. Haynes, Schumann, Isacke, Noran and Snellen is covered by the Severance Plan. If their employment is terminated following the Merger in a manner giving rise to a benefit under the Severance Plan, Messrs. Haynes, Schumann, Isacke, Noran and Snellen would be entitled to payments under the Severance Plan of $709,500, $483,000, $471,000, $239,600 and $229,000,
respectively.

         Consumers Options. The Agreement provides that at the Effective Time, each option to acquire Consumers common shares which is then outstanding shall cease to represent a right to acquire Consumers common shares and shall be converted automatically into an option to purchase PSC common shares, and PSC shall assume each such option, in accordance with the terms of the stock option plan under which it was granted.

         The following table sets forth, with respect to Messrs. Haynes, Schumann, Isacke, Noran and Snellen, (a) the number of Consumers's Common Stock subject to options held by such persons and (b) the number of shares of PSC Common Stock subject to the options upon conversion of the options to purchase Consumers's Common Stock based on the unadjusted Exchange Ratio. All options are fully vested.

                                         Number of Consumer Shares     Number of PSC Shares
                                            Subject to Options          Subject to Options
                                            ------------------          ------------------
            Option Holder               Exercisable     Unexercisable    Exercisable    Unexercisable
            -------------               -----------     -------------    -----------    -------------
            Peter L. Haynes               11,750           1,250           17,143          1,823

            Paul D. Schumann               2,250             750            3,282          1,094

            John F. Isacke                 8,250             750           12,036          1,094

            Paul F. Noran                  2,750             250            4,012            364

            Jerry D. Snellen               2,750             250            4,012            364



         Directors of PSC Following the Merger. Pursuant to the Merger Agreement, PSC will use its best efforts to have four directors of Consumers elected to the PSC Board of Directors immediately after the Effective Time: one to serve until the year 1999 PSC Annual Meeting, one to serve until the year 2000 PSC Annual Meeting, and two to serve until the year 2001 PSC Annual Meeting. See "MANAGEMENT FOLLOWING THE MERGER."

                         MANAGEMENT FOLLOWING THE MERGER

         Following the consummation of the Merger, the composition of the PSC Board of Directors will consist of the then current members of the PSC Board of Directors and four Consumers designees, Messrs. Avenas, Menario, Palmer and Viets, to be elected as directors of PSC upon consummation of the Merger (the "Designees"). The PSC Board of Directors is divided into three classes, each of which have a nominal term of three years.

         Certain information with respect to each Designee to the PSC Board of Directors is set forth below:


Board Designees


         Michel Avenas, 42. Mr. Avenas has served as president of Anjou International Company, a subsidiary of and holding company for certain of the U.S. investments of Vivendi. Assistant to the Chairman of Vivendi from 1992 to 1997, Mr. Avenas has been a member of the Consumers board of directors since 1997.

         John E. Menario, 62. Mr. Menario has served as Special Assistant to the President of Peoples Heritage Financial Group, Inc., a multi-bank holding company, since 1996, and as its Senior Executive Vice President and Chief Operating Officer from 1990 to 1996. Mr. Menario has been a member of the Consumers board of directors since 1980.

         John E. Palmer, Jr., 61. Mr. Palmer is the Chairman of the Board of Down-East Concepts, Inc., a manufacturer and wholesaler of stationary and handcrafted gifts. Mr. Palmer has been a member of the Consumers board of directors since 1978.

         Robert O. Viets, 54. Mr. Viets is the President and Chief Executive Officer of Cilcorp, Inc., a holding company for energy services business. In addition to serving as director of Cilcorp, Inc., Mr. Viets is also a director of RLI Corp. and Central Illinois Light Company. Mr. Viets has been a member of the Consumers board of directors since 1997.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT



         The following table sets forth certain information regarding the beneficial ownership of the PSC Common Stock as of July 1, 1998 (including options exercisable within 60 days) by (i) each member of the PSC Board of Directors, (ii) each named executive officer of PSC, (iii) each of the four Designees, (iv) all directors (including Designees) and executive officers as a group and (v) each person known by PSC to be the beneficial owner of more than 5% of the outstanding shares of PSC Common Stock. Subject to applicable community property and similar statutes and except as otherwise noted in the footnotes below, each of the persons named in the table has sole voting and dispositive power with respect to the shares beneficially owned by such person.


                                                  PRE-MERGER                                            POST-MERGER(1)
                          ----------------------------------------------------------------   -----------------------------------

                          Sole Voting   Shared Voting                         Total          Total Number of
                          and/or Sole   and/or Shared    Total Number of    Percent of            Shares        Percentage of
                           Investment     Investment         Shares            Class           Outstanding       Outstanding
Name of Beneficial Owner     Power       Power(2)(3)      Outstanding       Outstanding(4)                       Common Stock
------------------------  -----------   -------------    ---------------    --------------   ---------------    --------------

John H. Austin, Jr.            3,644             168             3,812           *                3,812               *
John W. Boyer, Jr.            89,224              --            89,224           *               89,224               *
Mary C. Carroll                3,267             996             4,263           *                4,263               *
Morrison Coulter(5)           45,464          14,987(6)         60,451           *               60,451               *
Nicholas DeBenedictis        223,936          55,662(7)        279,598           *              279,598               *
G. Fred DiBona, Jr.            3,200              --             3,200           *                3,200               *
Richard H. Glanton, Esq.       1,797             105             1,902           *                1,902               *
Michael P. Graham(5)          16,665          35,434            52,099           *               52,099               *
Alan Hirsig                    3,466              --             3,466           *                3,466               *
John F. McCaughan              7,600              --             7,600           *                7,600               *
Richard R. Riegler            39,618           2,825            42,443           *               42,443               *
Richard L. Smoot(8)               --           1,400             1,400           *                1,400               *
Roy H. Stahl(5)               42,998          27,334            70,332           *               70,332               *
Harvey J. Wilson              14,600              --            14,600           *               14,600               *
Michel Avenas                     --              --                --          --                  146               *
John E. Menario                   --              --                --          --                3,688               *
John E. Palmer, Jr.               --              --                --          --                7,328               *
Robert O. Viets                   --              --                --          --                2,918               *
All directors (including
Designees) and
executives officers as a
group (18 persons)           495,479(9)      138,911(10)       634,390         2.3%             648,470             1.6%
Vivendi(11)                3,651,866              --         3,651,866        13.3%           6,629,186            16.3%



----------------------
*   Less than one percent

(1) Assumes each share of Consumers Common Stock is converted into 1.459 shares of PSC Common Stock.

(2) The shareholdings indicated include 1,832 shares held in the Company's Dividend Reinvestment Program.

(3) Under the Company's Thrift Plan, participants do not have any present voting power with respect to shares allocated to their accounts. Such shares have been included in this column.

(4) Percentages for each person or group are based on the aggregate of the shares of Common Stock outstanding as of July 1, 1998 (27,560,713 shares) and all shares issuable to such person or group upon the exercise of outstanding stock options exercisable within 60 days of that date.

(5) The shareholdings indicated do not include approximately 103,565 shares held by trusts for the Retirement Income Plan for Philadelphia Suburban Corporation and Subsidiaries and the Retirement Income Plan for Local 473 Employees of Philadelphia Suburban Water Company for which Messrs. Coulter, Graham and Stahl are trustees. Each of Messrs. Coulter, Graham and Stahl disclaims beneficial ownership of such shares.

(6) The shareholdings indicated include 2,953 shares owned of record by Mr. Coulter's wife. Mr. Coulter disclaims beneficial ownership as to such shares.

(7) The shareholdings indicated include 856 shares owned of record by Mr. DeBenedictis' wife and 8,482 shares owned of record by Mr. DeBenedictis' son. Mr. DeBenedictis disclaims beneficial ownership as to such shares.

(8) The shareholdings indicated do not include approximately 445,483 shares as to which PNC Bank, National Association, or its affiliates have sole voting power as trustee of the Philadelphia Suburban Corporation Thrift Plan and Philadelphia Suburban Water Company Personal Savings Plan for Local 473 Employees. Mr. Smoot is the President and Chief Executive Officer of PNC Bank in Philadelphia and Southern New Jersey. Mr. Smoot disclaims beneficial ownership of such shares.

(9) The shareholdings indicated include 302,795 shares exercisable under the 1988 Stock Option Plan and the 1994 Equity Compensation Plan on or before August 31, 1998.

(10) The shareholdings indicated include 91,915 shares (i) held in joint ownership with spouses, (ii) held as custodian for minor children or (iii) owned by family members.

(11) Based on the Form 13D of Vivendi and Anjou International Management Services, Inc. dated June 29, 1998. Vivendi's address is 42 Avenue de Friedland, 75380, Paris, CEDEX 08, France.

        COMPARISON OF RIGHTS OF HOLDERS OF PSC AND CONSUMERS COMMON STOCK


         The statements set forth under this heading with respect to the Maine Business Corporation Act (the "MBCA"), the Pennsylvania Business Corporation Law ("PBCL"), the Amended and Restated Articles of Incorporation of Consumers (the "Consumers Restated Articles"), the Bylaws of Consumers (the "Consumers Bylaws"), the PSC Charter and the PSC Bylaws, are brief summaries thereof and do not purport to be complete. Such statements are subject to the detailed provisions of the MBCA, the PBCL, the Consumers Restated Articles, the Consumers Bylaws, the PSC Charter and the PSC Bylaws. See "AVAILABLE INFORMATION."

         The following is a summary of certain of the material differences between the rights of the owners of Consumers Common Stock and the rights of the holders of PSC Common Stock.

Dividend Rights


         Consumers. Under the MBCA, a corporation may pay dividends out of its unreserved and unrestricted earned surplus, or out of its unreserved and unrestricted net earnings for the current fiscal year and the next preceding fiscal year, taken as single period. The term "earned surplus" is defined to mean that portion of the surplus of a corporation equal in amount to the balance of its net profits, income, gains and losses from the date of incorporation, or from the latest date when a deficit was eliminated by application of its capital surplus, after deducting subsequent distributions to shareholders and transfers to stated capital and capital surplus. In addition, a Maine corporation may pay dividends out of capital surplus under certain circumstances if permitted by its articles of incorporation, or if such distribution is authorized by the affirmative vote of the holders of at least a majority of the outstanding shares of each class of the corporation, whether or not entitled to vote thereon. The Consumers Restated Articles do not contain a provision permitting the payment of dividends from capital surplus. In any event, no distribution shall be made unless all cumulative dividends accrued on all preferred shares entitled to preferential dividends shall have been fully paid, or if such distribution would reduce the remaining net assets of the corporation below the aggregate preferential amount payable in event of voluntary liquidation to the holders of preferred shares. The Consumers Restated Articles provide that once dividends have been paid on the Consumers Preferred Stock, holders of Consumers Common Stock shall be entitled to dividends when and as declared by the Consumers Board of Directors at its discretion. The Consumers Bylaws do not limit the right of Consumers' directors to authorize the payment of dividends to shareholders.


         PSC. Under the PBCL, a corporation is prohibited from making a distribution to shareholders if, after giving effect thereto: (i) such corporation would be unable to pay its debts as they become due in the usual course of business; or (ii) the total assets of such corporation would be less than the sum of its total liabilities plus the amount that would be needed, if such corporation were then dissolved, to satisfy the rights of shareholders having superior preferential rights upon dissolution to the shareholders receiving such distribution. For the purpose of clause (ii), the board of directors may base its determination on one or more of the following: the book value, or the current value, of the corporation's assets and liabilities, unrealized appreciation and depreciation of the corporation's assets and liabilities or any other method that is reasonable in the circumstances.

Directors and Officers

         Number and Election of Directors; Removal


         Consumers. Under the MBCA, cumulative voting in the election of directors is only permitted if expressly authorized in a corporation's articles of incorporation. The Consumers Restated Articles do not provide for cumulative voting in the election of directors. The Consumers Restated Articles provide that the minimum number of directors shall be five and the maximum number 17. The actual number of directors to serve shall, in accordance with Consumers Bylaws, be fixed from time to time by a vote of the shareholders at an annual or special meeting or by resolution of the directors of the corporation. Under the MBCA, any director or the entire Consumers Board of Directors may be removed with or without cause, at a special meeting of shareholders called expressly for that purpose by an affirmative vote of two-thirds of the outstanding shares entitled to vote for directors, except under circumstances (not applicable to Consumers) where the Board of Directors is classified or the articles of incorporation provide for cumulative voting for directors. Pursuant to the Consumers Bylaws, directors are required to be chosen from the holders of any class of shares and any director ceasing to be the holder of at least one Consumers share shall be deemed to have vacated his or her office as a director. In addition, under the MBCA, a director may be removed from office for cause if two-thirds of the directors then in office resolve that the individual director should be removed from office. A Maine corporation may bring an action in any court having equity jurisdiction to remove a director following such a vote. If the court finds, by a preponderance of the evidence, that such director has been guilty of fraudulent or dishonest acts, to the detriment of the corporation or any substantial group of its shareholders, or has been guilty of gross abuse of authority or discretion in discharge of his duties to the corporation, the Court shall order the director removed from office.

         PSC. Under the PBCL, cumulative voting is required unless otherwise provided in the articles of the corporation. The PSC Charter provides that the shareholders shall not be entitled to cumulate their votes for the election of directors. The PSC Bylaws provide that the PSC Board of Directors shall consist of such number of directors as determined from time to time by a vote of three-quarters of the PSC Board of Directors. As of the date hereof, there are 10 directors on the PSC Board of Directors. If the Merger is consummated the number of directors will be increased to 14 to allow four designees of Consumers to be approved by the PSC Board of Directors. Under the PBCL, the board of directors may be removed at any time with or without cause by the vote of shareholders entitled to vote thereon. Furthermore, the articles of a corporation may not prohibit the removal of directors by the shareholders for cause. The PSC Bylaws provide that the entire PSC Board of Directors, or any class of the PSC Board of Directors, or any director may be removed from office by the shareholders by the vote of at least three-quarters of the votes of all voting shareholders entitled to cast a vote thereon or, if the removal is proposed by a vote of three-quarters of the Board of Directors, upon receiving at least a majority of the vote of all shareholders entitled to vote thereon. The PBCL includes a provision regarding the removal of directors only for cause in situations where there is a classified board. Under the PBCL, the by-laws of a corporation may provide for a classified board. The PSC Bylaws provide that the Board shall be classified into three classes.

         Fiduciary Duties of Directors

         Consumers. Directors of a Maine corporation are required to exercise their powers and discharge their duties in good faith with a view to the interests of the corporation and of the shareholders and with that degree of diligence, care and skill which ordinarily prudent men would exercise under similar circumstances, in like positions. The MBCA includes a provision specifically permitting (although not requiring) directors, in discharging their duties, to consider the effects of any action upon employees, suppliers and customers of the corporation, communities in which offices or other establishments of the corporation are located, and all other pertinent factors.

         PSC. Under the PBCL, directors are required to discharge their duties in good faith and in a manner reasonably believed to be in the best interests of the corporation. They are required to use such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. The PBCL includes a provision specifically permitting (although not requiring) directors in discharging their duties, to consider the effects of any action taken by them upon any or all groups affected by such action, including shareholders, employees, suppliers, customers and creditors of such corporation, and upon communities in which offices or other establishments of such corporation are located. Furthermore, the PBCL also makes clear that directors have no greater obligation to justify their activities and need not meet any higher burden of proof in the context of a potential or proposed acquisition of control than in any other context.

     Liability of Directors

     Consumers. The MBCA provides that a director of a Maine corporation shall not be held personally liable for monetary damages for failure to discharge any duty as a director unless the director is found not to have acted honestly or in the reasonable belief that the action was in or not opposed to the best interests of the corporation or its shareholders. None of the MBCA, the Consumers Restated Articles or Consumers Bylaws contain provisions which limit the personal liability of officers in certain circumstances.


         PSC. Under the PBCL, a corporation may include in its bylaws a provision, adopted by a vote of its shareholders, which eliminates the personal liability of its directors, as such, for monetary damages for any action taken or the failure to take any action unless (i) such directors have breached or failed to perform their duties and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. A Pennsylvania corporation is not empowered, however, to eliminate personal liability where the responsibility or liability of a director is pursuant to any criminal statute or is for the payment of taxes pursuant to any federal, state or local law. The PSC Charter and the PSC Bylaws eliminate director liability to the maximum extent permitted by the PBCL.

         Indemnification of Directors and Officers

         Consumers. Under the MBCA, a corporation may indemnify any person or, if so provided in the bylaws, shall in all cases indemnify any person, who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or other enterprise, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding; provided that no indemnification may be provided for any person with respect to any matter as to which that person shall have been finally adjudicated not to have acted honestly or in the reasonable belief that that person's action was in or not opposed to the best interests of the corporation or its shareholders or, in the case of a person serving as a fiduciary of an employee benefit plan or trust, in or not opposed to the best interests of that plan or trust, or its participants or beneficiaries; or with respect to any criminal action or proceeding, to have had reasonable cause to believe that that person's conduct was unlawful.

         The MBCA also provides that a corporation may advance to such director, officer, employee or agent expenses incurred by such person in defending any action, upon receipt of an undertaking by the person to repay the amount advanced if it is ultimately determined that such person is not entitled to indemnification or with respect to any claim, issue or matter asserted in the action, suit or proceeding brought by or in the right of the corporation, to be liable to the corporation, unless the court in which that action, suit or proceeding was brought permits indemnification. Indemnification, unless ordered by a court or required by the bylaws, shall be made by the corporation and only as authorized in the specific case upon a determination that indemnification is proper in the circumstances and in the best interests of the corporation. This determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to that action, suit or proceeding, or if such quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders. Notwithstanding any other provisions of the MBCA, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding brought against such person in such capacities, such person shall be indemnified against expenses, including attorneys fees, actually and reasonably incurred by that person.



         The indemnification provisions of the MBCA are nonexclusive of any other rights to which a person may be entitled, by bylaw, agreement, vote of shareholders or disinterested directors or otherwise. The Consumers Bylaws provide for indemnification of directors and officers to the fullest extent permitted by law. The MBCA provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or other enterprise against any liability asserted against that person and incurred by that person in any such capacity, or arising out of that person's status as such, whether or not the corporation would have the power to indemnify that person against such liability under the MBCA.


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         PSC. The PBCL expressly permits indemnification in connection with any action, including a derivative action, unless a court determines that the acts or omissions giving rise to the claim constituted willful misconduct or recklessness. The PSC Bylaws provide for indemnification of directors and officers of PSC for any liability incurred in connection with any proceeding, except where such indemnification is expressly prohibited by applicable law or the conduct constitutes willful misconduct or recklessness. PSC is not required, however, to indemnify any director or officer in connection with a proceeding (or portion thereof) initiated by such director or officer against PSC or any directors, officers or employees thereof unless (i) the initiation of such proceeding (or portion thereof) was authorized by the PSC Board of Directors or
(ii) notwithstanding the lack of such authorization, the person seeking indemnification is successful on the merits. The PSC Bylaws further provide for the advancement of certain expenses in accordance with the PBCL.

Annual Meetings

         Consumers. Under the MBCA, if there has been a failure, for whatever reason, to hold the annual meeting of a corporation for a period of 30 days after the date for such meeting specified in the bylaws, or if no date has been specified, for a period of 13 months after its last annual meeting, a substitute annual meeting may be called by any person or persons entitled to call a special meeting of the Shareholders.

         PSC. Under the PBCL, if the annual meeting for election of directors is not held within six months after the designated date, any shareholder may call the meeting at any time thereafter.

Special Meetings

         Consumers. Under the MBCA, a special meeting of the shareholders may be called by the President; the Chairman of the Board; a majority of the board of directors, the holders of not less than such percentage of the shares entitled to vote at the meeting as may be set forth in the articles of incorporation or bylaws, provided that if, after September 1, 1985, a corporation shall adopt a provision in its articles of incorporation or bylaws which establishes such percentage to be in excess of ten percent, then, upon application, the holders of not less than ten percent of the shares entitled to vote at a meeting, the Superior Court may order a special meeting of the shareholders of the corporation to be called and held at a time and place, upon the notice and for the transaction of the business, as may be designated in the order; or such other officers or persons as may be provided in the articles of incorporation or in the bylaws. The Consumers Bylaws provide that special meetings may be called by the Chairman of the Board, the President, a majority of the Consumers Board, or by the holder or holders of ten percent of the shares issued and outstanding and entitled to vote.

         PSC. Under the PBCL, special meetings of shareholders may be called by the board of directors, by such officers or by such other persons as provided in the bylaws, and, unless otherwise provided in the articles, by shareholders entitled to cast at least 20% of the votes that all shareholders are entitled to cast at a particular meeting. The shareholders of a registered corporation shall not be entitled by statute to call a special meeting of shareholders, unless such shareholder is an "interested shareholder" (as hereinafter defined) calling a special meeting for the purpose of approving a "business combination" (as hereinafter defined) with such interested shareholder. The PSC Bylaws provide that special meetings of the shareholders may be called at any time by the Chairman of the Board, or the President, or the PSC Board of Directors, or by shareholders entitled to cast a majority of the votes which all shareholders are entitled to cast at the particular meeting.

Action by Shareholders Without a Meeting


         Consumers. Under the MBCA, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, if written consents setting forth the action so taken are signed by the holders of all outstanding shares entitled to vote on such action and are filed with the clerk of the corporation as part of the corporate records. There is no provision in the MBCA or the Consumers Restated Articles or Consumers Bylaws which would permit shareholder action to be taken by less than unanimous written consent.


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         PSC. Under the PBCL, unless the bylaws of such corporation provide otherwise, any corporation action may be taken without a meeting, by partial or unanimous written consent. The PSC Bylaws expressly include a provision requiring that corporate action may only be taken by unanimous written consent.

Shareholder's Proposals


         Consumers. The MBCA does not include a provision restricting the manner in which nominations for directors may be made by shareholders or the manner in which business may be brought before a meeting. The Consumers Restated Articles do not include provisions regarding procedures to be followed in the nomination of directors nor do the Consumers Restated Articles or Consumers Bylaws include provisions regarding the procedures to be followed in order to bring business before a meeting properly.


         PSC. The PBCL does not include a provision restricting the manner in which nominations for directors may be made by shareholders or the manner in which business may be brought before a meeting. The PSC Charter includes certain provisions regarding the procedures to be followed in the nomination of directors but neither the PSC Charter nor the PSC Bylaws include provisions regarding the procedures to be followed in order properly to bring business before a meeting.

Charter Amendments

         Consumers. Except with respect to amendments to the articles of incorporation to reflect a change in the registered office or the clerk of a corporation or to reflect reductions in authorized shares resulting from cancellations of shares, which amendments may be made by the board of directors, all amendments to the articles of incorporation generally require the approval of the board of directors, followed by a vote of the owners of a majority of all outstanding shares entitled to vote thereon, unless the articles of incorporation contain a provision prescribing a vote greater than, but in no event less than, a majority of all outstanding shares entitled to vote.

         The holders of at least ten percent of any class of shares of a Maine corporation may propose an amendment to be submitted to the shareholders at a special or annual meeting. In addition, the holders of the outstanding shares of any class are entitled to vote as a class upon a proposed amendment notwithstanding any contrary provision of the articles of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class; effect exchange or create a right of exchange of all or any part of the shares of another class into the shares of such class; effect exchange, reclassification or cancellation or all or part of the outstanding shares of such class; change the designations, preferences, limitations or relative rights of the shares of such class; change the shares of such class into the same or different number of shares of the same or another class or classes; create a new class of shares having rights and preferences prior and superior to the rights of such class, or increase rights and preferences, or the authorized number or aggregate par value, of any class having rights and preferences prior or superior to the shares of such classes; divide the shares of such class into series and fix and determine the designation of such series and the variations and relative rights and preferences as between shares of such series or authorize the board of directors to do so; or limit or deny any preemptive rights of the shares of such class.


     Article Tenth of the Consumers Restated Articles contains a provision requiring a 95% vote of all shares of Consumers Stock entitled to vote in the elections of directors considered for that purpose as one class, for the adoption or authorization of certain business combinations under certain circumstances. Article Tenth may not be amended without receiving the affirmative vote of 95% of all outstanding Consumers voting shares considered as one class, except for amendments recommended to the shareholders by Consumers Board, provided that at least 80% of the directors vote in favor of such recommendation and provided further that at least 80% of the directors are persons who would be eligible to serve as "continuing directors" within the meaning of Article Tenth.


     PSC. Under the PBCL, an amendment to the articles of incorporation only requires the approval of the board of directors followed by the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon and, if any class or series of shares entitled to vote thereon as a class, the affirmative vote of a majority of the votes cast in

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each such class vote. Furthermore, the PBCL provides that, unless otherwise provided in the article, an amendment of the articles of incorporation need not be adopted by the board of directors prior to its submission to the shareholders for approval if it is proposed by a petition of shareholders entitled to cast at least 10% of the votes that all shareholders are entitled to cast thereon. The PSC Charter does not eliminate this provision.

Amendments to Bylaws

         Consumers. Under the MBCA, bylaws may be adopted, amended or repealed either by the board of directors or the holders of shares entitled to vote to elect directors, provided however, that the directors may not, for two years after such shareholders have amended or repealed any bylaw provision, amend or readopt the bylaw provision thus amended or repealed by such shareholders. The Consumers Bylaws provide that, except as otherwise required by law, the Bylaws may be amended, added to or repealed at any annual or special meeting of the shareholders by a vote of a majority of the shares issued and outstanding and entitled to vote provided that notice of the proposed amendment, addition or repeal is given in the notice of said meeting. Except for an amendment, addition or repeal which is required by law to be made by shareholders, the bylaws may also be amended, added to or repealed at any regular or special meeting of the Consumers Board of Directors by a vote of a majority of the Board, provided that notice of the proposed amendment, addition or repeal is given in the notice of said meeting.

         PSC. Under the PBCL, bylaws may be adopted, amended and repealed by the shareholders entitled to vote thereon. This authority may be expressly vested in the board of directors by the bylaws, subject to the power of the shareholders to change such action, unless the subject of the amendment is solely within the province of the shareholders. The PSC Charter provides that whenever any corporate action is to be taken by vote of the shareholders adopting, amending or repealing the PSC Bylaws, the action must be authorized (i) by a vote receiving at least two-thirds of the votes which all voting shareholders are entitled to cast thereon or (ii) if the action has been proposed by a majority of the Board of Directors, upon receiving at least a majority of the votes which all voting shareholders are entitled to cast thereon. The PSC Bylaws provide further that, with respect to those subjects which are not by statute committed expressly to the shareholders and regardless of whether the shareholders have previously adopted or approved the by-law being amended or repealed, a by-law may be amended or repealed by vote of a majority of the PSC Board of Directors at any regular or special meeting of directors.

Mergers and Major Transactions.

         Consumers. Under the MBCA, shareholder approval is required for the sale, lease, exchange or other disposition of all, or substantially all, of the property and assets of a corporation that is not made in the usual and regular course of the business of such corporation. Under the MBCA, unless the articles of incorporation provide otherwise, the merger or consolidation in which a Maine corporation is a participant must be approved by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote thereon of such corporation unless any class of shares of any such corporation is entitled to vote as a class thereon and, in which event the plan of merger or consolidation shall be approved upon receiving the affirmative vote of the holders of at least a majority of the outstanding shares of each class of shares entitled to vote as a class thereon and of the total outstanding shares entitled to vote thereon. Any class of shares of any corporation which participates in a merger shall be entitled to vote as a class, whether or not otherwise entitled to vote, if the plan of merger or consolidation contains provision which, if contained in a proposed amendment to the articles of incorporation, would entitle such class of shares to vote as a class.

         Under the MBCA, the articles of incorporation may contain a provision requiring a plan of merger or consolidation to receive a vote greater than, but in no event less than, that described in the preceding sentence. Notwithstanding the other provisions of the MBCA, unless required by its articles of incorporation, no vote of shareholders of a participating corporation which is to be the surviving corporation shall be necessary to authorize a merger if the plan of merger does not amend in any respect the articles of incorporation of the surviving corporation and the shares of any class of stock of the surviving corporation to be issued or delivered under the plan of merger do not exceed 15% of the shares of the surviving corporation of the same class outstanding immediately prior to the effective date of the merger.

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         Article Tenth of the Consumers Restated Articles contains a provision requiring the affirmative vote or consent of the holders of 95% of all shares of stock entitled to vote in the election of directors considered for the purposes of Article Tenth as one class, for the adoption or authorization of certain business combinations.


         The MBCA provides that a parent corporation owning at least 90% of the outstanding shares of each class of one or more other corporations may merge one or more such subsidiary corporations into itself without the approval by a vote of the shareholders of either the parent or any such subsidiary corporation.

         PSC. Under the PBCL, shareholder approval is required for the sale, lease, exchange or other disposition of all, or substantially all, of the property and assets of a corporation when not made in the usual and regular course of the business of such corporation or for the purpose of relocating the business of such corporation or in connection with the dissolution or liquidation of the corporation. In cases where shareholder approval is required, however, a merger, consolidation, sale, lease, exchange or other disposition must be approved by a majority of the votes cast by all shareholders entitled to vote thereon. Under the PBCL, unless required by the bylaws of a constituent corporation, shareholder approval is not required for a plan of merger or consolidation if: (i) the surviving or new corporation is a domestic corporation whose articles are identical to the articles of such constituent corporation,
(ii) each share of such constituent corporation outstanding immediately prior to the merger or consolidation will continue as or be converted into (except as otherwise agreed to by the holder thereof) an identical share of the surviving or new corporation, and (iii) such plan provides that the shareholders of such constituent corporation will hold in the aggregate shares of the surviving or new corporation having a majority of the votes entitled to be cast generally in an election of directors. In addition, the PBCL provides that no shareholder approval is required if, prior to the adoption of such plan, another corporation that is a party to such plan owns 80% or more of the outstanding shares of each class of such constituent corporation. The PSC Charter provides that certain transactions, including the sale of assets, transactions with "interested shareholders," dissolutions, mergers, consolidations and certain other fundamental transactions, require the approval of at least two-thirds of the votes which all voting shareholders are entitled to cast thereon, unless proposed by the PSC Board of Directors, in which case only a majority of votes cast by the shareholders entitled to vote thereon is required.

Dissenters' Rights of Appraisal

         Consumers. A shareholder of a Maine corporation generally has the right to dissent from a merger or consolidation in which the corporation is participating or sale of all or substantially all of the assets of the corporation, subject to specified procedural requirements. The MBCA generally does not confer appraisal rights, however, if the corporation's stock is either
(i) registered or traded on a national securities exchange or (ii) registered with the SEC pursuant to Section 12(g) of the Exchange Act, as is the Consumers Common Stock. Even if a corporation's stock meets the foregoing requirements, however, the MBCA provides that appraisal rights generally will be permitted if shareholders of the corporation are required to accept for their stock in any merger, consolidation or similar transaction anything other than (i) shares of the surviving or new corporation resulting from the transaction, or such shares plus cash in lieu of fractional shares, or (ii) shares, or shares plus cash in lieu of fractional shares, of any other corporation unless its shares are registered or traded on a national securities exchange or held by record of not less than 2,000 shareholders, or any combination of the foregoing.

         PSC. The PBCL provides that shareholders of a corporation have a right of appraisal with respect to specified corporate actions, including: (i) a plan of merger, consolidation, division (within the meaning of Section 1951 of the PBCL), share exchange or conversion (within the meaning of Section 1961 of the
PBCL), (ii) certain other plans or amendments to its articles in which disparate treatment is accorded to the holders of shares of the same class or series, and
(iii) a sale, lease, exchange or other disposition of all or substantially all of the corporation's property and assets, except if such sale, lease, exchange or other disposition is (a) made in connection with the dissolution or liquidation of the corporation, (b) the acquiring corporation owns all of the outstanding shares of the acquired corporation or the voting rights, preferences, limitations or relative rights of the acquired corporation are not altered thereby or (c) the assets sold, leased, exchanged or otherwise disposed of are simultaneously leased back to the corporation. Under the PBCL, appraisal rights are not provided, however, to the holders of shares of any class that are either listed on a national

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securities exchange or held of record by more than 2,000 shareholders unless (i)
such shares are not converted solely into shares of the acquiring, surviving, new or other corporation and cash in lieu of fractional shares, (ii) such shares constitute a preferred or special class of stock, and the articles of such corporation, the corporate action under consideration or the express terms of the transaction encompassed in such corporate action do not entitle all holders of the shares of such class to vote thereon and the transaction requires for the adoption thereof the affirmative vote of a majority of the votes cast by all shareholders of such class, or (iii) such shares constitute a group of a class of series which are to receive the same special treatment in the corporate action under consideration, and the holders of such group are not entitled to vote as a special class in respect of such corporate action.

Anti-Takeover Provisions

         Consumers. Section 910 of the MBCA generally provides shareholders of a Maine corporation which has a class of voting shares registered or traded on a national securities exchange or registered under the Exchange Act, such as Consumers, with the right to demand payment for an amount equal to the fair value of each voting share in the corporation held by the shareholder from a person or group of persons which becomes a Section 910 "Controlling Person," generally defined to mean an individual, firm or entity, or group thereof (a "Section 910 Controlling Person") having voting power over at least 25% of the outstanding voting shares of the corporation. Such a demand must be submitted to the Section 910 Controlling Person within 30 days after the Section 910 Controlling Person provides required notice to the shareholders of the acquisition or transactions which resulted in such person or group becoming a
Section 910 Controlling Person. Section 910 could be interpreted to provide that a person or group of persons could become a Section 910 Controlling Person for purposes of such section by soliciting and acquiring revocable proxies to vote at least 25% of the voting shares of a corporation.

         Section 611-A of the MBCA generally provides that a Maine corporation which has a class of voting stock registered or traded on a national securities exchange or registered under the Exchange Act may not engage in any business combination for five years following an Interested Shareholders Stock Acquisition Date (as defined below) unless the business combination is (i) approved by the corporation's Board of Directors prior to that Interested Shareholders Stock Acquisition Date or (ii) approved subsequent to that Interested Shareholders Stock Acquisition Date by the Board of Directors of the Maine corporation and authorized by the holders of a majority of the outstanding voting stock in the corporation not beneficially owned by that Interested Shareholder (as defined below) or any affiliate or associate thereof or by persons who are either directors or officers and also employees of the corporation. An Interested Shareholder is defined to include any person, firm or entity that is directly or indirectly the beneficial owner of 25% or more of the outstanding voting stock of the corporation, other than by reason of a revocable proxy given in response to a proxy solicitation conducted in accordance with the Exchange Act which is not then reportable on a Schedule 13D under the Exchange Act. The Interested Shareholders Stock Acquisition Date is defined to be the date that any person, firm or entity first becomes an Interested Shareholder of that corporation.


         Article Tenth of the Consumers Restated Articles requires that certain procedures be followed by any controlling person, defined as any corporation, entity or other person which acquires a 30% voting interest in Consumers (an "Article Tenth Controlling Person") after it gains control in connection with any subsequent business combination which would eliminate or fundamentally change the interests of the public shareholders not affiliated with the Article Tenth Controlling Person. Generally, the procedures seek to assure that the consideration received by shareholders in a subsequent business combination will not be less than the highest price paid for any shares acquired by the Article Tenth Controlling Person while obtaining control, and, in certain situations, such consideration could exceed that price. The procedures also provide for a proportionate representation on Consumers Board by directors elected by the public shareholders not affiliated with an Article Tenth Controlling Person prior to the Article Tenth Controlling Person's acquisition of more than ten percent of Consumers shares (or persons recommended by such directors) (the "Disinterested Directors"), a limitation or reduction in dividends and a prohibition against the acquisition by the Article Tenth Controlling Person of additional shares after it acquires a thirty percent (30%) voting interest. Moreover, the Article Tenth Controlling Person may not receive the benefit (except proportionately as a shareholder) of any loans, advances, guaranties, pledges or the like provided by Consumers, or make any major change in Consumers equity structure without unanimous approval by the Consumers Board. If the procedures are not complied with by the Article


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Tenth Controlling Person, Article Tenth requires approval of the holders of 95%
of the voting power of Consumers shares for a subsequent business combination. If the specified procedures are observed, customary approval of the holders of only a majority of Consumers shares would be sufficient to authorize a business combination. These provisions may not be amended, altered, changed or repealed without a 95% vote of the shareholders, except in certain situations where the change is supported by 80% of the Disinterested Directors.

         PSC. The PBCL provides that a corporation is permanently prohibited from engaging in any business combination with a person who, together with his affiliates or associates owns (or within the preceding five-year period did own) 20% or more of the "registered" corporation's voting shares (an "interested shareholder"), unless: (i) such business combination, or the acquisition of shares causing such interested shareholder to become such, was approved in advance by the board of directors of such corporation, (ii) such interested shareholder acquires at least 80% of the voting shares of such corporation, the consideration to be offered to shareholders in connection with such business combination meets specified fair price standards and such business combination is approved by the affirmative vote of the holders of shares representing at least a majority of the votes that the holders of voting shares are entitled to cast, excluding voting shares beneficially owned by such interested shareholder and its affiliates and associates, (iii) such business combination is unanimously approved by the holders of all outstanding common shares of such corporation, (iv) within five years after the date the shareholder became an interested shareholder, the business combination is unanimously approved by the holders of all outstanding common shares of such corporation, (v) within five years after the date the shareholder became an interested shareholder, the business combination is approved by a majority of the outstanding voting shares of such corporation (excluding shares held by such interested shareholder), (vi) within five years after the date the shareholder became an interested shareholder, the business combination is approved by a majority of the shareholders and meets certain considerations set forth in the PBCL concerning the amount of consideration. A "business combination" includes mergers, consolidations, asset sales, share exchanges, divisions of a "registered" corporation or any subsidiary thereof and other transactions resulting in a disproportionate financial benefit to an interested shareholder. Unless otherwise provided in the articles, this provision of the PBCL does not apply to a corporation if the corporation does not have voting shares either registered or traded on a national securities exchange or registered with the Commission. The PSC Charter does not include its own "business combination" provision; rather, it is governed by the provision in the PBCL.

         The PBCL includes a statute which provides that, subject to certain limited exceptions, in the event of the acquisition by any person or group of shares of a "registered" corporation that entitles the holder thereof to a least 20% of the voting power of the voting shares of such corporation, such person or group must give notice to all shareholders of record of such corporation that such acquisition has occurred and any of such shareholders may demand payment of the fair value of their shares.


         The PBCL also includes a "control-share acquisition" statute. A "control-share acquisition" is defined as an acquisition of such number of voting shares as, when added to the voting shares already held by such acquiring person or group, would entitle such person or group to exercise voting power for the first time within any of the following three ranges: (i) at least 20% but less than 33-1/3%, (ii) at least 33-1/3% but less than 50%, or (iii) more than 50%. "Control shares" also include voting shares acquired within 180 days of the occurrence of a "control-share acquisition" or acquired with the intention of making a "control-share acquisition." The PBCL provides further that "control shares" of a "registered" corporation will not have voting rights unless restored by the affirmative vote of (i) the holders of a majority of the outstanding voting shares (not including the "control shares") of such corporation and (ii) the holders of a majority of the voting power of the outstanding voting shares of such corporation. In addition, under certain circumstances, a "registered" corporation is permitted to redeem its "control shares."

         Any profit realized by a "controlling person" from the disposition of any equity security of a "registered" corporation is recoverable by such corporation if (i) such profit is realized by such "controlling person" within 18 months after such "controlling person" became such and (ii) the equity security so disposed of was acquired by such "controlling person" within 24 months prior to or 18 months after such "controlling person" became such. Subject to certain exceptions, "controlling person" includes any person or group who (i) acquired, offered to acquire, or directly or indirectly publicly disclosed or caused to be publicly disclosed its intention to acquire, power to vote at least 20%

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of the voting shares of such corporation, or (ii) publicly disclosed or caused to be publicly disclosed that it may seek to acquire control of such corporation through any means.

Dissolution

         Consumers. Under the MBCA, if the Board of Directors of a corporation adopts a resolution recommending that the corporation be dissolved, or shareholders owning at least 20% of all the outstanding shares of the corporation entitled to vote on a proposed dissolution of the corporation call upon the board of directors to submit their proposal to a vote of the shareholders, and two-thirds of the outstanding shares of the corporation entitled to vote thereon vote in favor of the proposed dissolution the corporation be dissolved, unless the Articles require a greater vote or a class of shares is entitled to vote as a class, in which event the resolution shall require the affirmative vote of the holders of at least two-thirds of the outstanding shares of each class entitled to vote thereon as a class and of the total shares entitled to vote thereon. A Maine corporation is dissolved upon the filing of Articles of Dissolution following the filing of a Statement of Intent to Dissolve.

         A corporation may also be dissolved by the written consent of all shareholders or upon suit by the Attorney General when it is established that the corporation has procured its articles of incorporation through fraud or concealment of a material fact or in any material way failed to comply with the requirements of the MBCA, has exceeded or abused the authority conferred upon it by law, has willfully made false statements as to material matters on its Annual Report or has continued to engage in business after being suspended by the Secretary of State. Maine corporations may also be dissolved by order of the Superior Court following the filing of an action by a shareholder in which it is established that the directors of the corporation are so divided with respect to the management of the corporation's business and affairs that the votes required for action by the board of directors cannot be obtained and the shareholders are unable to terminate the division with the consequence that the corporation is suffering or will suffer irreparable injury or the business and affairs of the corporation can no longer be conducted to the advantage of the shareholders generally; that shareholders are so divided that they have failed for a period which includes at least two consecutive annual meeting dates to elect successors to directors whose terms have expired or would have expired upon the qualification of their successors; that shareholders are so divided with respect to the management of the affairs and business of the corporation that the corporation is suffering or will suffer irreparable injury or the business and affairs of the corporation can no longer be conducted to the advantage of the shareholders generally; the acts of the directors and those in control of the corporation are illegal or fraudulent; the corporate assets are being misapplied or wasted; the petitioning shareholder has a right, under provision of the articles of incorporation to dissolution of the corporation at will or upon the occurrence of any specified event or contingency and has made demand upon the President and other officers of the corporation as provided in the MBCA and the officers have failed to proceed with dissolution as required; or the corporation is abandoning its business and has failed, within a reasonable time, to take steps to dissolve or liquidate its affairs and distribute its assets. The dissolution of a Maine corporation shall not take away or impair any remedy available to or against such corporation, its directors, officers of shareholders for any right or claim existing, or any liability incurred, prior to such dissolution if action or other proceeding thereon is commenced within two years after the date of such dissolution.

         PSC. Under the PBCL, if the board of directors adopts a resolution recommending the dissolution of the corporation, the shareholders must adopt the resolution by the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon. The PBCL provides two different procedures for a corporation to provide for the winding up and distribution of the corporation's assets. The board of directors of the corporation may elect that the dissolution shall proceed under Subchapter H or under Section 1975 of the PBCL. Under Section 1975, the corporation must provide for the liabilities of the corporation prior to filing the articles of dissolution the Pennsylvania Department of State. Directors of corporations that elect to follow this procedure are held to the standard of care that applies to all of their other duties. Under the PBCL a corporation only continues to exist for the purpose of settling its affairs for a period of two years. Furthermore, the court in determining the amount of security that shall be posted by the dissolved corporation shall consider the amount that would be reasonably likely to be sufficient to provide compensation for claims that are unknown but that are likely to arise or become known for a period of only two years after the dissolution of the corporation.

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Rights Agreements

         Consumers. Consumers does not have a "shareholder rights" plan.

         PSC. Pursuant to a Shareholders Rights Plan (the "PSC Rights Plan"), holders of PSC Common Stock own one right (a "Right") to purchase Series A Junior Participating Preferred Stock ("Series A Preferred Stock") for each outstanding share of Common Stock. Upon the occurrence of certain events, each Right would entitle the holder to purchase from PSC one one-thousandth of a share of Series A Preferred Stock at an exercise price of $90 per one-thousandths of a share, subject to adjustment. The Rights are exercisable in certain circumstances if a person or group acquires 20% or more of PSC's Common Stock or if the holder of 20% or more of PSC's Common Stock engages in certain transactions with PSC. In that case, each Right would be exercisable by each holder, other than the acquiring person, to purchase shares of Common Stock of PSC at a substantial discount from the market price. In addition, if, after the date that a person has become the holder of 20% or more of PSC's Common Stock, any person or group merges with PSC or engages in certain other transactions with PSC, each Right entitles the holder, other than the acquiror, to purchase common stock of the surviving corporation at a substantial discount from the market price. The Rights are subject to redemption by PSC in certain circumstances. The Rights have no voting or dividend rights and, until exercisable, cannot trade separately from the Common Stock and have no dilutive effect on the earnings of PSC. The PSC Rights Plan expires on March 1, 2008.

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                             SHAREHOLDERS' PROPOSALS

         Shareholder proposals for inclusion in proxy materials for PSC's 1999 Annual Meeting of Shareholders should be addressed to the Corporate Secretary at PSC's principal executive offices, 762 W. Lancaster Avenue, Bryn Mawr, PA 19010, and must be received by PSC on or before December 9, 1998.

         If the Merger is consummated, Consumers will not hold a 1999 Annual Meeting of Shareholders. If the Merger is not consummated and such a meeting is held, shareholder proposals for inclusion in proxy materials for Consumers' 1999 Annual Meeting of Shareholders must be received by Consumers on or before December 2, 1998.


                               PROXY SOLICITATION

         Proxies are being solicited from PSC and Consumers shareholders by and on behalf of the respective Boards of Directors of each of PSC and Consumers. Each of PSC and Consumers will bear their own expenses for the solicitations. The costs of preparing and mailing this Joint Proxy Statement/Prospectus will be equally divided between Consumers and PSC. In addition to solicitation by mail, proxies may be solicited from PSC and Consumers shareholders by directors, officers and regular employees of PSC and Consumers, respectively, in person, by telecopy or by telephone. Such directors, officers and employees will not receive any additional compensation for such services but may be reimbursed for reasonable expenses incurred by them in forwarding the proxy soliciting materials to the beneficial owners of PSC Common Stock and Consumers Common Stock. Although there is no formal agreement to do so, PSC and Consumers, respectively, will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of PSC Common Stock and Consumers stock held of record by such persons. Either PSC or Consumers may also retain the services of a proxy solicitor to assist in the solicitation of proxies, in which case the party employing the proxy solicitor would be solely responsible for such expenses.


                                  LEGAL MATTERS

         The validity of the PSC Common Stock issuable in the Merger will be passed upon by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania. The opinion of counsel as described under "The Merger-Certain Federal Income Tax Consequences" is being rendered by Drummond Woodsum & MacMahon, which opinion is subject to various assumptions and is based on current law.


                                     EXPERTS

         The consolidated financial statements of PSC as of December 31, 1997 and 1996, and for each of the years in the three year period ended December 31, 1997 have been incorporated by reference in this Joint Proxy Statement/Prospectus and Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         The consolidated financial statements of Consumers at December 31, 1997, 1996 and 1995, have been incorporated by reference in this Joint Proxy Statement/Prospectus have been audited by Arthur Andersen LLP, independent auditors, as stated in their report, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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                                   PROPOSAL 2:

                                  AMENDMENT TO
                            ARTICLES OF INCORPORATION
                          TO INCREASE AUTHORIZED SHARES

Proposal

         The PSC Board of Directors proposes and recommends to the shareholders an amendment to the Articles of Incorporation of PSC increasing the number of authorized shares of PSC Common Stock from 40,000,000 shares to 100,000,000 shares. As of June 30, 1998, there were outstanding 27,560,713 shares of PSC Common Stock. The number of authorized shares of PSC Preferred Stock will remain unchanged. The number of shares of PSC Preferred Stock authorized for issuance is 1,770,819, including 100,000 shares of Series A Junior Participating Preferred Shares (the "Series A Preferred") and 32,200 shares of Series B Preferred Stock (the "Series B Preferred").

           The text of the proposed Amendment to the PSC Articles of Incorporation is set forth on Annex E to this Joint Proxy Statement/Prospectus.

Purposes and Effects

         The principal reason for the amendment is to provide a sufficient number of authorized and unissued shares of PSC Common Stock to issue upon consummation of the acquisition of Consumers. If the amendment is not adopted by the shareholders, the Merger cannot be completed. As of June 30, 1998, there were 27,560,713 shares of PSC Common Stock outstanding and 12,439,287 shares authorized and unissued. Approximately 13,206,116 authorized and unissued shares of PSC Common Stock will be required to complete the acquisition. In addition, 1,900,000 shares have been reserved for issuance under the 1994 Equity Compensation Plan. See "Proposal 1: The Merger Agreement."

         The PSC Board of Directors has also determined that additional shares of PSC Common Stock should be authorized to provide shares available for issuance under the 1994 Equity Compensation Plan and to provide shares available for future stock dividends, acquisitions, public offerings and other corporate purposes. The PSC Board of Directors has reserved 2,900,000 shares of PSC Common Stock for issuance under the 1994 Equity Compensation Plan, as amended. The amendment to the 1994 Equity Compensation Plan is subject to shareholder approval at the Special Meeting. See "Proposal 3: Amendment to the Equity Compensation Plan."

         Having additional shares of authorized stock available for issuance will give PSC greater flexibility in the event that additional shares are needed in connection with raising additional capital, possible acquisitions, stock distributions and stock splits and other corporate purposes. PSC has no present plans for any such stock dividend, acquisition or offering but expects to continue to review acquisition opportunities as they may become available. If the recommended Amendment to Articles of Incorporation is approved, the PSC Board of Directors will have the authority to issue the additional shares of Common Stock or any part thereof without further action by the shareholders except as required by applicable law or regulations. Future issuances of such shares could dilute existing shareholders. The PSC Board of Directors believes that the availability of the additional shares of Common Stock for the purposes stated without delay or necessity for a special shareholders meeting would be beneficial to PSC.

Vote Required for Approval.

     Approval of the Amendment to the Articles of Incorporation requires the affirmative vote of the majority of the votes cast by all shareholders of PSC Common Stock. The holders of PSC Common Stock are entitled to one vote on all matters properly brought before the PSC Special Meeting for each share of PSC Common Stock held by such persons. Votes may be cast in person at the PSC Special Meeting or by proxy. A properly executed proxy marked "ABSTAIN," although counted for purposes of determining whether there is a quorum, but will not be counted for purposes of determining the aggregate number of votes cast. Similarly, broker non-votes will also be counted for

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


purposes of determining whether there is a quorum will not be counted for purposes of determining the aggregate number of votes cast. Accordingly, abstentions and broker non-votes will have no effect on the approval of the Amendment to the Articles of Incorporation.


           THE PSC BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION.

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


                                   PROPOSAL 3:

                            APPROVAL AND ADOPTION OF
                         AMENDMENT 1998-1 TO PSC'S 1994
                            EQUITY COMPENSATION PLAN

Proposal

         At the PSC Special Meeting, there will be presented to shareholders a proposal to approve and adopt the Amendment to the Equity Compensation Plan to increase the number of shares authorized for issuance under the Plan from 1,900,000 to 2,900,000 shares of Common Stock and to adopt certain other amendments to the terms of the Equity Compensation Plan necessary for the issuance of options to holders of options to purchase Consumers Common Stock pursuant to the Merger Agreement. At its August 4, 1998 meeting, the Board of Directors unanimously approved the proposed Amendment to the Equity Compensation Plan, subject to shareholder approval at the PSC Special Meeting. The Amendment to the Equity Compensation Plan will not be effective unless and until shareholder approval is obtained.

           THE TEXT OF THE PROPOSED AMENDMENT TO THE EQUITY COMPENSATION PLAN IS SET FORTH ON ANNEX F TO THIS JOINT PROXY STATEMENT/PROSPECTUS.

Purposes and Effects

         The Amendment to the Equity Compensation Plan is necessary (i) to permit PSC to issue stock options to holders of existing options to purchase Consumers Common Stock pursuant to the Merger Agreement, and (ii) to permit PSC the ability to issue options, in the future, to its officers, other key employees and non-employee directors of the Company and its subsidiaries and key consultants to increase their interest in the Company's welfare, and to provide a means through which the Company can attract and retain officers, other key employees and non-employee directors and key consultants of significant abilities. As of July 31, 1998, options to purchase 953,290 shares of Common Stock were outstanding under the Equity Compensation Plan. As of July 31, 1998, 638,973 shares remain available for future grants.

         As of July 31, 1998, options to purchase 60,000 shares of Consumers Common Stock were outstanding under the Consumers 1993 Incentive Stock Option Plan; of these options, none are held by persons who have been nominated to serve as directors of PSC after the Merger, 37,000 shares are held by Consumer's executive officers who may or may not become executive officers of PSC after the Merger and 23,000 shares are held by Consumers' employees, including officers who are not executive officers, who may or may not be employees of PSC after the Merger. Pursuant to the Merger Agreement, the 60,000 outstanding options to purchase Consumers Common Stock would be converted into 87,540 options to purchase PSC Common Stock assuming possible adjustment in accordance with the terms of the Merger Agreement. An increase in the number of shares available for issuance will enable PSC to continue making awards under the Equity Compensation Plan, including awards to employees of Consumers after the Merger, for the next several years.

Vote Required for Approval

     Approval of the Amendment to the Equity Compensation Plan requires the affirmative vote of the majority of the votes cast by all shareholders of PSC Common Stock. The holders of PSC Common Stock are entitled to one vote on all matters properly brought before the PSC Special Meeting for each share of PSC Common Stock held by such persons. Votes may be cast in person at the PSC Special Meeting or by proxy. A properly executed proxy marked "ABSTAIN," although counted for purposes of determining whether there is a quorum will not be counted for purposes of determining the aggregate number of votes cast. Similarly, broker non-votes will also be counted for purposes of determining whether there is a quorum, but will not be counted for purposes of determining the aggregate number of votes cast. Accordingly, abstentions and broker non-votes will have no effect on the approval of the Proposals.

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

           THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE EQUITY COMPENSATION PLAN.

Description of the 1994 Equity Compensation Plan

         The description of the Equity Compensation Plan contained herein is qualified in its entirety by reference to the Plan document. All references to share figures contained herein have been adjusted to reflect the 1996 3-for-2 and the 1997 4-for-3 stock splits in the form of stock distributions.

         General. The purpose of the Equity Compensation Plan is to provide an incentive, in the form of a proprietary interest in the Company, to officers, other key employees and non-employee directors of the Company and its subsidiaries and key consultants, to increase their interest in the Company's welfare, and to provide a means through which the Company can attract and retain officers, other key employees and non-employee directors and key consultants of significant abilities. Subject to adjustment in certain circumstances as discussed below, the Equity Compensation Plan as amended by proposed Amendment 1998-1 authorizes up to 2,900,000 shares of Common Stock for issuance pursuant to the terms of the Equity Compensation Plan. The limit on the number of shares of Common Stock that may be issued under the Equity Compensation Plan in connection with grants of restricted stock is removed under the Equity Compensation Plan. If and to the extent options granted under the Equity Compensation Plan terminate or expire without being exercised, or if any shares of restricted stock are forfeited, the shares subject to such grant again will be available for purposes of the Equity Compensation Plan. The maximum number of shares of Common Stock that may be subject to grants made under the Equity Compensation Plan, as amended and restated, to any individual during any calendar year is 100,000 shares.

         Administration of the Plan. The Equity Compensation Plan is administered and interpreted by a Committee of the Board (the "Committee") consisting of not less than three persons appointed by the Board from among its members. Under the terms of the Equity Compensation Plan, each of the members of the Committee may be "outside directors" as defined in Section 162(m) of the Code and may be "non-employee directors" as defined under Rule 16b-3 under the Exchange Act. The Committee has full power and authority to administer and interpret the Equity Compensation Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Equity Compensation Plan and for conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee or the Board, subject to the terms of the Equity Compensation Plan, in its sole discretion, may make grants under the Equity Compensation Plan to eligible officers and other key employees and key consultants. The Board may also ratify or approve grants made by the Committee. Non-employee directors are eligible to receive annual grants of 400 shares of restricted stock, subject to adjustment as provided under the Equity Compensation Plan. Reference to the Committee in the following paragraphs shall also mean the Board when acting under its authority to make, approve or ratify grants under the Equity Compensation Plan.

         Grants. Incentives under the Equity Compensation Plan consist of incentive stock options, nonqualified stock options, restricted stock grants and dividend equivalents (hereinafter collectively referred to as "Grants"). All Grants are subject to the terms and conditions set forth in the Equity Compensation Plan and to those other terms and conditions consistent with the Equity Compensation Plan as the Committee deems appropriate and as are specified in writing by the Committee to the designated individual (the "Agreement"). The Committee must approve the form and provisions of each Agreement.

     Grants in Connection with Corporate Transactions and Otherwise. The Equity Compensation Plan, as amended by proposed Amendments 1998-1, permits the Committee to make Grants under this Equity Compensation Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become key employees of the Corporation or any of its subsidiaries, or for other proper corporate purposes. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an employee of the Corporation or any of its subsidiaries by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant

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


made by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Equity Compensation Plan and from those of the substituted stock incentives. The Committee will prescribe the provisions of the substitute grants.

         Eligibility for Participation. Officers and other key employees of the Company and key consultants are eligible to participate in the Equity Compensation Plan and non-employee directors are eligible to receive annual restricted stock grants under the Equity Compensation Plan (hereinafter referred to individually as the "Participant" and collectively as the "Participants"). The Committee or the Board may select the persons to receive Grants (the "Grantees") from among the Participants and determine the number of shares of Common Stock subject to a particular Grant. As of March 3, 1998, there were approximately 120 key employees, 9 non-employee directors and no consultants eligible to participate in the Plan.

         Granting of Options. The Committee may grant options qualifying as incentive stock options ("ISOs") within the meaning of section 422 of the Code and/or other stock options ("NQSOs") in accordance with the terms and conditions set forth in the Equity Compensation Plan or any combination of ISOs or NQSOs (hereinafter referred to collectively as "Stock Options"). The Committee may grant only NQSOs to key consultants under the Plan.

         Term, Purchase Price, Exercisability and Method of Exercise. The exercise price of Common Stock subject to an ISO or NQSO is the fair market value of such stock on the date the Stock Option is granted, except that the exercise price of an ISO granted to an employee who owns more than 10% of the total combined voting power of all classes of the stock of the Company or its subsidiaries may not be less than 110% of the fair market value of the underlying shares of Common Stock on the date of grant. On March 2, 1998, the fair market value of a share of Common Stock was $22.1250 per share.

         The Committee determines the option exercise period for each Stock Option; provided, however, that the exercise period for an ISO may not exceed ten years from the date of grant and the exercise period for a NQSO may not exceed ten years and one day from the date of grant. In addition, the exercise period of an ISO granted to an employee who owns more than 10% of the total voting power of all outstanding stock of the Company or its subsidiaries may not exceed five years from the date of grant. The time when Stock Options become exercisable is determined by the Committee, in its sole discretion, and is specified in the Agreement. A Grantee may exercise a Stock Option by delivering a notice of exercise to the Committee with accompanying payment of the option price. The Grantee may pay the option price in cash, by delivering shares of Common Stock already owned by the Grantee and having a fair market value on the last trading day prior to the date of exercise equal to the option price or with a combination of cash and shares. The Grantee must pay the option price and the amount of any withholding tax due, if any, at the time of exercise. Shares of Common Stock are not to be issued or transferred upon exercise of the Stock Option until the option price and the withholding obligation are fully paid.

         Restricted Stock Grants. The Committee may issue or transfer shares of Common Stock under a Grant (a "Restricted Stock Grant") pursuant to the Equity Compensation Plan to officers and other key employees. Shares of Common Stock issued pursuant to a Restricted Stock Grant may be issued for consideration or for no consideration, and the Committee grants to each Grantee a number of shares of Common Stock determined in its sole discretion. The total number of shares of Common Stock subject to Restricted Stock Grants under the Equity Compensation Plan, as amended and restated, is not limited to any maximum. If a Grantee's employment terminates during the period, if any, designated in the Agreement as the period during which the transfer of the shares is restricted (the "Restriction Period"), the Restricted Stock Grant terminates with respect to all shares covered by the Grant as to which the restrictions on transfer have not lapsed, and those shares of Common Stock must be immediately returned to the Company.

         In addition, non-employee directors are entitled to receive grants of 400 shares of restricted stock each year on the first of the month following the annual meeting of shareholders. Shares granted to non-employee directors may not be sold for six months following the date of grant.

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

         During the Restriction Period, a Grantee has all of the rights of a shareholder, including the right to vote and receive dividends, except that during the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Common Stock to which such Restriction Period applies, except to a successor grantee in the event of the Grantee's death. All restrictions imposed under the Restricted Stock Grant lapse upon the expiration of the applicable Restriction Period. In addition, the Committee may determine as to any or all Restricted Stock Grants that all restrictions will lapse under such other circumstances as it deems equitable.

         Non-Employee Director Grants. The Equity Compensation Plan provides that as of the first day of the month following the Company's annual meeting of shareholders, each non-employee director will receive a grant of 400 shares of Common Stock. Such shares shall not be sold for 6 months following the date of the grant. No other restrictions apply to such shares. Notwithstanding any other provision of the Equity Compensation Plan, this provision may not be amended more than once every 12 months, except for amendments necessary to conform the Equity Compensation Plan to changes of the provisions of, or the regulations relating to, the Code.

         Dividend Equivalents. The Committee may grant dividend equivalents to officers and other key employees either alone or in conjunction with all or any part of any Stock Option granted under the Equity Compensation Plan. A dividend equivalent is equal to the dividend payable on a share of Common Stock of the Company. The Company will credit to an account maintained for the Grantee on its books and records an amount that is generally equal to the dividend equivalents subject to the Grant during the accumulation period designated by the Committee.

         The amount of a dividend equivalent is determined by applying the following factors: (i) the number of dividend equivalents granted, (ii) the per-share cash dividend, or the per-share fair market value of any non-cash dividend, paid by the Company during the applicable accumulation period and
(iii) the length of the applicable accumulation period designated by the Committee at the time of grant.

         Generally, a Grantee will receive payment of a percentage of his dividend equivalents as specified by the Committee at the time of grant, at the end of the performance period established by the Committee at the time of the grant. A performance period will generally be four years, but may be as long as eight years or as short as two years from the date of grant, depending on the performance criteria established by the Committee at the time of the grant. A Grantee's dividend equivalents may be subject to more than one performance period and more than one set of performance criteria.

         Generally, no payments of dividend equivalents will be made before the end of the applicable performance period or periods or to any Grantee whose employment terminates before the end of the applicable performance period or periods for any reason other than retirement under the Company's or a subsidiary's retirement plan, death or total disability, unless the Committee, in its sole discretion, determines otherwise.

         Payment of dividend equivalents, at the discretion of the Committee, may be made solely in cash, solely in credits to be applied toward payment of an exercisable related option or a combination of cash and such credits. A Grantee may also defer receipt of the payment of dividend equivalents, if he elects to do so on or before December 31 of the year preceding the beginning of the last full year of the applicable performance period.


         Section 162(m). Under Section 162(m) of the Code, the Company may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated officers in any one year. Total renumeration includes amounts received upon the exercise of stock options granted under the Equity Compensation Plan, amounts received in connection with dividend equivalents granted under the Equity Compensation Plan and the value of shares received when the shares of restricted stock became transferable (or such other time when income is recognized). An exception exists, however, for "qualified performance-based compensation." The Equity Compensation Plan is intended to allow grants of stock options to meet the requirements of "qualified performance-based compensation." Stock options should generally meet the requirements of "qualified performance-based compensation," if the exercise price is at least equal to the fair market value of the Common Stock on the date of grant.

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


         Transferability. Grants are generally not transferable by the participant, except in the event of death. However, the Plan, as amended and restated, provides that the Committee may grant NQSOs that allow the participant to transfer the NQSOs on such terms as the Committee deems appropriate.

         Amendment and Termination of the Equity Compensation Plan. The Board may amend or terminate the Equity Compensation Plan at any time; provided, however, that the Board may not, without shareholder approval, make any amendment that requires shareholder approval pursuant to Section 422 or 162(m) of the Code. The Equity Compensation Plan will terminate on May 19, 2004 unless terminated earlier by the Board.

         Amendment and Termination of Outstanding Grants. An amendment of the Equity Compensation Plan that occurs after a Grant is made will not result in the amendment of the Grant unless the Grantee consents or unless the Committee revokes a Grant, the terms of which are contrary to applicable law. The termination of the Equity Compensation Plan will not impair the power and authority of the Committee with respect to outstanding Grants.

         Adjustment Provisions; Change of Control of the Company. If there is any change in the number or kind of shares of Common Stock through the declaration of stock dividends, or through a recapitalization, stock split, or combinations or exchanges of such shares, or merger, recapitalization or consolidation of the Company, reclassification or change in the par value or by reason of any other extraordinary or unusual event, the number of shares of Common Stock available for Grants and the number of such shares covered by outstanding Grants, the price per share or the applicable market value of such Grants or the terms and conditions applicable to dividend equivalents will be proportionately adjusted by the Committee to reflect any increase or decrease in the number or kind of issued shares of Common Stock.

         In the event of a Change of Control of the Company, (i) all outstanding Stock Options will become immediately exercisable, (ii) all restrictions on the transfer of shares with respect to a Restricted Stock Grant which have not, prior to such date, been forfeited will immediately lapse and (iii) all outstanding dividend equivalents which have not, prior to such date, been forfeited will become immediately payable, regardless of whether the applicable performance period has ended. A Change of Control of the Company will be deemed to have taken place with certain exceptions if (i) a person or group, other than the Company, one of its affiliates or one of its employee benefit plans acquires 20% or more of the Common Stock then outstanding or (ii) during any 24-month period, there is a change in the majority of the Board other than by approval of the Board immediately prior to such change.

         Other Plan Provisions. A Grant under the Equity Compensation Plan will not be construed as conferring upon any Grantee a contract of employment or service, and such Grant will not confer upon the Grantee any rights upon termination of employment or service, other than certain limited rights as to the exercise of a Stock Option for a designated period of time following such termination.

         Federal Income Tax Consequences. The current federal income tax treatment of grants under the Equity Compensation Plan is generally described below. Local and state tax authorities may also tax incentive compensation awarded under the Equity Compensation Plan, and tax laws are subject to change. Participants are urged to consult with their personal tax advisors concerning the application of the general principles discussed below to their own situations and the application of state and local tax laws.


         Non-Qualified Stock Options. There are no federal income tax consequences to Grantees or to the Company upon the grant of an NQSO under the Equity Compensation Plan. Upon the exercise of NQSOs, Grantees will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price of the NQSO, and the Company generally will be entitled to a corresponding federal income tax deduction. Upon the sale of shares acquired by exercise of an NQSO, a Grantee will have a capital gain or loss in an amount equal to the difference between the amount realized upon the sale and the Grantee's adjusted tax basis in the shares (the exercise price plus the amount of ordinary income recognized by the Grantee at the time of exercise of the NQSO). The capital gain tax rate will depend on the length of time the shares were held and other factors.

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

         Incentive Stock Options. Grantees will not be subject to federal income taxation upon the grant or exercise of ISOs granted under the Equity Compensation Plan, and the Company will not be entitled to a federal income tax deduction by reason of such grant or exercise. However, the amount by which the fair market value of the shares at the time of exercise exceeds the Stock Option price (or the Grantee's other tax basis in the shares) is an item of tax preference subject to the alternative minimum tax applicable to the person exercising the ISO. A sale of shares acquired by exercise of an ISO that does not occur within one year after the exercise or within two years after the grant of the ISO generally will result in the recognition of capital gain or loss in the amount of the difference between the amount realized on the sale and the Stock Option price (or the Grantee's other tax basis in the shares), and the Company will not be entitled to any tax deduction in connection therewith. The capital gain tax rate will depend on the length of time the shares were held and other factors.

         If such sale occurs within one year from the date of exercise of the ISO or within two years from the date of grant (a "disqualifying disposition") and is a transaction in which a loss, if sustained, would be recognized, the Grantee generally will recognize ordinary compensation income equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price (or the Grantee's other tax basis in the shares), or (ii) the excess of the amount realized on the sale of the shares over the exercise price (or the Grantee's other tax basis in the shares). In the case of a disqualifying disposition where a loss, if sustained, would not be recognized, the Grantee will recognize ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the Stock Option price (or the Grantee's other tax basis in the shares). Any amount realized on a disqualifying disposition in excess of the amount treated as ordinary compensation income (or any loss realized) will be a capital gain (or loss). The capital gain tax rate will depend upon the length of time the shares were held and other factors. The Company generally will be entitled to a tax deduction on a disqualifying disposition corresponding to the ordinary compensation income recognized by the Grantee.

         Generally, where previously acquired Common Stock is used to exercise an outstanding ISO or NQSO, appreciation on such stock will not be recognized as income. However, if such Common Stock was acquired pursuant to the exercise of an ISO, a disqualifying disposition will be deemed to have occurred if such stock is used to exercise another ISO prior to the expiration of the applicable holding periods.

         Restricted Stock. A Grantee normally will not recognize taxable income upon the award of a Restricted Stock Grant, and the Company will not be entitled to a deduction, until such stock is transferable by the Grantee or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs earlier. When the Common Stock is either transferrable or is no longer subject to a substantial risk of forfeiture, the Grantee will recognize ordinary compensation income in an amount equal to the fair market value of the Common Stock at that time, less any consideration paid by the Grantee for such Restricted Stock, and the Company will be entitled to a deduction in the same amount. A Participant may, however, elect to recognize ordinary compensation income in the year the Restricted Stock Grant is awarded in an amount equal to the fair market value of the Common Stock at that time, determined without regard to the restrictions. In this event, the Company will be entitled to a deduction in the same year, provided the Company complies with the applicable withholding requirements for federal tax purposes. Any gain or loss recognized by the Grantee upon subsequent disposition of the Common Stock will be capital gain or loss. If, after making the election, any Common Stock subject to a Restricted Stock Grant is forfeited, or if the market value declines during the Restriction Period, the Grantee is not entitled to any tax deduction or tax refund.

         Non-Employee Directors Grants. Restricted Share Grants under the Equity Compensation Plan to non-employee directors will generally constitute taxable ordinary income to the director equal to the fair market value of the shares on the date of grant and the Company will be entitled to a tax deduction in the same amount. Any gain or loss recognized by the director upon subsequent disposition of the shares is a capital gain or loss and a long-term capital gain or loss if the directors have satisfied the applicable holding periods for the shares under the Code.

         Dividend Equivalents. Generally, a Grantee will not recognize any income upon the grant of dividend equivalents and the Company will not be entitled to a deduction, until the Grantee receives payment of the dividend equivalent or the dividend equivalent payment is credited towards the exercise of a related Stock Option. At the time the dividend equivalent is paid to the Grantee or credited towards the exercise of a related Stock Option, the Grantee will recognize ordinary compensation income in the amount of the payment or credit and the Company will be entitled to a deduction in the same amount.

         Section 162(m) of the Code. The Company's income tax deduction in any of the foregoing cases may be limited by the $1,000,000 limit of Section 162(m) of the Code if the Grant does not qualify as "qualified performance-based compensation" under Section 162(m) of the Code.

         Tax Withholding. The acceptance, exercise or surrender of a Grant will constitute a Grantee's full consent to whatever action the Committee deems necessary to satisfy any federal, state and local income and employment withholding tax obligations arising under the Equity Compensation Plan. The Company may require Grantees who exercise NQSOs or who possess shares of Common Stock as to which the restrictions on transfer have lapsed to remit an amount sufficient to cover the Grantee's federal, state and local withholding tax obligations associated with the exercise of such Grants. Grantees, upon the receipt of shares following the exercise of ISOs, are obligated to (i) immediately notify the Company of the disposition of any or all ISO shares within two years of the date of grant of the ISO or one year of the date of such exercise, and (ii) remit to the Company an amount sufficient to satisfy any withholding obligation arising from such disposition. If acceptable to the Committee, Grantees may deliver Common Stock or cash in order to satisfy all such withholding obligations.

                              AMENDED AND RESTATED

                          AGREEMENT AND PLAN OF MERGER



                           DATED AS OF AUGUST 5, 1998



                                  BY AND AMONG

                       PHILADELPHIA SUBURBAN CORPORATION,

                          CONSUMERS ACQUISITION COMPANY

                                       AND

                             CONSUMERS WATER COMPANY


                                TABLE OF CONTENTS

ARTICLE 1           The Merger..........................................................................      1

1.1      The Merger.....................................................................................      1
1.2      Closing........................................................................................      2
1.3      Effective Time.................................................................................      2
1.4      Articles of Incorporation......................................................................      2
1.5      By-Laws........................................................................................      2
1.6      Directors......................................................................................      2
1.7      Officers.......................................................................................      2
1.8      Conversion of Acquisition Shares...............................................................      3
1.9      Conversion of Consumers Common Shares and Consumers Preferred Shares...........................      3

         1.9.1      Outstanding Consumers Common Shares.................................................      3
         1.9.2      Treasury Shares.....................................................................      3
         1.9.3      Impact of Stock Splits, etc.........................................................      3
         1.9.4      Options.............................................................................      3
         1.9.5      Outstanding Consumers Preferred Shares..............................................      4
         1.9.6      Dissenting Shares...................................................................      4

1.10     Exchange of Certificates and Related Matters...................................................      4

         1.10.1     Paying Agent........................................................................      4
         1.10.2     Letter of Transmittal...............................................................      5
         1.10.3     Exchange Procedures.................................................................      5
         1.10.4     Distributions with Respect to Unexchanged Shares....................................      6
         1.10.5     No Further Ownership Rights.........................................................      6
         1.10.6     No Fractional Shares................................................................      6
         1.10.7     Termination of Paying Agency........................................................      7
         1.10.8     No Liability........................................................................      7

ARTICLE 2           Representations and Warranties of Consumers.........................................      7

2.1      Organization, Standing and Corporate Authority.................................................      7
2.2      Capital Structure..............................................................................      7
2.3      Subsidiaries...................................................................................      8
2.4      Authority; Noncontravention....................................................................      9
2.5      Consumers SEC Documents and Financial Statements...............................................     10
2.6      Absence of Certain Changes or Events...........................................................     11
2.7      Real and Personal Property.....................................................................     11
2.8      Employee Matters; ERISA........................................................................     12
2.9      Taxes..........................................................................................     16
2.10     Compliance with Applicable Laws................................................................     17


2.11     Environmental Protection.......................................................................     17
2.12     Litigation ....................................................................................     20
2.13     Labor Relations................................................................................     20
2.14     Intellectual Property..........................................................................     21


2.15     No Default.....................................................................................     21
2.16     Regulation as a Utility........................................................................     22
2.17     Insurance......................................................................................     22
2.18     Change in Business Relationships...............................................................     22
2.19     Voting Requirements............................................................................     22
2.20     Brokers........................................................................................     22
2.21     Year 2000 Problem..............................................................................     22
2.22     Knowledge......................................................................................     23
2.23     Disclosure.....................................................................................     23
2.24     Fairness Opinion...............................................................................     23

ARTICLE 3           Representations and Warranties of PSC and Acquisition...............................     23

3.1      Organization, Standing and Corporate Authority.................................................     23
3.2      Capital Structure..............................................................................     23
3.3      Authority; Noncontravention....................................................................     24
3.4      PSC SEC Documents and Financial Statements.....................................................     25
3.5      Absence of Certain Changes or Events...........................................................     26
3.6      Compliance with Applicable Laws................................................................     26
3.7      Litigation ....................................................................................     27
3.8      Brokers........................................................................................     27
3.9      Fairness Opinion...............................................................................     27
3.10     Taxes..........................................................................................     27
3.11     Regulation as a Utility........................................................................     28
3.12     Insurance  ....................................................................................     28
3.13     Voting Requirements............................................................................     29
3.14     Disclosure.....................................................................................     29
3.15     Knowledge......................................................................................     29

ARTICLE 4         Additional Agreements.................................................................     29

4.1      Preparation of Form S-4........................................................................     29

         4.1.1      Form S-4; Proxy Statement/Prospectus................................................     29
         4.1.2      Consumers Information...............................................................     29
         4.1.3      PSC Information.....................................................................     30
         4.1.4      SEC Filings.........................................................................     30

4.2      Shareholders Meetings..........................................................................     31

         4.2.1      Consumers' Shareholder Meeting......................................................     31
         4.2.2      PSC's Shareholder Meeting...........................................................     31

4.3      Best Efforts...................................................................................     31
4.4      Access to Information; Confidentiality.........................................................     31
4.5      Public Announcements...........................................................................     32
4.6      Acquisition Proposals..........................................................................     33
4.7      Superior Proposals.............................................................................     33
4.8      Filings; Other Action..........................................................................     34
4.9      Stock Exchange Listing.........................................................................     35
4.10     Affiliates and Certain Shareholders............................................................     35
4.11     Employee Matters...............................................................................     35


4.12     Representation on PSC Board....................................................................     36
4.13     Termination of Consumers' DRIP.................................................................     36
4.14     Federal Income Tax Treatment...................................................................     36
4.15     Takeover Statute...............................................................................     36
4.16     Continuance of Existing Indemnification Rights.................................................     36
4.17     Consulting Agreements..........................................................................     38

ARTICLE 5           Covenants Relating to Conduct of Business Prior to Merger...........................     38

5.1      Conduct of Business by Consumers...............................................................     38
5.2      Management of Consumers and its Subsidiaries...................................................     39
5.3      Conduct of Business by PSC.....................................................................     40
5.4      Other Actions..................................................................................     40
5.5      Pooling of Interests Accounting Treatment......................................................     40
5.6      Termination of Long Term Incentive Plan........................................................     40

ARTICLE 6           Conditions Precedent................................................................     41

6.1      Conditions to Each Party's Obligation to Effect the Merger.....................................     41

         6.1.1      Consumers Shareholder Approval......................................................     41
         6.1.2      PSC Shareholder Approval............................................................     41
         6.1.3      Governmental and Regulatory Consents................................................     41
         6.1.4      HSR Act.............................................................................     41
         6.1.5      No Injunctions or Restraints........................................................     41
         6.1.6      NYSE Listing........................................................................     42
         6.1.7      Form S-4............................................................................     42

6.2      Conditions to Obligations of PSC and Acquisition...............................................     42

         6.2.1      Representations and Warranties......................................................     42
         6.2.2      Performance of Obligations of Consumers.............................................     42
         6.2.3      Opinion of Counsel..................................................................     42
         6.2.4      Satisfactory Completion of Due Diligence............................................     42
         6.2.5      Pooling-of-Interests................................................................     42
         6.2.6      Releases............................................................................     42

6.3      Conditions to Obligations of Consumers.........................................................     42

         6.3.1      Representations and Warranties......................................................     43
         6.3.2      Performance of Obligations of PSC and Acquisition...................................     43
         6.3.3      Tax Opinion.........................................................................     43
         6.3.4      Opinion of Counsel..................................................................     43
         6.3.5      Satisfactory Completion of Due Diligence............................................     43

ARTICLE 7           Termination, Amendment and Waiver...................................................     43

7.1      Termination....................................................................................     43
7.2      Effect of Termination..........................................................................     45
7.3      Amendment......................................................................................     45
7.4      Extension; Waiver..............................................................................     46
7.5      Procedure for Termination, Amendment, Extension or Waiver......................................     46


ARTICLE 8           Survival of Provisions..............................................................     46

8.1      Survival.......................................................................................     46

ARTICLE 9           Notices.............................................................................     46

9.1      Notices........................................................................................     46

ARTICLE 10          Miscellaneous.......................................................................     48

10.1     Entire Agreement...............................................................................     48
10.2     Expenses   ....................................................................................     48
10.3     Counterparts...................................................................................     48
10.4     No Third Party Beneficiary.....................................................................     48
10.5     Governing Law..................................................................................     48



10.6     Assignment; Binding Effect.....................................................................     49
10.7     Headings, Gender, etc..........................................................................     49
10.8     Invalid Provisions.............................................................................     49
10.9     Material Adverse Effect........................................................................     49



 EXHIBIT A   --   Exchange Ratio
 EXHIBIT B   --   Articles of Incorporation of the Surviving Corporation
 EXHIBIT C   --   Form of Affiliate's Letter
 EXHIBIT D   --   Form of Opinion of Drummond Woodsum & MacMahon
 EXHIBIT E   --   Form of Opinion of Reed Smith Shaw & McClay LLP

                              AMENDED AND RESTATED

                          AGREEMENT AND PLAN OF MERGER



         This Amended and Restated Agreement and Plan of Merger (the "Agreement") is made and entered into as of August 5, 1998 by and among PHILADELPHIA SUBURBAN CORPORATION, a Pennsylvania corporation ("PSC"), CONSUMERS ACQUISITION COMPANY, a Pennsylvania corporation ("Acquisition"), and CONSUMERS WATER COMPANY, a Maine corporation ("Consumers"), (each individually hereinafter referred to as a "Party" and collectively hereinafter referred to as the "Parties").

                                    PREAMBLE

         WHEREAS, the respective Boards of Directors of the Parties have determined that the Merger (as defined in Section 1.1) is in the best interests of their respective shareholders and other constituencies and have approved the Merger, upon the terms and subject to the conditions set forth herein; and

         WHEREAS, the Parties intend that, for federal income tax purposes, the Merger will constitute a reorganization within the meaning of Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), and that shareholders of Consumers will not be subject to federal income tax on the receipt of PSC Common Shares (as defined in Section 1.9.1) in exchange for Consumers Common Shares (as defined in Section 1.9.1) pursuant to the Merger; and

         WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a "pooling-of-interests"; and

         WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger;

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereto agree as follows:

                                    ARTICLE 1

                                   THE MERGER

         1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as is defined in Section 1.3 hereof), Consumers shall be merged with and into Acquisition (the "Merger"), in accordance with the provisions of the Pennsylvania Business Corporation Law of 1988, as amended (the "Pennsylvania Code") and the separate corporate existence of Consumers shall cease and Acquisition shall continue as the surviving corporation (the "Surviving Corporation") with all the rights, privileges, immunities and powers, and subject to all the duties and liabilities, of a corporation organized under the Pennsylvania Code.

         1.2 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.1, and subject to the satisfaction or waiver of the conditions set forth in
Article 6 (excluding those conditions that, by their terms, cannot be satisfied before the Closing Date as defined in this Section 1.2), the closing of the Merger (the "Closing") will take place at 9:00 a.m. no later than the seventh
(7th) business day following the Determination Date, as that term is defined in Exhibit A attached hereto (the "Closing Date"). The Closing will be held at the offices of Reed Smith Shaw & McClay LLP, 2500 One Liberty Place, 1650 Market Street, Philadelphia, Pennsylvania 19103, unless the Parties hereto agree in writing to another date, time or place.

         1.3 Effective Time. The Parties hereto will file with the Secretary of State of the Commonwealth of Pennsylvania (the "Pennsylvania Secretary of State") on the date of the Closing (or on such other date as PSC and Consumers may agree) articles of merger or other appropriate documents, mutually satisfactory in form and substance to PSC and Consumers and executed in accordance with the relevant provisions of the Pennsylvania Code, and will make all other filings or recordings required under the Pennsylvania Code in connection with the Merger. The Merger shall become effective upon the filing of the articles of merger with the Pennsylvania Secretary of State, or at such later time as is specified in the articles of merger (the "Effective Time").

         1.4 Articles of Incorporation. The Articles of Incorporation of Acquisition shall be as set forth in Exhibit B, which is attached hereto and made a part hereof, and, as so set forth shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law.

         1.5 By-Laws. The By-Laws of Acquisition, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by law, the By-Laws, or the Articles of Incorporation of the Surviving Corporation.

         1.6 Directors. The Board of Directors of the Surviving Corporation from and after the Effective Time shall be comprised of such directors as shall be appointed by PSC. Such directors shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Articles of Incorporation or By-Laws of the Surviving Corporation, or as otherwise provided by law.

         1.7 Officers. The officers of the Surviving Corporation from and after the Effective Time shall be comprised of such officers as shall be appointed by the Surviving Corporation's Board of Directors. Such officers shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Articles of Incorporation or By-Laws of the Surviving Corporation, or as otherwise provided by law.

         1.8 Conversion of Acquisition Shares. Each share of common stock of Acquisition issued and outstanding immediately prior to the Effective Time shall remain outstanding, unchanged by reason of the Merger, as 1,000 common shares, without par value, of the Surviving Corporation.

         1.9 Conversion of Consumers Common Shares and Consumers Preferred
Shares.

             1.9.1 Outstanding Consumers Common Shares. Each share of common stock, having a par value of $1.00 per share, of Consumers together with all rights appurtenant thereto (the "Consumers Common Shares") issued and outstanding immediately prior to the Effective Time (other than shares held as treasury shares by Consumers) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into that number of shares of validly issued, fully paid and non-assessable common stock, having a par value of $.50 per share, of PSC together with all rights appurtenant thereto (the "PSC Common Shares") as determined in accordance with the exchange ratio as outlined in Exhibit A, which is attached hereto and made a part hereof (the "Exchange Ratio").

             1.9.2 Treasury Shares. Each Consumers Common Share issued and outstanding immediately prior to the Effective Time which is then held as a treasury share by Consumers shall, by virtue of the Merger and without any action on the part of Consumers, be canceled and retired and cease to exist, without any conversion thereof.

             1.9.3 Impact of Stock Splits, etc. In the event of any change in PSC Common Shares between June 27, 1998 and the Effective Time by reason of any stock split, stock dividend, subdivision, reclassification, recapitalization, combination, exchange or the like, the Exchange Ratio and the calculation of all share prices provided for in this Agreement shall be proportionately adjusted.


             1.9.4 Options. At the Effective Time, each option to acquire Consumers Common Shares which is then outstanding, whether or not exercisable, shall cease to represent a right to acquire Consumers Common

Shares and shall be converted automatically into an option to purchase PSC Common Shares, and PSC shall assume each such option, in accordance with the terms of the applicable Consumers stock option plan and stock option agreement by which it is evidenced, except that from and after the Effective Time, (i) PSC and the PSC Board of Directors shall be substituted for Consumers and the Consumers Board of Directors in administering such plan, (ii) each Consumers option assumed by PSC may be exercised solely for PSC Common Shares, (iii) the number of PSC Common Shares subject to such Consumers options shall be equal to the number of shares of Consumers Common Shares subject to such option immediately prior to the Effective Time multiplied by the Exchange Ratio, provided that any fractional shares of PSC Common Shares resulting from such multiplication shall be rounded down to the nearest share, and (iv) the per share exercise price under each such option shall be adjusted by dividing the per share exercise price under each such option by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent. Notwithstanding clauses (iii) and (iv) of the preceding sentence, each Consumers option which is an "incentive stock option" shall be adjusted as required by
Section 424 of the Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option within the meaning of Section 424(h) of the Code. Consumers and PSC agree to take all necessary steps to effect the foregoing provisions of this Section 1.9.4. Within thirty (30) calendar days after the Effective Time, PSC shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the PSC Common Shares subject to the options referred to in this Section 1.9.4 and shall use its reasonable efforts to maintain the current status of the prospectus or prospectuses contained therein for so long as such options remain outstanding in the case of a Form S-8 or, in the case of a Form S-3, until the shares subject to such options may be sold without a further holding period under Rule 144 under the Securities Act.

             1.9.5 Outstanding Consumers Preferred Shares. Each share of preferred stock, having a par value of $100 per share, of Consumers together with all rights appurtenant thereto (the "Consumers Preferred Shares") issued and outstanding immediately prior to the Effective Time (other than shares held as treasury shares by Consumers) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into that number of PSC Common Shares as determined by multiplying the number of Consumers Preferred Shares by the product of 3.945 times the Exchange Ratio.

             1.9.6 Dissenting Shares. Each Consumers Preferred Share, the holder of which has perfected his right to dissent under the Maine Business Corporation Act ("MBCA") and has not effectively withdrawn or lost such right as of the Effective Time (the "Dissenting Shares"), shall not be converted into or represent a right to receive PSC Common Shares hereunder, and the holder thereof shall be entitled only to such rights as are granted by the MBCA. Consumers shall give PSC prompt notice upon receipt by Consumers of any such written demands for payment of the fair value of such Consumers Preferred Shares and of withdrawals of such demands and any other instruments provided pursuant to the MBCA (any shareholder duly making such demand being hereinafter called a "Dissenting Shareholder"). If any Dissenting Shareholder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment at any time, such holder's Consumers Preferred Shares shall be converted into the right to receive PSC Common Shares in accordance with the applicable provisions of this Agreement. Any payments made in respect of Dissenting Shares shall be made by the Surviving Corporation.

         1.10 Exchange of Certificates and Related Matters.

             1.10.1 Paying Agent. Prior to the Closing Date, PSC shall appoint the Paying Agent for the purpose of issuing PSC Common Shares in exchange for certificates representing Consumers Common Shares and Consumers Preferred Shares. PSC shall deliver certificates representing PSC Common Shares, to the Paying Agent, for the benefit of the holders of Consumers Common Shares and Consumers Preferred Shares when and as required for exchanges of Consumers Common Shares and Consumers Preferred Shares, respectively, pursuant to Section 1.9.

             1.10.2 Letter of Transmittal. Promptly after the Effective Time (but in no event more than five (5) business days thereafter), PSC shall require the Paying Agent to mail to each record holder of Certificates, as defined in
Section 1.10.3, that immediately prior to the Effective Time represented Consumers Common Shares and Consumers Preferred Shares, respectively, which have been converted pursuant to Section 1.9, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of Certificates to the Paying Agent and shall be in such form and have such provisions as PSC reasonably may specify), and (ii) instructions for use in surrendering such Certificates and receiving the Merger Consideration, as defined in Section 1.10.3, to which such holder shall be entitled therefor pursuant to Section 1.9.

             1.10.3 Exchange Procedures. Upon surrender to the Paying Agent of a Certificate representing Consumers Common Shares or Consumers Preferred Shares, respectively, for cancellation, together with a letter of transmittal and such other customary documents as may be required by the instructions to the letter of transmittal (collectively, the "Certificate") and acceptance thereof by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor (i) in connection with the surrender of Consumers Common Shares, certificates evidencing that number of whole PSC Common Shares into which Consumers Common Shares previously represented by such certificate are converted in accordance with Section 1.9.1, and the cash in lieu of fractional PSC Common Shares to which such holder is entitled pursuant to Section 1.10.6,
(ii) in connection with the surrender of Consumers Preferred Shares, certificates evidencing that number of whole PSC Common Shares into which Consumers Preferred Shares previously represented by such certificate are converted in accordance with Section 1.9.5, and the cash in lieu of fractional PSC Common Shares to which such holder is entitled pursuant to Section 1.10.6; and (iii) any dividends or other distributions to which such holder is entitled pursuant to Section 1.10.4 (the PSC Common Shares, dividends, distributions and cash described in clauses (i), (ii), and (iii) of this Section 1.10.3 are referred to collectively as the "Merger Consideration"). The Paying Agent shall accept such Certificate upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. If the Merger Consideration (or any portion thereof) is to be delivered to any person other than the person in whose name the Certificate surrendered in exchange therefor is registered on the record books of Consumers, it shall be a condition to such exchange that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such exchange shall pay to the Paying Agent any transfer or other taxes required by reason of the payment of such consideration to a person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable. After the Effective Time, there shall be no further transfer on the records of Consumers or its transfer agent of any Certificate representing Consumers Common Shares or Consumers Preferred Shares, respectively, and, if any such Certificate is presented to Consumers for transfer, it shall be canceled against delivery of the Merger Consideration as hereinabove provided. Until surrendered as contemplated by this Section 1.10.3, each Certificate representing Consumers Common Shares (other than a Certificate representing Consumers Common Shares to be canceled in accordance with Section 1.9.3) and each Certificate representing Consumers Preferred Shares, shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the appropriate Merger Consideration, without any interest thereon.

             1.10.4 Distributions With Respect to Unexchanged Shares. No dividends or other distributions with respect to PSC Common Shares with a record date after the Effective Time shall be paid to the holder of any Certificate, that immediately prior to the Effective Time represented Consumers Common Shares or Consumers Preferred Shares, respectively, which has not been converted pursuant to Section 1.9, and no other part of the Merger Consideration shall be paid to any such holder, until the surrender for exchange of such Certificate in accordance with this Article 1. Following surrender for exchange of any such Certificate, there shall be paid, without interest, to the holder of certificates evidencing whole PSC Common Shares, issued in exchange therefor,
(i) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid (a) with respect to the number of whole PSC Common Shares into which Consumers Common Shares represented by such Certificate immediately prior to the Effective Time were converted pursuant to Section 1.9, and (b) with respect to the number of whole PSC Common Shares into which Consumers Preferred Shares represented by such Certificate immediately prior to the Effective Time were converted pursuant to Section 1.9, at the time of such surrender, and (ii) the amount of dividends or other distributions with a record date after the Effective Time, but prior to such surrender, and with a payment date subsequent to such surrender, payable with respect to such whole PSC Common Shares at the appropriate payment date.

             1.10.5 No Further Ownership Rights. The Merger Consideration paid upon the surrender for exchange of Certificates representing Consumers Common Shares or Consumers Preferred Shares, respectively, in accordance with the terms of this Article 1 shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to Consumers Common Shares or Consumers Preferred Shares, respectively, theretofore represented by such Certificates, subject, however, to the Surviving Corporation's obligation (if any) to pay any dividends or make any other distributions with a record date
(i) prior to the Effective Time which may have been declared by Consumers on such Consumers Common Shares or Consumers Preferred Shares, respectively, in accordance with the terms of this Agreement, or (ii) prior to June 27, 1998 and which remain unpaid at the Effective Time.

             1.10.6 No Fractional Shares. No certificates or scrip representing fractional PSC Common Shares shall be issued upon the surrender for exchange of Certificates that immediately prior to the Effective Time represented Consumers Common Shares which have been converted pursuant to Section 1.9, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of PSC. Notwithstanding any other provisions of this Agreement, each holder of Consumers Common Shares who would otherwise have been entitled to receive a fraction of a PSC Common Share (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a PSC Common Share multiplied by the Calculation Price (as that term is defined in Exhibit
A).

             1.10.7 Termination of Paying Agency. Any PSC Common Shares held by the Paying Agent which remain undistributed to the holders of the Certificates representing Consumers Common Shares or Consumers Preferred Shares, respectively, after one hundred twenty (120) calendar days following the Effective Time shall be delivered to PSC, and any holders of Consumers Common Shares or Consumers Preferred Shares, respectively, who have not theretofore complied with this Article 1 shall thereafter look only to PSC and only as general creditors thereof for payment, without interest, of their claim for any Merger Consideration and any dividends or distributions with respect to PSC Common Shares.

             1.10.8 No Liability. Neither PSC, the Surviving Corporation nor the Paying Agent shall be liable to any person in respect of any Merger Consideration payable with respect to Consumers Common Shares or Consumers Preferred Shares, respectively, delivered to a public official pursuant to any applicable abandoned property, escheat, or similar law. If any Certificates representing Consumers Common Shares or Consumers Preferred Shares, respectively, shall not have been surrendered prior to seven (7) years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 2.4)), any such Consumers Common Shares, Consumers Preferred Shares, dividends or distributions payable in respect of such Certificate shall, to the extent permitted by applicable law, become the property of PSC free and clear of all claims or interest of any person previously entitled thereto.


                                    ARTICLE 2

                   REPRESENTATIONS AND WARRANTIES OF CONSUMERS

         Consumers hereby represents and warrants to PSC and Acquisition as follows:

         2.1 Organization, Standing and Corporate Authority. Consumers is a corporation duly organized and validly existing under the laws of the State of Maine and has the requisite corporate power and authority to carry on its business as now being conducted. The nature of Consumers' business does not require its qualification as a foreign corporation in any jurisdiction, except for those jurisdictions in which Consumers has so qualified and except where the failure to be so qualified would not individually or in the aggregate have a Material Adverse Effect, as that term is defined in Section 10.9. Consumers has delivered to PSC complete and correct copies of the Articles of Incorporation and By-Laws, as amended to the date of this Agreement, for itself and each of its subsidiaries.

         2.2 Capital Structure. The authorized capital stock of Consumers consists of: (i) 15,000,000 Consumers Common Shares, having a par value of $1.00 per share; (ii) 30,000 shares of preferred stock, having a par value of $100.00 per share, of which 15,925 shares have been designated as "Cumulative Preferred Stock, Series A" and 14,075 shares are undesignated; and (iii) 120,000 shares of preferred stock, with no par value, of which no shares have been issued (the 150,000 shares of the preferred stock are hereinafter referred to as "Consumers Preferred Shares"). At the close of business on June 24, 1998, (i) 9,008,305 Consumers Common Shares were issued and outstanding; (ii) 10,438 Consumers Preferred Shares have been issued and are outstanding; (iii) no Consumers Common Shares were held as treasury stock; (iv) no Consumers Common Shares were held by subsidiaries of Consumers; (v) 925,757 Consumers Common Shares were reserved for issuance pursuant to Consumers' (1) Dividend Reinvestment Plan ("DRIP"), (2) 401(K) Savings Plan, (3) LTIP, as defined in Section 5.6 and (4) Stock Option Plan; and
(vi) no other shares, including but not limited to Consumers Common Shares or Consumers Preferred Shares, were issued and outstanding. All outstanding shares of capital stock of Consumers are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. No bonds, debentures, notes or other indebtedness of Consumers having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the shareholders of Consumers may vote are issued or outstanding. Section 2.2 of the Disclosure Schedule, dated as of the date hereof and executed by Consumers (the "Disclosure Schedule"), sets forth the name of each participant in Consumers' Incentive Stock Option Plan and LTIP and the number of Consumers Common Shares awarded to such participant as of the date hereof. Except as set forth above or in Section 2.2 of the Disclosure Schedule, Consumers does not have any outstanding option, warrant, subscription or other right, agreement or commitment which either obligates Consumers to issue, sell or transfer, repurchase, redeem or otherwise acquire or vote any shares of capital stock of Consumers, or which restricts the transfer of Consumers Common Shares.

         2.3 Subsidiaries.

             2.3.1 Section 2.3.1 of the Disclosure Schedule sets forth the name of each corporation, limited liability company, general or limited partnership or other entity that is controlled, directly or indirectly, by Consumers (a "subsidiary") and the jurisdiction of its organization. Each such subsidiary is a corporation or partnership duly organized and validly existing under the laws of the jurisdiction of its organization and has the corporate or partnership power and authority and all necessary government approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority or necessary governmental approvals would not individually or in the aggregate have a Material Adverse Effect. Each subsidiary is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not individually or in the aggregate have a Material Adverse Effect.

             2.3.2 Section 2.3.2 of the Disclosure Schedule sets forth, as to each subsidiary of Consumers, its authorized capital structure and the number of its issued and outstanding shares of capital stock or other ownership units.

             2.3.3 Except as set forth in Section 2.3.3 of the Disclosure Schedule, Consumers is, directly or indirectly, the record and beneficial owner of all of the outstanding shares of capital stock or other ownership units of each of its subsidiaries, and no capital stock or other ownership units of any subsidiary is or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable or exercisable for, shares of any capital stock or other ownership units of any subsidiary, and there are no contracts, commitments, understandings or arrangements by which Consumers or any of its subsidiaries is or may be bound to issue, redeem, purchase or sell additional shares of capital stock or other ownership units of any subsidiary or securities convertible into or exchangeable or exercisable for any such shares or units. All of such shares and other ownership units are validly issued, fully paid and nonassessable and, except as set forth in Section 2.3.3 of the Disclosure Schedule, are owned by Consumers, or by another wholly-owned subsidiary of Consumers, free and clear of all liens, claims, encumbrances, restraints on alienation, or any other restrictions with respect to the transferability or assignability thereof (other than restrictions on transfer imposed by federal or state securities laws).

         2.4 Authority; Noncontravention. Consumers has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by

Consumers and the consummation by Consumers of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Consumers, subject, in the case of the Merger, to the approval of its shareholders as set forth in Section 4.2. This Agreement has been duly executed and delivered by Consumers and, assuming this Agreement has been duly executed and delivered by PSC and Acquisition, constitutes a valid and binding obligation of Consumers, enforceable against Consumers in accordance with its terms, except that the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditor's rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). Except as disclosed in Section 2.4 of the Disclosure Schedule, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, (i) conflict with any of the provisions of the Articles of Incorporation or Bylaws of Consumers or the comparable documents of any of its subsidiaries, (ii) subject to the governmental filings and other matters referred to in the following sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or require the consent of any person under, any indenture or other agreement, permit, concession, franchise, license or similar instrument or undertaking to which Consumers or any of its subsidiaries is a party or by which Consumers or any of its subsidiaries or any of their assets is bound or affected, or (iii) subject to the governmental filings and other matters referred to in the following sentence, contravene any law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination or award currently in effect, subject, in the case of clauses (ii) and (iii), to those conflicts, breaches, defaults and similar matters, which, individually or in the aggregate, would not have a Material Adverse Effect nor materially and adversely affect Consumers' ability to consummate the transactions contemplated hereby. No consent, approval or authorization of, or declaration or filing with, or notice to, any governmental agency or regulatory body, utility regulatory body, court, agency, commission, division, department, public body or other authority (a "Governmental Entity") which has not been received or made, is required by or with respect to Consumers in connection with the execution and delivery of this Agreement by Consumers or the consummation by it of any of the transactions contemplated hereby, except for (a) the filing of premerger notification and report forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), with respect to the Merger, (b) the filing with the Securities and Exchange Commission (the "SEC") of a proxy statement relating to the approval by the shareholders of Consumers and PSC of the Merger and such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (c) the filing of articles of merger with the Pennsylvania Secretary of State and appropriate documents with the relevant authorities of other states in which Consumers is qualified to do business, and (d) such other consents, approvals, authorizations, filings or notices as are set forth in Section 2.4 of the Disclosure Schedule.

         2.5 Consumers SEC Documents and Financial Statements.

             2.5.1 Except as set forth in Section 2.5.1 of the Disclosure Schedule, Consumers, and each of its subsidiaries that is or was required to do so, has timely filed all required reports, schedules, forms, statements and other documents with the SEC from January 1, 1993 through June 27, 1998 (the "Consumers SEC Documents"). (All such documents filed by Consumers with the SEC from June 27, 1998 until the Closing Date shall also be included in the definition of Consumers SEC Documents.) As of their respective dates, the Consumers SEC Documents complied with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Consumers SEC Documents, and none of the Consumers SEC Documents as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There have been filed as exhibits to, or incorporated by reference in the Form 10K most recently filed by Consumers with the SEC all contracts which, as of the date hereof, are material as described in Item 601(b)(10) of Regulation S-K. Consumers has heretofore delivered to PSC in the form filed with the SEC, all of the Consumers SEC Documents.

             2.5.2 The consolidated financial statements of Consumers included in the Consumers SEC Documents comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP") (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as permitted by Rule 10-01 of Regulation S-X) and fairly present, in all material respects, the consolidated financial position of Consumers and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations, changes in shareholders' equity and consolidated cash flows for the periods then ended (subject, in the case of unaudited interim financial statements, to normal recurring adjustments, none of which is material).

             2.5.3 Except as disclosed in the Consumers SEC Documents or in the Disclosure Schedule, neither Consumers nor any of its subsidiaries has any absolute, accrued, contingent or other liabilities or obligations due or to become due, and there are no claims or causes of action (including but not limited to those relating to any Consumers Benefit Plan (as defined in Section 2.8.1) formerly maintained by Consumers or any of its subsidiaries or a Consumers ERISA Affiliate (as defined in Section 2.8.1) on or after December 31,
1997) that have been or, to the knowledge of Consumers, are reasonably likely to be asserted against Consumers or any of its subsidiaries, except (i) as and to the extent reflected or reserved against on the balance sheet included in Consumers' Annual Report on Form 10-K for the year ended December 31, 1997 (the "Consumers Base Balance Sheet"), or included in the notes to Consumers Base Balance Sheet, (ii) for normal and recurring liabilities incurred since December 31, 1997, in the ordinary course of business consistent with past practice, or
(iii) for such other liabilities and obligations that are not in the aggregate reasonably likely to have a Material Adverse Effect.

         2.6 Absence of Certain Changes or Events. Except as disclosed in the Consumers SEC Documents or in Section 2.6 of the Disclosure Schedule, since the date of the Consumers Base Balance Sheet, Consumers and its subsidiaries have conducted their business only in the ordinary course, and, except as otherwise expressly permitted by this Agreement, there has not been (i) any change which has had or which could have a Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Consumers' outstanding capital stock (other than regular quarterly cash dividends in accordance with usual record and payment dates and in accordance with Consumers' present dividend policy), (iii) any split, combination or reclassification of any of its outstanding capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of, or in substitution for shares of its outstanding capital stock, (iv) any entry by Consumers or any of its subsidiaries into any employment, severance, change of control, termination or similar agreement with any officer, director or other employee, or any increase in the compensation or severance or termination benefits payable to any director, officer or other employee of Consumers or any of its subsidiaries (except in the case of employees in the ordinary course of business consistent with prior practice, or as was required under employment agreements in effect as of the date of the Consumers Base Balance Sheet), or (v) any change in the method of accounting or policy used by Consumers or any of its subsidiaries, except as permitted by GAAP.

         2.7 Real and Personal Property.

             2.7.1 Consumers and its subsidiaries own, or have a valid and enforceable right to use or a valid and enforceable leasehold interest in, all real property (including all buildings, fixtures and other improvements thereto) used by them in the conduct of their respective businesses as such businesses are now being conducted. Except as disclosed in the Consumers SEC Documents or
Section 2.7.1 of the Disclosure Schedule, neither Consumers' nor any of its subsidiaries' ownership of or leasehold interest in any such property is subject to any mortgage, pledge, lien, option, conditional sale agreement, encumbrance, security interest, title exception or restriction or claim or charge of any kind ("encumbrances"), except for such encumbrances as are not in the aggregate reasonably likely to have a Material Adverse Effect. All such property is in good condition and repair and is suitable in all material respects for the purposes for which it is now being used in the conduct of the businesses of Consumers and its subsidiaries, except to the extent that the poor condition or unsuitability of any such property is not in the aggregate reasonably likely to have a Material Adverse Effect.

             2.7.2 Except as otherwise disclosed in the Consumers SEC Documents or Section 2.7.2 of the Disclosure Schedule, all personal property that is owned by Consumers or any of its subsidiaries and used by any of them in the conduct of their respective businesses is owned free and clear of any encumbrances, except for such encumbrances as are not in the aggregate reasonably likely to have a Material Adverse Effect. All property that is owned or used by Consumers is in good working condition, subject to normal wear and tear, and is suitable in all material respects for the purposes for which it is now being used in the conduct of the businesses of Consumers and its subsidiaries, except to the extent that the poor condition or unsuitability of any such property is not in the aggregate reasonably likely to have a Material Adverse Effect.

         2.8 Employee Matters; ERISA.

             2.8.1 Section 2.8.1 of the Disclosure Schedule contains a true and complete list of: (i) each employee benefit plan, program or arrangement covering employees, former employees or directors of Consumers (or any of its subsidiaries, including, but not limited to any "Consumers ERISA Affiliate" (any entity required to be aggregated with Consumers pursuant to Code Section 414(b),
(c) or (m))), or any of their dependents or beneficiaries, or providing benefits to such persons in respect of services provided to any such entity, including but not limited to any "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (whether or not terminated, if Consumers, or any of its subsidiaries, including, but not limited to, any Consumers ERISA Affiliate), could have statutory or contractual liability with respect thereto on or after the date hereof); (ii) each management, employment, deferred compensation, severance (including any payment, right or benefit resulting from a change in control), bonus or other plan or contract for personal services with or covering any current officer, key employee or director or any consulting contract with any person who prior to entering into such contract was a director or officer of Consumers (or any of its subsidiaries, including, but not limited to, any Consumers ERISA Affiliate) (whether or not terminated, if Consumers (or any of its subsidiaries, including, but not limited to, any Consumers ERISA Affiliate) could have statutory or contractual liability with respect thereto on or after the date hereof); and (iii) each "employee pension benefit plan" (within the meaning of ERISA Section 3(2)) subject to Title IV of ERISA or the minimum funding requirements of Code Section 412 maintained or contributed to by Consumers or any Consumers ERISA Affiliate at any time during the seven (7) year period immediately preceding the date hereof (such plans and arrangements described in paragraphs (i), (ii) and (iii) of this Section 2.8.1 to be referred to collectively as the "Consumers Benefit Plans"). With respect to each Consumers Benefit Plan, Section 2.8.1 of the Disclosure Schedule contains a true and complete list of the source or sources of benefit payments under the plan (including, where applicable, the identity of any trust, whether or not a grantor trust, insurance contract, custodial account, agency agreement, Voluntary Employees Beneficiary Association ("VEBA") as that term is referred to in Code Section 501(c)(9), or other arrangement that holds the assets of, or serves as a funding vehicle or source of benefits for, such Consumers Benefit
Plan).

         2.8.2 Except as disclosed in Section 2.8.2 of the Disclosure Schedule, all contributions and other payments required to have been made by Consumers (or any of its subsidiaries, including, but not limited to, any Consumers ERISA Affiliate) pursuant to any Consumers Benefit Plan (or to any person pursuant to the terms thereof) have been timely made or the amount of such payment or contribution obligation has been reflected in Consumers' financial statements reflected in the Consumers SEC Documents.

         2.8.3 Except as disclosed in Section 2.8.3 of the Disclosure Schedule, each Consumers Benefit Plan that is an "employee pension benefit plan" (within the meaning of ERISA Section 3(2)) is "qualified" within the meaning of Code
Section 401(a), both as to form and operation, and the IRS has determined that each such Consumers Benefit Plan is qualified as to form (as evidenced by the issuance of a favorable determination letter), and, to the knowledge of Consumers, no event or condition exists or has occurred that could result in the revocation of any such IRS determination. Consumers and each Consumers ERISA Affiliate are in compliance with, and each Consumers Benefit Plan is and has been operated in compliance with, all applicable laws, rules and regulations governing such plan, including without limitation ERISA and the Code. Moreover, neither Consumers (or any of its subsidiaries, including, but not limited to, any Consumers ERISA Affiliate) nor any other individual or entity has engaged in any transaction with respect to any Consumers Benefit Plan as a result of which Consumers (or any of its subsidiaries, including, but not limited to, any Consumers ERISA Affiliate) could be subject to liability pursuant to ERISA
Section 409 or 502 or subject to an excise tax pursuant to Code Section 4975. In addition, except as otherwise disclosed in Section 2.8.3 of the Disclosure Schedule, no Consumers Benefit Plan that is an "employee pension benefit plan" (within the meaning of ERISA Section 3(2)): (i) is subject to any ongoing audit, investigation, or other administrative proceeding of the IRS, the Department of Labor, or any other Governmental Entity; (ii) is the subject of any pending application for administrative relief under any voluntary compliance program of any Governmental Entity (including without limitation the IRS's Voluntary Compliance Resolution Program, Closing Agreement Program, or Walk-in Closing Agreement Program or the Department of Labor's Delinquent Filer Voluntary Compliance Program), and no Consumers Benefit Plan has engaged in any act of "self-correction" under the IRS's Administrative Policy Regarding Self-Correction; and (iii) all filings required by ERISA and the Code as to each Consumers Benefit Plan have been timely filed, and all required notices and disclosures to participants in such Consumers Benefit Plans have been timely provided.

         2.8.4 Except as disclosed in Section 2.8.4 of the Disclosure Schedule, with respect to Consumers Benefit Plans, individually and in the aggregate, no termination or partial termination of any Consumers Benefit Plan or other event has occurred and, to the knowledge of Consumers, there exists no condition or set of circumstances that could subject Consumers or any Consumers ERISA Affiliate to any liability arising under the Code, ERISA or any other applicable law (including without limitation any liability to or under any such plan or to the Pension Benefit Guaranty Corporation (the "PBGC")), or under any indemnity agreement to which Consumers (or any of its subsidiaries, including, but not limited to, any Consumers ERISA Affiliate) is a party, excluding liability for benefit claims and funding obligations payable in the ordinary course, and excluding liability for PBGC insurance premiums payable in the ordinary course.

         2.8.5 Except as disclosed in Section 2.8.5 of the Disclosure Schedule, no Consumers Benefit Plan that is a "welfare plan" (within the meaning of ERISA
Section 3(1)) provides benefits for any retired or former employees (other than as required pursuant to ERISA Section 601).

         2.8.6 Consumers has made available to PSC a true and correct copy of the following items with respect to each Consumers Benefit Plan, as may be applicable: (i) each collective bargaining agreement to which Consumers or any Consumers ERISA Affiliate is a party or under which Consumers or any Consumers ERISA Affiliate has obligations; (ii) the current plan document (including all amendments adopted since the most recent restatement) and its most recently prepared summary plan description and all summaries of material modifications prepared since the most recent summary plan description; (iii) the IRS Form 5500, including all applicable financial statements and schedules and opinions of independent accountants, for the three (3) most recent plan years; (iv) each related trust agreement, insurance contract, service provider or investment management agreement (including all amendments to each such document); (v) the most recent IRS determination letter with respect to the qualified status under Code Section 401(a) of such plan and a copy of any application for an IRS determination letter filed since the most recent IRS determination letter was issued; (vi) the most recent actuarial reports or valuations; (vii) all personnel, payroll, and employment manuals and policies applicable to Consumers employees; (viii) a written description of any Consumers Benefit Plan that is not otherwise in writing; (ix) a reasonably representative sample of notifications to affected employees of their rights under ERISA Section 601 and Code Section 4980B; and
(x) all notices that were given by Consumers or any Consumers ERISA Affiliate to the IRS, or the United States Department of Labor, and all notices given to Consumers or any Consumers ERISA Affiliate by the IRS or the United States Department of Labor, during the last four (4) calendar years.

             2.8.7 Except as disclosed in Section 2.8.7 of the Disclosure Schedule, the consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any: (i) payment (whether of severance pay or otherwise) becoming due from Consumers (or any of its subsidiaries, including, but not limited to, any Consumers ERISA Affiliate) under any applicable Consumers Benefit Plans to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement; (ii) benefit under any Consumers Benefit Plan being established or becoming accelerated, vested or payable, except for a payment or benefit that would have been payable under the same terms and conditions without regard to the transactions contemplated by this Agreement; (iii) payment that will be non-deductible to Consumers or subject to tax under Code Sections 280G or 4999; or (iv) requirement that Consumers will be required to "gross up" or otherwise compensate any individual because of the imposition of any excise tax on a payment to such person.

             2.8.8 Except as disclosed in Section 2.8.8 of the Disclosure Schedule, each Consumers Benefit Plan that is subject to either or both of the minimum funding requirements of ERISA Section 302 or to Title IV of ERISA, has assets that, as of the date hereof, have a fair market value equal to or exceeding the present value of the accrued benefit obligations thereunder on a termination basis, as of the date hereof, based on the actuarial methods, tables and assumptions theretofore utilized by such plan's actuary in preparing such plan's most recently prepared actuarial valuation report, except to the extent that applicable law would require the use of different actuarial assumptions if such plan was to be terminated as of the date hereof. No Consumers Benefit Plan subject to the minimum funding requirements of ERISA Section 302 and Code
Section 412 has incurred any "accumulated funding deficiency" (within the meaning of ERISA Section 302 and Code Section 412).

             2.8.9 Except as disclosed in Section 2.8.9 of the Disclosure Schedule, no Consumers Benefit Plan is or was a "multiemployer plan" (within the meaning of ERISA Section 4001(a) (3)), a multiple employer plan described in Code Section 413(c), or a "multiple employer welfare arrangement" (within the meaning of ERISA Section 3(40)); and neither Consumers nor any of its subsidiaries (including, but not limited to, any Consumers ERISA Affiliate), has been obligated to contribute to, or otherwise has or has had any liability with respect to, any multiemployer plan, multiple employer plan, or multiple employer welfare arrangement. With respect to any Consumers Benefit Plan that is listed in Section 2.8.9 of the Disclosure Schedule as a multiemployer plan, neither Consumers nor any of its subsidiaries (including, but not limited to, any Consumers ERISA Affiliate) have made or incurred a "complete withdrawal" or a "partial withdrawal," as such terms are defined in ERISA Sections 4203 and 4205, therefrom at any time during the five (5) calendar year period immediately preceding June 27, 1998 and the transactions contemplated by the Agreement will not, in and of themselves, give rise to such a "complete withdrawal" or "partial withdrawal."

             2.8.10 Except as disclosed in Section 2.8.10 of the Disclosure
Schedule: (i) neither Consumers nor any subsidiary of Consumers (including, but not limited to, any Consumers ERISA Affiliate) is subject to any legal, contractual, equitable or other obligation to establish as of any date any employee benefit plan of any nature, including without limitation any pension, profit sharing, welfare, post-retirement welfare, stock option, stock or cash award, nonqualified deferred compensation or executive compensation plan, policy or practice; and (ii) after review of all Consumers Benefit Plan documents, Consumers and its subsidiaries, acting alone or together, (including, but not limited to, any Consumers ERISA Affiliate) may, without the consent of any employee, beneficiary or dependent, employees' organization or other person, terminate, modify or amend any Consumers Benefit Plan or any other employee benefit plan, policy, program or practice (or its participation in any such Consumers Benefit Plan or other employee benefit plan, policy, program or practice) at any time sponsored, maintained or contributed to by Consumers (or any of its subsidiaries, including, but not limited to, any Consumers ERISA Affiliate), effective as of any date before, on, or after the Effective Time.

             2.8.11 Except as disclosed in Section 2.8.11 of the Disclosure
Schedule: (i) no event constituting a "reportable event" (within the meaning of ERISA Section 4043(b)) for which the thirty (30) calendar day notice requirement has not been waived by the PBGC has occurred with respect to any Consumers Benefit Plan, and (ii) no liability, claim, action or litigation has been made, commenced, or threatened, by or against Consumers (or any of its subsidiaries, including, but not limited to, any Consumers ERISA Affiliate) with respect to any Consumers Benefit Plan (other than for benefits or PBGC premiums payable in the ordinary course).

             2.8.12 Except as disclosed in Section 2.8.12 of the Disclosure Schedule, the operation and administration of any Consumers Benefit Plan by Consumers (or any of its subsidiaries, including, but not limited to, any Consumers ERISA Affiliate), and, where applicable, to the knowledge of Consumers, by any independent third-party service provider or other such entity providing administrative services to, or on behalf of, such Consumers Benefit Plan, will not result in a Year 2000 Problem with a Material Adverse Effect.

         2.9 Taxes. Except as disclosed in Section 2.9 of the Disclosure Schedule and except for payments required to be made pursuant to Article 4 hereof:

             2.9.1 Consumers and each of its subsidiaries has duly filed all tax returns and reports required to be filed by it or requests for extensions to file such returns or reports have been timely filed, granted and have not expired. All tax returns filed by Consumers and each of its subsidiaries are complete and accurate in all material respects. Consumers and each of its subsidiaries has paid (or Consumers has paid on the subsidiaries' behalf) all taxes due on such returns, and the most recent financial statements contained in the Consumers SEC Documents and all Consumers SEC Documents filed prior to the Closing Date reflect an adequate reserve for all taxes payable by Consumers and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

             2.9.2 No deficiencies for any taxes have been proposed, asserted or assessed against Consumers or any of its subsidiaries that are not adequately reserved for, and no requests for waivers of the time to assess any such taxes have been granted or are pending. The federal income tax returns of Consumers and each of its subsidiaries consolidated in such returns have been examined by and settled with the United States Internal Revenue Service, or the statute of limitations on assessment or collection of any federal income taxes due from Consumers or any of its subsidiaries has expired, through such taxable years as are set forth in Section 2.9.2 of the Disclosure Schedule.

             2.9.3 As used in this Agreement, "taxes" shall include all federal, state, local and foreign income, property, premium, franchise, sales, excise, employment, payroll, withholding and other taxes, tariffs or governmental charges of any nature whatsoever and any interest, penalties and additions to taxes relating thereto.

             2.9.4 Neither Consumers nor any of its subsidiaries has made, or is obligated to make, in connection with the transactions contemplated by this Agreement or otherwise, any payments that will not be deductible because of the application of Section 280G or Section 162(m) of the Code.

             2.9.5 Neither Consumers nor any of its subsidiaries has made any election, filed any consent or entered into any agreement with respect to taxes that is not reflected on the federal income tax returns of Consumers and its subsidiaries for the three (3) years ended December 31, 1996.

         2.10 Compliance With Applicable Laws. Except as disclosed in Section
2.10 of the Disclosure Schedule:

             2.10.1 The business of Consumers and each of its subsidiaries is being conducted in compliance, in all material respects, with all applicable laws, ordinances, rules and regulations, decrees and orders of any

Governmental Entity, and all material notices, reports, documents and other information required to be filed thereunder within the last three (3) years were properly filed and were in compliance in all material respects with such laws.

             2.10.2 Except as disclosed in the Consumers SEC Documents, Consumers and each of its subsidiaries has all material licenses (including, without limitation, utility licenses), permits, authorizations, franchises and rights (collectively, "Licenses") which are necessary for it to own or lease, as the case may be, and operate its properties and assets and to conduct its business as now conducted. The business of Consumers and each of its subsidiaries has been and is being conducted in compliance in all material respects with all such Licenses. All such Licenses are in full force and effect, and there are no material restrictions or limitations contained within the Licenses which would prevent Consumers from operating as it does presently, and there is no proceeding or investigation pending or, to the knowledge of Consumers, threatened which would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such License.

             2.10.3 Each subsidiary of Consumers that has been or is required to do so has filed all forms, reports, statements and other documents required by law to be filed by it with the applicable Governmental Entity, and such forms, reports, statements and other documents, complied in all material respects with the statutory and regulatory requirements applicable thereto.

         2.11 Environmental Protection.

             2.11.1 Except as disclosed in Section 2.11.1 of the Disclosure Schedule or as disclosed in Consumers SEC Documents, Consumers and its subsidiaries are and have been in material compliance with all applicable Environmental Laws (as defined in Section 2.11.7), except where the failure to be or to have so been in material compliance, in the aggregate, would not have a present Material Adverse Effect. Except as disclosed in Section 2.11.1 of the Disclosure Schedule, neither Consumers nor any of its subsidiaries has received any written notice from any person or Governmental Entity that alleges that Consumers or any of its subsidiaries is not or has not been in material compliance with applicable Environmental Laws, except where the failure to be or to have so been in material compliance, in the aggregate, would not have a present Material Adverse Effect.

             2.11.2 Except as disclosed in Section 2.11.2 of the Disclosure Schedule or as disclosed in the Consumers SEC Documents, Consumers and each of its subsidiaries have obtained or have applied for all material environmental, health and safety permits and authorizations (collectively, "Environmental Permits") necessary for the construction of their facilities and the conduct of their operations, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and Consumers and its subsidiaries are in material compliance with all terms and conditions of all such Environmental Permits and are not required to make any material expenditures in connection with any renewal application pending Governmental Entity approval, except where the failure to obtain or be in such compliance and the requirement to make such expenditures, in the aggregate, would not have a Material Adverse Effect.

             2.11.3 Except as disclosed in Section 2.11.3 of the Disclosure Schedule or as disclosed in Consumers SEC Documents, no Environmental Claim (as defined in Section 2.11.7) is pending or, to the knowledge of Consumers, threatened (i) against Consumers or any of its subsidiaries, (ii) against any person or entity whose liability for any Environmental Claim Consumers or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law, or (iii) against any real or personal property or operations that Consumers or any of its subsidiaries owns, leases or manages, in whole or in part, or (iv) to the knowledge of Consumers, against any real property at which any Hazardous Materials, as defined in Section 2.11.7, generated or used by either Consumers or any of its subsidiaries have been stored, treated, or disposed of, that is reasonably likely in the aggregate to have a Material Adverse Effect.

             2.11.4 Except as disclosed in Section 2.11.4 of the Disclosure Schedule or as disclosed in the Consumers SEC Documents, to the knowledge of Consumers, there has been no Release (as defined in Section 2.11.7) or threatened Release of Hazardous Materials (as defined in Section 2.11.7) that would be reasonably likely to (i) form the basis of any Environmental Claim against Consumers or any of its subsidiaries, or against any person or entity whose liability for any Environmental Claim Consumers or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law, or
(ii) cause damage to or diminution of real property or operations that Consumers or any of its subsidiaries owns, leases, or manages, in whole or in part, except for Releases or threatened Releases of Hazardous Materials the liability for which would not in the aggregate have a Material Adverse Effect.

             2.11.5 Except as disclosed in Section 2.11.5 of the Disclosure Schedule, or as disclosed in the Consumers SEC Documents, to the knowledge of Consumers, with respect to any predecessor of Consumers or any of its subsidiaries, there is no Environmental Claim pending or threatened, or Release of Hazardous Materials, that would be reasonably likely to form the basis of any Environmental Claims that are reasonably likely to have, in the aggregate, a Material Adverse Effect.

             2.11.6 To the knowledge of Consumers, Consumers has disclosed to PSC all material facts that Consumers reasonably believes are likely to require material expenditures by Consumers or any of its subsidiaries in order to comply with current applicable Environmental Laws arising from (i) the cost of pollution control equipment currently required or known to be required in the future, (ii) current investigatory, removal, remediation or response costs or investigatory, removal, remediation or response costs known to be required in the future, in each case, both on-site and off-site, and (iii) any other environmental matters affecting Consumers or any of its subsidiaries.

             2.11.7 As used in this Agreement:

                    2.11.7.1 "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices by any person or entity (including without limitation any Governmental Entity) alleging liability or potential liability (including without limitation potential liability for enforcement costs, investigatory costs, cleanup costs, response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries, fines or penalties) arising out of, based on, or resulting from (i) the presence, or Release or threatened Release, of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by Consumers or any of its subsidiaries or joint ventures, (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Laws, or (iii) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence, Release, or threatened Release of any Hazardous Materials.

                    2.11.7.2 "Environmental Laws" means all federal, state and local laws, rules, regulations, ordinances, or consent decrees relating to pollution or protection of human health or the environment (including without limitation air inside any structure, ambient air, surface water, groundwater, land surface or subsurface strata), including without limitation laws and regulations relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

                    2.11.7.3. "Hazardous Materials" means (i) any petroleum or petroleum products or petroleum wastes (including crude oil or any fraction thereof), nuclear fuel or waste or other radioactive materials, friable asbestos or friable asbestos-containing material, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls, (ii) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "chemical wastes", "residual wastes", "industrial wastes", or words of similar import, under any Environmental Laws, and (iii) any other chemical, material, substance or waste, exposure to or use, transport, treatment, storage, or disposal of which is now prohibited, limited or regulated under any Environmental Laws in a jurisdiction in which Consumers or any of its subsidiaries or joint ventures operates.

                    2.11.7.4 "Release" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into any air, soil, surface water, groundwater, indoor structure, or outdoor structure.

         2.12 Litigation. Except as set forth in the Consumers SEC Documents or
Section 2.12 of the Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Consumers, threatened against or affecting Consumers or any of its subsidiaries which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or to materially and adversely affect Consumers' ability to consummate the transactions contemplated hereby. Neither Consumers nor any its subsidiaries is subject to any outstanding order, writ, injunction or decree which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Except as set forth in the Consumers SEC Documents or
Section 2.12 of the Disclosure Schedule, none of Consumers' subsidiaries whose rates or services are subject to regulation by a Governmental Entity (i) has rates which have been or are being collected subject to refund, pending final resolution of any proceeding pending before a Governmental Entity or on appeal to the courts, or (ii) is a party to any proceeding before the Governmental Entity or on appeal from orders of a Governmental Entity.

         2.13 Labor Relations. Except as set forth in Section 2.13 of the Disclosure Schedule:

             2.13.1 Neither Consumers nor any of its subsidiaries is a party to any collective bargaining agreement or other current labor agreement with any labor union or organization, and there is no current union representation issue involving employees of Consumers or any of its subsidiaries, nor does Consumers or any of its subsidiaries know of any activity or proceeding of any labor organization (or representative thereof) or employee group (or representative thereof) to organize any such employees.

             2.13.2 There is no unfair labor practice charge or grievance arising out of a collective bargaining agreement or other grievance procedure against Consumers or any of its subsidiaries pending or, to the knowledge of Consumers, threatened that could reasonably be expected to have a Material Adverse Effect.

             2.13.3 There is no complaint, lawsuit or proceeding in any forum by or on behalf of any present or former employee, any applicant for employment or any classes of the foregoing alleging breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortuous conduct in connection with the employment relationship against Consumers or any of its subsidiaries pending or, to the knowledge of Consumers, threatened that could reasonably be expected to have a Material Adverse Effect.

             2.13.4 There is no strike, dispute, slowdown, work stoppage or lockout pending or, to the knowledge of Consumers, threatened against or involving Consumers or any of its subsidiaries that could reasonably be expected to have a Material Adverse Effect.

             2.13.5 Consumers and each of its subsidiaries is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, except for non-compliance that would not, individually or in the aggregate, have a Material Adverse Effect.

             2.13.6 There is no proceeding, claim, suit, action or governmental investigation pending or, to the knowledge of Consumers, threatened with respect to which any current or former director, officer, employee or agent of Consumers or any of its subsidiaries is or may be entitled to claim indemnification from Consumers or any of its subsidiaries pursuant to their respective articles or certificates of incorporation or bylaws, as provided in any indemnification agreement to which Consumers or any of its subsidiaries is a party, or pursuant to applicable law that could reasonably be expected to have a Material Adverse Effect.

             2.14 Intellectual Property. Consumers and its subsidiaries possess or have adequate rights to use all material trademarks, trade names, patents, service marks, brand marks, brand names, computer programs, databases, industrial designs and copyrights currently used or necessary for the operation of their business (collectively, the "Consumers Intellectual Property"), except where the failure to possess or have adequate rights to use such properties would not have a Material Adverse Effect. Except as set forth in Section 2.14 of the Disclosure Schedule, all of the Consumers Intellectual Property is owned by Consumers or one of its subsidiaries, free and clear of any and all liens, claims or encumbrances, except for those liens, claims and encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect, and neither Consumers nor any of its subsidiaries has forfeited or otherwise relinquished any of the Consumers Intellectual Property, which forfeiture would have a Material Adverse Effect. To the knowledge of Consumers, the use of the Consumers Intellectual Property by Consumers or its subsidiaries does not, in any material respect, conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill (including, without limitation, any intellectual property right, trademark, trade name, patent, service mark, brand mark, brand name, computer program, database, industrial design, copyright or any pending application therefor) of any other person, and neither Consumers nor any of its subsidiaries has received notice of any claim or otherwise knows that any of the Consumers Intellectual Property is invalid, conflicts with the asserted rights of any other person, has not been used or enforced or has failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of Consumers Intellectual Property, except for such conflicts, infringements, violations, interferences, claims, invalidity, abandonments, cancellations or unenforceability that would not, individually or in the aggregate, have a Material Adverse Effect.

         2.15 No Default. Neither Consumers nor any of its subsidiaries is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) its articles or certificate of incorporation or bylaws, (ii) any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which it is now a party or by which it or any of its properties or assets may be bound (except for the requirement under certain of such instruments to file supplemental indentures as a result of the transactions contemplated hereby), or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to it, except in the case of (ii) and (iii) for defaults or violations which in the aggregate would not have a Material Adverse Effect. Consumers and each of its subsidiaries have fulfilled, and have taken all action reasonably necessary to date to enable them to fulfill when due, all of their material obligations under all contracts, commitments and arrangements and, to the knowledge of Consumers, no breach or default by any other party under such contracts, commitments or arrangements has occurred or is threatened that will or could impair the ability of Consumers or any of its subsidiaries to enforce any of its rights thereunder in any material respect.

         2.16 Regulation as a Utility. Certain subsidiaries of Consumers are regulated as public utilities in the states of Maine, Ohio, Illinois, Pennsylvania, and New Jersey. Except as disclosed in Section 2.16 of the Disclosure Schedule, neither Consumers nor any "subsidiary company" or "affiliate" (as such terms are defined in the Public Utility Holding Company Act of 1935, as amended (the "1935 Act")) of Consumers is subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States, by the United States or any agency or instrumentality of the United States or by any foreign country. Consumers is not a holding company under the 1935 Act. Except as disclosed in Section 2.16 of the Disclosure Schedule, no assets of Consumers or any of its subsidiaries or divisions have been disallowed in any rate making procedure before any Governmental Entity.

         2.17 Insurance. Except as disclosed in Section 2.17 of the Disclosure Schedule, Consumers and each of its subsidiaries is, and has been continuously since January 1, 1993, insured with financially responsible insurers in such amounts and against such risks and losses as are disclosed in Section 2.17 of the Disclosure Schedule. Except as disclosed in Section 2.17 of the Disclosure Schedule, neither Consumers nor any of its subsidiaries has received any notice of cancellation or termination with respect to any insurance policy. To the knowledge of Consumers, there is no basis for any claim under D&O Insurance, as defined in Section 4.16.3. All insurance policies of Consumers and its subsidiaries are valid and enforceable policies.

         2.18 Change in Business Relationships. Except as disclosed in Section
2.18 of the Disclosure Schedule, neither Consumers nor any of its subsidiaries has knowledge of any event or circumstance that indicates that, whether on account of the transactions contemplated by this Agreement or otherwise, any customer, agent, representative or supplier of Consumers or any of its subsidiaries intends to discontinue, diminish or change its relationship with Consumers or any of its subsidiaries in any way that would be reasonably likely to have a Material Adverse Effect.

         2.19 Voting Requirements. The only votes of the holders of any class or series of Consumers' capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement are: (i) the affirmative vote of the holders of a majority of the outstanding Consumers Common Shares entitled to vote at the Consumers Special Meeting, as defined in Section 4.2.1, with respect to the approval of the Merger; and (ii) the affirmative vote of the holders of a majority of the outstanding Consumers Preferred Shares, if any, entitled to vote at the Consumers Special Meeting, with respect to the approval of the Merger.

         2.20 Brokers. This Agreement does not give rise to any valid claim by any person against Consumers or any of its subsidiaries for a finder's fee, brokerage commission or similar payment; except for SG Barr Devlin, which represented Consumers and whose fees and expenses shall be paid by Consumers.

         2.21 Year 2000 Problem. Except as disclosed in the Consumers SEC Documents or in Section 2.21 of the Disclosure Schedule, the Year 2000 Problem will not result in a Material Adverse Effect. For purposes of this Agreement, the term "Year 2000 Problem" shall mean the risk that computer applications used by or for the benefit of Consumers or any of its subsidiaries may be unable to recognize or perform properly certain date sensitive functions involving certain dates prior to and any date after December 31, 1999.

         2.22 Knowledge. For purposes of this Article 2, "to the knowledge of Consumers" shall mean to the knowledge of the President and Vice Presidents of Consumers and the Presidents of each of Consumers' subsidiaries, after reasonable inquiry.

         2.23 Disclosure. Matters disclosed in any of the Consumers SEC Documents, in any section of the Disclosure Schedule, or in any section of this
Article 2 shall be considered disclosed for all purposes under this Article 2.

         2.24 Fairness Opinion. Consumers has received an opinion of SG Barr Devlin, dated June 27, 1998, that as of that date the terms of the Merger are fair to the current shareholders of Consumers from a financial point of view.


                                    ARTICLE 3

              REPRESENTATIONS AND WARRANTIES OF PSC AND ACQUISITION

         PSC and Acquisition hereby jointly and severally represent and warrant to Consumers as follows:

         3.1 Organization, Standing and Corporate Authority. Each of PSC and Acquisition is a corporation duly organized and validly existing under the laws of the Commonwealth of Pennsylvania and has the requisite corporate power and authority to carry on its business as now being conducted. Each of PSC and Acquisition is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary except where the failure to be so qualified would not individually or in the aggregate have a Material Adverse Effect (as that term is defined in Section 10.9) on the ability of PSC or Acquisition to consummate the transactions contemplated hereby. PSC and Acquisition have delivered to Consumers complete and correct copies of their Articles of Incorporation and By-Laws, as amended to the date of this Agreement.

         3.2 Capital Structure.

             3.2.1 The authorized capital stock of PSC consists of: (i) 40,000,000 PSC Common Shares having a par value of $.50 per share; and (ii) 1,770,819 shares of preferred stock having a par value of $1.00 per share. At the close of business on June 24, 1998, there were (i) 27,511,394 PSC Common Shares issued and outstanding, (ii) 527,577 PSC Common Shares held as treasury shares, (iii) 1,885,714 PSC Common Shares reserved for issuance under PSC's long-term incentive plans, (iv) 100,000 shares of Series A Preferred Stock reserved for issuance under PSC's Shareholder Rights Plan; (v) 32,200 shares of Series B Preferred Stock issued and outstanding; and (vi) 1,457,200 shares reserved for issuance under PSC's direct stock purchase and dividend reinvestment plan. PSC has entered into an agreement, dated June 3, 1998, by and among PSC, Philadelphia Suburban Water Company ("PSWC"), Berkshire

Greens, Inc. ("Berkshire"), and Flying Hills Water Company ("FHWC"), a wholly owned subsidiary of Berkshire, pursuant to which PSC has agreed to issue 42,000 PSC Common Shares (as unregistered shares with certain piggyback registration rights) to Berkshire upon the merger of FHWC into PSWC. Except as set forth above, at the close of business on June 24, 1998, no other shares of capital stock or other voting securities of PSC were issued, reserved for issuance, or outstanding. All such outstanding PSC Common Shares are, and all PSC Common Shares which may be issued in connection with the Merger will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. All the outstanding shares of capital stock of each significant subsidiary (within the meaning of Rule 1-02 of Regulation S-X) of PSC have been validly issued and are fully paid and nonassessable and are owned by PSC or a wholly-owned subsidiary, and are clear of all liens, claims, encumbrances, restraints on alienation, or other restrictions with respect to the transferability or assignability thereof (other than restrictions imposed by federal or state securities laws). Except as set forth in this Agreement, neither PSC nor any of its significant subsidiaries has any outstanding option, warrant, subscription or other agreement or commitment which either obligates PSC or any of its significant subsidiaries to issue, sell or transfer, repurchase, redeem, otherwise acquire or vote any shares of the capital stock of PSC or any of its significant subsidiaries, or which restricts the transfer of PSC Common Shares.

             3.2.2 As of the date hereof, the authorized capital stock of Acquisition consists of 1,000 common shares, without par value, all of which are issued and outstanding and owned by PSC. All such outstanding common shares are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

         3.3 Authority; Noncontravention. Each of PSC and Acquisition has all requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. Subject to the approval of their shareholders as set forth in Section 4.2.2, the execution and delivery of this Agreement by PSC and Acquisition and the consummation by each of them of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of PSC and Acquisition. This Agreement has been duly executed and delivered by PSC and Acquisition and, assuming this Agreement has been duly executed and delivered by Consumers, constitutes a valid and binding obligation of each of PSC and Acquisition, enforceable against each of them in accordance with its terms, except that the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditor's rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). Except as set forth in Section 3.3 of the PSC Disclosure Schedule and subject to the governmental filings and other matters referred to in the following sentence, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not (i) conflict with any of the provisions of the Articles of Incorporation or By-Laws of PSC or Acquisition, (ii) conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or require the consent of any person under, any indenture, or other agreement, permit, concession, franchise, license or similar instrument or undertaking to which PSC or any of its subsidiaries is a party or by which PSC or any of its subsidiaries or any of their assets is bound or affected, or (iii) contravene any law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination or award currently in effect, subject, in the case of clauses (ii) and (iii), to those conflicts, breaches, defaults and similar matters, which, individually or in the aggregate, would not materially and adversely affect PSC's ability to consummate the transactions contemplated hereby. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity which has not been received or made is required by or with respect to PSC or Acquisition in connection with the execution and delivery of this Agreement by PSC and Acquisition or the consummation by them of any of the transactions contemplated hereby, except for
(a) the filing of premerger notification and report forms under the HSR Act with respect to the Merger, (b) the filing with the SEC of a registration statement on Form S-4 by PSC in connection with the issuance of PSC Common Shares in the merger (the "Form S-4") and such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (c) the filing of articles of merger with the Pennsylvania Secretary of State and appropriate documents with the relevant authorities of the other states in which Consumers is qualified to do business, (d) required filings with the Pennsylvania Public Utility Commission, and (e)

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such other consents, approvals, authorizations, filings or notices as are set forth in Section 3.3 of the PSC Disclosure Schedule.

         3.4 PSC SEC Documents and Financial Statements.

             3.4.1 PSC has timely filed all required reports, schedules, forms, statements and other documents with the SEC from January 1, 1993 through June 27, 1998 (the "PSC SEC Documents"). (All such documents filed by PSC with the SEC from June 27, 1998 until the Closing Date shall also be included in the definition of PSC SEC Documents.) As of their respective dates (or, with respect to any amendment to the PSC SEC Documents, as of the date of the filing of such amendment), the PSC SEC Documents complied with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such PSC SEC Documents, and none of the PSC SEC Documents as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

             3.4.2 The consolidated financial statements of PSC included in the PSC SEC Documents comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as permitted by Rule 10-01 of Regulation S-X) and fairly present, in all material respects, the consolidated financial position of PSC and its consolidated subsidiaries, as of the dates thereof and the consolidated results of their operations, changes in shareholders' equity and consolidated cash flows for the periods then ended (subject, in the case of unaudited financial statements, to normal recurring adjustments, none of which is material).

             3.4.3 Except as disclosed in the PSC SEC Documents or in the PSC Disclosure Schedule, neither PSC nor any of its subsidiaries has any absolute, accrued, contingent or other liabilities or obligations due or to become due, and there are no claims or causes of action that have been or, to the knowledge of PSC, are reasonably likely to be asserted against PSC or any of its subsidiaries, except (i) as and to the extent reflected or reserved against on the balance sheet included in PSC's Annual Report on Form 10-K for the year ended December 31, 1997 (the "PSC Base Balance Sheet"), or included in the notes to the PSC Base Balance Sheet, (ii) for normal and recurring liabilities incurred since December 31, 1997, in the ordinary course of business consistent with past practice, and (iii) for such other liabilities and obligations that are not in the aggregate reasonably likely to have a Material Adverse Effect.

         3.5 Absence of Certain Changes or Events. Except as disclosed in the PSC SEC Documents or in Section 3.5 of the PSC Disclosure Schedule, since the date of the PSC Base Balance Sheet, PSC and its subsidiaries have conducted their business only in the ordinary course, and there has not been (i) any change which has had or which would have a Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of PSC's outstanding capital stock (other than regular quarterly cash dividends in accordance with PSC's present dividend policy), or (iii) any split, combination or reclassification of any of its outstanding capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of, or in substitution for shares of its outstanding capital stock.

         3.6 Compliance With Applicable Laws. Except as disclosed in Section 3.6 of the PSC Disclosure Schedule:

             3.6.1 The business of PSC and each of its significant subsidiaries is being conducted in compliance, in all material respects, with all applicable laws, ordinances, rules, regulations, decrees and orders of any Governmental Entity, and all material notices, reports, documents and other information required to be filed thereunder within the last three (3) years were properly filed and were in compliance in all material respects with such laws.

             3.6.2 Except as disclosed in the PSC SEC Documents, PSC and each of its significant subsidiaries has all material Licenses which are necessary for it to own or lease, as the case may be, and operate its properties and assets and to conduct its business as now conducted. The business of PSC and each of its significant subsidiaries has been and is being conducted in compliance in all material respects with all such Licenses. All such Licenses are in full force and effect, and there are no material restrictions or limitations contained within the Licenses which would prevent PSC from operating as it does presently, and there is no proceeding or investigation pending or, to the knowledge of PSC, threatened which would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such License.

             3.6.3 Each subsidiary of PSC that has been or is required to do so has filed all forms, reports, statements and other documents required by law to be filed by it with the Pennsylvania Public Utility Commission, and such forms, reports, statements and other documents, complied in all material respects with the statutory and regulatory requirements applicable thereto.

         3.7 Litigation. Except as set forth in the PSC SEC Documents, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of PSC, threatened against or affecting PSC or any of its subsidiaries which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or to materially and adversely affect PSC's ability to consummate the transactions contemplated hereby. Neither PSC nor any its subsidiaries is subject to any outstanding order, writ, injunction or decree which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect Except as set forth in the PSC SEC Documents or Section
3.7 of the PSC Disclosure Schedule, none of PSC or PSC's subsidiaries whose rates or services are subject to regulation by a Governmental Entity (i) has rates which have been or are being collected subject to refund, pending final resolution of any proceeding pending before a Governmental Entity or an appearance before the courts, or (ii) is a party to any proceeding before the Governmental Entity or on appeal from any order of the Governmental Entity.

         3.8 Brokers. This Agreement does not give rise to any valid claim by any person against PSC or any of its subsidiaries for a finder's fee, brokerage commission or similar payment, except for Salomon Smith Barney, which represented PSC, and whose fees and expenses shall be paid by PSC.

         3.9 Fairness Opinion. PSC has received an opinion of Salomon Smith Barney, dated June 26, 1998, that as of that date the terms of the Merger are fair to PSC from a financial point of view.

         3.10 Taxes. Except as disclosed in Section 3.10 of the PSC Disclosure Schedule and except for payments required to be made pursuant to Article 4 hereof:

             3.10.1 PSC and each of its subsidiaries has duly filed all tax returns and reports required to be filed by it or requests for extensions to file such returns or reports have been timely filed, granted and have not expired. All tax returns filed by PSC and each of its subsidiaries are complete and accurate in all material respects. PSC and each of its subsidiaries has paid (or PSC has paid on the subsidiaries' behalf) all taxes due on such returns, and the most recent financial statements contained in the PSC SEC Documents and all PSC SEC Documents filed prior to the Closing Date reflect an adequate reserve for all taxes payable by PSC and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

             3.10.2 No deficiencies for any taxes have been proposed, asserted or assessed against PSC or any of its subsidiaries that are not adequately reserved for, and no requests for waivers of the time to assess any such taxes have been granted or are pending. The federal income tax returns of PSC and each of its subsidiaries consolidated in such returns have been examined by and settled with the United States Internal Revenue Service, or the statute of limitations on assessment or collection of any federal income taxes due from PSC or any of its subsidiaries has expired, through such taxable years as are set forth in Section 3.10.2 of the PSC Disclosure Schedule.

             3.10.3 As used in this Agreement, "taxes" shall include all federal, state, local and foreign income, property, premium, franchise, sales, excise, employment, payroll, withholding and other taxes, tariffs or governmental charges of any nature whatsoever and any interest, penalties and additions to taxes relating thereto.

             3.10.4 Neither PSC nor any of its subsidiaries has made, or is obligated to make, in connection with the transactions contemplated by this Agreement or otherwise, any payments that will not be deductible because of the application of Section 280G or Section 162(m) of the Code.

             3.10.5 Neither PSC nor any of its subsidiaries has made any election, filed any consent or entered into any agreement with respect to taxes that is not reflected on the federal income tax returns of PSC and its subsidiaries for the three (3) years ended December 31, 1997 (copies of which returns have been made available to Consumers for review prior to the date of this Agreement).

         3.11 Regulation as a Utility. Certain subsidiaries of PSC are regulated as public utilities in the Commonwealth of Pennsylvania. Except as disclosed in
Section 3.11 of the PSC Disclosure Schedule, neither PSC nor any "subsidiary company" or "affiliate" (as such terms are defined in the Public Utility Holding Company Act of 1935, as amended (the "1935 Act")) of PSC is subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States, by the United States or any agency or instrumentality of the United States or by any foreign country. PSC is not a holding company under the 1935 Act. Except as disclosed in Section
3.11 of the PSC Disclosure Schedule, no assets of PSC or any of its subsidiaries or divisions have been disallowed in any rate making procedure before any Governmental Entity.

         3.12 Insurance. Except as disclosed in Section 3.12 of the PSC Disclosure Schedule, PSC and each of its subsidiaries is, and has been continuously since January 1, 1993, insured with financially responsible insurers in such amounts and against such risks and losses as are customary for companies engaged in the respective businesses conducted by PSC and its subsidiaries during such time period. Except as disclosed in Section 3.12 of the PSC Disclosure Schedule, neither PSC nor any of its subsidiaries has received any notice of cancellation or termination with respect to any insurance policy. To the knowledge of PSC, there is no basis for any claim under any PSC directors and officers liability insurance policy. Except as disclosed in Section 3.12 of the PSC Disclosure Schedule, to the knowledge of PSC, (i) the reserves on the books of PSC and its subsidiaries in connection with existing claims under its liability insurance policies are adequate to cover PSC's deductible or self-insured retentions under such policies, and (ii) the reserves on the books of PSC and its subsidiaries in connection with existing claims related to PSC's discontinued operations are adequate to cover such claims. All insurance policies of PSC and its subsidiaries are valid and enforceable policies.

         3.13 Voting Requirements. The affirmative vote of the holders of a majority of each of the outstanding PSC Common Shares entitled to vote at the PSC Special Meeting, as defined in Section 4.2.2, with respect to the approval of the Merger are the only votes of the holders of any class or series of PSC's capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement. This Agreement and the Merger shall have been approved and adopted by the sole shareholder of Acquisition.

         3.14 Disclosure. Matters disclosed in any of the PSC SEC Documents, in any section of the PSC Disclosure Schedule, or in any section of this Article 3 shall be considered disclosed for all purposes under this Article 3.

         3.15 Knowledge. For purposes of this Article 3, "to the knowledge of PSC" shall mean to the knowledge of the executive officers of PSC and each of its subsidiaries, after reasonable inquiry.

                                    ARTICLE 4

                              ADDITIONAL AGREEMENTS

         4.1      Preparation of Form S-4.

             4.1.1 Form S-4; Proxy Statement/Prospectus. As soon as practicable following the date of this Agreement, Consumers and PSC shall prepare and file with the SEC a preliminary proxy statement relating to the Consumers Special Meeting and PSC Special Meeting, and PSC shall prepare and file with the SEC the registration statement or Form S-4, in which such preliminary proxy statement will be included as a preliminary prospectus (such proxy statement, together with the prospectus relating to the PSC Common Shares, in each case as amended or supplemented from time to time, is referred to herein as the "Proxy Statement/Prospectus"). PSC shall use its best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. Consumers will use its best efforts to cause the Proxy Statement/Prospectus to be mailed to Consumers' shareholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. PSC shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of the PSC Common Shares in the Merger. Consumers shall furnish all information concerning Consumers and the holders of the Consumers Common Shares and Consumers Preferred Shares, and PSC shall furnish all information concerning PSC and Acquisition, as may be reasonably requested in connection with any such action.

             4.1.2 Consumers Information. Consumers agrees that none of the information supplied or to be supplied by Consumers specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statement therein not misleading, and (ii) the Proxy Statement/Prospectus will, at the date it is first mailed to Consumers' shareholders and PSC's shareholders and at the time of the Consumers Special Meeting and the PSC Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Consumers agrees that the Proxy Statement/Prospectus will comply in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except with respect to statements made or incorporated by reference therein based on information supplied by PSC specifically for inclusion or incorporation by reference in the Proxy Statement/Prospectus.

             4.1.3 PSC Information. PSC agrees that none of the information supplied or to be supplied by PSC specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement/Prospectus will, at the date it is first mailed to PSC's shareholders and Consumers' shareholders and at the time of the PSC Special Meeting and the Consumers' Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. PSC agrees that the Form S-4 will comply in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder, and the Proxy Statement/Prospectus will comply in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except with respect to statements made or incorporated by reference therein based on information supplied by Consumers specifically for inclusion or incorporation by reference therein.

             4.1.4 SEC Filings. Consumers and PSC shall cooperate with each other and provide to each other all information necessary in order to prepare the Form S-4, the Proxy Statement/Prospectus, and the other filings (collectively, the "SEC Transaction Filings") and shall provide promptly to the other Party any information that such Party may obtain that could necessitate amending any such document. Consumers and PSC will each notify the other promptly of the receipt of any comments from the SEC or its staff or any other appropriate government official and of any requests by the SEC or its staff or any other appropriate government official for amendments or supplements to any of the SEC Transaction Filings or for additional information and will supply the other Party with copies of all correspondence between Consumers or any of its representatives or PSC and any of its representatives, as the case may be, on the one hand, and the SEC or its staff or any other appropriate government official, on the other hand, with respect thereto. If at any time prior to the Effective Time, any event shall occur that should be set forth in an amendment of, or a supplement to, any of the SEC Transaction Filings, Consumers and PSC agree promptly to prepare and file such amendment or supplement and to distribute such amendment or supplement as required by applicable law, including, in the case of an amendment or supplement to the Proxy Statement, mailing such supplement or amendment to

Consumers' stockholders. PSC shall not be required to maintain the effectiveness of the Registration Statement for the purpose of resale by stockholders of Consumers who may be affiliates of Consumers or PSC pursuant to Rule 145 under the Securities Act. The information provided and to be provided by Consumers and PSC for use in SEC Transaction Filings shall at all times prior to the Effective Time be true and correct in all material respects and shall not omit to state any material fact required to be stated therein or necessary in order to make such information not false or misleading, and Consumers and PSC each agree to promptly correct any such information provided by it for use in the SEC Transaction Filings that shall have become false or misleading. The SEC Transaction Filings, when filed with the SEC or any appropriate government official, shall comply in all material respects with all applicable requirements of law.

         4.2 Shareholders Meetings.

             4.2.1 Consumers' Shareholders Meeting. Consumers will take all action necessary in accordance with applicable law and its Articles of Incorporation and By-Laws to convene a meeting of its shareholders (the "Consumers Special Meeting") to consider and vote upon the approval of the Merger. Subject to Section 4.7, Consumers will, through its Board of Directors, recommend to its shareholders approval of the Merger. Without limiting the generality of the foregoing, Consumers agrees that, subject to its right to terminate this Agreement pursuant to Section 4.7, its obligations pursuant to the first sentence of Section 4.2 shall not be affected by (i) the commencement, public proposal, public disclosure or communication to Consumers of any Acquisition Proposal (as defined in Section 4.6), or (ii) the withdrawal or modification by the Board of Directors of Consumers of its approval or recommendation of this Agreement or the Merger. Subject to Section 4.7 hereof, Consumers will use its best efforts to obtain the favorable vote of its shareholders as soon as practicable after the date hereof.

             4.2.2 PSC's Shareholders Meeting. PSC will take all action necessary in accordance with applicable law and its Articles of Incorporation and By-Laws to convene a meeting of its shareholders (the "PSC Special Meeting") to consider and vote upon the approval of the Merger and the increase in the authorized capital stock of PSC required by the Merger. PSC will, through its Board of Directors, recommend to its shareholders approval of both actions. In addition, this Agreement and the Merger shall have been approved and adopted by the sole shareholder of Acquisition.

         4.3 Best Efforts. Upon the terms and subject to the conditions and other agreements set forth in this Agreement, each of the Parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement.

         4.4 Access to Information; Confidentiality. Upon reasonable notice, Consumers shall, and shall cause its subsidiaries to, afford to PSC and to the officers, employees, accountants, counsel, financial advisors and other representatives of PSC, reasonable access during normal business hours during the period prior to the Effective Time to all of Consumers' executive officers, properties, books, contracts, commitments, personnel and records. Upon reasonable notice, PSC shall, and shall cause its subsidiaries to, afford to Consumers and to the officers, employees, accountants, counsel, financial advisors and other representatives of Consumers, reasonable access during normal business hours during the period prior to the Effective Time to all of PSC's executive officers, properties, books, contracts, commitments, personnel and records. During such period, Consumers and PSC shall furnish promptly to the other Party a copy of each Consumers SEC Document or PSC SEC Document, as the case may be, filed by it (including any separate subsidiary) as well as all correspondence or written communication with any securities rating agency or any Governmental Entity which relates to the transactions contemplated hereby or which is otherwise material to the financial condition or operations of Consumers and its subsidiaries taken as a whole, or to PSC and its subsidiaries taken as a whole, as the case may be. During such period, Consumers and PSC shall each furnish to the other Party such other financial, operating and other data as may be reasonably required by the other Party in order to perform its investigation regarding the representations and warranties made by the other Party pursuant to this Agreement. Without limiting the foregoing, Consumers shall use its best efforts to furnish to PSC: (a) after the end of each month, any management financial reports (together with all accompanying documents) prepared with respect to such month; (b) all notices from any Governmental Entity with respect to any alleged deficiency or violation which would have a Material Adverse Effect on the financial condition or operations of any subsidiary; (c) all material filings with Governmental Entities made by any subsidiaries, (d) all material correspondence with, and any prepared summaries of meetings with, representatives of the IRS or other taxing authorities, (e) all material correspondence or communications with state Governmental Entity concerning any subsidiaries, (f) all correspondence or communications with any rating agency, and (g) copies of pleadings in all lawsuits in which the amount in controversy exceeds $25,000. Notwithstanding the foregoing, if Consumers fails to provide any document to PSC pursuant to this
Section 4.4, and PSC notifies Consumers of such failure, then Consumers shall provide such document to PSC as soon as practicable thereafter, which shall cure any breach of this representation and warranty in connection therewith. Except as required by law, Consumers and PSC will hold, and will cause its respective directors, officers, partners, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information obtained from the other Party in confidence to the extent required by, and in accordance with, the provisions of the Agreement dated April 17, 1998, between Consumers and PSC (the "Consumers Confidentiality Agreement") and the Agreement dated June 15, 1998, between PSC and Consumers (the "PSC Confidentiality Agreement").

         4.5 Public Announcements. PSC and Consumers will consult with each other before issuing, and shall provide each other with a reasonable opportunity to review and comment upon, any press release or public statement with respect to this Agreement or the transactions contemplated hereby, except to the extent disclosure prior to such consultation, review and comment may be required by applicable law, court process or obligations pursuant to any listing agreement with any national securities exchange.

         4.6 Acquisition Proposals.

             4.6.1 Consumers shall not, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney, or other advisor or representative of, Consumers or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Acquisition Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal; provided, however, that if, at any time prior to receipt of the approval of the Merger by the holders of the Consumers Common Shares (the "Consumers Applicable Period"), the Board of Directors of Consumers determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to Consumers' shareholders under applicable law, Consumers may, in response to a Superior Proposal (as defined in Section 4.7.1) which was not solicited by it or which did not otherwise result from a breach of this Section 4.6, and subject to providing prior written notice of its decision to take such action to PSC (the "Consumers Notice") and compliance with Section 4.6.2 (a) furnish information with respect to Consumers and its subsidiaries to any person making a Superior Proposal pursuant to a customary confidentiality agreement (as determined by Consumers after consultation with its outside counsel) and (b) participate in discussions or negotiations regarding such Superior Proposal. For purposes of this Agreement, "Acquisition Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business (a "Material Business") that constitutes 15% or more of the net revenues, net income or the assets (including equity securities) of Consumers and its subsidiaries, taken as a whole, or 15% or more of any class of voting securities of Consumers or any of its subsidiaries owning, operating or controlling a Material Business, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of voting securities of Consumers or any such subsidiary, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Consumers or any such subsidiary, other than the transactions contemplated by this Agreement.

             4.6.2 In addition to the obligations of Consumers set forth in
Section 4.6.1, Consumers shall promptly advise PSC orally and in writing of any request for information or of any Acquisition Proposal, the material terms and conditions of such request or Acquisition Proposal and the identity of the person making such request or Acquisition Proposal. Consumers shall keep PSC reasonably informed of the status and details (including amendments or proposed amendments) of any such request or Acquisition Proposal.

         4.7 Superior Proposals.

             4.7.1 Except as expressly permitted by this Section 4.7, neither the Board of Directors of Consumers nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to PSC, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal, or (iii) cause Consumers to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") related to any Acquisition Proposal. Notwithstanding the foregoing, in the event that during the Consumers Applicable Period the Board of Directors of Consumers determines in good faith that there is a substantial probability that the adoption of this Agreement by holders of Consumers Common Stock will not be obtained due to the existence of a Superior Proposal, the Board of Directors of Consumers may (subject to payment of the termination fee pursuant to Section 7.2.4) terminate this Agreement, but only at a time that is during the Consumers Applicable Period and is after the fifth business day following PSC's receipt of written notice advising PSC that the Board of Directors of Consumers is prepared to accept a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal; provided, that concurrently with such termination, the Board of Directors shall cause Consumers to enter into an Acquisition Agreement with respect to such Superior Proposal. For purposes of this Agreement, a "Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of Consumers Common Stock then outstanding or all or substantially all the assets of Consumers which the Board of Directors of Consumers determines in its good faith judgment (based on the written advice of a financial advisor of nationally recognized reputation) to be, taking into account all legal, financial, regulatory and other aspects of the proposal and the third party making such proposal, (a) reasonably capable of being completed, and (b) more favorable to Consumers' shareholders from a financial point of view and from a strategic point of view than the Merger and the other transactions contemplated by this Agreement.

             4.7.2 Nothing contained in this Section 4.7 shall prohibit Consumers from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to Consumers' shareholders if, in the good faith judgment of the Board of Directors of Consumers, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that, subject to Section 4.7.1, neither Consumers nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, an Acquisition Proposal.

         4.8 Filings; Other Action. As promptly as practicable, (i) Consumers and PSC shall make all filings and submissions under the HSR Act and shall equally contribute to the required filing fee, and (ii) Consumers and PSC shall cooperate in all reasonable respects with each other in (a) determining if other filings are required to be made prior to the Effective Time with, or if other material consents, approvals, permits, notices or authorizations are required to be obtained prior to the Effective Time from any Governmental Entity in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (b) timely making all such filings and timely seeking all such consents, approvals, permits, notices or authorizations. In connection with the foregoing, Consumers will provide PSC, and PSC will provide Consumers, with copies of correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or any of its representatives, on the one hand, and any Governmental Entity or members of their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated hereby. Each of PSC and Consumers acknowledge that certain actions may be necessary with respect to the foregoing in making notifications and obtaining clearances, consents, approvals, waivers or similar third party actions which are material to the consummation of the transactions contemplated hereby, and each of PSC and Consumers agrees to take such action as is reasonably necessary to complete such notifications and obtain such clearances, approvals, waivers or third party actions.

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         4.9 Stock Exchange Listing. PSC shall use its best efforts to cause the
PSC Common Shares to be issued in the Merger to be approved for listing on the NYSE subject to official notice of issuance, prior to the Closing Date.

         4.10 Affiliates and Certain Shareholders. Prior to the Closing Date, Consumers shall deliver to PSC a letter identifying all persons who it believes to be, at the time the Merger is submitted for approval to the shareholders of Consumers, "affiliates" of Consumers for purposes of Rule 145 under the Securities Act. Consumers shall use its best efforts to cause each such person to deliver to PSC on or prior to the Closing Date a written agreement in connection with restrictions on affiliates under Rule 145, in substantially the form attached as Exhibit C, which is attached hereto and made a part hereof. PSC shall not be required to maintain the effectiveness of the Form S-4 or any other registration statement under the Securities Act for the purposes of resale of PSC Common Shares by such affiliates, and the certificates representing PSC Common Shares received by such affiliates in the Merger shall bear a customary legend regarding applicable Securities Act restrictions and the provisions of this Section 4.10. Consumers shall use its best efforts to obtain from each of the beneficial owners (within the meaning of Rule 13d-3 and Rule 13d-5 of the Exchange Act) of five percent (5%) or more of Consumers Common Shares such representation letters addressed to PSC and Drummond Woodsum & MacMahon as such law firm shall require in connection with the delivery of its tax opinion pursuant to Section 6.3.3.

         4.11 Employee Matters.

             4.11.1. PSC shall, or shall cause Acquisition to, for at least one
(1) year after the Effective Time, provide or cause to be provided to employees of Consumers and its subsidiaries, including former employees and family members of employees, compensation and benefit plans that are no less favorable than the Consumers Benefit Plans; provided, however, that with respect to employees who are subject to collective bargaining, all benefits shall be provided in accordance with the applicable collective bargaining agreement. PSC shall, and shall cause Acquisition to, honor, pursuant to their terms, all employee benefit obligations to current and former employees under the Consumers Benefit Plans.

             4.11.2 Following the Effective Time, PSC shall, and shall cause Acquisition to honor all the obligations of Consumers and its subsidiaries under the Severance Plan, Executive Severance Plan, Subsidiary Executive Severance Plans, Supplemental Employee Retirement Plan and Director Deferred Compensation Plans which have been disclosed to PSC, in accordance with their terms, as of the date hereof.

             4.11.3 Consumers may, at its discretion, establish a program of stay-on bonuses for senior management of Consumers and its subsidiaries pursuant to which Consumers may pay such bonuses up to a total aggregate amount of $255,000 for all such bonuses to such individuals and in such individual amounts as determined by the Board of Directors of Consumers.

         4.12 Representation on PSC Board. The Board of Directors of PSC shall use its best efforts to increase the authorized number of directors as of the Effective Time so as to permit the appointment of four (4) directors of Consumers, as mutually determined by PSC and Consumers, to serve as directors of PSC, one to serve until the year 1999 PSC annual meeting, one to serve until the year 2000 PSC annual meeting, and two to serve until the year 2001 PSC annual meeting or until their respective earlier deaths, resignations or removals in accordance with PSC's Articles of Incorporation and By-Laws. PSC shall include the one individual who will serve until the year 1999 PSC annual meeting on the list of nominees for directors presented by the Board of Directors of PSC and for which said Board shall solicit proxies at the first annual meeting at which his appointed term expires. PSC shall consider including the one individual who will serve until the year 2000 PSC Annual Meeting and the two individuals who will serve until the year 2001 PSC Annual Meeting on the list of nominees for directors presented by the Board of Directors of PSC and for which said Board shall solicit proxies at the first annual meeting at which their appointed terms expire.

         4.13 Termination of Consumers' DRIP. Consumers shall have terminated its DRIP on or immediately before the Closing Date.

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         4.14 Federal Income Tax Treatment. Consumers and PSC shall use their reasonable best efforts to ensure that the Merger constitutes a reorganization within the meaning of Section 368(a)(1) of the Code and that shareholders of Consumers will not be subject to federal income tax on the receipt of PSC Common Shares in exchange for Consumers Common Shares pursuant to the Merger.

         4.15 Takeover Statute. If any state takeover statute shall become applicable to the transactions contemplated hereby, Consumers and PSC and the members of their respective Boards of Directors shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

         4.16 Continuance of Existing Indemnification Rights

             4.16.1 For six (6) years after the Effective Time, PSC shall indemnify, defend and hold harmless any person who is now or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director or officer of Consumers (an "Indemnified Person") against all losses, claims, damages, liabilities, costs and expenses (including attorneys' fees and expenses), judgments, fines, losses and amounts paid in settlement in connection with any actual or threatened action, suit, claim, proceeding or investigation (each, a "Claim") to the extent that any such Claim is based on, or arises out of: (i) the fact that such Indemnified Person is or was a director or officer of Consumers or one of Consumers' subsidiaries is or was serving at the request of Consumers as a director, officer, employee, or agent of another corporation, partnership, joint venture trust or other enterprise or one of Consumers' subsidiaries; or (ii) the Agreement or any of the transactions contemplated hereby, in each case, to the extent that any such Claim pertains to any matter or fact arising, existing or occurring prior to or at the Effective Time, regardless of whether such Claim is asserted or claimed prior to, at or after the Effective Time, to the full extent permitted under the MBCA, Consumers' Articles of Incorporation or By-Laws or any indemnification agreement in effect at the date hereof, including provisions relating to advancement of expenses incurred in the defense of any such Claim. Without limiting the generality of the preceding sentence, in the event any Indemnified Person becomes involved in any Claim, after the Effective Time, PSC shall periodically advance to such Indemnified Person its reasonable legal and other expenses (including the cost of any investigation and preparation incurred in connection therewith), subject to the providing by such Indemnified Person of an undertaking to reimburse all amounts so advanced in the event of a final non-appealable determination by a court of competent jurisdiction that such Indemnified Person is not entitled thereto.

             4.16.2 PSC and Consumers agree that all rights to indemnification, and all limitations with respect thereto, existing in favor of any Indemnified Person, as provided in Consumers' Articles of Incorporation, or By-Laws and any indemnification agreement in effect at the date hereof, shall survive the Merger and shall continue in full force and effect, without any amendment thereto, for a period of six (6) years from the Effective Time, to the extent such rights and limitations are consistent with the MBCA; provided, however, that in the event any Claim is asserted or made within such six (6) year period, all such rights, liabilities and limitations in respect of any such Claim shall continue until disposition thereof; provided further, that any determination required to be made with respect to whether an Indemnified Person's conduct complies with the standards set forth under the MBCA, Consumers' Articles of Incorporation, or By-Laws or any such agreement, as the case may be, shall be made by independent legal counsel selected by such Indemnified Person and reasonably acceptable to PSC and provided further, that nothing in this Section 4.16 shall impair any rights or obligations of any current or former director or officer of Consumers.

             4.16.3 PSC shall, in its sole discretion, either maintain Consumers' existing directors' and officers' liability insurance policy ("D&O Insurance") or substitute for D&O Insurance such policies of substantially similar coverage and amounts containing terms no less advantageous to such former directors or officers; provided further, that if the existing D&O Insurance expires or is canceled within six (6) years from the Effective Time, PSC shall use its best efforts to obtain substantially similar D&O Insurance; and provided further, that PSC shall not be required to pay an annual premium for D&O Insurance in excess of 200% of the last annual premium paid prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount. If PSC provides a substitute insurance policy for the D&O Insurance, Consumers shall use its best efforts to cause each director and officer of Consumers to complete any application required by the insurance company providing such insurance.

             4.16.4 The provisions of this Section 4.16 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Person, his or her heirs and personal representatives.

         4.17 Consulting Agreements Consumers may, at its discretion, enter into consulting agreements with such employees following their termination of employment as authorized by the Board of Directors of Consumers to provide advice and assistance in connection with the Merger and matters that may arise after the completion of the Merger, provided that the aggregate amount paid or payable under such consulting agreements shall not exceed $300,000.

                                    ARTICLE 5

            COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO MERGER

         5.1 Conduct of Business by Consumers. Except as contemplated by this Agreement or as set forth in Section 5.1 of the Disclosure Schedule, during the period from June 27, 1998 to the Effective Time, Consumers has and shall, and shall cause its subsidiaries to, act and carry on their respective businesses in the ordinary course of business and, to the extent consistent therewith, use best efforts to preserve intact their current business organizations, keep in full force and effect their Licenses, keep available the services of their current key officers, employees, agents and field representatives, and preserve the goodwill of regulators or those engaged in material business relationships with them. Without limiting the generality of the foregoing, during the period from June 27, 1998 to the Effective Time, Consumers has not and shall not, and shall not permit any of its subsidiaries to, without the prior written consent of PSC:

             5.1.1 adopt or propose any change to its Articles of Incorporation or By-Laws;

             5.1.2 (i) declare, set aside or pay any dividends on, or make any other distributions with respect to, any of Consumers' outstanding capital stock (other than dividends required to be paid on the Consumers Preferred Shares in accordance with the respective terms thereof, regular quarterly dividends on Consumers Common Shares with usual record and payment dates during any fiscal year, not in excess of $0.005 per quarter per share greater than the per share dividends for the corresponding quarter in the prior fiscal year), (ii) split, combine or reclassify any of its outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for shares of its outstanding capital stock or (iii) purchase, redeem or otherwise acquire any shares of capital stock or other securities of Consumers, except for Consumers DRIP;

             5.1.3 issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or to issue shares or units under the LTIP, specifically excluding (i) the exercise of options outstanding on June 27, 1998 or (ii) the issuance of shares or units under Consumers' DRIP;

             5.1.4 acquire any business or any corporation, partnership, joint venture, association or other business organization or division for a purchase price in any instance greater than $500,000;

             5.1.5 take any action that, if taken prior to the date of this Agreement, would have been required to be disclosed in Section 2.6 of the Disclosure Schedule or that would otherwise cause any of the representations and warranties contained in Article 2 not to be true and correct in all material respects;

             5.1.6 sell, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of its properties or assets that are material to Consumers and its subsidiaries taken as a whole, except in the ordinary course of business;

             5.1.7 (i) except for borrowings in the ordinary course of business under existing credit facilities, incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, other than

                                     A - 34

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indebtedness owing to or guaranties of indebtedness owing to Consumers or any direct or indirect subsidiary of Consumers or (ii) make any loans or advances other than routine advances in the ordinary course of business to employees;

             5.1.8 make any tax election or settle or compromise any income tax liability;

             5.1.9 except in the ordinary course of business, modify, amend or terminate, or waive, release or assign any material rights or claims under any material agreement, license or similar instrument to which Consumers or any of its subsidiaries is a party;

             5.1.10 authorize any of, or commit or agree to take any of, the foregoing actions; or

             5.1.11 make or incur any obligations for capital expenditures for or on behalf of Consumers or its subsidiaries in excess of $25,000,000 for calendar year 1998, $26,000,000 for calendar year 1999, or $23,000,000 for calendar year 2000; or

             5.1.12 increase the salary or compensation or benefits of any director, officer or employee other than in accordance with past practice, or in accordance with a program of stay-on bonuses for employees at Consumers' headquarters in Portland, Maine; or

             5.1.13. increase the number of Directors on Consumers' Board to more than eight (8).

         5.2 Management of Consumers and its Subsidiaries. Consumers shall, from the date of this Agreement through the Effective Time, cause its management and that of its subsidiaries to consult on a regular basis and in good faith with the executive officers and representatives of PSC concerning the management of Consumers and its subsidiaries. Notwithstanding the foregoing, the business and affairs of Consumers shall continue to be managed by Consumers' directors and officers until the Effective Time.

         5.3 Conduct of Business by PSC. Except as contemplated by this Agreement or as set forth in Section 5.3 of the Disclosure Schedule, during the period from June 27, 1998 to the Effective Time, PSC has and shall, and shall cause its subsidiaries to, act and carry on their respective businesses in the ordinary course of business and, to the extent consistent therewith, use best efforts to preserve intact their current business organizations, keep available the services of their current key officers and employees and preserve the goodwill of those engaged in material business relationships with them. Without limiting the generality of the foregoing, during the period from June 27, 1998 to the Effective Time, PSC has not and shall not and shall not permit any of its significant subsidiaries to, without the prior written consent of Consumers:

             5.3.1 adopt or propose any change to its Articles of Incorporation or By-Laws, except as otherwise contemplated by this Agreement;

             5.3.2 issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, in each case if any such action could reasonably be expected to (i) delay materially the date of mailing of the Proxy Statement/Prospectus, or (ii) if it were to occur after such date of mailing, require an amendment of the Proxy Statement/Prospectus;

             5.3.3 acquire any business or any corporation, partnership, joint venture, association or other business organization or division thereof, in each case if any such action could reasonably be expected to (i) delay materially the date of mailing of the Proxy Statement/Prospectus, or (ii) if it were to occur after such date of mailing, require an amendment of the Proxy Statement/Prospectus; or

             5.3.4 authorize any of, or commit or agree to take any of, the foregoing actions.

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


         5.4 Other Actions. Consumers and PSC shall not, and shall not permit any of their respective subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement becoming untrue in any material respect, or (ii) any of the conditions of the Merger set forth in
Article 6 not being satisfied.

         5.5 Pooling of Interests Accounting Treatment. Consumers and PSC shall use their best efforts to preserve the "pooling of interests" accounting treatment for the Merger.

         5.6 Termination of Long Term Incentive Plan. Consumers' Board of Directors shall terminate the Consumers Senior Management Long Term Incentive Plan ("LTIP") as of the date hereof.

                                    ARTICLE 6

                              CONDITIONS PRECEDENT

         6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each Party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

             6.1.1 Consumers Shareholder Approval. This Agreement and the Merger shall require: (i) the affirmative vote of the holders of a majority of the outstanding Consumers Common Shares entitled to vote at the Consumers Special Meeting; and (ii) the affirmative vote of the holders of a majority of the outstanding Consumers Preferred Shares entitled to vote at the Consumers Special Meeting (collectively "Consumers Shareholder Approval").

             6.1.2 PSC Shareholder Approval. This Agreement, the Merger, and the increase in the authorized capital stock of PSC required to consummate the transactions contemplated by this Agreement shall have been approved and adopted by an affirmative vote of the holders of the requisite number of shares present, in person or by proxy, and entitled to vote on the Merger at the PSC Special Meeting. This Agreement and the Merger shall have been approved and adopted by the sole shareholder of Acquisition.

             6.1.3 Governmental and Regulatory Consents. Consumers and PSC shall have made all such filings, and obtained such permits, authorizations, consents, or approvals required by any Governmental Entity to consummate the transactions contemplated hereby; (collectively, the "Governmental Consents") and such Governmental Consents have become Final Orders (as hereinafter defined); provided, however, that such Governmental Consents shall impose no conditions that, in the reasonable opinion of Consumers and PSC, would be expected to have a Material Adverse Effect after giving effect to the consummation of the Merger. For purposes of this Agreement, a "Final Order" shall mean action by the relevant Governmental Entity that has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which all periods for appeal or reconsideration thereof, and any waiting period prescribed by law before the consummation of the transactions contemplated by this Agreement has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied.

             6.1.4 HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have otherwise expired.

             6.1.5 No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that the Party invoking this condition shall use its best efforts to have any such order or injunction vacated.

             6.1.6 NYSE Listing. The PSC Common Shares issuable to Consumers' shareholders pursuant to this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

             6.1.7 Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

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         6.2 Conditions to Obligations of PSC and Acquisition. The obligations of PSC and Acquisition to effect the Merger are further subject to the following conditions:

             6.2.1 Representations and Warranties. The representations and warranties of Consumers contained in this Agreement shall be true and correct in all material respects on the date hereof and (except to the extent specifically given as of an earlier date) on and as of the Closing Date as though made on the Closing Date, and Consumers shall have delivered to PSC a certificate dated as of the Closing Date signed by an executive officer to the effect set forth in this Section 6.2.1.

             6.2.2 Performance of Obligations of Consumers. Consumers shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Consumers shall have delivered to PSC a certificate dated as of the Closing Date signed by an executive officer to the effect set forth in this Section 6.2.2.

             6.2.3 Opinion of Counsel. PSC shall have received an opinion dated the Closing Date of Drummond Woodsum & MacMahon, counsel to Consumers, in substantially the form attached as Exhibit D, which is attached hereto and made a part hereof.

             6.2.4 Satisfactory Completion of Due Diligence. PSC shall have received the continuing access to the records and information concerning Consumers and the assistance of its employees, agents and representatives reasonably needed in order to complete PSC's due diligence review of Consumers and shall have completed such review on or before September 1, 1998, without identifying any facts or circumstances not previously disclosed in the Consumers SEC Documents or Disclosure Schedule that would have a Material Adverse Effect on Consumers in excess of $2,000,000 in the aggregate.

             6.2.5 Pooling-of-Interests. The Merger shall, as of the date of the Closing, meet the requirements for pooling-of-interests accounting treatment under generally accepted accounted principles and under the accounting rules of the SEC.

             6.2.6 Releases Consumers shall have obtained legally effective releases from all participants in the LTIP of any and all claims for payments or benefits from the LTIP or arising from the termination of the LTIP.

         6.3 Conditions to Obligations of Consumers. The obligation of Consumers to effect the Merger is further subject to the following conditions:

             6.3.1 Representations and Warranties. The representations and warranties of PSC and Acquisition contained in this Agreement shall be true and correct in all material respects on the date hereof and (except to the extent specifically given as of an earlier date) on and as of the Closing Date as though made on the Closing Date, and PSC and Acquisition shall have delivered to Consumers a certificate dated as of the Closing Date, signed by an executive officer of each of them and to the effect set forth in this Section 6.3.1.

             6.3.2 Performance of Obligations of PSC and Acquisition. Each of PSC and Acquisition shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and PSC and Acquisition shall have delivered to Consumers a certificate dated as of the Closing Date, signed by an executive officer of each of them and to the effect set forth in this section 6.3.2

             6.3.3 Tax Opinion. Consumers shall have received an opinion dated the Closing Date of Drummond Woodsum & MacMahon, counsel to Consumers, to the effect that for federal income tax purposes the Merger will constitute a reorganization within the meaning of Section 368(a)(1) of the Code and that shareholders of Consumers will not be subject to federal income tax on the receipt of PSC Common Shares in exchange for Consumers Common Shares pursuant to the Merger. In rendering such opinion, Drummond Woodsum & MacMahon shall be

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


entitled to receive and may rely on representations contained in certificates of PSC and Consumers and representation letters of certain shareholders of Consumers.

             6.3.4 Opinion of Counsel. Consumers shall have received an opinion dated the Closing Date of Reed Smith Shaw & McClay LLP, counsel to PSC, in substantially the form attached as Exhibit E, which is attached hereto and made a part hereof.

             6.3.5 Satisfactory Completion of Due Diligence. Consumers shall have received the continuing access to the records and information concerning PSC and the assistance of its employees, agents and representatives reasonably needed in order to complete Consumers' due diligence review of PSC and shall have completed such review on or before September 1, 1998, without identifying any facts or circumstances not previously disclosed in the PSC SEC Documents or PSC Disclosure Schedule that would have a Material Adverse Effect on PSC in excess of $2,000,000 in the aggregate.


                                    ARTICLE 7

                        TERMINATION, AMENDMENT AND WAIVER

         7.1 Termination. This Agreement may be terminated and abandoned at any time prior to the Effective Time:

             7.1.1 by mutual written consent of PSC and Consumers;

             7.1.2 by either PSC or Consumers:

                   (i) if, upon a vote at a duly held Consumers Special Meeting, this Agreement and the Merger shall fail to receive the requisite vote for approval and adoption by the shareholders of Consumers;

                   (ii) if, upon a vote at a duly held PSC Special Meeting, any required increase in the authorized common stock of PSC and this Agreement and the Merger shall fail to receive the requisite vote for approval and adoption by the shareholders of PSC;

                   (iii) if the Merger shall not have been consummated on or before July 1, 1999 (the "Termination Date"), unless the failure to consummate the Merger is the result of a willful and material breach of this Agreement by the Party seeking to terminate this Agreement; provided that the Termination Date shall automatically be extended for up to six (6) months if, on July 1, 1999: (a) any of the conditions set forth in Section 6.1.3 has not been satisfied or waived, (b) all of the other conditions to the consummation of the Merger set forth in Article 6 have been satisfied or waived or can readily be satisfied, and (c) any Governmental Consent that has not yet been obtained is being pursued diligently and in good faith;

                   (iv) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

                   (v) if the Board of Directors of Consumers shall have exercised its rights set forth in Section 4.7 of this Agreement; or

             7.1.3 by Consumers upon a material breach of any representation or warranty of PSC or if PSC fails to comply in any material respect with any of its covenants or agreements, or if any representation or warranty of PSC shall be or become untrue in any material respect, in either case such that the conditions set forth in Sections 6.3.1 and 6.3.2 would be incapable of being satisfied by the Closing Date, provided that a willful breach shall be deemed to cause such conditions to be incapable of being satisfied by such date; or

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


             7.1.4 by PSC upon a material breach of any representation or warranty of Consumers or if Consumers fails to comply in any material respect with any of its covenants or agreements, or if any representation or warranty of Consumers shall be or become untrue in any material respect, in either case such that the conditions set forth in Sections 6.2.1 and 6.2.2 would be incapable of being satisfied by the Closing Date, provided that a willful breach shall be deemed to cause such conditions to be incapable of being satisfied by such date; or

             7.1.5 by Consumers, if: (i) the product of the Calculation Price (as that term is defined in Exhibit A) and 1.459 is less than $28.000; (ii) the Adjustment Election Period (as that term is defined in Exhibit A) has expired and PSC has not made an Adjustment Election (as that term is defined in Exhibit
A); and (iii) the Board of Directors of Consumers determines at any time during the three (3) business day period commencing on the expiration of the Adjustment Election Period (the "Consumers Evaluation Period"), that it elects to exercise its termination right pursuant to this Section 7.1.5. Consumers shall give prompt written notice of its intention to terminate (the "Termination Notice"), which termination shall be effective at the close of business on the final day of the Consumers Evaluation Period (which termination may be withdrawn at any time prior to the effectiveness of the termination).

         7.2 Effect of Termination.

             7.2.1 In the event of termination of this Agreement by either Consumers or PSC as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of PSC or Consumers, other than Section 7.2, Section 10.2, and the last sentence of Section 4.4.

             7.2.2 In the event of termination of this Agreement by PSC pursuant to Section 7.1.4, Consumers shall pay PSC $1,250,000 in cash, as liquidated damages, within sixty (60) calendar days of such termination, provided that PSC shall not be in material breach of its obligations under this Agreement. Such damages, if payable, shall be paid only once.

             7.2.3 In the event of termination of this Agreement by Consumers pursuant to Section 7.1.3, PSC shall pay Consumers $1,250,000 in cash, as liquidated damages, within sixty (60) calendar days of such termination, provided that Consumers shall not be in material breach of its obligations under this Agreement. Such damages, if payable, shall be paid only once.

             7.2.4 In the event of termination of this Agreement by either PSC or Consumers pursuant to Section 7.1.2(v), or in the event of termination of this Agreement by PSC or Consumers pursuant to Section 7.1.2(i) if at the time of the Consumers Special Meeting there was an Acquisition Proposal as defined in
Section 4.6 and within twelve (12) months after the Consumers Special Meeting a transaction is agreed to with the person or entity that made such Acquisition Proposal, and such transaction is subsequently consummated, Consumers shall pay PSC $9,000,000 in cash, as a termination fee and not as a penalty, within sixty
(60) calendar days of such termination or consummation, whichever is later, provided that PSC shall not be in material breach of its obligations under this Agreement.

             7.2.5 In the event of termination of this Agreement pursuant to
Section 7.1.5, there shall be no termination fee due or payable to either Consumers or PSC.

             7.2.6 The payments provided in Sections 7.2.2, 7.2.3 and 7.2.4 shall be the Parties' sole and exclusive remedies hereunder for the termination of this Agreement under the circumstances in which such payments are paid (regardless of any breach of this Agreement), and upon such delivery of such payment to PSC or Consumers, as the case may be, no person shall have any further claim or rights against Consumers, PSC or Acquisition under this Agreement.

         7.3 Amendment. Subject to the applicable provisions of the Pennsylvania Code, at any time prior to the Effective Time, the Parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective Parties; provided, however, that after approval of the Merger by the shareholders of Consumers, no amendment shall be made which reduces the Merger Consideration payable in the Merger or adversely affects the rights of Consumers' shareholders hereunder without the approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

         7.4 Extension; Waiver. At any time prior to the Effective Time, the Parties may (i) extend the time for the performance of any of the obligations or other acts of the other Parties, (ii) waive any inaccuracies in the representations and warranties of the other Parties contained in this Agreement or in any document delivered pursuant to this Agreement, or (iii) subject to
Section 7.3, waive compliance with any of the agreements or conditions of the other parties contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of any Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

         7.5 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.1, an amendment of this Agreement pursuant to Section 7.3 or an extension or waiver pursuant to Section
7.4 shall, in order to be effective, require in the case of PSC or Consumers, action by its Board of Directors.

                                    ARTICLE 8

                             SURVIVAL OF PROVISIONS

         8.1 Survival. The representations and warranties respectively required to be made by Consumers and PSC and Acquisition in this Agreement, or in any certificate, respectively, delivered by Consumers or PSC and Acquisition pursuant to Section 6.2 or Section 6.3 hereof, will terminate upon the Closing and be of no further force or effect.

                                    ARTICLE 9

                                     NOTICES

         9.1 Notices. Any notice or communication given pursuant to this Agreement must be in writing and will be deemed to have been duly given if mailed (by registered or certified mail, postage prepaid, return receipt requested), transmitted by facsimile, or delivered by courier, as follows:

            If  to Consumers, to:

                  Consumers Water Company
                  Three Canal Plaza
                  P.O. Box 599
                  Portland, Maine  04112-0599
                  Attention: Peter L. Haynes, President and CEO
                  Telephone: (207) 828-5913
                  Facsimile: (207) 761-7903

  with a copy to:

                  Drummond Woodsum & MacMahon
                  254 Commercial Street
                  P. O. Box 9781
                  Portland, Maine  04104-5081
                  Attention: Joseph L. Delafield, III, Esquire
                  Telephone: (207) 772-1941
                  Facsimile: (207) 772-3627


   If to PSC, to:

                  Philadelphia Suburban Corporation
                  762 West Lancaster Avenue

                  Bryn Mawr, Pennsylvania  19010-3489
                  Attention: Nicholas DeBenedictis, Chairman, President and CEO
                  Telephone: (610) 645-1114
                  Facsimile: (610) 645-1061


   If to Acquisition, to:

                  Consumers Acquisition Company
                  762 W. Lancaster Avenue
                  Bryn Mawr, Pennsylvania  19010-3489
                  Attention:    Nicholas DeBenedictis, Chairman and President
                  Telephone:       (610) 645-1114
                  Facsimile:       (610) 645-1061


   with copies to:

                  Reed Smith Shaw & McClay LLP
                  2500 One Liberty Place
                  1650 Market Street
                  Philadelphia, Pennsylvania 19103
                  Attention:       Peter J. Tucci, Esquire
                  Telephone:       (215) 851-8130
                  Facsimile:       (215) 851-1420


         All notices and other communications required or permitted under this Agreement that are addressed as provided in this Section 9.1 will, whether sent by mail, facsimile or courier, be deemed given upon the first business day after actual delivery to the Party to whom such notice or other communication is sent (as evidenced by the return receipt or shipping invoice signed by a representative of such Party or by facsimile confirmation). Any Party from time to time may change its address for the purpose of notices to that Party by giving a similar notice specifying a new address, but no such notice will be deemed to have been given until it is actually received by the Party sought to be charged with the contents thereof. For purposes of this Section 9.1, "business day" shall mean a day other than Saturday, Sunday or any day on which the principal commercial banks located in Philadelphia, Pennsylvania are authorized or obligated to close under the laws of the Commonwealth of Pennsylvania.

                                   ARTICLE 10

                                  MISCELLANEOUS

         10.1 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes, except as set forth in Section 4.4 with respect to the Confidentiality Agreement, all prior communications, agreements, understandings, representations and warranties, whether oral or written, between the parties hereto. There are no oral or written agreements, understandings, representations or warranties between the parties hereto with respect to the subject hereof other than those set forth in this Agreement.

         10.2 Expenses. Consumers, PSC, and Acquisition each will pay its own costs and expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby, except that (i) the filing fee in respect of the notification and report under the HSR Act, and (ii) the expenses incurred in connection with the printing, mailing and distribution of the Proxy Statement/Prospectus and the preparation and filing of the Form S-4 shall be borne equally by Consumers and PSC.

         10.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         10.4 No Third Party Beneficiary. Except as expressly provided herein, this Agreement is not intended and may not be construed to create any rights in any parties other than Consumers, PSC and Acquisition and their respective successors or assigns, and it is not the intention of the parties to confer third party beneficiary rights upon any other person.

         10.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania (without regard to the principles of conflicts of law).

         10.6 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, such consent not to be unreasonably withheld, and any such assignment that is not consented to shall be null and void. Notwithstanding the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and assigns including but not limited to any entity that is a successor, by merger or otherwise, of PSC.

         10.7 Headings, Gender, etc. The headings used in this Agreement have been inserted for convenience and do not constitute matter to be construed or interpreted in connection with this Agreement. Unless the context of this Agreement otherwise requires, (i) words of any gender are deemed to include the other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby," "hereto," and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; (v) all references to "dollars" or "$" refer to currency of the United States of America; (vi) the term "person" shall include any natural person, corporation, limited liability company, general partnership, limited partnership, trust or other entity, enterprise, authority or business organization; and (vii) the term "or" is disjunctive but not necessarily exclusive.

         10.8 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of Consumers or PSC and Acquisition under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable; (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

         10.9 Material Adverse Effect. As used in this Agreement, the term "Material Adverse Effect" means a material adverse effect on the business, results of operations, financial condition, or prospects of either Consumers or PSC and their subsidiaries, as the case may be, taken as a whole, provided, however, that Material Adverse Effect shall not be deemed to include (a) reasonable expenses incurred in connection with the transactions contemplated hereby, and (b) actions or omissions by either Consumers or PSC, or any of their subsidiaries, as the case may be, taken with the prior written consent of the other Party in connection with the transactions contemplated hereby.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of Consumers, PSC and Acquisition effective as of the date first written above.



                          PHILADELPHIA SUBURBAN CORPORATION



                          By:    /s/ Nicholas DeBenedictis
                                 -----------------------------------------------
                          Name:  Nicholas DeBenedictis
                          Title: Chairman, President and Chief Executive Officer


                          CONSUMERS ACQUISITION COMPANY

                          By:    /s/ Nicholas DeBenedictis
                                 -----------------------------------------------
                          Name:  Nicholas DeBenedictis
                          Title: Chairman and President



                          CONSUMERS WATER COMPANY

                          By:    /s/ Peter L. Haynes
                                 -----------------------------------------------
                          Name:  Peter L. Haynes
                          Title: President and Chief Executive Officer

================================================================================

                                    EXHIBIT A
                                 Exchange Ratio

The "Exchange Ratio" shall be 1.459. If the Exchange Ratio is adjusted pursuant to this Exhibit A, then any references in this Agreement to the Exchange Ratio shall thereafter refer to the Exchange Ratio as adjusted.

Notwithstanding any other provisions in this Agreement, if the product of 1.459 and the Calculation Price (as defined below) exceeds $32.000, then the Exchange Ratio shall equal the quotient determined by dividing $32.000 by the Calculation Price (rounded to the nearest one-thousandth of a dollar).

If the product of 1.459 and the Calculation Price is less than $28.000, then, during the three (3) business day period commencing on the Determination Date (the "Adjustment Election Period"), PSC shall have the option, but not the obligation, of adjusting the Exchange Ratio (an "Adjustment Election") to equal the quotient determined by dividing $28.000 by the Calculation Price (rounded to the nearest one-thousandth of a dollar) by delivering written notice (the "Adjustment Election Notice") to Consumers within the Adjustment Election Period of its intention to so adjust the Exchange Ratio.

The Calculation Price is the volume weighted average (rounded to the nearest one-thousandth of a dollar) of the trading prices of PSC Common Stock on the New York Stock Exchange ("NYSE"), as reported by Bloomberg Financial Markets (or such other source as the parties shall agree in writing), for each of the ten
(10) consecutive trading days ending five (5) days before the Determination Date. The "Determination Date" is the date on which all the conditions to Closing (other than those conditions that by their terms cannot be satisfied until the Closing Date) set forth in Article 6 have been satisfied or waived.

                                                                        ANNEX B
June 27, 1998

Board of Directors
Philadelphia Suburban Corporation
762 West Lancaster Avenue
Bryn Mawr, Pennsylvania 19010-3489

Ladies and Gentlemen:

         You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to Philadelphia Suburban Corporation (the "Company") of the Exchange Ratio (as defined below) in connection with the proposed acquisition (the "Proposed Acquisition") of Consumers Water Company (the "Subject Company"), pursuant to the Agreement and Plan of Merger (the "Agreement"), dated as of June 27, 1998, by and among the Subject Company, the Company and Caribbean Acquisition Company, a wholly owned subsidiary of the Company ("Merger Sub").

         As more specifically set forth in the Agreement, and subject to the terms and conditions thereof, the Subject Company will merge with and into Merger Sub and each issued and outstanding share of common stock, par value $1.00 per share, of the Subject Company (other than shares held as treasury shares by the Subject Company) (the "Subject Company Common Stock") will be converted into the right to receive 1.459 shares, subject to adjustment in accordance with the terms of the Agreement, other than pursuant to delivery of an Adjustment Election Notice (as defined in the Agreement) by the Company, (the "Exchange Ratio"), of common stock, par value $.50 per share, of the Company (the "Company Common Stock"). Merger sub will continue as the surviving corporation in respect of such transaction and the surviving corporation will be a wholly owned subsidiary of the Company. We understand that this Proposed Acquisition will be accounted for as a pooling-of-interests in accordance with generally accepted accounting principles as described in Accounting Principles Board Opinion Number 16.

         In connection with rendering our opinion, we have reviewed and analyzed, among other things, the following; (i) a copy of the Agreement; (ii) certain publicly available information concerning the Company including the Annual Reports on Form 10-K of the Company for each of the years in the three year period ended December 31, 1997; (iii) certain internal information, primarily financial in nature, including projections, concerning the business and operations of the Company, furnished to us by the Company for purposed of our analysis; (iv) certain publicly available information concerning the trading of, and the trading market for, the Company Common Stock; (v) certain publicly available information concerning the Subject Company, including the Annual Reports on Form 10-K of the subject Company for each of the years in the three year period ended December 31, 1997; (vi) certain other information, primarily financial in nature, including projections, concerning the business and operations of the Subject Company, furnished to us by the Subject Company and the Company for purposes of our analysis; (vii) certain publicly available information concerning the trading of, and the trading market for, the Subject Company Common Stock; (viii) certain publicly available information with respect to certain other companies that we believe to be comparable to the Company or the Subject Company and the trading markets for certain of such other companies' securities; and (ix) certain publicly available information concerning the nature and terms of certain other transactions that we consider relevant to our inquiry. We also have considered such other information, financial studies, analyses, investigations and financial, economic and market criteria that we deemed relevant. We also have met with certain officers and employees of the Company and the Subject Company to discuss the foregoing as well as other matters that we believe relevant to our inquiry.

         In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to us or publicly available have neither attempted independently or verify nor assumed any responsibility for verifying any such information and have further relied upon the assurances of management of the Company that they are not aware of any facts that would make any of such information inaccurate or misleading. We have not conducted a physical inspection of any of the properties or facilities of the Company or the Subject Company, nor have we made or obtained or assumed any responsibility for making or obtaining any independent evaluations or appraisals of any of such properties or facilities, nor have we been furnished with any such valuations or appraisals. With respect to the financial projections, including the forecasted strategic benefits and synergies of the Proposed Acquisition discussed below, we have been advised by the managements of the Company and the Subject Company and have assumed that they were reasonably prepared and reflect the best currently available estimates and judgment of the management of the Company or the Subject Company, as the case may be, as to the future financial performance of the Company or the Subject Company, as the case may be, and we express no view with respect to such projections or the assumptions on which they were based. With respect to the strategic benefits, including in particular the opportunity expected by management of the Company to purchase additional assets in the states where the Subject Company provides service, the opportunity to increase the value of such assets by integrating them with the combined operations, and the opportunity to gain operating synergies expected by the management of the Company to result from a combination of the businesses of the Company and the Subject Company, we have assumed, based on the advice of the Company, that such strategic benefits and operating synergies can be substantially achieved. We also have assumed that the Proposed Acquisition will be consummated in a timely manner and in accordance with the terms of the Agreement.

         In conducting our analysis and arriving at our opinion as expressed herein, we have considered such financial and other factors as we have deemed appropriate under the circumstances including, among others, the following: (i) the historical and current financial position and results of operations of the Company and the Subject Company; (ii) the business prospects of the Company and the Subject Company; (iii) the historical and current market for the Company Common Stock, the Subject Company Common Stock and for the equity securities of certain other companies that we believe to be comparable to the Company or the Subject Company; and (iv) the nature and terms of certain other acquisition transactions that we believe to be relevant. We have also taken into account our assessment of general economic, market and financial conditions as well as our experience in connection with similar transactions and securities valuation generally. In arriving at our opinion, we have not ascribed a specific consolidated range of values to either the Company or the Subject Company. We have not been asked to consider, and our opinion does not address, the relative merits of the Proposed Acquisition as compared to any alternative business strategy that might exist for the Company. Our opinion necessarily is based upon conditions as they exist and can be evaluated on the date hereof and we assume no responsibility to update or revise our opinion based upon circumstances or events occurring after the date hereof. Our opinion is, in any event, limited to the fairness, from a financial point of view, of the Exchange Ratio to the Company and does not address the Company's underlying business decision to effect the Proposed Acquisition or constitute a recommendation of the Proposed Acquisition to the Company. Our opinion also does not constitute an opinion or imply any conclusion as to the price at which the Company Common Stock will trade following the announcement or consummation of the Proposed Acquisition.

         As you are aware, Salomon Brothers Inc and Smith Barney Inc., together doing business as Salomon Smith Barney (collectively with all other entities doing business as Salomon Smith Barney, "Salomon Smith Barney"), are acting as financial advisors to the Company in connection with the Proposed Acquisition and will receive a fee for such services, a substantial portion of which is contingent upon consummation of the Proposed Acquisition. In addition, in the ordinary course of business, Salomon Smith Barney will actively trade securities of the Company and the Subject Company for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. Salomon Smith Barney and its affiliates (including Travelers Group Inc.) may have other business relationships with the Company or the Subject Company.

         This opinion is intended solely for the benefit and use of the Company (including the management and directors of the Company) in considering the transaction to which it relates and may not be used for any other purpose or reproduced, disseminated, quoted or referred to (other than in the Agreement) at any time, in any manner or for any purpose, without the prior written consent of Salomon Smith Barney, except that this opinion may be reproduced in full in, and references to this opinion and to Salomon Smith Barney and its relationship with the Company (in each case in such form as Salomon Smith Barney shall approve) may be included in, the proxy statement the Company distributes to its shareholders in connection with the Proposed Acquisition.

         Based upon and subject to the foregoing, it is our opinion as investment bankers that as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the Company.


                                   Very truly yours,


                                   SALOMON SMITH BARNEY

                                                                        ANNEX C

                                                                 August 5, 1998


The Board of Directors
Consumers Water Company
Three Canal Plaza
Portland, ME 04101

Dear Members of the Board:

         We understand that Consumers Water Company, a Maine corporation ("Consumers"), and Philadelphia Suburban Corporation, a Pennsylvania corporation ("PSC"), have determined to engage in a strategic business combination. PSC has formed Consumers Acquisition Company, a Pennsylvania corporation ("Acquisition") to effect the business combination. The terms and conditions of the business combination are set forth in the Amended and Restated Agreement and Plan of Merger, dated as of August 5, 1998 (the "Agreement"), by and among PSC, Acquisition and Consumers. The Agreement provides for, among other things, the merger of Consumers with and into Acquisition (the "Merger") whereby each issued and outstanding share of common stock, $1.00 par value per share, of Consumers ("Consumers Common Shares") will be converted into and exchanged for common stock, $.50 par value per share, of PSC ("PSC Common Shares") at the rate of
1.459 shares of PSC Common Shares for each share of Consumers Common Share (the "Exchange Ratio"). Prior to consummating the Merger, if the product of 1.459 and the Calculation Price (as defined in the Agreement) exceeds $32.00, then the Exchange Ratio shall equal the quotient determined by dividing $32.00 by the Calculation Price. If the product of 1.459 and the Calculation Price is less than $28.00, then PSC shall have the option of adjusting the Exchange Ratio to equal the quotient determined by dividing $28.00 by the Calculation Price. If PSC does not exercise its option described in the preceding sentence, then Consumers has the option to terminate the Agreement. Each issued and outstanding share of preferred stock, $100 par value per share, of Consumers ("Consumers Preferred Shares") will be converted into and exchanged for PSC Common Shares as determined by multiplying the number of Consumers Preferred Shares by the product of 3.945 times the Exchange Ratio. As a result of the Merger, the separate corporate existence of Consumers shall cease and Acquisition shall continue as the surviving corporation. The terms and conditions of the Merger are set forth in more detail in the Agreement. Capitalized terms used herein without definition have the respective meanings assigned to such terms in the Agreement.

         We have been requested by Consumers to render our opinion with respect to the fairness, from a financial point of view, to the holders of Consumers Common Shares and Consumers Preferred Shares (collectively, the "Consumers Shareholders") of the consideration to be offered to the Consumers Shareholders pursuant to the terms of the Merger.

In arriving at our opinion, we have, among other things:

           i. Reviewed the Annual Reports, Forms 10-K and the related financial information for the three-year period ended December 31, 1997, and the Form 10-Q and the related unaudited financial information for the quarterly period ended March 31, 1998, for Consumers;

          ii. Reviewed the Annual Reports, Forms 10-K and the related financial information for the three-year period ended December 31, 1997, and the Form 10-Q and the related unaudited financial information for the quarterly period ended March 31, 1998, for PSC;

         iii. Reviewed certain other filings with the Securities and Exchange Commission and other regulatory authorities made by Consumers and PSC during the last three years, including proxy statements, Forms 8-K and registration statements;

          iv. Reviewed certain internal information, including financial forecasts, relating to the business, earnings, capital expenditures, cash flow, assets and prospects of Consumers and PSC furnished to us by Consumers and PSC;

           v. Conducted discussions with members of senior management of Consumers and PSC concerning their respective businesses, regulatory environments, prospects, strategic objectives and possible operating and administrative synergies and other benefits which might be realized for the benefit of the combined company following the Merger;

          vi. Reviewed the historical market prices and trading activity for the Consumers Common Shares and PSC Common Shares and compared them with those of certain publicly traded companies which we deemed to be relevant;

         vii. Compared the results of operations of Consumers and PSC with those of certain companies which we deemed to be relevant;

        viii. Compared the proposed financial terms of the Merger with the financial terms of certain business combinations which we deemed to be relevant;

          ix. Analyzed the valuation of the Consumers Common Shares, Consumers Preferred Shares and PSC Common Shares using various valuation methodologies which we deemed to be appropriate;

           x. Considered the pro forma capitalization, earnings and cash flow of the combined company;

          xi. Compared the pro forma capitalization ratios, earnings per share, dividends per share, cash flow per share and payout ratio of the combined company with each of the corresponding current and projected values for Consumers and PSC on a stand-alone basis;

         xii.    Reviewed the Agreement; and

        xiii. Reviewed such other studies, conducted such other analyses, considered such other financial, economic and market criteria, performed such other investigations and taken into account such other matters as we deemed necessary or appropriate for purposes of this opinion.


         In rendering our opinion, we have relied, without independent verification, upon the accuracy and completeness of all financial and other information publicly available or otherwise furnished or made available to us by Consumers and PSC and have further relied upon the assurances of management of Consumers and PSC that they are not aware of any facts that would make such information inaccurate or misleading. With respect to the financial projections of Consumers and PSC, we have relied upon the assurances of management of Consumers and PSC that such projections have been reasonably prepared and reflect the best currently available estimates and judgments of the respective managements of Consumers and PSC as to the future financial performance of Consumers and PSC, as the case may be, and as to the projected outcomes of legal, regulatory and other contingencies. In arriving at our opinion, we have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Consumers or PSC, nor have we made any physical inspection of the properties or assets of Consumers or PSC. We have assumed that the Merger will be treated for federal income tax purposes as a reorganization of the type described in Section 368(a)(1) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder and that Consumers Shareholders who exchange their shares solely for PSC Common Shares will recognize no gain or loss for federal income tax purposes as a result of the consummation of the Merger. We have also assumed that the Merger will qualify as pooling of interests transaction for financial accounting purposes. We understand that Vivendi, formerly Compagnie Generale des Eaux, has notified Consumers and PSC of its intention to cause its affiliates to vote the shares they own of each company in favor of the Merger. We also understand that Vivendi has caused its affiliates to modify their Schedule 13-D filing to provide for the possible acquisition of additional shares from time to time so as to increase their ownership of PSC to a level not greater than 19.99% of the outstanding PSC Common Shares. You have not authorized us to solicit, and we have not solicited, any indications of interest from any third party with respect to the purchase of all or a part of Consumers. Our opinion herein is necessarily based upon financial, stock market and other conditions and circumstances existing and disclosed to us as of the date hereof.

         The SG Barr Devlin division of Societe Generale ("SG Barr Devlin") has acted as financial advisor to Consumers in connection with the Merger and will receive certain fees for our services.

         Our advisory services and the opinion expressed herein are for the information of the Consumers Board of Directors in evaluating the Merger and are not provided on behalf of, or intended to confer rights or remedies upon, any shareholder of Consumers, PSC or any person other than the Consumers Board of Directors. Except for its publication in the Joint Proxy/Registration Statement which will be distributed to holders of Consumers Common Shares, Consumers Preferred Shares and PSC Common Shares in connection with approval of the Merger, our opinion may not be published or otherwise used or referred to without our prior written consent. This opinion is not intended to be and does not constitute a recommendation to any shareholder as to how such shareholder should act with respect to the Merger.

         Based upon and subject to the foregoing, our experience as investment bankers and other factors we deem relevant, we are of the opinion that, as of the date hereof, the consideration to be offered to the Consumers Shareholders pursuant to the terms of the Merger is fair, from a financial point of view, to the Consumers Shareholders.


                                            Very truly yours,



                                            SG BARR DEVLIN

                                                                        ANNEX D
                               DISSENTERS' RIGHTS


ss.908. Right of shareholders to dissent

         1. Except as provided in subsections 3 and 4, any shareholders of a domestic corporation, by complying with section 909, shall have the right to dissent from any of the following corporate actions:

               A. Any plan of merger or consolidation in which the corporation is participating; or

               B. Any sale or other disposition, excluding a mortgage or other security interest, of all or substantially all of the property and assets of the corporation not made in the usual and regular course of its business, including a sale in liquidation, but not including a sale pursuant to an order of a court having jurisdiction in the premises or a sale for cash on terms requiring that all or substantially all of the net proceeds of sale be distributed to the shareholders in accordance with their respective interests within one year after the date of sale; or

               C. Any other action as to which a right to dissent is expressly given by this Act.

         2. A shareholder may dissent as to less than all of the shares registered in his name. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

         3. There shall be no right of dissent in the case of shareholders of the surviving corporation in a merger.

               A. If such corporation is, on the date of filing of the articles of merger, the owner of all the outstanding shares of the other corporations, domestic or foreign, which are parties to the merger, or

               B. If a vote of the shareholders of such surviving corporation was not necessary to authorize such merger.

         4. There shall be no right of dissent in the case of holders of any class or series of shares in any of the participating corporations in a merger or consolidation, which shares were, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting of shareholders at which the plan of merger or consolidation was to be voted on, either:

               A. Registered or traded on a national securities exchange; or

               B. Registered with the Securities and Exchange Commission pursuant to section 12(g) of the Act of Congress known as the Securities Exchange Act of 1934, as the same has been or may hereafter be amended, being Title 15 of the United States Code Annotated, unless the articles of incorporation of that corporation provide that there shall be a right of dissent.

         5. The exceptions from the right of dissent provided for in subsection 3, paragraph B and in subsection 4 shall not be applicable to the holders of a class or series of shares of a participating corporation if, under the plan of merger or consolidation, such holders are required to accept for their shares anything, except:

               A. Shares of the surviving or new corporation resulting from the merger or consolidation, or such shares plus cash in lieu of fractional shares; or

               B. Shares, or shares plus cash in lieu of fractional shares, of any other corporation, which shares were, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting of shareholders at which the plan of merger or consolidation was acted upon, either:

               (1) Registered or traded on a national securities exchange; or

               (2) Held of record by not less than 2,000 shareholders; or

               C. A combination of shares, or shares plus cash in lieu of fractional shares, as set forth in paragraphs A and B.


ss.909. Right of dissenting shareholders to payment for shares

         1. A shareholder having a right under any provision of this Act to dissent to proposed corporate action shall, by complying with the procedure in this section, be paid the fair value of his shares, if the corporate action to which he dissented is effected. The fair value of shares shall be determined as of the day prior to the date on which the vote of the shareholders, or of the directors in case a vote of the shareholders was not necessary, was taken approving the proposed corporate action, excluding any appreciation or depreciation of shares in anticipation of such corporate action.

         2. The shareholder, whether or not entitled to vote, shall file with the corporation, prior to or at the meeting of shareholders at which such proposed corporate action is submitted to a vote, a written objection to the proposed corporate action. No such objection shall be required from any shareholder to whom the corporation failed to send notice of such meeting in accordance with this Act.

         3. If the proposed corporate action is approved by the required vote and the dissenting shareholder did not vote in favor thereof, the dissenting shareholder shall file a written demand for payment of the fair value of his shares. Such demand

               A. Shall be filed with the corporation or, in the case of a merger or consolidation, with the surviving or new corporation; and

               B. Shall be filed by personally delivering it, or by mailing it via certified or registered mail, to such corporation at its registered office within this State or to its principal place of business or to the address given to the Secretary of State pursuant to section 906, subsection 4, paragraph B; it shall be so delivered or mailed within 15 days after the date on which the vote of shareholders was taken, or the date on which notice of a plan of merger of a subsidiary into a parent corporation without vote of shareholders was mailed to shareholders of the subsidiary; and

               C. Shall specify the shareholder's current address; and

               D. May not be withdrawn without the corporation's consent.

         4. Any shareholder failing either to object as required by subsection 2 or to make demand in the time and manner provided in subsection 3 shall be bound by the terms of the proposed corporate action. Any shareholder making such objection and demand shall thereafter be entitled only to payment as in this section provided and shall not be entitled to vote or to exercise any other rights of a shareholder.

         5. The right of a shareholder otherwise entitled to be paid for the fair value of his shares shall cease, and his status as a shareholder shall be restored, without prejudice to any corporate proceedings which may have been taken during the interim,

               A. If his demand shall be withdrawn upon consent, or

               B. If the proposed corporate action shall be abandoned or rescinded, or the shareholders shall revoke the authority to effect such action, or

               C. If, in the case of a merger, on the date of the filing of the articles of merger the surviving corporation is the owner of all the outstanding shares of the other corporations, domestic and foreign, that are parties to the merger, or

               D. If no action for the determination of fair value by a court shall have been filed within the time provided in this section, or

               E. If a court of competent jurisdiction shall determine that such shareholder is not entitled to the relief provided by this section.

         6. At the time of filing his demand for payment for his shares, or within 20 days thereafter, each shareholder demanding payment shall submit the certificate or certificates representing his shares to the corporation or its transfer agent for notation thereon that such demand has been made; such certificates shall promptly be returned after entry thereon of such notation. A shareholder's failure to do so shall, at the option of the corporation, terminate his rights under this section, unless a court of competent jurisdiction, for good and sufficient cause shown, shall otherwise direct. If shares represented by a certificate on which notation has been so made shall be transferred, each new certificate issued therefor shall bear a similar notation, together with the name of the original dissenting holder of such shares, and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

         7. Within the time prescribed by this subsection, the corporation, or, in the case of a merger or consolidation, the surviving or new corporation, domestic or foreign, shall give written notice to each dissenting shareholder who has made objection and demand as herein provided that the corporate action dissented to has been effected, and shall make a written offer to each such dissenting shareholder to pay for such shares at a specified price deemed by such corporation to be the fair value thereof. Such offer shall be made at the same price per share to all dissenting shareholders of the same class. The notice and offer shall be accompanied by a balance sheet of the corporation the shares of which the dissenting shareholder holds, as of the latest available date and not more than 12 months prior to the making of such offer, and a profit and loss statement of such corporation for the 12 months' period ended on the date of such balance sheet. The offer shall be made within the later of 10 days after the expiration of the period provided in subsection 3, paragraph B, for making demand, or 10 days after the corporate action is effected; corporate action shall be deemed effected on a sale of assets when the sale is consummated, and in a merger or consolidation when the articles of merger or consolidation are filed or upon which later effective date as is specified in the articles of merger or consolidation as permitted by this Act.

         8. If within 20 days after the date by which the corporation is required, by the terms of subsection 7, to make a written offer to each dissenting shareholder to pay for his shares, the fair value of such shares is agreed upon between any dissenting shareholder and the corporation, payment therefor shall be made within 90 days after the date on which such corporate action was effected, upon surrender of the certificate or certificates representing such shares. Upon payment of the agreed value the dissenting shareholder shall cease to have any interest in such shares.

         9. If within the additional 20-day period prescribed by subsection 8, one or more dissenting shareholders and the corporation have failed to agree as to the fair value of the shares:


               A. Then the corporation may, or shall, if it receives a demand as provided in subparagraph (1), bring an action in the Superior Court in the county in this State where the registered office of the corporation is located praying that the fair value of such shares be found and determined. If, in the case of a merger or consolidation, the surviving or new corporation is a foreign corporation without a registered office in this State, such action shall be brought in the county where the registered office of the participating domestic corporation was last located. Such action:

               (1) Shall be brought by the corporation, if it receives a written demand for suit from any dissenting shareholder, which demand is made within 60 days after the date on which the corporate action was effected; and if it receives such demand for suit, the corporation shall bring the action within 30 days after receipt of the written demand; or,

               (2) In the absence of a demand for suit, may at the corporation's election be brought by the corporation at any time from the expiration of the additional 20-day period prescribed by subsection 8 until the expiration of 60 days after the date on which the corporate action was effected;

               B. If the corporation fails to institute the action within the period specified in paragraph A, any dissenting shareholder may thereafter bring such an action in the name of the corporation;

               C. No such action may be brought, either by the corporation or by a dissenting shareholder, more than 6 months after the date on which the corporate action was effected;

               D. In any such action, whether initiated by the corporation or by a dissenting shareholder, all dissenting shareholders, wherever residing, except those who have agreed with the corporation upon the price to be paid for their shares, shall be made parties to the proceeding as an action against their shares quasi in rem. A copy of the complaint shall be served on each dissenting shareholder who is a resident of this State as in other civil actions, and shall be served by registered or certified mail, or by personal service without the State, on each dissenting shareholder who is a nonresident. The jurisdiction of the court shall be plenary and exclusive;

               E. The court shall determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, has satisfied the requirements of this section and is entitled to receive payment for his shares; as to any dissenting shareholder with respect to whom the corporation makes such a request, the burden is on the shareholder to prove that he is entitled to receive payment. The court shall then proceed to fix the fair value of the shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as shall be specified in the order of their appointment or an amendment thereof;

               F. All shareholders who are parties to the proceeding shall be entitled to judgment against the corporation for the amount of the fair value of their shares, except for any shareholder whom the court shall have determined not to be entitled to receive payment for his shares. The judgment shall be payable only upon and concurrently with the surrender to the corporation of the certificate or certificates representing such shares. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares;

               G. The judgment shall include an allowance for interest at such rate as the court may find to be fair and equitable in all the circumstances, from the date on which the vote was taken on the proposed corporate action to the date of payment. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or not in good faith, it may in its discretion refuse to allow interest to him;


               H. The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the corporation, but all or any part of such costs and expenses may be apportioned and assessed as the court may deem equitable against any or all of the dissenting shareholders who are parties to the proceeding to whom the corporation shall have made an offer to pay for the shares, if the court shall find that the action of such shareholders in failing to accept such offer was arbitrary or vexatious or not in good faith. Such expenses shall include reasonable compensation for and reasonable expenses of the appraisers, but shall exclude the fees and expenses of counsel for any party and shall exclude the fees and expenses of experts employed by any party, unless the court otherwise orders for good cause. If the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay therefor, or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court may determine to be reasonable compensation to any expert or experts employed by the shareholder in the proceeding, and may, in its discretion, award to any shareholder all or part of his attorney's fees and expenses; and

               I. At all times during the pendency of any such proceeding, the court may make any and all orders which may be necessary to protect the corporation or the dissenting shareholders, or which are otherwise just and equitable. Such orders may include, without limitation, orders:

               (1) Requiring the corporation to pay into court, or post security for, the amount of the judgment or its estimated amount, either before final judgment or pending appeal;

               (2) Requiring the deposit with the court of certificates representing shares held by the dissenting shareholders;

               (3) Imposing a lien on the property of the corporation to secure the payment of the judgment, which lien may be given priority over liens and incumbrances contracted after the vote authorizing the corporate action from which the shareholders dissent;

               (4) Staying the action pending the determination of any similar action pending in another court having jurisdiction.

         10. Shares acquired by a corporation pursuant to payment of the agreed value therefor or to payment of the judgment entered therefor, as in this section provided, may be held and disposed of by such corporation as in the case of other treasury shares, except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

         11. The objection required by subsection 2 and the demand required by subsection 3 may, in the case of a shareholder who is a minor or otherwise legally incapacitated, be made either by such shareholder, notwithstanding his legal incapacity, or by his guardian, or by any person acting for him as next friend. Such shareholder shall be bound by the time limitations set forth in this section, notwithstanding his legal incapacity.

         12. Appeals shall lie from judgments in actions brought under this section as in other civil actions in which equitable relief is sought.

         13. No action by a shareholder in the right of the corporation shall abate or be barred by the fact that the shareholder has filed a demand for payment of the fair value of his shares pursuant to this section.

                                                                        ANNEX E

                  AMENDMENT TO PSC'S ARTICLES OF INCORPORATION


The Articles of Incorporation of this corporation are to be amended as follows:

                  1. Paragraph one of Article IV thereof is amended in its entirety to read as follows:

                           The aggregate number of shares which the Corporation
                  shall have authority to issue is 101,770,819 shares, divided into 100,000,000 shares of Common Stock, par value $.50 per share, and 1,770,819 shares of Series Preferred Stock, par value $1.00 per share. The Board of Directors shall have the full authority permitted by law to fix by resolution full, limited, multiple or fractional, or no voting rights, and such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights, and other special or relative rights of any class or any series of any class that may be desired.

                                                                        ANNEX F

            AMENDMENT 1998-1 TO THE PHILADELPHIA SUBURBAN CORPORATION
                   1994 EQUITY COMPENSATION PLAN (THE "PLAN")


         1. The first sentence of Section 4 of the Plan is amended to read as follows:

         "Subject to adjustment as provided in Section 15, the maximum aggregate number of shares of the Common Stock of the Corporation that may be issued or transferred under the Plan shall be 2,900,000 shares."

         2. A new Section 21 is added to the Plan to read as follows:

               "21. Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become key employees of the Corporation or any of its subsidiaries, or for other proper corporate purposes. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an employee of the Corporation or any of its subsidiaries by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant made by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute grants."

         3. Amendment 1998-1 shall be effective as of August 4, 1998, conditioned upon the approval of this Amendment 1998-1 by the Corporation's shareholders.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

     Sections 1741 and 1742 of the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL"), provide that a business corporation may indemnify directors and officers against liabilities they may incur as such provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. The corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

     Section 1713 of the PBCL permits the shareholders to adopt a bylaw provision relieving a director (but not an officer) of personal liability for monetary damages except where (i) the director has breached the applicable standard of care, and (ii) such conduct constitutes self-dealing, willful misconduct or recklessness. The statute provides that a director may not be relieved of liability for the payment of taxes pursuant to any federal, state or local law or responsibility under a criminal statute. Section 4.01 of PSC's Bylaws limits the liability of any director of PSC to the fullest extent permitted by Section 1713 of the PBCL.

     Section 1746 of the PBCL grants a corporation broad authority to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Article VII of PSC's Bylaws provides indemnification of directors, officers and other agents of PSC to the extent not otherwise permitted by Section 1741 of the PBCL and pursuant to the authority of Section 1746 of the PBCL.

     Article VII of the Bylaws provides, except as expressly prohibited by law, an unconditional right to indemnification for expenses and any liability paid or incurred by any director or officer of PSC, or any other person designated by the Board of Directors as an indemnified representative, in connection with any actual or threatened claim, action, suit or proceeding (including derivative suits) in which he or she may be involved by reason of being or having been a director, officer, employee or agent of PSC or, at the request of PSC, of another corporation, partnership, joint venture, trust, employee benefit plan or other entity. The Bylaws specifically authorize indemnification against both judgments and amounts paid in settlement of derivation suits, unlike Section 1742 of the PBCL which authorized indemnification only of expenses incurred in defending a derivative action. Article VII of the Bylaws also allows indemnification for punitive damages and liabilities incurred under the federal securities laws.

     Unlike the provisions of the PBCL Sections 1741 and 1742, Article VII does not require PSC to determine the availability of indemnification by the procedures or the standard of conduct specified in Sections 1741 and 1742 of the PBCL. A person who has incurred an indemnifiable expense or liability has a right to be indemnified independent of any procedures or determinations that would otherwise be required, and that right is enforceable against PSC as long as indemnification is not prohibited by law. To the extent indemnification is permitted only for a portion of a liability, the Bylaw provisions require PSC to indemnify such portion. If the indemnification provided for in Article VII is unavailable for any reason in respect of any liability or portion thereof, the Bylaws require PSC to make a contribution toward the liability. Indemnification rights under the Bylaws do not depend upon the approval of any future Board of Directors.

     Section 7.04 of PSC's Bylaws also authorizes PSC to further effect or secure its indemnification obligations by entering into indemnification agreements, maintaining insurance, creating a trust fund, granting a security interest in the assets or property, establishing a letter of credit, or using any other means that may be available from time to time.

     The Company maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering PSC for indemnification payments made to its directors and officers for certain liabilities. The premiums for such insurance are paid by PSC.

     Pursuant to Section 4.18 of the Merger Agreement, PSC has agreed for a period of six years following the Effective Time of the Merger to indemnify, defend and hold harmless any person who served, at any time prior to the Merger, as a director or officer of Consumers against all against all Claims to the extent that any such Claim is based on, or arises out of: (i) the fact that such Indemnified Person was, at any time prior to the Merger, a director or officer of Consumers or one of Consumers' subsidiaries or was, at any time prior to the Merger, serving at the request of Consumers as a director, officer, employee, or agent of another corporation, partnership, joint venture trust or other enterprise or one of Consumers' subsidiaries; or (ii) the Merger Agreement or any of the transactions contemplated thereby, in each case, to the extent that any such Claim pertains to any matter or fact arising, existing or occurring prior to or at the Effective Time, regardless of whether such Claim is asserted or claimed prior to, at or after the Effective Time, to the full extent permitted under the MBCA, Consumers' Articles of Incorporation or Consumers Bylaws or any indemnification agreement in effect at the date hereof, including provisions relating to advancement of expenses incurred in the defense of any such Claim.

Item 21. Exhibits and Financial Statement Schedules

     (a) Exhibits

         The following is a list of exhibits filed as part of this Registration Statement.

Exhibit Number
--------------


      2.1 Amended and Restated Agreement and Plan of Merger and Reorganization dated as of August 5, 1998, by and among Philadelphia Suburban Corporation, Consumers Acquisition Company and Consumers Water Company (Included as Appendix A to the Joint Proxy Statement/Prospectus).(2)


      3.1           Articles of Incorporation of Registrant(2)

      3.2           Bylaws of Registrant(2)


      5.1 Opinion of Morgan, Lewis & Bockius LLP, regarding validity of the shares of PSC Common Stock being registered.(1)

      8.1 Opinion of Drummond Woodsum & MacMahon regarding certain federal income tax matters.(2)


      21.1          Subsidiaries of the Registrant(2)

      23.1          Consent of KPMG Peat Marwick LLP(1)

      23.2          Consent of Arthur Andersen LLP(1)

      23.3 Consent of Morgan, Lewis & Bockius LLP (Included in the opinion filed as Exhibit 5.1 to this Registration Statement and incorporated herein by reference)(1)

      23.4          Consent of Salomon Smith Barney(1)

      23.5          Consent of SG Barr Devlin(1)


      24.1 Powers of Attorney (included on signature page to this Registration Statement)(2)

      99.1          Form of Proxy of PSC(2)


      99.2          Form of Proxy of Consumers(1)

-----------------

(1)   Filed herewith.

(2)   Incorporated by reference.





Item 22. Undertakings

     (a)  The undersigned registrant hereby undertakes:

         (1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         (2) That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of
     Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
     1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania on September 10, 1998.


                                        PHILADELPHIA SUBURBAN CORPORATION

                                        By: /s/ Nicholas DeBenedictis
                                            -----------------------------------
                                            Nicholas DeBenedictis
                                            Chairman of the Board and President


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.





         Signature                             Title                              Date
         ---------                             -----                              ----
/s/ Nicholas DeBenedictis             Chairman and President               September 21,  1998
-----------------------------         (Principal Executive Officer)
Nicholas DeBenedictis


           *                          Senior Vice President --             September 21,  1998
-----------------------------         Finance and Treasurer
Michael P. Graham                     (Principal Financial and
                                      Accounting Officer)



           *                          Director                             September 21,  1998
-----------------------------
John H. Austin, Jr.


           *                          Director                             September 21,  1998
-----------------------------
G. Fred DiBona, Jr.


           *                          Director                             September 21,  1998
-----------------------------
John W. Boyer, Jr.


           *                          Director                             September 21,  1998
-----------------------------
Mary C. Carroll


           *                          Director                             September 21,  1998
-----------------------------
Alan R. Hirsig

           *                          Director                             September 21,  1998
-----------------------------
Richard H. Glanton, Esq.


           *                          Director                             September 21,  1998
-----------------------------
John F. McCaughan


           *                          Director                             September 21,  1998
-----------------------------
Richard L. Smoot


           *                          Director                             September 21,  1998
-----------------------------
Harvey J. Wilson


*By: /s/ Nicholas DeBenedictis
-----------------------------
Attorney-in-Fact

                                 EXHIBIT INDEX


   Exhibit No.                    Description

        5.1            Opinion of Morgan, Lewis & Bockius LLP


       23.1            Consent of KPMG Peat Marwick LLP

       23.2            Consent of Arthur Andersen LLP

       23.4            Consent of Salomon Smith  Barney

       23.5            Consent of SG Barr Devlin



       99.2            Form of Proxy of Consumers